Exhibit 10.8

LEASE (NON-CPLV)

By and Among

The Entities Listed on Schedule A

(collectively, and together with their respective permitted successors and assigns)

as “Landlord”

and

CEOC, LLC and the Entities Listed on Schedule B

(collectively, and together with their respective permitted successors and assigns)

as “Tenant”

dated

October 2, 2017

for

The Properties Listed on Exhibit A

i

ARTICLE X ALTERATIONS		70
10.1	Alterations, Capital Improvements and Material Capital Improvements	70
10.2	Landlord Approval of Certain Alterations and Capital Improvements	71
10.3	Construction Requirements for Alterations and Capital Improvements	72
10.4	Landlord’s Right of First Offer to Fund Material Capital Improvements	73
10.5	Minimum Capital Expenditures	77

ARTICLE XI LIENS		84

ARTICLE XII PERMITTED CONTESTS		85

ARTICLE XIII INSURANCE		86
13.1	General Insurance Requirements	86
13.2	Name of Insureds	89
13.3	Deductibles of Self-Insured Retentions	89
13.4	Waivers of Subrogation	90
13.5	Limits of Liability and Blanket Policies	90
13.6	Future Changes in Insurance Requirements	90
13.7	Notice of Cancellation or Non-Renewal	91
13.8	Copies of Documents	91
13.9	Certificates of Insurance	92
13.10	Other Requirements	92

ARTICLE XIV CASUALTY		93
14.1	Property Insurance Proceeds	93
14.2	Tenant’s Obligations Following Casualty	94
14.3	No Abatement of Rent	95
14.4	Waiver	95
14.5	Insurance Proceeds and Fee Mortgagee	95

ARTICLE XV EMINENT DOMAIN		96
15.1	Condemnation	96
15.2	Award Distribution	97
15.3	Temporary Taking	97
15.4	Condemnation Awards and Fee Mortgagee	97

ARTICLE XVI DEFAULTS & REMEDIES		97
16.1	Tenant Events of Default	97
16.2	Landlord Remedies	101
16.3	Damages	102
16.4	Receiver	103
16.5	Waiver	103
16.6	Application of Funds	103
16.7	Landlord’s Right to Cure Tenant’s Default	103
16.8	Miscellaneous	104

ARTICLE XVII TENANT FINANCING		105

17.1	Permitted Leasehold Mortgagees	105
17.2	Landlord Cooperation with Permitted Leasehold Mortgage	113

ARTICLE XVIII TRANSFERS BY LANDLORD		113
18.1	Transfers Generally	113
18.2	Severance Leases	115
18.3	Permitted Property Sales	116
18.4	Transfers to Tenant Competitors	116

ARTICLE XIX HOLDING OVER		118

ARTICLE XX RISK OF LOSS		118

ARTICLE XXI INDEMNIFICATION		118
21.1	General Indemnification	118
21.2	Encroachments, Restrictions, Mineral Leases, etc	120

ARTICLE XXII TRANSFERS BY TENANT		122
22.1	Subletting and Assignment	122
22.2	Permitted Assignments and Transfers	122
22.3	Permitted Sublease Agreements	126
22.4	Required Subletting and Assignment Provisions	127
22.5	Costs	128
22.6	No Release of Tenant’s Obligations; Exception	129
22.7	Bookings	129

ARTICLE XXIII REPORTING		129
23.1	Estoppel Certificates and Financial Statements	129
23.2	SEC Filings; Offering Information	134
23.3	Landlord Obligations	136

ARTICLE XXIV LANDLORD’S RIGHT TO INSPECT		137

ARTICLE XXV NO WAIVER		137

ARTICLE XXVI REMEDIES CUMULATIVE		137

ARTICLE XXVII ACCEPTANCE OF SURRENDER		138

ARTICLE XXVIII NO MERGER		138

ARTICLE XXIX INTENTIONALLY OMITTED		138

ARTICLE XXX QUIET ENJOYMENT		138

ARTICLE XXXI LANDLORD FINANCING		138
31.1	Landlord’s Financing	138
31.2	Attornment	140

31.3	Compliance with Fee Mortgagee Documents	140

ARTICLE XXXII ENVIRONMENTAL COMPLIANCE		145
32.1	Hazardous Substances	145
32.2	Notices	145
32.3	Remediation	145
32.4	Indemnity	145
32.5	Environmental Inspections	147

ARTICLE XXXIII MEMORANDUM OF LEASE		147

ARTICLE XXXIV DISPUTE RESOLUTION		148
34.1	Expert Valuation Process	148
34.2	Arbitration	150

ARTICLE XXXV NOTICES		151

ARTICLE XXXVI END OF TERM SUCCESSOR ASSET TRANSFER		152
36.1	Transfer of Tenant’s Successor Assets and Operational Control of the Leased Property	152
36.2	Transfer of Intellectual Property	153
36.3	Determination of Successor Assets FMV	153
36.4	Operation Transfer	153

ARTICLE XXXVII ATTORNEYS’ FEES		154

ARTICLE XXXVIII BROKERS		154

ARTICLE XXXIX ANTI-TERRORISM REPRESENTATIONS		154

ARTICLE XL LANDLORD REIT PROTECTIONS		155

ARTICLE XLI MISCELLANEOUS		156
41.1	Survival	156
41.2	Severability	156
41.3	Non-Recourse	156
41.4	Successors and Assigns	157
41.5	Governing Law	157
41.6	Waiver of Trial by Jury	158
41.7	Entire Agreement	158
41.8	Headings	159
41.9	Counterparts	159
41.10	Interpretation	159
41.11	Deemed Consent	159
41.12	Further Assurances	160
41.13	Gaming Regulations	160
41.14	Certain Provisions of Nevada Law	161
41.15	Certain Provisions of New Jersey Law	161

41.16	Savings Clause	163
41.17	Integration with Other Documents	163
41.18	Manager	164
41.19	Non-Consented Lease Termination	164
41.20	Certain Provisions of Louisiana Law	164
41.21	Certain Provisions of Indiana Law	165
41.22	Confidential Information	165
41.23	Time of Essence	165
41.24	Consents, Approvals and Notices	166
41.25	No Release of Tenant or Guarantor	166
41.26	Tenant and Landlord; Joint and Several	166

v

EXHIBITS AND SCHEDULES

EXHIBIT A	—	FACILITIES
EXHIBIT B	—	LEGAL DESCRIPTION OF LAND
EXHIBIT C	—	CAPITAL EXPENDITURES REPORT
EXHIBIT D	—	FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY
EXHIBIT E	—	GROUND LEASED PROPERTY
EXHIBIT F	—	LEGAL DESCRIPTION OF LAS VEGAS LAND ASSEMBLAGE
EXHIBIT G	—	FORM OF REIT COMPLIANCE CERTIFICATE
EXHIBIT H	—	PROPERTY-SPECIFIC IP
EXHIBIT I	—	FORM OF PACE REPORT
EXHIBIT J	—	DESCRIPTION OF TITLE POLICIES
EXHIBIT K	—	ADDITIONAL FEE MORTGAGEE REQUIREMENTS FOR EXISTING FEE MORTGAGE

SCHEDULE A	—	LANDLORD ENTITIES
SCHEDULE B	—	TENANT ENTITIES
SCHEDULE 1	—	GAMING LICENSES
SCHEDULE 2	—	GROUND LEASES
SCHEDULE 3	—	MAXIMUM FIXED RENT TERM
SCHEDULE 4	—	SPECIFIED SUBLEASES
SCHEDULE 5	—	RENT ALLOCATION
SCHEDULE 5-A	—	PROPERTY-SPECIFIC RENT ALLOCATION
SCHEDULE 6	—	LONDON CLUBS
SCHEDULE 7	—	PERMITTED PROPERTY SALES

LEASE (NON-CPLV)

THIS LEASE (NON-CPLV) (this “Lease”) is entered into as of October 2, 2017, by and among the entities listed on Schedule A attached hereto (collectively, and together with their respective successors and assigns, “Landlord”), and CEOC, LLC, a Delaware limited liability company, and the entities listed on Schedule B attached hereto (individually or collectively as the context may require, and together with their respective successors and assigns, “Tenant”).

RECITALS

A. Commencing on January 15, 2015 and continuing thereafter, Caesars Entertainment Operating Company, Inc., a Delaware corporation, and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”), jointly administered under Case No. 15-01145, and the Bankruptcy Court has confirmed the “Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code” (as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms of Article X thereof, the “Bankruptcy Plan”).

B. Pursuant to the Bankruptcy Plan, on the date hereof the Debtors transferred the Leased Property to Landlord, and Landlord hereby leases the Leased Property to Tenant and Tenant hereby leases the Leased Property from Landlord, upon the terms set forth in this Lease.

C. Immediately following the execution of this Lease, Caesars Entertainment Operating Company, Inc., a Delaware corporation, will merge into CEOC, LLC.

D. Capitalized terms used in this Lease and not otherwise defined herein are defined in Article II hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEMISE; TERM

1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord demises and leases to Tenant and Tenant accepts and leases from Landlord all of Landlord’s rights and interest in and to the following (collectively, the “Leased Property”):

(a) the real property described in Exhibit B attached hereto, together with any ownership interests in adjoining roadways, alleyways, strips, gores and the like appurtenant thereto (collectively, the “Land”);

(b) the Ground Leases (as defined below), together with the leasehold estates in the Ground Leased Property (as defined below), as to which this Lease will constitute a sublease;

(c) all buildings, structures, Fixtures and improvements of every kind now or hereafter located on the Land or the improvements located thereon or permanently affixed to the Land or the improvements located thereon, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines appurtenant to such buildings and structures (collectively, the “Leased Improvements”), provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as expressly set forth herein;

(d) all easements, development rights and other rights appurtenant to the Land or the Leased Improvements; and

(e) any vessel, riverboat, barge or ship used as a Gaming Facility or which is ancillary to a Gaming Facility, including but not limited to (i) a vessel, riverboat, barge or ship of any kind or nature, whether or not temporarily or permanently moored or affixed to any real property (including its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumables or their stores, belongings and appurtenances, whether on board or ashore, and all additions, improvements and replacements) which has a current and valid certificate of documentation issued by the National Vessel Documentation Center (“Certificate of Documentation”) or a current and valid certificate of compliance issued by a Gaming Authority (“Certificate of Compliance”) or in the past has been the subject of a Certificate of Documentation and/or Certificate of Compliance, (ii) any property which is a vessel within the meaning given to that term in 1 U.S.C. § 3, and (iii) any property which would be a vessel within the meaning of that term as defined in 1 U.S.C. § 3 but for its removal from navigation for use in gaming or other business operations and/or any modifications made thereto to facilitate dockside gaming or other business operations, and, in each case, all appurtenances thereof.

The Leased Property is leased subject to all covenants, conditions, restrictions, easements and other matters of any nature affecting the Leased Property or any portion thereof as of the Commencement Date and such subsequent covenants, conditions, restrictions, easements and other matters as may hereafter arise in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Landlord and Tenant, whether or not of record, including any matters which would be disclosed by an inspection or accurate survey of the Leased Property or any portion thereof.

Except as more specifically provided in the following paragraph, to the extent Landlord’s ownership of any Leased Property or any portion thereof (including any improvement (including any Capital Improvement) or other property) that does not constitute “real property” within the meaning of Treasury Regulation Section 1.856-3(d), which would otherwise be owned by Landlord and leased to Tenant pursuant to this Lease, could cause Landlord REIT to fail to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto), then a portion of such property shall automatically instead be owned by Propco TRS LLC, a Delaware limited liability company, which is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT (the “Propco TRS”), to the extent necessary such that Landlord’s ownership of such Leased Property does not cause Landlord REIT to fail to qualify as a real estate investment trust, provided, there shall be no adjustment in the Rent as a result of the foregoing. In such event, Landlord shall cause the Propco TRS to make such property available to Tenant in accordance with the terms hereof; however, Landlord shall remain fully liable for all obligations of Landlord under this Lease and shall retain sole decision-making authority for any matters for which Landlord’s consent or approval is required or permitted to be given and for which Landlord’s discretion may be exercised under this Lease. The terms and conditions of this paragraph shall not apply with respect to the casino at the Southern Indiana Leased Property, which shall be governed by, among other things, the following paragraph and the final paragraph of the definition of “Rent” set forth in Section 1.2 hereof.

Furthermore, Tenant acknowledges that the casino at the Southern Indiana Leased Property is currently located on a barge which Tenant intends to relocate in the near future to a portion of the Leased Property currently consisting of vacant land adjacent to the hotel located at such Leased Property. In the event that an Accountant mutually acceptable to Landlord and Tenant determines at any time that the relative values of the portions of the Southern Indiana Leased Property that constitute “real property” within the meaning of Treasury Regulation Section 1.856-3(d) on the one hand, and the portions that do not constitute “real property” on the other hand, could reasonably be expected to cause Landlord REIT to fail to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto), the minimum portion of assets of the Southern Indiana Leased Property necessary to rectify such failure shall automatically instead be owned by a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) that owns solely such assets (“Southern Indiana Barge TRS”) and, in such event, Landlord shall cause the Southern Indiana Barge TRS to make such property available to Tenant in accordance with the terms hereof; however, Landlord shall remain fully liable for all obligations of Landlord under this Lease and shall retain sole decision-making authority for any matters for which Landlord’s consent or approval is required or permitted to be given and for which Landlord’s discretion may be exercised under this Lease.

1.2 Single, Indivisible Lease. This Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms. The Leased Property constitutes one economic unit, and the Rent and all other provisions have been negotiated and agreed upon based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all components of the Leased Property collectively as one unit. The Parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property. The Parties may elect to amend this Lease from time to time to modify the boundaries of the Land, to exclude one or more components or portions thereof, and/or to include one or more additional components as part of the Leased Property, and any such future addition to the Leased Property shall not in any way change the indivisible and nonseverable nature of this Lease and all of the foregoing provisions shall continue to apply in full force. Furthermore, under certain circumstances as more particularly provided in this Lease below, one or more of the Facilities hereunder may, subject to the provisions of this Lease, be removed from this Lease and the corresponding portion of the Leased Property will no longer be part of the Leased Property and such reduction of the Leased Property shall not in any way change the indivisible and nonseverable nature of this Lease and all of the foregoing provisions shall continue to apply in full force with respect to the balance of the Leased Property. For the avoidance of doubt, the Parties acknowledge and agree that this Section 1.2 is not intended to and shall not be deemed to limit, vitiate or supersede anything contained in Section 41.17 hereof.

1.3 Term. The “Term” of this Lease shall commence on the Commencement Date and expire on the Expiration Date (i.e., the Term shall consist of the Initial Term plus all Renewal Terms, to the extent exercised as set forth in Section 1.4 below, subject to any earlier termination of the Term pursuant to the terms hereof). The initial stated term of this Lease (the “Initial Term”) shall commence on October 2, 2017 (the “Commencement Date”) and expire on October 31, 2032 (the “Initial Stated Expiration Date”). The “Stated Expiration Date” means the Initial Stated Expiration Date or the expiration date of the most recently exercised Renewal Term, as the case may be.

1.4 Renewal Terms. The Term of this Lease may be extended for four (4) separate “Renewal Terms” of five (5) years each if (a) at least twelve (12), but not more than eighteen (18), months prior to the then current Stated Expiration Date, Tenant (or, pursuant to Section 17.1(e), a Permitted Leasehold Mortgagee) delivers to Landlord a “Renewal Notice” stating that it is irrevocably exercising its right to extend this Lease for one (1) Renewal Term; and (b) no Tenant Event of Default shall have occurred and be continuing on the date Landlord receives the Renewal Notice or on the last day of the then current Term (other than a Tenant Event of Default that is in the process of being cured by a Permitted Leasehold Mortgagee in compliance in all respects with Section 17.1(d) and Section 17.1(e)). Subject to the provisions, terms and conditions of this Lease, upon Tenant’s timely delivery to Landlord of a Renewal Notice, the Term of this Lease shall be extended for the then applicable Renewal Term. During any such Renewal Term, except as specifically provided for herein, all of the provisions, terms and conditions of this Lease shall remain in full force and effect. After the last Renewal Term, Tenant shall have no further right to renew or extend the Term. If Tenant fails to validly and timely exercise any right to extend this Lease, then all subsequent rights to extend the Term shall terminate.

1.5 Maximum Fixed Rent Term. Notwithstanding anything herein to the contrary, the Term with respect to any Excluded Renewal Property shall expire as of the end of the Renewal Term immediately prior to the Renewal Term that would cause the Term to extend beyond the expiration of the Maximum Fixed Rent Term (after taking into account Maximum Fixed Rent Term extensions, if any, pursuant to clause (c)(iv) of the definition of “Rent”), in which event the applicable Excluded Renewal Property shall revert to Landlord and no longer shall be included in the Leased Property hereunder, and all Tenant’s Property pertaining to such Excluded Renewal Property (including any Gaming Licenses relating thereto) shall remain owned by Tenant.

ARTICLE II

DEFINITIONS

For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II have the meanings assigned to them in this Article and include the plural as well as the singular and any gender as the context requires; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) all references in this Lease to designated “Articles,” “Sections,” “Exhibits” and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision; (vi) all Exhibits, Schedules and other attachments annexed to the body of this Lease are hereby deemed to be incorporated into and made an integral part of this Lease; (vii) all references to a range of Sections, paragraphs or other similar references, or to a range of dates or other range (e.g., indicated by “-” or “through”) shall be deemed inclusive of the entire range so referenced; (viii) for the calculation of any financial ratios or tests referenced in this Lease, this Lease, regardless of its treatment under GAAP, shall be deemed to be an operating lease and the Rent payable hereunder shall be treated as an operating expense and shall not constitute indebtedness or interest expense, and (ix) the fact that CEOC is sometimes named herein as “CEOC” is not intended to vitiate or supersede the fact that CEOC is included as one of the entities constituting Tenant.

“AAA”: As defined in the definition of Appointing Authority.

“Accepted MCI Financing Proposal”: As defined in Section 10.4(b).

“Accountant”: Either (i) a firm of independent public accountants designated by Tenant or CEC, as applicable and reasonably acceptable to Landlord, or (ii) a “big four” accounting firm designated by Tenant.

“Accounts”: All Tenant’s accounts, including deposit accounts (but excluding any impound accounts established pursuant to Section 4.1 or any Fee Mortgage Reserve Accounts), all rents, profits, income, revenues or rights to payment or reimbursement derived from Tenant’s use of any space within the Leased Property or any portion thereof and/or from goods sold or leased or services rendered by Tenant from the Leased Property or any portion thereof (including, without limitation, from goods sold or leased or services rendered from the Leased Property or any portion thereof by any Subtenant or Affiliated property manager) and all Tenant’s accounts receivable derived from the use of the Leased Property or goods or services provided from the Leased Property, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.

“Acquirer”: As defined in Article XVIII.

“Additional Charges”: All Impositions and all other amounts, liabilities and obligations (excluding Rent) which Tenant assumes or agrees or is obligated to pay under this Lease and, in the event of any failure on the part of Tenant to pay any of those items, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items pursuant to the terms hereof or under applicable law.

“Additional Fee Mortgagee Requirements”: As defined in Section 31.3.

“Additional Fee Mortgagee Requirements Period”: As defined in Section 31.3.

“Affected Facility”: The applicable Facility, if a Rejected ROFR Property is located in the Restricted Area of such Facility.

“Affiliate”: When used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall Tenant or any of its Affiliates be deemed to be an Affiliate of Landlord or any of Landlord’s Affiliates as a result of this Lease, the Other Leases, the MLSA, the Other MLSAs and/or as a result of any consolidation by Tenant or Landlord of the other such party or the other such party’s Affiliates with Tenant or Landlord (as applicable) for accounting purposes.

“All Property Tests”: Together, the Annual Minimum Cap Ex Requirement and the Triennial Minimum Cap Ex Requirement A.

“Alteration”: Any construction, demolition, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature in, on or to the Leased Improvements that is not a Capital Improvement.

“Alteration Security”: As defined in Section 10.1.

“Alteration Threshold”: As defined in Section 10.1.

“Annual Minimum Cap Ex Amount”: An amount equal to One Hundred Million and No/100 Dollars ($100,000,000.00), provided, however, that for purposes of calculating the Annual Minimum Cap Ex Amount, Capital Expenditures during the applicable Fiscal Year shall not include (a) Services Co Capital Expenditures in excess of Twenty-Five Million and No/100 Dollars ($25,000,000.00) nor (b) Capital Expenditures in respect of the London/Chester Properties in excess of Ten Million and No/100 Dollars ($10,000,000.00). The Annual Minimum Cap Ex Amount shall be decreased from time to time (w) upon the execution of a Severance Lease in accordance with Section 18.2; (x) in the event of any partial termination of either this Lease or the Other Leases in connection with any Condemnation or of this Lease in connection with a Casualty Event, or pursuant to the expiration of the Maximum Fixed Rent Term, in either case in accordance with the express terms of this Lease or the Other Leases (as applicable), in either case that results in the removal of Material Leased Property from this Lease or the Other Leases (as applicable); (y) in connection with any disposition of all of the Other Leased Property under any Other Lease in accordance with Article XVIII of such Other Lease and the assignment of such Other Lease to the Acquirer (as defined in such Other Lease); and (z) with respect to the London/Chester Properties, upon the disposition of any Material

London/Chester Property; with such decrease, in each case of clause (w), (x), (y) or (z) above, being equal to the applicable Minimum Cap Ex Reduction Amount. Notwithstanding the foregoing: (1) the sum of all decreases in the Annual Minimum Cap Ex Amount under clause (z) in respect of any dispositions of any London Clubs property shall not exceed Four Million and No/100 Dollars ($4,000,000.00); (2) the sum of all decreases in the Annual Minimum Cap Ex Amount under clause (z) in respect of any dispositions of any Chester Property shall not exceed Six Million and No/100 Dollars ($6,000,000.00); (3) in the event of a disposition (in one or a series of transactions) of all or substantially all of the London Clubs, the Annual Minimum Cap Ex Amount shall be decreased by an amount equal to Four Million and No/100 Dollars ($4,000,000.00); and (4) in the event of a disposition (in one or a series of transactions) of all the Chester Property (subject to exclusions for assets that in the aggregate are de minimis), the Annual Minimum Cap Ex Amount shall be decreased by an amount equal to Six Million and No/100 Dollars ($6,000,000.00). Notwithstanding anything herein to the contrary, fifty percent (50%) of all Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital Improvements shall be credited toward the Annual Minimum Cap Ex Amount applicable to the Fiscal Years during which such Capital Expenditures or Other Capital Expenditures were incurred, and the other fifty percent (50%) of such Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital Improvements shall not be credited toward the Annual Minimum Cap Ex Amount.

“Annual Minimum Cap Ex Requirement”: As defined in Section 10.5(a)(i).

“Annual Minimum Per-Lease B&I Cap Ex Requirement”: As defined in Section 10.5(a)(ii).

“Applicable Deadline”: As defined in Section 23.1(b)(i).

“Appointing Authority”: Either (i) the Institute for Conflict Prevention and Resolution (also known as, and shall be defined herein as, the “CPR Institute”), unless it is unable to serve, in which case the Appointing Authority shall be (ii) the American Arbitration Association (“AAA”) under its Arbitrator Select Program for non-administered arbitrations or whatever AAA process is in effect at the time for the appointment of arbitrators in cases not administered by the AAA, unless it is unable to serve, in which case (iii) the Parties shall have the right to apply to any court of competent jurisdiction to appoint an Appointing Authority in accordance with the court’s power to appoint arbitrators. The CPR Institute and the AAA shall each be considered unable to serve if it no longer exists, or if it no longer provides neutral appointment services, or if it does not confirm (in form or substance) that it will serve as the Appointing Authority within thirty (30) days after receiving a written request to serve as the Appointing Authority, or if, despite agreeing to serve as the Appointing Authority, it does not confirm appointment within sixty (60) days after receiving such written request.

“Arbitration Provision”: Each of the following: the calculation of the Annual Minimum Cap Ex Amount; the determination of whether a Capital Improvement constitutes a Material Capital Improvement; the determination of whether all or a portion of the Leased Property or Other Leased Property constitutes Material Leased Property; the determination of whether all or a portion of the London/Chester Properties constitutes Material London/Chester

Property; the determination of whether the Minimum Facilities Threshold is satisfied; the calculation of Net Revenue; the calculation of Rent (without limitation of the procedures set forth in Section 3.2); the calculation of the Triennial Allocated Minimum Cap Ex Amount B Floor; the calculation of the Triennial Allocated Minimum Cap Ex Amount A; the calculation of the Triennial Allocated Minimum Cap Ex Amount B; without limitation of the EBITDAR Calculation Procedures, any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation and the calculation of any amounts under Sections 10.1(a), 10.3, 10.5(a) and 10.5(b).

“Architect”: As defined in Section 10.2(b).

“Award”: All compensation, sums or anything of value awarded, paid or received from the applicable authority on a total or partial Taking or Condemnation, including any and all interest thereon.

“Base Net Revenue Amount”: Two Billion Four Hundred Ninety Two Million and No/100 Dollars ($2,492,000,000), which amount Landlord and Tenant agree represents Net Revenue for the Fiscal Period immediately preceding the first (1st) Lease Year.

“Base Rent”: The Base Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent.”

“Beginning CPI”: As defined in the definition of CPI Increase.

“Bookings”: Reservations, bookings and short-term arrangements with conventions, conferences, hotel guests, tours, vendors and other groups or individuals (it being understood that whether or not such arrangements or agreements are short-term or temporary shall be determined without regard to how long in advance such arrangements or agreements are entered into), in each case entered into in the ordinary course consistent with past practices.

“Brand” and “Brands”: As defined in the MLSA.

“Business Day”: Each Monday, Tuesday, Wednesday, Thursday and Friday that (i) is not a day on which national banks in the City of Las Vegas, Nevada or in New York, New York are authorized, or obligated, by law or executive order, to close, and (ii) is not any other day that is not a “Business Day” as defined under an Other Lease.

“Cap Ex Reserve”: As defined in Section 10.5(b)(ii).

“Cap Ex Reserve Funds”: As defined in Section 10.5(b)(ii).

“Capital Expenditures”: The sum of (i) all expenditures actually paid by or on behalf of Tenant, on a consolidated basis, to the extent capitalized in accordance with GAAP and in a manner consistent with Tenant’s annual Financial Statements, plus (ii) all Services Co Capital Expenditures; provided that the foregoing shall exclude capitalized interest.

“Capital Improvement”: Any construction, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature (excluding maintenance, repair and replacement in the ordinary course) in, on, or to the Leased Improvements, including, without limitation, structural alterations, modifications or improvements of one or more additional structures annexed to any portion of the Leased Improvements or the expansion of existing Leased Improvements, in each case, to the extent that the costs of such activity are or would be capitalized in accordance with GAAP and in a manner consistent with Tenant’s Financial Statements, and any demolition in connection therewith.

“Capital Lease Obligations”: With respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations have been or should be classified and accounted for as capital leases on a balance sheet of such person under GAAP (as in effect on the date hereof) and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (as in effect on the date hereof).

“Cash”: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.

“Casualty Event”: Any loss, damage or destruction with respect to the Leased Property or any portion thereof.

“CEC”: Caesars Entertainment Corporation, a Delaware corporation.

“CEOC”: CEOC, LLC, a Delaware limited liability company, as successor by merger to Caesars Entertainment Operating Company, Inc., a Delaware corporation.

“Change of Control”: With respect to any party, the occurrence of any of the following: (a) the direct or indirect sale, exchange or other transfer (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all the assets of such party and its Subsidiaries, taken as a whole, to one or more Persons; (b) an officer of such party becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or amalgamation), the result of which is that any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act) or any successor provision) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such party or other Voting Stock into which such party’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities or other ownership interests; (c) the occurrence of a “change of control”, “change in control” (or similar definition) as defined in any indenture, credit agreement or similar debt instrument under which such party is an issuer, a borrower or other obligor, in each case representing outstanding indebtedness in excess of One Hundred Million and No/100 Dollars ($100,000,000.00); or (d) such party consolidates with, or merges or amalgamates with or into, any other Person (or any other Person consolidates with, or merges or amalgamates with or into, such party), in any such event pursuant to a transaction in which any of such party’s outstanding Voting Stock or any of the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where such party’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the outstanding Voting Stock of the surviving Person or any direct or indirect Parent Entity of the surviving Person immediately after giving effect to such transaction measured by voting power rather than number of securities or other ownership interests. For purposes of the foregoing definition: (x) a party shall include any Parent Entity of such party; and (y) “Voting Stock” shall mean the securities or other ownership interests of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors, managers or trustees (or other similar governing body) of a Person. Notwithstanding the foregoing: (A) the transfer of assets between or among a party’s wholly owned subsidiaries and such party shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger, consolidation or amalgamation of such party with, or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of such party’s assets to, an Affiliate of such party (1) incorporated or organized solely for the purpose of reincorporating such party in another jurisdiction, and (2) the owners of which and the number and type of securities or other ownership interests in such party, measured by voting power and number of securities or other ownership interests, owned by each of them immediately before and immediately following such transaction, are materially unchanged; (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) prior to the consummation of the transactions contemplated by such agreement; (D) the Restructuring Transactions (as defined in the Indenture) and any transactions related thereto shall not constitute a Change of Control; and (E) a transaction will not be deemed to involve a Change of Control in respect of a party if (1) such party becomes a direct or indirect wholly owned subsidiary of a holding company, and (2) the direct or indirect owners of such holding company immediately following that transaction are the same as the owners of such party immediately prior to that transaction and the number and type of securities or other ownership interests owned by each such direct and indirect holder immediately following such transaction are materially unchanged from the number and type of securities or other ownership interests owned by such direct and indirect holder in such party immediately prior to that transaction.

“Chester Property”: Those certain casino, race track and land parcels located at and around 777 Harrah’s Boulevard, Chester, Pennsylvania, and owned directly or indirectly by CEOC.

“Code”: The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Commencement Date”: As defined in Section 1.3.

“Commission”: As defined in Section 41.15.

“Condemnation”: The exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having such power under Legal Requirements, either under threat of condemnation or while legal proceedings for condemnation are pending.

“Confidential Information”: In addition to information described in Section 41.22, any information or compilation of information relating to a business, procedures, techniques, methods, concepts, ideas, affairs, products, processes or services, including source code, information relating to distribution, marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, pricing and pricing strategies and methods, customers, suppliers, creditors, employees, contractors, agents, consultants, plans, billing, needs of customers and products and services used by customers, all lists of suppliers, distributors and customers and their addresses, prospects, sales calls, products, services, prices and the like, as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, catalogs, code books, manuals, trade secrets, knowledge, know-how, operating costs, sales margins, methods of operations, invoices or statements and the like.

“Continuous Operation Facilities”: Collectively, the Facilities known as Horseshoe Southern Indiana, Horseshoe Hammond and Horseshoe Council Bluffs.

“Continuously Operated”: With respect to any Facility, such Facility is continuously used and operated for its Primary Intended Use and open for business to the public during all business hours usual and customary for such use for comparable properties in the State where such Facility is located.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other Equity Interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“CPI”: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, then the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States, all as reasonably determined by Landlord and Tenant.

“CPI Increase”: The greater of (a) zero and (b) a fraction, expressed as a decimal, determined as of each Escalator Adjustment Date, (x) the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the “Prior Months”) ending prior to such Escalator Adjustment Date (for which the CPI has been published as of such Escalator Adjustment Date) and (ii) the average CPI for the three (3) corresponding calendar months occurring one (1) year prior to the Prior Months (such average CPI, the “Beginning CPI”), and (y) the denominator of which shall be the Beginning CPI.

“CPR Institute”: As defined in the definition of Appointing Authority.

“Division”: As defined in Section 41.15.

“Dollars” and “$”: The lawful money of the United States.

“Domestic Subsidiaries”: As defined in the definition of Qualified Replacement Guarantor.

“EBITDA”: The same meaning as “EBITDAR” as defined herein but without giving effect to clause (xi) in the definition thereof.

“EBITDAR”: For any applicable twelve (12) month period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v) write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded; and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded. In connection with any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation, (i) promptly following request therefor, Tenant shall provide Landlord with all supporting documentation and backup information with respect thereto as may be reasonably requested by Landlord, (ii) such calculation shall be as reasonably agreed upon between Landlord and Tenant, and (iii) if Landlord and Tenant do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by an Expert in accordance with and pursuant to the process set forth in Section 34.2 hereof (clauses (i) through (iii), collectively, the “EBITDAR Calculation Procedures”).

“EBITDAR Calculation Procedures”: As defined in the definition of EBITDAR.

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa2” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution”: Either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s), or (b) Wells Fargo Bank, National Association, provided that the rating by S&P and Moody’s for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings set forth in subclause (a) hereof.

“Embargoed Person”: Any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the applicable transaction is prohibited by law or in violation of law.

“Environmental Costs”: As defined in Section 32.4.

“Environmental Laws”: Any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene and relating to the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and relevant provisions of the Occupational Safety and Health Act.

“Equity Interests”: With respect to any Person, any and all shares, interests, participations, equity interests, voting interests or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profit, and losses of, or distributions of assets of, such partnership.

“Escalator”: The sum of (a) one plus (b) the greater of (i) two one-hundredths (0.02) and (ii) the CPI Increase.

“Escalator Adjustment Date”: The first day of each Lease Year, excluding the first Lease Year of the Initial Term and the first Lease Year of each Renewal Term.

“Estoppel Certificate”: As defined in Section 23.1(a).

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets”: (i) Motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a lien on such assets or such rights can be perfected by filing a UCC-1), and commercial tort claims with a value of less than Fifteen Million and No/100 Dollars ($15,000,000.00), (ii) pledges and security interests (1) prohibited by Legal Requirements (including Gaming Regulations) or contractual obligation (except to the extent such contractual obligation was entered into with the intent to vitiate the rights of Landlord hereunder, and provided that Tenant shall use good faith efforts, in its commercially reasonable business judgment, to avoid agreeing to contractual obligations that prohibit pledging of assets that otherwise would constitute Tenant’s Pledged Property) in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code or (2) which would require governmental (including Gaming Authority) consent, approval, license or authorization to be pledged (to the extent such consent, approval, license or authorization has not been obtained, it being understood that Tenant shall use commercially reasonable efforts to obtain such consent, approval, license or authorization, but only to the extent such efforts are reasonably expected to have a reasonable likelihood of resulting in obtaining such consent, approval, license or authorization), in each case, except to the extent such requirement is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (iii) those assets as to which Landlord and Tenant reasonably agree in writing that the costs or other consequence of obtaining or perfecting such a security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby, (iv) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than Tenant, CEC or any of their Affiliates) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (v) any governmental licenses (including gaming licenses) or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or require the consent of any governmental authority (to the extent such consent has not been obtained, it being understood that Tenant shall use commercially reasonable efforts to obtain such consent, but only to the extent such efforts are reasonably expected to have a reasonable likelihood of resulting in obtaining such consent) in each case, except to the extent such prohibition or restriction is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (vi) pending United States “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office, (vii) any Equity Interests, (viii) other customary exclusions separately agreed in writing between Landlord and Tenant, (ix) any segregated accounts or funds, or any portion thereof, received by Tenant as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Tenant to collect and remit those funds to such third parties, (x) any equipment or other asset that is subject to a purchase money debt arrangement, slot financing arrangement or a personal property lease obligation, if the contract or other agreement providing for such purchase money debt arrangement, slot financing arrangement or personal property lease obligation prohibits or requires the consent of any Person (other than Tenant, CEC or any of their respective Affiliates) as a condition to the creation of any other security interest on such equipment or asset and, in each case, to the extent such purchase money debt arrangement, slot financing arrangement or personal property lease obligation is permitted under Section 6.3 hereof, and (xi) proceeds and products of Tenant’s Pledged Property that do not independently qualify as Tenant’s Pledged Property; provided, that Tenant may in its sole discretion elect to exclude any property from the definition of Excluded Assets.

“Excluded Renewal Property”: As defined in the definition of “Rent.”

“Existing Fee Mortgage”: The Fee Mortgages as in effect on the Commencement Date (if any), together with any amendments, modifications, and/or supplements thereto after the Commencement Date.

“Expert”: An independent third party professional, with expertise in respect of a matter at issue, appointed by the agreement of Landlord and Tenant or otherwise in accordance with Article XXXIV hereof.

“Expert Valuation Notice”: As defined in Section 34.1.

“Expiration Date”: The Stated Expiration Date, or such earlier date as this Lease is terminated pursuant to its terms.

“Extraordinary Items”: Gains or losses related to events and transactions that both: (a) possess a high degree of abnormality and are of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the applicable entity, taking into account the environment in which such entity operates; and (b) are of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the applicable entity operates.

“Facility” or “Facilities”: Collectively, (a) the assets comprising (i) a part of an individual Leased Property as listed on Exhibit A attached hereto, including the respective Leased Improvements, easements, development rights, and other tangible rights (if any) forming a part thereof or appurtenant thereto, including any and all Capital Improvements (including any Tenant Material Capital Improvements), and (ii) all of Tenant’s Property, and (b) the business operated by Tenant on or about the Leased Property or Tenant’s Property or any portion thereof or in connection therewith.

“Fair Market Ownership Value”: The fair market purchase price of the Leased Property, Facility or any applicable part thereof, as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), taking into account the provisions of Section 34.1(f) if applicable, and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party) and subject to the further factors, as applicable, that are set forth in the definition of “Fair Market Rental Value” herein below as applicable, either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease.

“Fair Market Base Rental Value”: The Fair Market Rental Value, as determined with respect to Base Rent only (and not Variable Rent nor Additional Charges), assuming and taking into account that Variable Rent and Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Base Rental Value shall be paid.

“Fair Market Property Value”: The fair market purchase price of the applicable personal property (including, solely in the case of a valuation pursuant to Section 36.3 hereof, rights to or under applicable Intellectual Property), as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party),either (i) as agreed in writing by Tenant and either Landlord or Successor Tenant (as applicable), or (ii) if not agreed upon in accordance with clause (i) above, as determined in accordance with the procedure specified in Section 34.1.

“Fair Market Rental Value”: The annual fixed fair market rental value for the Leased Property or any applicable part thereof (excluding Tenant Material Capital Improvements), as the context requires, as of the date of commencement of the Renewal Term for which the Fair Market Rental Value is being determined, in its then-condition, that a willing tenant would pay to a willing landlord on arm’s length terms (assuming (1) neither such tenant nor landlord is under any compulsion to lease and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus, (2) such lease contained terms and conditions identical to the terms and conditions of this Lease, other than with respect to the length of term and payment of Rent, (3) neither party is paying any broker a commission in connection with the transaction, and (4) that the tenant thereunder will pay such Fair Market Rental Value for the entire term of such demise (i.e., no early termination)), taking into account the provisions of Section 34.1(g), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party), either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease. In all cases, for purposes of determining the Fair Market Ownership Value or the Fair Market Rental Value, as the case may be, (A) the Leased Property (or Facility, as applicable) to be valued pursuant hereto (as improved by all then existing Leased Improvements, and all Capital Improvements thereto, but excluding any Tenant Material Capital Improvements), shall be valued as (or as part of) a fully-permitted Facility operated in accordance with the provisions of this Lease for the Primary Intended Use, free and clear of any lien or encumbrance evidencing a debt (including any Permitted Leasehold Indebtedness) or judgment (including any mortgage, security interest, tax lien, or judgment lien) (provided, however, for purposes of determining Fair Market Ownership Value of any applicable Tenant Material Capital Improvements pursuant to Section 10.4(e), the same shall be valued on the basis of the then-applicable status of any applicable permits, free and clear of only such liens and encumbrances that will be removed if and when conveyed to Landlord pursuant to said Section 10.4(e)), (B) in determining the Fair Market Ownership Value or Fair Market Rental Value with respect to damaged or destroyed Leased Property, such value shall be determined as if such Leased Property had not been so damaged or destroyed (unless otherwise expressly provided herein), except that such value with respect to damaged or destroyed Tenant Material Capital Improvements shall only be determined as if such Tenant Material Capital Improvements had been restored if and to the extent Tenant is required to repair, restore or replace such Tenant Material Capital Improvements under this Lease (provided, however, for purposes of determining Fair Market Ownership Value pursuant to Section 10.4(e), the same shall be valued taking into account any then-existing damage), and (C) the price shall represent the normal consideration for the property sold (or leased) unaffected by sales (or leasing) concessions granted by anyone associated with the transaction. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Ownership Value or Fair Market Rental Value as the case may be: (i) the negative value of (x) any deferred maintenance or other items of repair or replacement of the Leased Property to the extent arising from breach or failure of Tenant to perform or observe its obligations hereunder, (y) any then current or prior Gaming or other licensure violations by Tenant, Guarantor or any of their Affiliates, and (z) any breach or failure of Tenant to perform or observe its obligations hereunder (in each case with respect to the foregoing clauses (x), (y) and (z), without giving effect to any applicable cure periods hereunder), shall, in each case, when determining Fair Market Ownership Value or Fair Market Rental Value, as the case may be, not be taken into account; rather, the Leased Property and every part thereof shall be deemed to be in the condition required by this Lease and Tenant shall at all times be deemed to have operated the Facilities in compliance with and to have performed all obligations of Tenant under this Lease (provided, however, for purposes of determining Fair Market Ownership Value under Section 10.4(e), the negative value of the items described in clauses (x), (y) and (z) shall be taken into account); and (ii) in the case of a determination of Fair Market Rental Value, such determination shall be without reference to any savings Landlord may realize as a result of any extension of the Term of this Lease, such as savings in free rent and tenant concessions, and without reference to any “start-up” costs a new tenant would incur were it to replace the existing Tenant for any Renewal Term or otherwise. The determination of Fair Market Rental Value shall be of Base Rent and Variable Rent (but not Additional Charges), and shall assume and take into account that Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Rental Value shall be paid. For the avoidance of doubt, the annual Fair Market Rental Value shall be calculated and evaluated as a whole for the entire term in question, and may reflect increases in one or more years during the applicable term in question (i.e., the annual Fair Market Rental Value need not be identical for each year of the term in question).

“Fee Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Landlord’s interest in the Leased Property or any portion thereof (or an indirect interest therein, including without limitation, a lien on direct or indirect interests in Landlord) in accordance with the provisions of Article XXXI hereof.

“Fee Mortgage Documents”: With respect to each Fee Mortgage and Fee Mortgagee, the applicable Fee Mortgage, loan agreement, pledge agreement, debt agreement, credit agreement or indenture, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, or lease or other financing vehicle entered into pursuant thereto.

“Fee Mortgagee”: The holder(s) or lender(s) under any Fee Mortgage or the agent or trustee acting on behalf of any such holder(s) or lender(s).

“Fee Mortgage Reserve Account”: As defined in Section 31.3.

“FF&E”: Collectively, furnishings, fixtures, inventory, and equipment located in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities, public areas or otherwise in any portion of the Facility, including (without limitation) all beds, chairs, bookcases, tables, carpeting, drapes, couches, luggage carts, luggage racks, bars, bar fixtures, radios, television sets, intercom and paging equipment, electric and electronic equipment, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, stoves, ranges, refrigerators, laundry machines, tools, machinery, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, cabinets, lockers, shelving, dishwashers, garbage disposals, washer and dryers, gaming equipment and other casino equipment and all other hotel and casino resort equipment, supplies and other tangible property owned by Tenant, or in which Tenant has or shall have an interest, now or hereafter located at the Leased Property or used or held for use in connection with the present or future operation and occupancy of the Facility; provided, however, that FF&E shall not include items owned by subtenants that are neither Tenant nor Affiliates of Tenant, by guests or by other third parties.

“Financial Statements”: (i) For a Fiscal Year, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year and prepared in accordance with GAAP and audited by a “big four” or other nationally recognized accounting firm, and (ii) for a Fiscal Quarter, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and for the period from the beginning of the Fiscal Year to the end of such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year or Fiscal Quarter, as the case may be, and prepared in accordance with GAAP.

“First Variable Rent Period”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“First VRP Net Revenue Amount”: As defined in clause (b)(ii)(A)(x) of the definition of “Rent.”

“Fiscal Quarter”: With respect to any Person, for any date of determination, a fiscal quarter for each Fiscal Year of such Person. In the case of each of Tenant and CEC, “Fiscal Quarter” means each calendar quarter ending on March 31, June 30, September 30 and December 31, for each Fiscal Year of Tenant.

“Fiscal Period”: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive Fiscal Quarters of such Person for which Financial Statements are available.

“Fiscal Year”: The annual period commencing January 1 and terminating December 31 of each year.

“Fixtures”: All equipment, machinery, fixtures and other items of property, including all components thereof, that are now or hereafter located in or on, or used in connection with, and permanently affixed to or otherwise incorporated into the Leased Improvements or the Land.

“Foreclosure Purchaser”: As defined in Section 31.1.

“Foreclosure Successor Tenant”: Either (i) any assignee pursuant to Sections 22.2(i)(b) or (c), or (ii) any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee that enters into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.

“GAAP”: Generally accepted accounting principles in the United States consistently applied in the preparation of financial statements, as in effect from time to time.

“Gaming”: Casino, racetrack, racino, video lottery terminal or other gaming activities, including, but not limited to, the operation of slot machines, video lottery terminals, table games, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering).

“Gaming Authorities”: Any gaming regulatory body or any agency or governmental authority which has, or may at any time after the Commencement Date have, jurisdiction over the gaming activities at an applicable Leased Property or any successor to such authority.

“Gaming Facility”: A facility at which there are operations of slot machines, video lottery terminals, blackjack, baccarat, keno operation, table games, any other mechanical or computerized gaming devices, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering), or which is otherwise operated for purposes of Gaming, and all related or ancillary real property.

“Gaming License”: Any license, qualification, registration, accreditation, permit, approval, finding of suitability or other authorization issued by a state or other governmental regulatory agency (including any Native American tribal gaming or governmental authority) or Gaming Authority to operate, carry on or conduct any gaming, gaming device, slot machine, video lottery terminal, table game, race book or sports pool on the Leased Property or any portion thereof, or to operate a casino at the Leased Property required by any Gaming Regulation, including each of the licenses, permits or other authorizations set forth on Schedule 1, and including those related to the Leased Property that may be added to this Lease after the Commencement Date.

“Gaming Regulation(s)”: Any and all laws, statutes, ordinances, rules, regulations, policies, orders, codes, decrees or judgments, and Gaming License conditions or restrictions, as amended from time to time, now or hereafter in effect or promulgated, pertaining to the operation, control, maintenance, alteration, modification or capital improvement of a Gaming Facility or the conduct of a person or entity holding a Gaming License, including, without limitation, any requirements imposed by a regulatory agency, commission, board or other governmental body pursuant to the jurisdiction and authority granted to it under applicable law, and all other rules, regulations, orders, ordinances and legal requirements of any Gaming Authority.

“Gaming Revenues”: As defined in the definition of “Net Revenue.”

“Government List”: (1) any list or annex to Presidential Executive Order 13224 issued on September 24, 2001 (“EO13224”), including any list of Persons who are determined to be subject to the provisions of EO13224 or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (2) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (3) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (4) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America.

“Ground Leased Property”: The real property leased pursuant to the Ground Leases. The Ground Leased Property in respect of the Ground Leases in existence as of the Commencement Date is described in Exhibit E attached hereto.

“Ground Leases”: Collectively, those certain leases with respect to real property that is a portion of the Leased Property, pursuant to which Landlord is a tenant and which leases are in existence as of the Commencement Date and listed on Schedule 2 hereto or, subject to Section 7.3, subsequently added to the Leased Property in accordance with the provisions of this Lease. Each of the Ground Leases is referred to individually herein as a “Ground Lease.”

“Ground Lessor”: As defined in Section 7.3.

“Guarantor”: CEC, together with its successors and permitted assigns, in its capacity as “Lease Guarantor” under the MLSA.

“Guarantor EOD Conditions”: Both (i) a Leasehold Foreclosure with MLSA Assumption (as defined in the MLSA) has occurred, and (ii) Guarantor is not an Affiliate of Tenant.

“Guest Data”: Any and all information and data identifying, describing, concerning or generated by prospective, actual or past guests, family members, website visitors and customers of casinos, hotels, retail locations, restaurants, bars, spas, entertainment venues, or other facilities or services, including without limitation any and all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences, game play and patronage patterns, experiences, results and demographic information, whether or not any of the foregoing constitutes personally identifiable information, together with any and all other guest or customer information in any database of Tenant, Services Co, Manager or any of their respective Affiliates, regardless of the source or location thereof, and including without limitation such information obtained or derived by Tenant, Services Co, Manager or any of their respective Affiliates from: (i) guests or customers of the Facilities (for the avoidance of doubt, including Property Specific Guest Data); (ii) guests or customers of any Other Facility (including any condominium or interval ownership properties) owned, leased, operated, licensed or franchised by Tenant or any of its Affiliates, or any facility associated with any such Other Facility (including restaurants, golf courses and spas); or (iii) any other sources and databases, including websites, central reservations databases, operational data base (ODS) and any player loyalty programs (e.g., the Total Rewards Program (as defined in the MLSA)).

“Handling”: As defined in Section 32.4.

“Hazardous Substances”: Collectively, any petroleum, petroleum product or by product or any substance, material or waste regulated pursuant to any Environmental Law.

“Impositions”: Collectively, all taxes, including ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments, including assessments for public improvements or benefits, whether or not commenced or completed prior to the Commencement Date and whether or not to be completed within the Term; ground rents pursuant to Ground Leases (in effect as of the Commencement Date or otherwise entered into in accordance with this Lease); water, sewer and other utility levies and charges; excise tax levies; license, permit, inspection, authorization and similar fees; bonds and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character to the extent in respect of the Leased Property or any portion thereof and/or the Rent and Additional Charges (but not, for the avoidance of doubt, in respect of Landlord’s income (as specified in clause (a) below)) and all interest and penalties thereon attributable to any failure in payment by Tenant, which at any time prior to or during the Term may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord’s interest in the Leased Property or any portion thereof, (ii) the Leased Property or any portion thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or any portion thereof or the leasing or use of the Leased Property or any portion thereof; provided, however that nothing contained in this Lease shall be construed to require Tenant to pay (a) any tax, fee or other charge based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other Person (except Tenant and its successors), (b) any transfer, or net revenue tax of Landlord or any other Person (except Tenant and its successors), (c) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or any portion thereof or the proceeds thereof, (d) any principal or interest on or other amount in respect of any indebtedness on or secured by the Leased Property or any portion thereof for which Landlord (or any of its Affiliates) is the obligor, or (e) any principal or interest on or other amount in respect of any indebtedness of Landlord or its Affiliates that is not otherwise included as “Impositions”

hereunder; provided, further, however, that Impositions shall include (and Tenant shall be required to pay in accordance with the provisions of this Lease) (x) any tax, assessment, tax levy or charge set forth in clause (a) or (b) of the preceding proviso that is levied, assessed or imposed in lieu of, or as a substitute for, any Imposition (and, without limitation, if at any time during the Term the method of taxation prevailing at the Commencement Date shall be altered so that any new, non-income-based tax, assessment, levy (including, but not limited to, any city, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Leased Property, or any part thereof, and shall be imposed upon Landlord, then all such new taxes, assessments, levies, impositions or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term “Impositions” for the purposes hereof, to the extent that such Impositions would be payable if the Leased Property were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions), (y) any transfer taxes or other levy or assessment imposed by reason of any assignment of this Lease (other than an assignment of this Lease made by Landlord) or any interest therein subsequent to the execution and delivery hereof, or any transfer or Sublease or termination thereof and (z) any mortgage tax or mortgage recording tax imposed by reason of any Permitted Leasehold Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Tenant or its Affiliates (but not any mortgage tax or mortgage recording tax imposed by reason of a Fee Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Landlord or its Affiliates).

“Incurable Default”: Collectively or individually, as the context may require, the defaults referred to in Sections 16.1(c), 16.1(d), 16.1(e), 16.1(h) (as to judgments against Guarantor only), 16.1(i), 16.1(n) and 16.1(r) and any other defaults not reasonably susceptible to being cured by a Permitted Leasehold Mortgagee or a subsequent owner of the Leasehold Estate through foreclosure thereof.

“Indenture”: That certain First-Priority Senior Secured Floating Rate Notes due 2022 Indenture dated October 2, 2017, among PropCo 1, VICI FC Inc., a Delaware corporation, VICI NC LLC, a Delaware limited liability company, the Subsidiary Guarantors (as defined therein) party thereto from time to time, and UMB Bank, National Association, as trustee.

“Initial Stated Expiration Date”: As defined in Section 1.3.

“Initial Term”: As defined in Section 1.3.

“Insurance Requirements”: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

“Intellectual Property” or “IP”: All rights in, to and under any of the following, as they exist anywhere in the world, whether registered or unregistered: (i) all patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof, (ii) all inventions (whether or not patentable), invention disclosures, improvements, Business Information, Confidential

Information, Software, formulas, drawings, research and development, business and marketing plans and proposals, tangible and intangible proprietary information, and all documentation relating to any of the foregoing, (iii) all copyrights, works of authorship, copyrightable works, copyright registrations and applications therefor, and all other rights corresponding thereto, (iv) all industrial designs and any registrations and applications therefor, (v) all trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, Internet domain names and other numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (“Trademarks”), (vi) all databases and data collections (including all Guest Data) and all rights therein, (vii) all moral and economic rights of authors and inventors, however denominated, (viii) all Internet addresses, sites and domain names, numbers, and social media user names and accounts, (ix) any other similar intellectual property and proprietary rights of any kind, nature or description; and (x) any copies of tangible embodiments thereof (in whatever form or medium).

“Intercreditor Agreement”: That certain Intercreditor Agreement, dated as of the date hereof, by and among Landlord, Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent (as defined therein), each additional Tenant Financing Collateral Agent (as defined therein) that becomes a party thereto pursuant to Section 9.6 thereof, Tenant and Wilmington Trust, National Association, as collateral agent for the First Lien Secured Parties, Wilmington Trust, as Authorized Representative for the Credit Agreement Secured Parties and UMB Bank, National Association, as Authorized Representative for the Initial Other First Lien Secured Parties and Wilmington Trust, National Association as Credit Agreement Agent, UMB Bank, National Association as Initial Other First Priority Lien Obligations Agent and UMB Bank, National Association, as trustee under the Second Priority Senior Secured Notes Indenture and as collateral agent under the Collateral Agreement (Second Lien) dated as of October 2, 2017, among the Issuers, certain other Grantors and the Trustee in respect of the Second Priority Senior Secured Notes Indenture, each as lender under the Landlord Financing Agreement (as defined therein).

“Joliet Capital Expenditures”: The “Capital Expenditures” as defined in the Joliet Lease, collectively or individually, as the context may require.

“Joliet Facility”: A “Facility” as defined in the Joliet Lease, collectively or individually, as the context may require.

“Joliet Lease”: As defined in the definition of Other Leases.

“Joliet Leased Property”: The “Leased Property” as defined in the Joliet Lease, collectively or individually, as the context may require.

“Joliet Partner”: Des Plaines Development Holdings, LLC.

“Land”: As defined in clause (a) of the first sentence of Section 1.1.

“Landlord”: As defined in the preamble.

“Landlord Indemnified Parties”: As defined in Section 21.1(i).

“Landlord MCI Financing”: As defined in Section 10.4(b).

“Landlord Prohibited Person”: As defined in the MLSA.

“Landlord REIT”: VICI Properties Inc., a Maryland corporation, the indirect parent of Landlord.

“Landlord Tax Returns”: As defined in Section 4.1(a).

“Landlord Work”: As defined in Section 10.5(e).

“Landlord’s Enforcement Condition”: Either (i) there are no Permitted Leasehold Mortgagees or (ii) Landlord has delivered to each Permitted Leasehold Mortgagee for which notice to Landlord has been properly provided pursuant to Section 17.1(b)(i) hereof, a copy of the applicable notice of default pursuant to Section 17.1(c) hereof and the Right to Terminate Notice pursuant to Section 17.1(d) hereof, and (solely for purposes of this clause (ii)) either of the following occurred:

(a) Either (1) no Permitted Leasehold Mortgagee has satisfied the requirements in Section 17.1(d) within the thirty (30) or ninety (90) day periods, as applicable, described therein, or (2) a Permitted Leasehold Mortgagee satisfied the requirements in Section 17.1(d) prior to the expiration of the applicable period, but did not cure a default that is required to be so cured by such Permitted Leasehold Mortgagee and such Permitted Leasehold Mortgagee discontinued efforts to cure the applicable default(s) thereby failing to satisfy the conditions for extending the termination date as provided in Section 17.1(e) or otherwise failed at any time to satisfy the conditions for extending the termination date as provided in Section 17.1(e)(i); or

(b) Both (1) this Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default, and (2) no Permitted Leasehold Mortgagee has acted in accordance with Section 17.1(f) hereof to obtain a New Lease prior to the expiration of the period described therein.

“Landlord’s MCI Financing Proposal”: As defined in Section 10.4(a).

“Landlord Specific Ground Lease Requirements”: As defined in Section 7.3(a).

“Lease”: As defined in the preamble.

“Lease Assumption Agreement”: As defined in Section 22.2(i).

“Lease Foreclosure Transaction”: Either (i) an assignment pursuant to Section 22.2(i)(b) or (c), or (ii) entry by any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.

“Lease/MLSA Related Agreements”: Collectively, this Lease, the Other Leases, the MLSA, the Other MLSAs, the Transition Services Agreement, the Other Transition Services Agreement, the Intercreditor Agreement and the Other Intercreditor Agreement.

“Lease Year”: The first Lease Year of the Term shall be the period commencing on the Commencement Date and ending on the last day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs, and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year, except that the final Lease Year of the Term shall end on the Expiration Date.

“Leased Improvements”: As defined in clause (c) of the first sentence of Section 1.1.

“Leased Property”: As defined in Section 1.1. For the avoidance of doubt, the Leased Property includes all Alterations and Capital Improvements, provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as expressly set forth herein. Notwithstanding the foregoing, provisions of this Lease that provide for certain benefits or rights to Tenant with respect to Tenant Material Capital Improvements, such as, by way of example only and not by way of limitation, the payment of the applicable insurance proceeds to Tenant due to a loss or damage of such Tenant Material Capital Improvements pursuant to Section 14.1, shall remain in effect notwithstanding the preceding sentence.

“Leased Property Tests”: Together, the Annual Minimum Per-Lease B&I Cap Ex Requirement and the Triennial Minimum Cap Ex Requirement B.

“Leasehold Estate”: As defined in Section 17.1(a).

“Legal Requirements”: All applicable federal, state, county, municipal and other governmental statutes, laws (including securities laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, whether now or hereafter enacted and in force, as applicable to any Person or to any Facility, including those (a) that affect either the Leased Property or any portion thereof and/or Tenant’s Property, all Capital Improvements and Alterations (including any Material Capital Improvements) or the construction, use or alteration thereof, or otherwise in any way affecting the business operated or conducted thereat, as the context requires, and (b) which may (i) require repairs, modifications or alterations in or to the Leased Property or any portion thereof and/or any of Tenant’s Property, (ii) without limitation of the preceding clause (i), require repairs, modifications or alterations in or to any portion of any Capital Improvements (including any Material Capital Improvements), (iii) in any way adversely affect the use and enjoyment of any of the foregoing, or (iv) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

“Letter of Credit”: An irrevocable, unconditional, clean sight draft letter of credit reasonably acceptable to Landlord and Fee Mortgagee (as applicable) in favor of Landlord or, at Landlord’s direction, Fee Mortgagee and entitling Landlord or Fee Mortgagee (as applicable) to draw thereon based solely on a statement executed by an officer of Landlord or Fee Mortgagee (as applicable) stating that it has the right to draw thereon under this Lease in a location in the United States reasonably acceptable to Landlord or Fee Mortgagee (as applicable), issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, and upon which letter of credit Landlord or Fee Mortgagee (as applicable) shall have the right to draw in full: (a) if Landlord or Fee Mortgagee (as applicable) has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated; and (c) thirty (30) days after Landlord or Fee Mortgagee (as applicable) has given notice to Tenant that the financial institution issuing the applicable letter of credit ceases to either be an Eligible Institution or meet the rating requirement set forth above.

“Licensing Event”:

(a) With respect to Tenant, (i) a communication (whether oral or in writing) by or from any Gaming Authority to either Tenant or Manager or any of their respective Affiliates (each, a “Tenant Party”) or to a Landlord Party (as defined below) or other action by any Gaming Authority that indicates that such Gaming Authority may find that the association of a Tenant Party with Landlord is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by Landlord or any of its Affiliates (each, a “Landlord Party”) under any Gaming Regulations or (B) violate any Gaming Regulations to which a Landlord Party is subject; or (ii) a Tenant Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Tenant Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a Tenant Event of Default has occurred under Section 16.1(l), the same causes cessation of Gaming activity at a Continuous Operation Facility and would reasonably be expected to have a material adverse effect on the Facilities taken as a whole with the Joliet Facility); and

(b) With respect to Landlord, (i) a communication (whether oral or in writing) by or from any Gaming Authority to a Landlord Party or to a Tenant Party or other action by any Gaming Authority that indicates that such Gaming Authority may find that the association of a Landlord Party with Tenant is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by a Tenant Party under any Gaming Regulations or (B) violate any Gaming Regulations to which a Tenant Party is subject; or (ii) a Landlord Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Landlord Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a default has occurred under Section 41.13 hereunder, the same causes cessation of Gaming activity at a Continuous Operation Facility and would reasonably be expected to have a material adverse effect on the Facilities taken as a whole with the Joliet Facility).

“Liquor Authority”: As defined in Section 41.13.

“Liquor Laws”: As defined in Section 41.13.

“London Clubs”: Those certain assets described on Schedule 6 attached hereto.

“London/Chester Properties”: Collectively, the London Clubs and the Chester Property.

“Manager”: Non-CPLV Manager, LLC, a Delaware limited liability company, together with its successors and permitted assigns, in its capacity as “Manager” under the MLSA.

“Market Capitalization”: With respect to any Person, an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of such Person on the date of determination multiplied by (ii) the arithmetic mean of the closing sale price per share of such Equity Interests as reported in composite transactions for the principal securities exchange on which such Equity Interests are traded for the thirty (30) consecutive trading days (excluding any such trading day in which a material suspension or limitation was imposed on trading on such securities exchange) immediately preceding the date of determination. If such Equity Interests are not so traded, are not so reported or such Person’s Market Capitalization is otherwise not readily observable, such Person’s “Market Capitalization” for purposes of this Lease shall be its equity value based on a valuation by a valuation firm that is acceptable to both Landlord and Tenant and that is not an Affiliate of either Landlord or Tenant. For the purposes of this definition, the number of issued and outstanding shares of Equity Interests of a person shall not include shares held (a) by a Subsidiary of such person or (b) by such person as treasury stock or otherwise.

“Material Capital Improvement”: Any single or series of related Capital Improvements that would or does (i) have a total budgeted or actual cost (as reasonably evidenced to Landlord) (excluding land acquisition costs) in excess of Fifty Million and No/100 Dollars ($50,000,000.00) and (ii) either (a) materially alter a Facility (e.g., shoring, permanent framework reconfigurations), (b) expand a Facility (i.e., construction of material additions to existing Leased Improvements) or (c) add improvements to undeveloped portion(s) of the Land.

“Material Leased Property”: Leased Property or Other Leased Property, or any portion thereof, having a value greater than Fifty Million and No/100 Dollars ($50,000,000.00).

“Material London/Chester Property”: All or any portion of the London/Chester Properties having a value greater than Fifty Million and No/100 Dollars ($50,000,000.00).

“Material Sublease”: A Sublease (excluding a management agreement or similar agreement to operate but not occupy as a tenant a particular space at a Facility) under which the rent and/or fees and other payments payable by the Subtenant (or manager) exceed Fifty Thousand and No/100 Dollars ($50,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year (commencing on the first (1st) day of the second (2nd) Lease Year)) per month.

“Maximum Fixed Rent Term”: With respect to each Leased Property, the Maximum Fixed Rent Term as set forth on Schedule 3 attached hereto, as it may be extended in accordance with clause (c) of the definition of “Rent”.

“Minimum Cap Ex Amount”: The Annual Minimum Cap Ex Amount, the Triennial Minimum Cap Ex Amount A and/or the Triennial Minimum Cap Ex Amount B, as applicable.

“Minimum Cap Ex Reduction Amount”: In each instance in which any Material Leased Property is removed from this Lease or any Other Leases (as applicable), Landlord disposes of a Facility and a third party Severance Lease is executed, Landlord disposes of all of the Leased Property and this Lease is assigned to a third party Acquirer, an Other Lease (and all the Other Leased Property thereunder) is assigned to a third party Acquirer (as defined in such Other Lease) or Material London/Chester Property is disposed of, all as described in the definitions of Annual Minimum Cap Ex Amount, Triennial Minimum Cap Ex Amount A and Triennial Minimum Cap Ex Amount B (as applicable), the product of (i) the applicable Minimum Cap Ex Amount or Triennial Allocated Minimum Cap Ex Amount B Floor in effect immediately prior thereto, multiplied by (ii) a fraction, the numerator of which shall be equal to the portion of the EBITDAR of Tenant or the Other Tenant (as applicable) for the Trailing Test Period attributable to the applicable Leased Property, Other Leased Property or London/Chester Properties (or portion of any thereof) (as applicable) being so removed or disposed of (as applicable), and the denominator of which shall be equal to the aggregate EBITDAR of Tenant and Other Tenants for the Trailing Test Period attributable to all assets then included in the calculation of Capital Expenditures for purposes of the All Property Tests (with respect to the Annual Minimum Cap Ex Amount and the Triennial Minimum Cap Ex Amount A) or the Leased Property Tests (with respect to the Triennial Minimum Cap Ex Amount B and the Triennial Allocated Minimum Cap Ex Amount B Floor) (including, for this purpose, the applicable Leased Property, Other Leased Property or London/Chester Properties (or portion of any thereof) (as applicable) being so removed or disposed of (as applicable)).

“Minimum Cap Ex Requirements”: The Annual Minimum Cap Ex Requirement, the Annual Minimum Per-Lease B&I Cap Ex Requirement, the Triennial Minimum Cap Ex Requirement A and the Triennial Minimum Cap Ex Requirement B, as applicable.

“Minimum Facilities Threshold”: (i) Not less than two thousand five hundred (2,500) rooms, one hundred thousand (100,000) square feet of casino floor containing no less than one thousand three hundred (1,300) slot machines and one hundred (100) gaming tables, (ii) revenue of no less than Seventy-Five Million and No/100 Dollars ($75,000,000.00) per year is derived from high limit VVIP and international gaming customers, (iii) extensive operated food and beverage outlets, and (iv) at least one (1) large entertainment venue; provided, however, that the foregoing clause (ii) may be satisfied if the Qualified Replacement Manager has managed a property that satisfies the requirements of such clause (ii) within the immediately preceding two (2) years.

“MLSA”: That certain Management and Lease Support Agreement (Non-CPLV) dated of even date herewith by and among Guarantor, Manager, Affiliates of Manager, Tenant and Landlord, as amended, restated or otherwise modified from time to time.

“Net Revenue”: The net sum of the following, without duplication, over the applicable time period of measurement: (i) the amount received by Tenant (and its Subsidiaries) from patrons at the Facilities for gaming, less, (A) to the extent otherwise included in the calculation of Net Revenue, refunds and free promotional play provided pursuant to a rewards, marketing, and/or frequent users program (including rewards granted by Affiliates of Tenant) and (B) amounts returned to patrons through winnings at the Facility (the net amount described in this clause (i), “Gaming Revenues”); plus (ii) the gross receipts of Tenant (and its Subsidiaries) for all goods and merchandise sold, room revenues derived from hotel operations, food and beverages sold, the charges for all services performed, or any other revenues generated by or otherwise payable to Tenant (and its Subsidiaries) (including, without limitation, use fees, retail and commercial rent, revenue from rooms, accommodations, food and beverage, and the proceeds of business interruption insurance) in, at or from the Facilities for cash, credit or otherwise (without reserve or deduction for uncollected amounts), but excluding pass-through revenues collected by Tenant to the extent such amounts are remitted to the applicable third party entitled thereto (the net amounts described in this clause (ii), “Retail Sales”); less (iii) to the extent otherwise included in the calculation of Net Revenue, the retail value of accommodations, merchandise, food and beverage and other services furnished to guests of Tenant at the Facilities without charge or at a reduced charge (and, with respect to a reduced charge, such reduction in Net Revenue shall be equal to the amount of the reduction of such charge otherwise included in Net Revenue) (the amounts described in this clause (iii), “Promotional Allowances”). Notwithstanding anything herein to the contrary, the following provisions shall apply with respect to the calculation of Net Revenue:

(a) For purposes of calculating adjustments to Variable Rent, the following provisions shall apply:

(1) Intentionally omitted.

(2) In the event of expiration, cancellation or termination of any Ground Lease for any reason whatsoever whether voluntary or involuntary (by operation of law or otherwise) prior to the expiration date of this Lease, including extensions and renewals granted thereunder, then, thereafter, the Net Revenue attributable to the portion of the Leased Property subject to such Ground Lease shall not be included in the calculation of Net Revenue for the applicable base year, provided, that if Landlord (or any Fee Mortgagee) enters into a replacement lease with respect to substantially the same Ground Leased Property, then the Net Revenue attributable to such expired, cancelled or terminated Ground Lease shall once again be included in the calculation of Net Revenue for the applicable base year.

(3) If Tenant enters into a Sublease with a Subtenant that is not wholly-owned by Guarantor (such that, after entering into such Sublease rather than the Gaming Revenues, Retail Sales and Promotional Allowances generated by the space covered by such Sublease being included in the calculation of Tenant’s Net Revenue, instead the revenue from such Sublease would be governed by clause (b)(1) or (b)(2) below), then, thereafter, any Gaming Revenues, Retail Sales and Promotional Allowances that would otherwise be included in the calculation of Net Revenue for the applicable base year with respect to the applicable subleased (or managed) space shall be excluded from the calculation of Net Revenue for the applicable base year, and the rent and/or fees and other consideration to be received by Tenant pursuant to such Sublease shall be substituted therefor.

(4) If Tenant assumes operation of space that in the applicable base year was operated under a Sublease with a Subtenant that was not wholly-owned by Guarantor, or if all of the direct or indirect ownership interests in a Person that was a Subtenant in the applicable base year are acquired by Guarantor (in either case, such that after entering into such Sublease revenue that would otherwise be included in Net Revenue for the applicable base year pursuant to clause (b)(1) or (b)(2) below is converted to revenue with respect to which Gaming Revenues, Retail Sales and Promotional Allowances are included in Net Revenue for the applicable base year), then, thereafter, the rent and/or fees and other consideration received by Tenant pursuant to such Sublease that would otherwise be included in the calculation of Net Revenue for the applicable base year shall be excluded from the calculation of Net Revenue for the applicable base year, and the Gaming Revenues, Retail Sales and Promotional Allowances to be received by Tenant pursuant to its operation of such space shall be substituted therefor.

(5) Notwithstanding the foregoing, the adjustments provided for in clauses (a)(3) and (a)(4) above shall not be implemented in the calculation of Net Revenue with respect to any transaction involving any space for which aggregate Gaming Revenues, Retail Sales and Promotional Allowances do not exceed Ten Million and No/100 Dollars ($10,000,000.00) in each transaction and Fifteen Million and No/100 Dollars ($15,000,000.00) in the aggregate per Lease Year.

(b) Amounts received pursuant to Subleases shall be included in Net Revenue as follows:

(1) With respect to any Sublease from Tenant to a Subtenant in which Guarantor directly or indirectly owns less than fifty percent (50%) of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include the rent and/or fees and all other consideration received by Tenant pursuant to such Sublease.

(2) With respect to any Sublease from Tenant to a Subtenant in which Guarantor directly or indirectly owns fifty percent (50%) or more of the ownership interests, but less than all of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include an amount equal to the greater of (x) the rent and/or fees and all other consideration actually received by Tenant for such Sublease from such Affiliate and (y) the rent and/or fees and other consideration that would be payable under such Sublease if at arms-length, market rates.

(3) With respect to any Sublease from Tenant to a Subtenant that is directly or indirectly wholly-owned by Guarantor, Net Revenue shall not include the rent and/or fees or any other consideration received by Tenant pursuant to such Sublease but shall include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant.

(c) For the avoidance of doubt, gaming taxes and casino operating expenses (such as salaries, income taxes, employment taxes, supplies, equipment, cost of goods and inventory, rent, office overhead, marketing and advertising and other general administrative costs) will not be deducted in arriving at Net Revenue.

(d) Net Revenue will be calculated on an accrual basis for purposes of this definition, as required under GAAP.

“New Jersey Act”: As defined in Section 41.15.

“New Jersey Facilities”: The Facilities identified on Exhibit A attached hereto that are located in the State of New Jersey. Individually, each of the New Jersey Facilities shall be referred to herein as a “New Jersey Facility”.

“New Jersey Fair Market Value”: As defined in Section 41.15.

“New Jersey Purchase Notice”: As defined in Section 41.15.

“New Lease”: As defined in Section 17.1(f).

“Non-Consented Lease Termination”: As defined in the MLSA.

“Non-Core Tenant Competitor”: A Person that is engaged or is an Affiliate of a Person that is engaged in the ownership or operation of a Gaming business so long as (i) such Person’s consolidated annual gross gaming revenues do not exceed Five Hundred Million and No/100 Dollars ($500,000,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year, commencing with the second (2nd) Lease Year) and (ii) such Person does not, directly or indirectly, own or operate a Gaming Facility within thirty (30) miles of a Gaming Facility directly or indirectly owned or operated by CEC. For purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business.

“Notice”: A notice given in accordance with Article XXXV.

“Notice of Termination”: As defined in Section 17.1(f).

“NRS”: As defined in Section 41.14.

“OFAC”: As defined in Article XXXIX.

“Omnibus Agreement”: That certain Second Amended and Restated Omnibus Agreement and Enterprise Services Agreement, dated as of the Commencement Date, by and among Caesars Enterprise Services, LLC, CEOC, Caesars Entertainment Resort Properties LLC, Caesars Growth Properties Holding, LLC, Caesars License Company, LLC, and Caesars World LLC, as further amended, restated, supplemented or otherwise modified from time to time, subject to Section 20.16 of the MLSA.

“Other Capital Expenditures”: The “Capital Expenditures” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Facility”: A “Facility” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Intercreditor Agreement”: The “Intercreditor Agreement” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Material Capital Improvements”: The “Material Capital Improvements” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Leases”: Collectively or individually, as the context may require, (i) that certain Lease (CPLV), dated as of the date hereof, by and between various Affiliates of Landlord, as “Landlord,” and various Affiliates of Tenant, as “Tenant,” with respect to various other Gaming Facilities and other real property assets, as amended, restated or otherwise modified from time to time (the “CPLV Lease”), and (ii) that certain Lease (Joliet), dated as of the date hereof, by and between Harrah’s Joliet Landco LLC, as “Landlord,” and Des Plaines Development Limited Partnership, as “Tenant,” with respect to the Gaming Facility known as Harrah’s Joliet, located in Joliet, Illinois, as amended, restated or otherwise modified from time to time (the “Joliet Lease”).

“Other Leased Property”: The “Leased Property” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other MLSAs”: Collectively or individually, as the context may require, (i) that certain Management and Lease Support Agreement (CPLV), dated as of the date hereof, by and among Guarantor, Manager, Affiliates of Manager, Affiliates of Tenant and an Affiliate of Landlord, as amended, restated or otherwise modified from time to time, and (ii) that certain Management and Lease Support Agreement (Joliet), dated as of the date hereof, by and among Guarantor, Manager, Affiliates of Manager, an Affiliate of Tenant and an Affiliate of Landlord, as amended, restated or otherwise modified from time to time.

“Other Tenants”: The “Tenant” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Tenant Capital Improvements”: The “Tenant Capital Improvements” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Transition Services Agreement”: The “Transition Services Agreement” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Overdue Rate”: On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

“Parent Entity”: With respect to any Person, any corporation, association, limited partnership, limited liability company or other entity which at the time of determination (a) owns or controls, directly or indirectly, more than fifty percent (50%) of the total voting power of shares of capital stock (without regard to the occurrence of any contingency) entitled to vote in the election of directors, managers or trustees of such Person, (b) owns or controls, directly or indirectly, more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, of such Person, whether in the form of membership, general, special or limited partnership interests or otherwise, or (c) is the controlling general partner or managing member of, or otherwise controls, such entity.

“Partial Taking”: As defined in Section 15.1(b).

“Party” and “Parties”: Landlord and/or Tenant, as the context requires.

“Patriot Act Offense”: Any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the USA Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

“Payment Date”: Any due date for the payment of the installments of Rent or Additional Charges payable under this Lease.

“Permitted Exception Documents”: (i) Property Documents (x) that are listed on the title policies described on Exhibit J attached hereto, or (y) that (a) Landlord entered into, as a party thereto, after the date hereof and (b) Tenant is required hereunder to comply with, and (ii) Specified Subleases (together with any renewals or modifications thereof made in accordance with the express terms thereof), but excluding Specified Subleases as to which the applicable Subtenant is CEOC, CEC, Manager or any of their respective Affiliates. For avoidance of doubt, the Permitted Exception Documents do not include any Ground Leases.

“Permitted Leasehold Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Tenant’s leasehold interest (or subleasehold interest) in all of the Leased Property subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de miminis (or all the direct or indirect interest therein at any tier of ownership, including without limitation, a lien on direct or indirect Equity Interests in Tenant), granted to or for the benefit of a Permitted Leasehold Mortgagee as security for the indebtedness of Tenant or its Affiliates.

“Permitted Leasehold Mortgagee”: The lender or noteholder or any agent or trustee or similar representative on behalf of one or more lenders or noteholders or other investors in connection with indebtedness secured by a Permitted Leasehold Mortgage, in each case as and to the extent such Person has the power to act (subject to obtaining the requisite instructions) on behalf of all lenders, noteholders or investors with respect to such Permitted Leasehold Mortgage; provided such lender or noteholder or any agent or trustee or similar representative (but not necessarily the lenders, noteholders or other investors which it represents) is a banking or other institution that in the ordinary course acts as a lender, agent or trustee or similar representative (in each case, on behalf of a group of lenders or noteholders) in respect of financings of similar size as the Tenant’s Initial Financing; and provided, further, that, in all events, (i) no agent, trustee or similar representative shall be Tenant, CEOC, CEC, Guarantor or

Manager or any of their Affiliates, respectively (each, a “Prohibited Leasehold Agent”), and (ii) no (A) Prohibited Leasehold Agent, (excluding any Person that is a Prohibited Leasehold Agent as a result of its ownership of publicly-traded shares in any Person), or (B) entity that owns, directly or indirectly (but excluding any ownership of publicly-traded shares in CEC or any of its Affiliates), higher than the lesser of (1) ten percent (10%) of the Equity Interests in Tenant or (2) a Controlling legal or beneficial interest in Tenant, may collectively hold an amount of the indebtedness secured by a Permitted Leasehold Mortgage higher than the lesser of (x) twenty-five percent (25%) thereof and (y) the principal amount thereof required to satisfy the threshold for requisite consenting lenders to amend the terms of such indebtedness that affect all lenders thereunder.

“Permitted Leasehold Mortgagee Designee”: An entity (other than a Prohibited Leasehold Agent) designated by a Permitted Leasehold Mortgagee and acting for the benefit of the Permitted Leasehold Mortgagee, or the lenders, noteholders or investors represented by the Permitted Leasehold Mortgagee.

“Permitted Operation Interruption”: (i) A material Casualty Event or Condemnation and reasonable periods of restoration of the Leased Property following same, (ii) periods of an Unavoidable Delay, and (iii) provided, subject to the terms of the MLSA, Manager is not an Affiliate of Tenant, interruptions arising from Manager’s default or breach of its obligations under the MLSA.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Preceding Lease Year”: As defined in clause (c)(i) of the definition of “Rent.”

“Preliminary Studies”: As defined in Section 10.4(a).

“Primary Intended Use”: (i) Hotel and resort and related uses, (ii) gaming and/or pari-mutuel use, including, without limitation, horsetrack, dogtrack and other similarly gaming-related sporting uses, (iii) ancillary retail and/or entertainment use, (iv) such other uses required under any Legal Requirements (including those mandated by any applicable regulators), (v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date or with then-prevailing hotel, resort and gaming industry use, and/or (vii) such other use as shall be approved by Landlord from time to time in its reasonable discretion.

“Prime Rate”: On any date, a rate equal to the annual rate on such date publicly announced by JPMorgan Chase Bank, N.A. (provided that if JPMorgan Chase Bank, N.A. ceases to publish such rate, the Prime Rate shall be determined according to the comparable prime rate of another comparable nationally known money center bank reasonably selected by Landlord), to be its prime rate for ninety (90)-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

“Prior Months”: As defined in the definition of CPI Increase.

“Prohibited Leasehold Agent”: As defined in the definition of Permitted Leasehold Mortgagee.

“Prohibited Persons”: As defined in Article XXXIX.

“Promotional Allowances”: As defined in the definition of “Net Revenue.”

“PropCo”: VICI Properties L.P., a Delaware limited partnership.

“PropCo 1”: VICI Properties 1 LLC, a Delaware limited liability company.

“Propco Opportunity Transaction”: As defined in the ROFR Agreement.

“Propco ROFR”: As defined in the ROFR Agreement.

“Propco TRS”: As defined in Section 1.1.

“Property Documents”: Reciprocal easement and/or operating agreements, easements, covenants, exceptions, conditions and restrictions in each case affecting the Leased Property or any portion thereof, but excluding, in any event, all Fee Mortgage Documents.

“Property Specific Guest Data”: Any and all Guest Data, to the extent in or under the possession or control of Tenant, Services Co, Manager, or their respective Affiliates, identifying, describing, concerning or generated by prospective, actual or past guests, website visitors and/or customers of the Facilities, including retail locations, restaurants, bars, casino and Gaming facilities, spas and entertainment venues therein, but excluding, in all cases, (i) Guest Data that has been integrated into analytics, reports, or other similar forms in connection with the Total Rewards Program or any other customer loyalty program of Services Co and its Affiliates (it being understood that this exception shall not apply to such Guest Data itself, i.e., in its original form prior to integration into such analytics, reports, or other similar forms in connection with the Total Rewards Program or other customer loyalty program), (ii) Guest Data that concerns facilities that are owned or operated by CEC or its Affiliates, other than the Facilities and that does not concern the Facilities, and (iii) Guest Data that concerns Proprietary Information and Systems (as defined in the MLSA) and is not specific to any Facility.

“Property Specific IP”: All Intellectual Property that is both (i) specific to the Facilities and (ii) currently or hereafter owned by CEOC or any of its Subsidiaries, including the Intellectual Property set forth on Exhibit H, attached hereto.

“Qualified Replacement Guarantor”: A Person that satisfies the following requirements: (a) such Person shall Control or be under common Control with the Qualified Transferee; (b) such Person shall have total EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements are available (which shall have been prepared by a certified public accounting firm of national standing and shall cover a period beginning no earlier than eighteen (18) months prior to the date of determination) (including such financial statements that are not publicly available) of at least Nine Hundred Million and No/100 Dollars ($900,000,000.00) immediately before giving effect to the subject transfer; (c) such Person shall be solvent and have a Market Capitalization of not less than Four Billion and

No/100 Dollars ($4,000,000,000.00); (d) such Person (i) in the case of a Person with a Market Capitalization of less than Eight Billion and No/100 Dollars ($8,000,000,000.00), has a Total Leverage Ratio of less than or equal to 6.25:1.00 and a Total Net Leverage Ratio of less than or equal to 5.25:1.00, in each case, immediately before giving effect to the subject transfer or (ii) in the case of a Person with a Market Capitalization greater than or equal to Eight Billion and No/100 Dollars ($8,000,000,000.00), has a Total Leverage Ratio of less than or equal to 7.25:1.00 and a Total Net Leverage Ratio of less than or equal to 6.25:1.00, in each case, immediately before giving effect to the subject transfer; (e) in the aggregate, (x) such Person’s assets located in the United States, (y) such Person’s Controlled Subsidiaries incorporated in, or organized under the laws of, the United States or any state or territory thereof or the District of Columbia (“Domestic Subsidiaries”) that are owned directly by such Person or by other Controlled Domestic Subsidiaries of such Person (provided, that, to the extent such Subsidiaries are not wholly owned by such Person, then unless such Subsidiaries executed joinders to the Replacement Guaranty, for purposes of clause (i) below (but not, for the avoidance of doubt, clause (ii) below), the EBITDA generated by such Subsidiary shall be limited to such Person’s pro rata ownership interests in such Subsidiary), and (z) assets located in the United States owned directly or indirectly by such Person’s Subsidiaries that are not Domestic Subsidiaries so long as such non-Domestic Subsidiaries have executed joinders to the Replacement Guaranty, shall (i) generate EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements are available (which shall have been prepared by a certified public accounting firm of national standing and shall cover a period beginning no earlier than eighteen (18) months prior to the date of determination) of at least Five Hundred Million and No/100 Dollars ($500,000,000.00) and (ii) have a Total Leverage Ratio of less than or equal to 6.75:1.00 and a Total Net Leverage Ratio of less than or equal to 5.75:1.00, in each case in this clause (e), immediately before giving effect to the subject transfer; and (f) such Person and its equity holders will comply with all customary “know your customer” requirements of any Fee Mortgagee. Any Qualified Replacement Guarantor that is not organized in the United States (and any Affiliates thereof that executed joinders to the guaranty) shall consent to jurisdiction of, and venue in, New York courts with respect to any action or proceeding with respect to this Lease, the MLSA, any Other Lease, any Other MLSA and any other Lease/MLSA Related Agreements including any Replacement Guaranty. For purposes of hereof, a Person shall be “solvent” if such Person shall (i) not be “insolvent” as such term is defined in Section 101 of title 11 of the United States Code, (ii) be generally paying its debts (other than those that are in bona fide dispute) when they become due, and (iii) be able to pay its debts as they become due.

“Qualified Replacement Manager”: A Person that manages (or is under the Control of or common Control with an Affiliate that manages) a casino resort property (other than the Leased Property) that (i) satisfies the Minimum Facilities Threshold, (ii) has gross revenues of not less than Seven Hundred Fifty Million and No/100 Dollars ($750,000,000.00) per year for each of the preceding three (3) years as of the date of determination, and (iii) on the date of determination, is at least of comparable standard of quality as the Leased Property. By way of example only, and without limitation, as of the date of this Lease, each of the following casino resort properties satisfies the requirements of clause (iii) of the foregoing sentence: Bellagio, Aria, Venetian (Las Vegas), Palazzo, Wynn (Las Vegas), Encore, City of Dreams (Macau), Galaxy Macau, Sands Cotai, Venetian Macau, MGM Grand Macau, Wynn Macau, and Marina Bay Sands (Singapore). At the time of appointment, such Person (a) shall not be subject to a bankruptcy, insolvency or similar proceeding, (b) shall have never been convicted of, or pled guilty or no contest to, a Patriot Act Offense and shall not be on any Government List, (c) shall not be, and shall not be controlled by, an Embargoed Person or a person that has been found “unsuitable,” for any reason, by any applicable Gaming Authority, (d) shall have not been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude, (e) shall have not been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors, (f) shall have all required licenses and approvals required under applicable law (including Gaming Regulations), including all required Gaming Licenses for itself, its officers, directors, and Affiliates (including officers and directors of its Affiliates) to manage the Facility, and (g) shall not be a Landlord Prohibited Person.

“Qualified Transferee”: A transferee that satisfies all of the following requirements: (a) such transferee, unless the Qualified Replacement Guarantor is CEC, (1) has, collectively with the Qualified Replacement Guarantor, a Market Capitalization (exclusive of the Leased Property) of no less than Four Billion and No/100 Dollars ($4,000,000,000.00), (2) has or is Controlled by a Person that has demonstrated expertise in owning or operating real estate or gaming properties and (3) shall Control Tenant and shall Control, be Controlled by or be under common Control with Qualified Replacement Guarantor; (b) such transferee and all of its applicable officers, directors, Affiliates (including the officers and directors of its Affiliates), to the extent required under applicable Gaming Regulations or other Legal Requirements, (i) are licensed and certified by applicable Gaming Authorities and hold all required Gaming Licenses to operate the Facility in accordance herewith and (ii) are otherwise found suitable to lease the Leased Property in accordance herewith; (c) such transferee has not been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude and has not been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors; (d) such transferee has never been convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List; (e) such transferee has not been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding during the prior five (5) years from the applicable date of determination; (f) such transferee is not, and is not Controlled by an Embargoed Person or a person that has been found “unsuitable” for any reason or has had any application for a Gaming License withdrawn “with prejudice” by any applicable Gaming Authority; (g) such transferee and its equity holders comply with any Fee Mortgagee’s customary “know your customer” requirements; (h) such transferee shall not be a Landlord Prohibited Person; and (i) such transferee is not associated with a person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming Industry by any Gaming Authority where such association may adversely affect any of Landlord’s or its Affiliates’ Gaming Licenses or Landlord’s or its Affiliates’ then-current standing with any Gaming Authority; provided, however, so long as CEC remains the Guarantor and a wholly-owned subsidiary of CEC remains the Manager hereunder, such transferee shall not be required to satisfy requirement (a) above to be deemed a Qualified Transferee hereunder.

“Refinancing”: As defined in Section 13.10(a).

“Rejected ROFR Property”: Any ROFR Property located outside of Las Vegas, Nevada, that was the subject of a Propco Opportunity Transaction pursuant to the ROFR Agreement and with respect to which (a) either (i) Propco waived (or was deemed to have waived) the Propco ROFR, or (ii) Propco exercised the Propco ROFR but a ROFR Lease with respect to such ROFR Property was not executed following the conclusion of the procedures set forth in Section 3(e) of the ROFR Agreement, and (b) an Affiliate of CEC subsequently consummated the Propco Opportunity Transaction without Propco’s (or its Affiliates’) involvement.

“Renewal Notice”: As defined in Section 1.4.

“Renewal Term”: As defined in Section 1.4.

“Renewal Term Decrease”: As defined in clause (c)(ii)(B) of the definition of “Rent.”

“Renewal Term Increase”: As defined in clause (c)(ii)(A) of the definition of “Rent.”

“Rent”: An annual amount payable as provided in Article III, calculated as follows:

(a) For the first seven (7) Lease Years, Rent shall be equal to Four Hundred Thirty-Three Million Three Hundred Thousand and No/100 Dollars ($433,300,000.00) per Lease Year, as adjusted annually as set forth in the following sentence. On each Escalator Adjustment Date during the sixth (6th) through and including the seventh (7th) Lease Years, the Rent payable for such Lease Year shall be adjusted to be equal to the Rent payable for the immediately preceding Lease Year, multiplied by the Escalator. For purposes of clarification, there shall be no Variable Rent (defined below) payable during the first seven (7) Lease Years.

(b) From and after the commencement of the eighth (8th) Lease Year, until the Initial Stated Expiration Date, annual Rent shall be comprised of both a base rent component (“Base Rent”) and a variable rent component (“Variable Rent”), each such component of Rent calculated as provided below:

(i) Base Rent shall equal (w) for the eighth (8th) Lease Year, the product of seventy percent (70%) of Rent in effect as of the last day of the seventh (7th) Lease Year, multiplied by the Escalator, (x) for the ninth (9th) and tenth (10th) Lease Years, the Base Rent payable for the immediately preceding Lease Year, as applicable, multiplied by the Escalator in each case, (y) for the eleventh (11th) Lease Year, the product of eighty percent (80%) of Rent in effect as of the last day of the tenth (10th) Lease Year, multiplied by the Escalator, and (z) for each Lease Year from and after the commencement of the twelfth (12th) Lease Year until the Initial Stated Expiration Date, the Base Rent payable for the immediately preceding Lease Year, as applicable, multiplied by the Escalator in each case.

(ii) Variable Rent shall be calculated as further described in this clause (b)(ii). Throughout the Term, Variable Rent shall not be subject to the Escalator.

(A) For each Lease Year from and after commencement of the eighth (8th) Lease Year through and including the end of the tenth (10th) Lease

Year (the “First Variable Rent Period”), Variable Rent shall be a fixed annual amount equal to thirty percent (30%) of the Rent for the seventh (7th) Lease Year (such amount, the “Variable Rent Base”), adjusted as follows (such resulting annual amount being referred to herein as “Year 8-10 Variable Rent”):

(x) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the seventh (7th) Lease Year (the “First VRP Net Revenue Amount”) exceeds the Base Net Revenue Amount (any such excess, the “Year 8 Increase”), the Year 8-10 Variable Rent shall equal the Variable Rent Base increased by an amount equal to the product of (a) nineteen and one-half percent (19.5%) and (b) the Year 8 Increase; or

(y) in the event that the First VRP Net Revenue Amount is less than the Base Net Revenue Amount (any such difference, the “Year 8 Decrease”), the Year 8-10 Variable Rent shall equal the Variable Rent Base decreased by an amount equal to the product of (a) nineteen and one-half percent (19.5%) and (b) the Year 8 Decrease.

(B) For each Lease Year from and after the commencement of the eleventh (11th) Lease Year until the Initial Stated Expiration Date (the “Second Variable Rent Period”), Variable Rent shall be equal to a fixed annual amount equal to twenty percent (20%) of the Rent for the tenth (10th) Lease Year (such amount, the “Second Variable Rent Base”), adjusted as follows (such resulting annual amount being referred to herein as the “Year 11-15 Variable Rent”):

(x) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the tenth (10th) Lease Year exceeds the First VRP Net Revenue Amount (any such excess, the “Year 11 Increase”), the Year 11-15 Variable Rent shall equal the Year 8-10 Variable Rent increased by an amount equal to the product of (a) thirteen percent (13%) and (b) the Year 11 Increase; or

(y) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the tenth (10th) Lease Year is less than the First VRP Net Revenue Amount (any such difference, the “Year 11 Decrease”), the Year 11-15 Variable Rent shall equal the Year 8-10 Variable Rent decreased by an amount equal to the product of (a) thirteen percent (13%) and (b) the Year 11 Decrease.

(c) Rent for each Renewal Term shall be calculated as follows:

(i) Subject to clause (c)(iii) below, Base Rent for the first (1st) Lease Year of such Renewal Term shall be adjusted to be equal to the applicable annual Fair Market Base Rental Value; provided that (A) in no event will the Base Rent be less than the Base Rent in effect as of the last day of the Lease Year immediately preceding the commencement of such Renewal Term (such immediately preceding year, the respective “Preceding Lease Year”), (B) no such adjustment shall cause Base Rent to be increased by more than ten percent (10%) of the Base Rent in effect as of the last day of the Preceding Lease Year and (C) such Fair Market Base Rental Value shall be determined as provided in Section 34.1. On each Escalator Adjustment Date during such Renewal Term, the Base Rent payable for such Lease Year shall be equal to the Base Rent payable for the immediately preceding Lease Year, multiplied by the Escalator.

(ii) Subject to clause (c)(iii) below, Variable Rent for each Lease Year during such Renewal Term (for each Renewal Term, the “Renewal Term Variable Rent Period”) shall be equal to the Variable Rent in effect as of the last day of the Preceding Lease Year, adjusted as follows:

(A) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the Preceding Lease Year exceeds the annual Net Revenue for the Fiscal Period ending immediately prior to the Lease Year five (5) years prior to the Preceding Lease Year (i.e., (x) in respect of the first (1st) Renewal Term, the tenth (10th) Lease Year, and (y) in respect of each subsequent Renewal Term, the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such excess, the respective “Renewal Term Increase”), the Variable Rent for such Renewal Term shall equal the Variable Rent in effect as of the last day of the Preceding Lease Year increased by an amount equal to the product of (a) thirteen percent (13%) and (b) such Renewal Term Increase; or

(B) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the Preceding Lease Year is less than the annual Net Revenue for the Fiscal Period ending immediately prior to the Lease Year five (5) years prior to the Preceding Lease Year (i.e., (x) in respect of the first (1st) Renewal Term, the tenth (10th) Lease Year and (y) in respect of each subsequent Renewal Term, the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such difference, the respective “Renewal Term Decrease”), the Variable Rent for such Renewal Term shall equal the Variable Rent in effect as of the last day of the Preceding Lease Year decreased by an amount equal to the product of (a) thirteen percent (13%) and (b) such Renewal Term Decrease.

(iii) Notwithstanding anything to the contrary set forth in clauses (c)(i) or (c)(ii) above, with respect to any Renewal Term that would cause the Term to extend beyond the expiration of the Maximum Fixed Rent Term (after taking into account Maximum Fixed Rent Term extensions, if any, pursuant to clause (c)(iv) below) for any Leased Property (each, an “Excluded Renewal Property”), Rent for such Renewal Term shall be equal to the sum of: (x) the Base Rent as calculated in accordance with clause (c)(i) above (including, to the extent applicable, the adjustments provided in clauses (c)(i)(A) and (c)(i)(B) above), plus (y) the Variable Rent as calculated in accordance with clause (c)(ii) above; minus (z) an amount equal to the sum of the Rent Reduction Amounts with respect to each Excluded Renewal Property.

(iv) Prior to delivery of any Renewal Notice for any Renewal Term that would cause the Term through such Renewal Term to exceed the Maximum Fixed Rent Term for any Leased Property, if Tenant obtains an appraisal reasonably satisfactory to Landlord, prepared by an appraiser reasonably satisfactory to Landlord, which appraisal concludes that, based on the condition of the Leased Property at the time of such appraisal, the expected useful life of such Leased Property (measured from the Commencement Date) exceeds one hundred twenty-five percent (125%) of the Term through such Renewal Term, the Maximum Fixed Rent Term for such Leased Property shall be extended through the end of such Renewal Term and thereafter for the longest fixed rent term that would be supported by such appraisal.

Notwithstanding anything herein to the contrary, from and after the date on which any ROFR Property becomes a Rejected ROFR Property, solely for purposes of calculating Variable Rent in accordance herewith, the Net Revenue associated with each applicable Affected Facility thereafter shall be subject to a floor equal to the Net Revenue for such Affected Facility for the calendar year immediately prior to the later of (i) the year in which CEC or its Affiliate acquires or commences operating the Rejected ROFR Property and (ii) the year in which the Rejected ROFR Property first opens for business to the public.

Notwithstanding anything herein to the contrary, (i) but subject to clause (c)(iii) above and any reduction in Rent by the Rent Reduction Amount pursuant to and in accordance with the terms of this Lease, in no event shall annual Base Rent during any Lease Year after the seventh (7th) Lease Year be less than seventy percent (70%) of the Rent in the seventh (7th) Lease Year, and (ii) in no event shall the Variable Rent be less than Zero Dollars ($0.00).

If any Leased Property or component thereof is transferred or deemed to be transferred to the Southern Indiana Barge TRS pursuant to Section 1.1, the Rent shall be appropriately increased so that the amount of such Rent, reduced by the amount of all U.S. federal income taxes payable by the Southern Indiana Barge TRS with respect to the receipt of Rent (including any U.S. federal income taxes payable in respect of the adjustment to Rent described in this sentence) shall equal the amount of Rent which Landlord would otherwise be entitled to receive in respect of the Leased Property or component thereof transferred or deemed to be transferred to the Southern Indiana Barge TRS; provided, however, that Landlord and Southern Indiana Barge TRS shall use commercially reasonable efforts, at no material cost or expense to Landlord, Southern Indiana Barge TRS or their respective Affiliates, to take appropriate measures to mitigate the amount of U.S. federal income taxes payable by the Southern Indiana Barge TRS with respect to the receipt of Rent and otherwise.

“Rent Reduction Amount”: (i) With respect to the Base Rent, a proportionate reduction of Base Rent, which proportionate amount shall be determined by comparing (1) the EBITDAR of the Leased Property for the Trailing Test Period versus (2) the EBITDAR of the Leased Property for the Trailing Test Period calculated to remove the EBITDAR attributable to the portion of the Leased Property affected by the Partial Taking or that is being removed from this Lease or otherwise excluded from the determination of Rent (as applicable) and (ii) with respect to Variable Rent, a proportionate reduction of Variable Rent calculated in the same manner as set forth with respect to Base Rent above. Following the application of the Rent Reduction Amount to the Rent hereunder, for purposes of calculating any applicable adjustments to Variable Rent based on increases or decreases in Net Revenue, such calculations of Net Revenue shall exclude Net Revenue attributable to the portion of the Leased Property affected by the Partial Taking or that was removed from this Lease or otherwise excluded from the determination of Rent (even if such portion of the Leased Property had not yet been affected by the Partial Taking nor removed from this Lease as of the applicable Lease Year for which Net Revenue is being measured).

“Replacement Guaranty”: A guaranty made by a Qualified Replacement Guarantor which shall contain provisions, terms and conditions similar in substance to the provisions, terms and conditions set forth in Article 17 of the MLSA and all such other portions of the MLSA that comprise the Lease Guaranty (as such term is defined in the MLSA).

“Replacement Management Agreement”: A management agreement with respect to the management of the Facilities, between a Qualified Replacement Manager and a Qualified Transferee, that provides for the management of the Leased Property on terms and conditions not materially less favorable to Tenant (and the Leased Property), (i) with respect to a Qualified Replacement Manager that is an Affiliate of the Qualified Transferee, than as provided in the MLSA, or, (ii) with respect to a Qualified Replacement Manager that is not an Affiliate of the Qualified Transferee, than would be obtained in an arm’s-length management agreement with a third party, and, in all events the provisions, terms and conditions thereof shall not be intended to or designed to frustrate, vitiate or reduce the payment of Variable Rent or the other provisions of this Lease.

“Reporting Subsidiary”: Any entity required by GAAP to be consolidated for financial reporting purposes by a Person, regardless of ownership percentage.

“Representatives”: With respect to any Person, such Person’s officers, employees, directors, accountants, attorneys and other consultants, experts or agents of such Person, and actual or prospective arrangers, underwriters, investors or lenders with respect to indebtedness or Equity Interests that may be issued by such Person, to the extent that any of the foregoing actually receives non-public information hereunder. In addition, and without limitation of the foregoing, the term “Representatives” shall include, (a) in the case of Landlord, PropCo 1, PropCo, Landlord REIT and any Affiliate thereof, and (b) in the case of Tenant, CEOC, CEC and any Affiliate thereof.

“Required Capital Expenditures”: The applicable Capital Expenditures required to satisfy the Minimum Cap Ex Requirements.

“Restricted Area”: The geographical area that at any time during the Term is within a thirty (30) mile radius of the Leased Property.

“Retail Sales”: As defined in the definition of “Net Revenue.”

“Right to Terminate Notice”: As defined in Section 17.1(d).

“ROFR Agreement”: That certain Right of First Refusal Agreement, dated as of the date hereof, by and between CEC and Propco.

“ROFR Lease”: As defined in the ROFR Agreement.

“ROFR Property”: As defined in the ROFR Agreement.

“SEC”: The United States Securities and Exchange Commission.

“Second Variable Rent Base”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“Second Variable Rent Period”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“Section 34.2 Dispute”: As defined in Section 34.2.

“Securities Act”: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Services Co”: Caesars Enterprise Services LLC, or any replacement or successor services company engaged in performing services on behalf of Tenant and related entities similar to those performed by, or contemplated to be performed by, Caesars Enterprise Services LLC on the date hereof.

“Services Co Capital Expenditures”: All capital expenditures incurred by Services Co to the extent capitalized in accordance with GAAP and allocated to Tenant by Services Co. Without Landlord’s consent, Tenant shall not permit any changes to be made to the allocation methodology by which Services Co Capital Expenditures are currently allocated to Tenant if such change could reasonably be expected to materially and adversely affect Landlord.

“Severance Lease”: A separate lease with respect to a Facility, created when Landlord transfers a specific Facility (or Facilities), which lease shall comply with the requirements set forth in Article XVIII hereof. After the creation of a Severance Lease with an Affiliate of Landlord, such Severance Lease shall be considered an Other Lease hereunder.

“Severance MLSA”: A separate MLSA amongst Guarantor, Manager, the tenant (or tenants) under the Severance Lease and the transferee landlord under the Severance Lease, which Severance MLSA shall contain all terms, conditions and obligations as contained in the MLSA but shall reflect that such Severance MLSA shall only apply to the Facility (or Facilities) leased pursuant to the applicable Severance Lease. After the creation of a Severance MLSA with an Affiliate of Landlord, such Severance MLSA shall be considered an Other MLSA hereunder.

“Software”: As they exist anywhere in the world, any computer software, firmware, microcode, operating system, embedded application, or other program, including all source code, object code, specifications, databases, designs and documentation related to such programs.

“Southern Indiana Barge TRS”: As defined in Section 1.1.

“SPE Tenant”: Collectively or individually, as the context may require, each Tenant other than CEOC.

“Specified Sublease”: Any Sublease (i) affecting any portion of the Leased Property, and (ii) in effect on the Commencement Date. A list of all Specified Subleases is annexed as Schedule 4 hereto.

“Stated Expiration Date”: As defined in Section 1.3.

“Stub Period”: As defined in Section 10.5(a)(v).

“Stub Period Multiplier”: As defined in Section 10.5(a)(v).

“Sublease”: Any sublease, sub-sublease, license, management agreement to operate (but not occupy as a tenant) a particular space at a Facility, or other similar agreement in respect of use or occupancy of any portion of the Leased Property, but excluding Bookings.

“Subsidiary”: As to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time of determination owned by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) Equity Interest at the time of determination.

“Subtenant”: The tenant under any Sublease.

“Subtenant Subsidiary”: Any subsidiary of Tenant that is a Subtenant under a Sublease from Tenant.

“Successor Assets”: As defined in Section 36.1.

“Successor Assets FMV”: As defined in Section 36.1.

“Successor Tenant”: As defined in Section 36.1.

“System-wide IP”: All of the Intellectual Property (in each case, excluding Property Specific IP and Property Specific Guest Data) that (i) Services Co or any of its Subsidiaries currently license, contemplate to license or otherwise provide to facilitate the provision of services by or on behalf of Services Co or any of its Subsidiaries to any properties owned by CEOC or its Affiliates, (ii) Services Co or any of its Subsidiaries currently provide or contemplate to provide pursuant to, or is otherwise necessary for the performance of, any Property Management Agreement (as defined in the Omnibus Agreement), (iii) is necessary for the provision of Enterprise Services (as defined in the Omnibus Agreement) by Services Co, (iv) is generally used by CEOC, its Affiliates and their respective Subsidiaries for their respective properties, including any and all Intellectual Property comprising and/or related to the Total Rewards Program, or (v) is developed, created or acquired by or on behalf of Services Co or any of its Subsidiaries and is not a derivative work of any Intellectual Property licensed to Services Co.

“Taking”: Any taking of all or any part of the Leased Property and/or the Leasehold Estate or any part thereof, in or by Condemnation, including by reason of the temporary requisition of the use or occupancy of all or any part of the Leased Property by any governmental authority, civil or military.

“Tenant”: As defined in the preamble.

“Tenant Capital Improvement”: A Capital Improvement other than a Material Capital Improvement funded by Landlord pursuant to a Landlord MCI Financing. The term “Tenant Capital Improvement” shall not include Capital Improvements conveyed by Tenant to Landlord.

“Tenant Competitor”: As of any date of determination, any Person (other than Tenant and its Affiliates) that is engaged, or is an Affiliate of a Person that is engaged, in the ownership or operation of a Gaming business; provided, that, (i) for purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business, (ii) any investment fund or other Person with an investment representing an equity ownership of fifteen percent (15%) or less in a Tenant Competitor and no Control over such Tenant Competitor shall not be a Tenant Competitor, (iii) solely for purposes of Section 18.4(c), a Person with an investment representing an equity ownership of twenty-five percent (25%) or less in a Non-Core Tenant Competitor shall be deemed to not have Control over such Tenant Competitor, and (iv) Landlord shall not be deemed to become a Tenant Competitor by virtue of it or its Affiliate’s acquiring ownership, or engaging in the ownership or operation of, a Gaming business, if Landlord or any of its Affiliates first offered CEC (or its Subsidiary, as applicable) the opportunity to lease and manage such Gaming business pursuant to the ROFR Agreement and CEC (or its Subsidiary, as applicable) did not accept such offer.

“Tenant Event of Default”: As defined in Section 16.1.

“Tenant Material Capital Improvement”: As defined in Section 10.4(e).

“Tenant Transferee Requirement”: As defined in Section 22.2(i).

“Tenant’s Initial Financing”: The financing provided under that certain Credit Agreement, dated as of the date hereof, among Tenant, as borrower, the Lenders (as defined therein) party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders and collateral agent for the Secured Parties (as defined therein).

“Tenant’s MCI Intent Notice”: As defined in Section 10.4(a).

“Tenant’s Pledged Property”: All now owned and hereafter acquired FF&E not otherwise part of the Leased Property and all other now owned and hereafter acquired personal property (including all gaming equipment), licenses, permits, subleases, concessions, and contracts, in each case, located at the Leased Property or primarily related to or used or held for use in connection with the operation of the business conducted on or about the Leased Property as then being operated (including all Property Specific IP and Property Specific Guest Data and Tenant’s rights under System-wide IP, proprietary operating systems and customer data, including Guest Data) owned by or licensed or granted to Tenant and/or any Subsidiaries of Tenant, and any cash (including all cage cash) located on-site at the Facility but not any other cash, securities or investments; provided, that, Tenant’s Pledged Property shall exclude all Excluded Assets, all products and proceeds of Tenant’s Pledged Property, and, to the extent required by Gaming Regulations, any Gaming Licenses.

“Tenant’s Property”: All assets of Tenant and its Subsidiaries (other than the Leased Property and, for purposes of Article XXXVI only, any Intellectual Property that will not be transferred to a Successor Tenant under Article XXXVI) primarily related to or used in connection with the operation of the business conducted on or about the Leased Property or any portion thereof, together with all replacements, modifications, additions, alterations and substitutes therefor and including all goodwill and going concern value associated with Tenant’s Property.

“Term”: As defined in Section 1.3.

“Third-Party MCI Financing”: As defined in Section 10.4(c).

“Total Leverage Ratio”: With respect to any Person and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) the aggregate principal amount of (without duplication) all indebtedness consisting of Capital Lease Obligations, indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of such Person and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP to (ii) EBITDA.

“Total Net Leverage Ratio”: With respect to any Person and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) (a) the aggregate principal amount of (without duplication) all indebtedness consisting of Capital Lease Obligations, indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of such Person and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP less (b) the aggregate amount of all cash or cash equivalents of such Person and its Subsidiaries (provided, that, in the case of cash or cash equivalents held by Domestic Subsidiaries of a Person that is not incorporated in, or organized under the laws of, the United States or any state or territory thereof or the District of Columbia, such cash must be held at a bank or other financial institution located in the United States or any territory thereof or the District of Columbia) that would not appear as “restricted” on a consolidated balance sheet of such Person and its Subsidiaries to (ii) EBITDA.

“Trademarks”: As defined in the definition of Intellectual Property.

“Trailing Test Period”: For any date of determination, the period of the four (4) most recently ended consecutive calendar quarters prior to such date of determination for which Financial Statements are available.

“Transition Period”: As defined in the MLSA.

“Transition Services Agreement”: That certain Transition of Management Services Agreement (Non-CPLV), dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

“Triennial Allocated Minimum Cap Ex Amount B Ceiling”: The difference of (a) the Triennial Minimum Cap Ex Amount B, minus (b) the Triennial Allocated Minimum Cap Ex Amount B Floor (as defined in the CPLV Lease). Notwithstanding anything herein to the contrary, fifty percent (50%) of all Capital Expenditures constituting Material Capital Improvements shall be credited toward the Triennial Allocated Minimum Cap Ex Amount B Ceiling applicable to the Triennial Period during which such Capital Expenditures were incurred and the other fifty percent (50%) of such Capital Expenditures constituting Material Capital Improvements shall not be credited toward the Triennial Allocated Minimum Cap Ex Amount B Ceiling.

“Triennial Allocated Minimum Cap Ex Amount B Floor”: An amount equal to Two Hundred Fifty-Five Million and No/100 Dollars ($255,000,000.00), as reduced from time to time by the applicable Minimum Cap Ex Reduction Amount in the event that the Triennial Minimum Cap Ex Amount B is reduced by the applicable Minimum Cap Ex Reduction Amount. Notwithstanding anything herein to the contrary, fifty percent (50%) of all Capital Expenditures constituting Material Capital Improvements shall be credited toward the Triennial Allocated Minimum Cap Ex Amount B Floor applicable to the Triennial Period during which such Capital Expenditures were incurred and the other fifty percent (50%) of such Capital Expenditures constituting Material Capital Improvements shall not be credited toward the Triennial Allocated Minimum Cap Ex Amount B Floor.

“Triennial Minimum Cap Ex Amount A”: An amount equal to Four Hundred Ninety-Five Million and No/100 Dollars ($495,000,000.00), provided, however, that for purposes of calculating the Triennial Minimum Cap Ex Amount A, Capital Expenditures during the applicable Triennial Period shall not include (a) Services Co Capital Expenditures in excess of Seventy-Five Million and No/100 Dollars ($75,000,000.00) nor (b) Capital Expenditures in respect of the London/Chester Properties in excess of Thirty Million and No/100 Dollars ($30,000,000.00). The Triennial Minimum Cap Ex Amount A shall be decreased from time to time (w) upon the execution of a Severance Lease in accordance with Section 18.2; (x) in the event of any partial termination of either this Lease or the Other Leases in connection with any Condemnation or this Lease in connection with a Casualty Event, or pursuant to the expiration of the Maximum Fixed Rent Term, in either case in accordance with the express terms of this Lease or the Other Leases (as applicable), in either case that results in the removal of Material Leased Property from this Lease or the Other Leases (as applicable); (y) in connection with any disposition of all of the Other Leased Property under any Other Lease in accordance with Article XVIII of such Other Lease and the assignment of such Other Lease to a third party Acquirer (as defined in such Other Lease), and (z) with respect to the London/Chester Properties, upon the disposition of any Material London/Chester Property; with such decrease, in each case of clause (w), (x), (y) or (z) above, being equal to the applicable Minimum Cap Ex Reduction Amount. Notwithstanding the foregoing: (1) the sum of all decreases in the Triennial Minimum Cap Ex Amount A under clause (z) in respect of any dispositions of London Clubs property shall not exceed Twelve Million and No/100 Dollars ($12,000,000.00); (2) the sum of all decreases in the Triennial Minimum Cap Ex Amount A under clause (z) in respect of any dispositions of any portion of the Chester Property shall not exceed Eighteen Million and No/100 Dollars ($18,000,000.00); (3) in the event of a disposition (in one or a series of transactions) of all or substantially all of the London Clubs, the Triennial Minimum Cap Ex Amount A shall be decreased by an amount equal to Twelve Million and No/100 Dollars ($12,000,000.00); and (4) in the event of a disposition (in one or a series of transactions) of all or substantially all of the Chester Property, the Triennial Minimum Cap Ex Amount A shall be decreased by an amount equal to Eighteen Million and No/100 Dollars ($18,000,000.00). Notwithstanding anything herein to the contrary, fifty percent (50%) of all Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital Improvements shall be credited toward the Triennial Minimum Cap Ex Amount A applicable to the Triennial Period during which such Capital Expenditures or Other Capital Expenditures were incurred and the other fifty percent (50%) of such Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital Improvements shall not be credited toward the Triennial Minimum Cap Ex Amount A.

“Triennial Minimum Cap Ex Amount B”: An amount equal to Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00), provided, however, that for purposes of calculating the Triennial Minimum Cap Ex Amount B, Capital Expenditures during the applicable Triennial Period shall not include any of the following (without duplication): (a) Services Co Capital Expenditures, (b) Capital Expenditures by any subsidiaries of Tenant that are non-U.S. subsidiaries or are “unrestricted subsidiaries” as defined under Tenant’s debt documentation, (c) any Capital Expenditures of Tenant related to gaming equipment, (d) any Capital Expenditures of Tenant related to corporate shared services, nor (e) any Capital Expenditures with respect to properties that are not included in the Leased Property or Other Leased Property. The Triennial Minimum Cap Ex Amount B shall be decreased from time to time (w) upon the execution of a Severance Lease in accordance with Section 18.2; (x) in the event of any partial termination of either this Lease or the Other Leases in connection with any Condemnation or this Lease in connection with a Casualty Event, or pursuant to the expiration of the Maximum Fixed Rent Term, in either case in accordance with the express terms of this Lease or the Other Leases (as applicable), in either case that results in the removal of Material Leased Property from this Lease or the Other Leases (as applicable); and (y) in connection with any disposition of all of the Other Leased Property under any Other Lease in accordance with Article XVIII of such Other Lease and the assignment of such Other Lease to a third party Acquirer (as defined in such Other Lease); with such decrease, in each case of clause (w), (x) or (y) above, being equal to the applicable Minimum Cap Ex Reduction Amount. Notwithstanding anything herein to the contrary, fifty percent (50%) of all Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital Improvements shall be credited toward the Triennial Minimum Cap Ex Amount B applicable to the Triennial Period during which such Capital Expenditures or Other Capital Expenditures were incurred and the other fifty percent (50%) of such Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital

Improvements shall not be credited toward the Triennial Minimum Cap Ex Amount B. Without limitation of anything set forth in the foregoing, it is acknowledged and agreed that any Capital Expenditures with respect to any one or more of the London/Chester Properties shall not be included in the calculation of the Triennial Minimum Cap Ex Amount B.

“Triennial Minimum Cap Ex Requirement A”: As defined in Section 10.5(a)(iii).

“Triennial Minimum Cap Ex Requirement B”: A defined in Section 10.5(a)(iv).

“Triennial Period”: Each period of three (3) full Fiscal Years during the Term.

“Unavoidable Delay”: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the Party responsible for performing an obligation hereunder; provided, that lack of funds, in and of itself, shall not be deemed a cause beyond the reasonable control of a Party.

“Unsuitable for Its Primary Intended Use”: A state or condition of the Leased Property such that by reason of a Partial Taking the Leased Property cannot, following restoration thereof (to the extent commercially practical), be operated on a commercially practicable basis for the Primary Intended Use for which it was primarily being used immediately preceding the taking, taking into account, among other relevant economic factors, the amount of square footage and the estimated revenue affected by such Partial Taking.

“Variable Rent”: The Variable Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent.”

“Variable Rent Base”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“Variable Rent Determination Period”: Each of (i) the Fiscal Period that ended immediately prior to the Commencement Date, and (ii) the Fiscal Period in each case that ends immediately prior to the commencement of the 8th Lease Year, the 11th Lease Year, and the first (1st) Lease Year of each Renewal Term.

“Variable Rent Payment Period”: Collectively or individually, each of the First Variable Rent Period, the Second Variable Rent Period and each of the Renewal Term Variable Rent Periods.

“Variable Rent Statement”: As defined in Section 3.2(a).

“Work”: Any and all work in the nature of construction, restoration, alteration, modification, addition, improvement or demolition in connection with the performance of any Alterations and/or any Capital Improvements.

“Year 8 Decrease”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“Year 8 Increase”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“Year 8-10 Variable Rent”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“Year 11 Decrease”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“Year 11 Increase”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“Year 11-15 Variable Rent”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

ARTICLE III

RENT

3.1 Payment of Rent.

(a) Generally. During the Term, Tenant will pay to Landlord the Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.4.

(b) Payment of Rent until Commencement of Variable Rent. On the Commencement Date, a prorated portion of the first monthly installment of Rent shall be paid by Tenant for the period from the Commencement Date until the last day of the calendar month in which the Commencement Date occurs, based on the number of days during such period. Thereafter, for the first seven (7) Lease Years, Rent shall be payable by Tenant in consecutive monthly installments equal to one-twelfth (1/12th) of the Rent amount for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately preceding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year.

(c) Payment of Rent following Commencement of Variable Rent. From the commencement of the eighth (8th) Lease Year and continuing until the Expiration Date, both Base Rent and Variable Rent during any Lease Year shall be payable in consecutive monthly installments equal to one-twelfth (1/12th) of the Base Rent and Variable Rent amounts for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately preceding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year; provided, however, that for each month where Variable Rent is payable but the amount thereof depends upon calculation of Net Revenue not yet known (e.g., the first few months of the eighth (8th) Lease Year, the eleventh (11th) Lease Year, and (if applicable) the first (1st) Lease Year of each Renewal Term), the amount of the Variable Rent payable monthly in advance shall remain the same as in the immediately preceding month, and provided, further, that Tenant shall make a payment to Landlord (or be entitled to set off against its Rent payment due, as applicable) on the first (1st) day of the calendar month (or the immediately preceding Business Day if the first (1st) day of the month is not a Business Day) following the completion of such calculation in the amount necessary to “true-up” any underpayments or overpayments of Variable Rent for such interim period. Tenant shall complete such calculation of Net Revenue as provided in Section 3.2 of this Lease.

(d) Proration for Partial Lease Year. Unless otherwise agreed by the Parties in writing, Rent and applicable Additional Charges shall be prorated on a per diem basis as to any Lease Year containing less than twelve (12) calendar months, and with respect to any installment thereof due for any partial months at the beginning and end of the Term.

(e) Rent Allocation.

(i) Rent during the initial seven (7) Lease Years and Rent thereafter for the duration of the Initial Term shall be allocated as specified in Schedule 5 hereto and such allocations of Rent and Base Rent shall represent Tenant’s accrued liability on account of the use of the Leased Property during the Initial Term. Landlord and Tenant agree that such allocations are intended to constitute a specific allocation of fixed rent within the meaning of Treasury Regulation § 1.467-1(c)(2)(ii)(A) to the applicable period and in the respective amounts set forth in Schedule 5 hereto. Landlord and Tenant agree, for purposes of federal income tax returns filed by it (or on any income tax returns on which its income is included), (i) to accrue rental income and rental expense, respectively during the Initial Term in the amounts equal to the Rent for a given period plus or minus the amount set forth under the caption “Section 467 Rent Adjustment” in Schedule 5 hereto, and (ii) to deduct interest expense and accrue interest income, respectively, in the amounts set forth under the caption “Section 467 Interest” in Schedule 5 hereto.

(ii) Initial Base Rent shall be allocated among the Leased Property identified on Schedule 5-A as set forth on Schedule 5-A. On each Escalator Adjustment Date, the Escalator shall be applied to each allocated Base Rent amount, and the aggregate of such allocated amounts, each as increased by the Escalator, shall constitute Base Rent for the applicable Lease Year. Adjustments of Base Rent occurring at the commencement of the eighth (8th) Lease Year and the eleventh (11th) Lease Year shall be determined on an individual Leased Property basis, by calculating seventy percent (70%) or eighty percent (80%), respectively, of total Rent for the applicable prior Lease Year with respect to each such Leased Property, and then aggregating such resulting amounts to determine total adjusted Base Rent. Similarly, Variable Rent shall be determined on an individual Leased Property basis, by applying the formula for Variable Rent (as set forth in the definition of Rent above) to each individual Leased Property and the Net Revenue attributable thereto, and then aggregating such resulting amounts to determine total adjusted Variable Rent. Notwithstanding the foregoing, in determining Base Rent and Variable Rent as described in this Section 3.1(e)(ii), no cap or floor shall apply to the calculations on an individual Leased Property basis, and, instead, once the individual allocated amounts are aggregated, if the resulting amount is required to be adjusted to comport with an applicable cap or floor, then the resulting decrease or increase (to comply with the cap or floor) shall be allocated pro rata among the Leased Properties.

3.2 Variable Rent Determination.

(a) Variable Rent Statement. Tenant shall, no later than ninety (90) days after the end of each Variable Rent Determination Period during the Term, furnish to Landlord a statement (the “Variable Rent Statement”), which Variable Rent Statement shall (i) set forth the sum of the Net Revenues realized with respect to the Facility during each of (x) such just-ended Variable Rent Determination Period and (y) except with respect to the first (1st) Variable Rent Statement, the Variable Rent Determination Period immediately preceding such just-ended Variable Rent Determination Period, (ii) except with respect to the first (1st) Variable Rent Statement, set forth Tenant’s calculation of the per annum Variable Rent payable hereunder during the next Variable Rent Payment Period, (iii) be accompanied by reasonably appropriate supporting data and information, and (iv) be certified by a senior financial officer of Tenant and expressly state that such officer has examined the reports of Net Revenue therein and the supporting data and information accompanying the same, that such examination included such tests of Tenant’s books and records as reasonably necessary to make such determination, and that such statement accurately presents in all material respects the Net Revenues for the applicable periods covered thereby, so that Tenant shall commence paying the applicable Variable Rent payable during each Variable Rent Payment Period hereunder (in accordance with the calculation set forth in each such Variable Rent Statement) no later than the first (1st) day of the fourth (4th) calendar month during such Variable Rent Payment Period (or the immediately preceding Business Day if the first (1st) day of such month is not a Business Day).

(b) Maintenance of Records Relating to Variable Rent Statement. Tenant shall maintain, at its corporate offices, for a period of not less than six (6) years following the end of each Lease Year, adequate records which shall evidence the Net Revenue realized by the Facility during each Lease Year, together with all such records that would normally be examined by an independent auditor pursuant to GAAP in performing an audit of Tenant’s Variable Rent Statements. The provisions and covenants of this Section 3.2(b) shall survive the expiration of the Term or sooner termination of this Lease.

(c) Audits. At any time within two (2) years of receipt of any Variable Rent Statement, Landlord shall have the right to cause to be conducted an independent audit of the matters covered thereby, conducted by a nationally-recognized independent public accounting firm mutually reasonably agreed to by the Parties. Such audit shall be limited to items necessary to ascertain an accurate determination of the calculation of the Variable Rent payable hereunder, and shall be conducted during normal business hours at the principal executive office of Tenant. If it shall be determined as a result of such audit (i) that there has been a deficiency in the payment of Variable Rent, such deficiency shall become due and payable by Tenant to Landlord, within thirty (30) days after such determination, or (ii) that there has been an excess payment of Variable Rent, such excess shall become due and payable by Landlord to Tenant, within thirty (30) days after such determination. In addition, if any Variable Rent Statement shall be found to have understated the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), and Landlord is entitled to any additional Variable Rent as a result of such understatement, then (x) Tenant shall pay to Landlord all reasonable, out-of-pocket costs and expenses which may be incurred by Landlord in determining and collecting the understatement or underpayment, including the cost of the audit (if applicable) and (y) interest at the Overdue Rate on the amount of the deficiency from the date when said payment should have been made until paid. If it shall be determined as a result of such audit that the applicable Variable Rent Statement did not understate the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), then Landlord shall pay to Tenant all reasonable, out-of-pocket costs and expenses incurred by Tenant in making such determination, including the cost of the audit. In addition, if any Variable Rent

Statement shall be found to have willfully and intentionally understated the per annum Variable Rent, by more than five percent (5%), such understatement shall, at Landlord’s option, constitute a Tenant Event of Default under this Lease. Any audit conducted pursuant to this Section 3.2(c) shall be performed subject to and in accordance with the provisions of Section 23.1(c) hereof. The receipt by Landlord of any Variable Rent Statement or any Variable Rent paid in accordance therewith for any period shall not constitute an admission of the correctness thereof.

3.3 Late Payment of Rent or Additional Charges. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any Rent or Additional Charges will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent or Additional Charges payable directly to Landlord shall not be paid within four (4) days after its due date, Tenant shall pay to Landlord on demand a late charge equal to the lesser of (a) five percent (5%) of the amount of such installment or Additional Charges and (b) the maximum amount permitted by law. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The Parties further agree that any such late charge constitutes Rent, and not interest, and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. If any installment of Rent (or Additional Charges payable directly to Landlord) shall not be paid within nine (9) days after its due date, the amount unpaid, including any late charges previously accrued and unpaid, shall bear interest at the Overdue Rate (from such ninth (9th) day after the due date of such installment until the date of payment thereof) (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding), and Tenant shall pay such interest to Landlord on demand. The payment of such late charge or such interest shall not constitute a waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord. No failure by Landlord to insist upon strict performance by Tenant of Tenant’s obligation to pay late charges and interest on sums overdue shall constitute a waiver by Landlord of its right to enforce the provisions, terms and conditions of this Section 3.3. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord, in its sole discretion, may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment due or pursue any other right or remedy in this Lease provided.

3.4 Method of Payment of Rent. Rent and Additional Charges to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer, ACH or direct deposit of immediately available federal funds and shall be initiated by Tenant for settlement on or before the applicable Payment Date in each case (or, in respect of Additional Charges, as applicable, such other date as may be applicable hereunder); provided, however, if the Payment Date is not a Business Day, then settlement shall be made on the preceding Business Day. Landlord shall provide Tenant with appropriate wire transfer, ACH and direct deposit information in a Notice from Landlord to Tenant. If Landlord directs Tenant to pay any Rent or any Additional Charges to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

3.5 Net Lease. Landlord and Tenant acknowledge and agree that (i) this Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent (including, for avoidance of doubt, following commencement of the obligation to pay Variable Rent hereunder, the Base Rent and Variable Rent components of the Rent) and Additional Charges shall be paid absolutely net to Landlord, without abatement, deferment, reduction, defense, counterclaim, claim, demand, notice, deduction or offset of any kind whatsoever, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Rent (including, for the avoidance of doubt, following commencement of the obligation to pay Variable Rent hereunder, the Base Rent and Variable Rent components of the Rent) and Additional Charges throughout the Term, all as more fully set forth in Article V and except and solely to the extent expressly provided in Article XIV (in connection with a Casualty Event), in Article XV (in connection with a Condemnation), in Section 3.1 (in connection with the “true-up”, if any, applicable to the onset of a Variable Rent Payment Period), in Section 18.2, and in Section 41.16. If Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any defense, offset, claim, counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Tenant would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant. The covenants to pay Rent and Additional Charges hereunder are independent covenants, and Tenant shall have no right to hold back, deduct, defer, reduce, offset or fail to pay any such amounts for default by Landlord or for any other reason whatsoever, except solely as and to the extent provided in Section 3.1 and this Section 3.5.

ARTICLE IV

ADDITIONAL CHARGES

4.1 Impositions. Subject to Article XII relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions as and when due and payable during the Term to the applicable taxing authority or other party imposing the same before any fine, penalty, premium or interest may be added for non-payment (provided, (i) such covenant shall not be construed to require early or advance payments that would reduce or discount the amount otherwise owed and (ii) Tenant shall not be required to pay any Impositions that under the terms of the applicable Ground Lease are required to be paid by the Ground Lessor thereunder). Tenant shall make such payments directly to the taxing authorities where feasible, and on a monthly basis furnish to Landlord a summary of such payments, together, upon the request of Landlord, with copies of official receipts or other reasonably satisfactory proof evidencing such payments. If Tenant is not permitted to, or it is otherwise not feasible for Tenant to, make such payments directly to the taxing authorities or other applicable party, then Tenant shall make such payments to Landlord at least ten (10) Business Days prior to the due date, and Landlord shall make such payments to the taxing authorities or other applicable party prior to the due date. If and to the extent funds for Impositions are being reserved by Tenant on a regular basis with and held by Fee Mortgagee, Tenant shall be permitted to make a direct request to Fee Mortgagee (contemporaneously providing a copy of such request to Landlord) to cause such funds to be applied to Impositions when due and payable, unless a Tenant Event of Default exists, and, to the extent Fee Mortgagee fails to make such disbursement, the failure to timely pay such Impositions shall not give rise to any Tenant Event of Default or other liability or obligation of Tenant hereunder. Landlord shall deliver to Tenant any bills received by Landlord for Impositions, promptly following Landlord’s receipt thereof. Tenant’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property to the extent payable during the Term or any part thereof, subject to Article XII. Notwithstanding anything in the first sentence of this Section 4.1 to the contrary, if any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium or further interest may be added thereto. Nothing in this Section 4.1 shall limit Tenant’s obligations with respect to funding reserves for Impositions to the extent required under Section 31.3.

(a) Landlord or Landlord REIT shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock and any other returns required to be filed by or in the name of Landlord (the “Landlord Tax Returns”), and Tenant or Tenant’s applicable direct or indirect parent shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property (including all Capital Improvements) and Tenant’s Property. If any property covered by this Lease is classified as personal property for tax purposes, Tenant shall file all required personal property tax returns in such jurisdictions where it is required to file pursuant to applicable Legal Requirements and provide copies to Landlord upon request.

(b) Any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant shall be paid over to or retained by Tenant, and any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Landlord, if any, shall be paid over to or retained by Landlord.

(c) Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the Party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required tax returns and reports. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, shall provide the other Party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.

(d) Billings for reimbursement by Tenant to Landlord of personal property or real property taxes and any taxes due under the Landlord Tax Returns, if and to the extent Tenant is responsible for such taxes under the terms of this Section 4.1 (subject to Article XII), shall be accompanied by copies of a bill therefor and payments thereof which identify in reasonable detail the personal property or real property or other tax obligations of Landlord with respect to which such payments are made.

(e) Impositions imposed or assessed in respect of the tax-fiscal period during which the Commencement Date or the Expiration Date occurs shall be adjusted and prorated between Landlord and Tenant; provided, that Tenant’s obligation to pay its prorated share of Impositions imposed or assessed before the Expiration Date in respect of a tax-fiscal period during the Term shall survive the Expiration Date (and its right to contest the same pursuant to Article XII shall survive the Stated Expiration Date). Landlord will not enter into agreements that will result in, or consent to the imposition of, additional Impositions without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed; provided, in each case, Tenant is given reasonable opportunity to participate in the process leading to such agreement. Impositions imposed or assessed in respect of any tax-fiscal period occurring (in whole or in part) prior to the Commencement Date, if any, shall be Tenant’s obligation to pay or cause to be paid.

4.2 Utilities and Other Matters. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property. Tenant shall also pay or reimburse Landlord for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Landlord by reason of any Property Documents, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property or any Capital Improvement, including any and all costs and expenses associated with any utility, drainage and parking easements relating to the Leased Property (but excluding, for the avoidance of doubt, any costs and expenses under any Fee Mortgage Documents).

4.3 Compliance Certificate. Landlord shall deliver to Tenant, promptly following Landlord’s receipt thereof, any bills received by Landlord for items required to be paid by Tenant hereunder, including, without limitation, Impositions, utilities and insurance. Promptly upon request of Landlord (but so long as no Event of Default is continuing no more frequently than one time per Fiscal Quarter), Tenant shall furnish to Landlord a certification stating that all or a specified portion of Impositions, utilities, insurance premiums or, to the extent specified by Landlord, any other amounts payable by Tenant hereunder that have, in each case, come due prior to the date of such certification have been paid (or that such payments are being contested in good faith by Tenant in accordance herewith) and specifying the portion of the Leased Property to which such payments relate.

4.4 Impound Account. At Landlord’s option following the occurrence and during the continuation of a monetary Tenant Event of Default (to be exercised by thirty (30) days’ written notice to Tenant), and provided Tenant is not already being required to impound such payments in accordance with the requirements of Section 31.3 below, Tenant shall be required to deposit, at the time of any payment of Rent, an amount equal to one-twelfth (1/12th) of the sum of (i) Tenant’s estimated annual real and personal property taxes required pursuant to Section 4.1 hereof (as reasonably determined by Landlord), and (ii) Tenant’s estimated annual insurance premium costs pursuant to Article XIII hereof (as reasonably determined by Landlord). Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited, on or before the respective dates on which the same or any of them would become due. The reasonable cost of administering such impound account shall be paid by Tenant. Nothing in this Section 4.4 shall be deemed to affect any other right or remedy of Landlord hereunder.

ARTICLE V

NO TERMINATION, ABATEMENT, ETC.

Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease as to all or any portion of the Leased Property other than by reason of an Event of Default. Without limitation of the preceding sentence, the respective obligations of Landlord and Tenant shall not be affected by reason of, except as expressly set forth in Articles XIV and XV, (i) any damage to or destruction of the Leased Property, including any Capital Improvement or any portion thereof from whatever cause, or any Condemnation of the Leased Property, including any Capital Improvement or any portion thereof or, discontinuance of any service or utility servicing the same; (ii) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, including any Capital Improvement or any portion thereof or the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Tenant has or might have against Landlord by reason of any default or breach of any warranty by Landlord hereunder or under any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, consolidation, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (v) for any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (b) which may entitle Tenant to any abatement, deduction, reduction, suspension or deferment of or defense, counterclaim, claim or set-off against the Rent or other sums payable by Tenant hereunder, except in each case as may be otherwise specifically provided in this Lease.

ARTICLE VI

OWNERSHIP OF REAL AND PERSONAL PROPERTY

6.1 Ownership of the Leased Property.

(a) Landlord and Tenant acknowledge and agree that they have executed and delivered this Lease with the understanding that (i) the Leased Property is the property of Landlord, (ii) Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease, (iii) this Lease is a “true lease,” is not a financing lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease, (iv) the business relationship created by this Lease and any related documents is and at all times shall remain that of landlord and tenant, (v) this Lease has been entered into by each Party in reliance upon the mutual covenants, conditions and agreements contained herein, and (vi) none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

(b) Each of the Parties covenants and agrees, subject to Section 6.1(d), not to (i) file any income tax return or other associated documents, (ii) file any other document with or submit any document to any governmental body or authority, or (iii) enter into any written contractual arrangement with any Person, in each case that takes a position other than that this Lease is a “true lease” with Landlord as owner of the Leased Property (except as expressly set forth below) and Tenant as the tenant of the Leased Property. For U.S. federal, state and local income tax purposes, Landlord and Tenant agree that (x) Landlord shall be treated as the owner of the Leased Property eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to all Leased Property excluding the Leased Property described in clauses (y) and (z) below, (y) Tenant shall be treated as owner of, and eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to, all Tenant Capital Improvements (including, for avoidance of doubt and for purposes of this sentence, Tenant Material Capital Improvements) and Material Capital Improvements funded by Landlord pursuant to a Landlord MCI Financing that is treated as a loan for such income tax purposes, and (z) Tenant shall be treated as owner of, and eligible to claim depreciation deductions under Sections 167 and 168 of the Code with respect to any Leased Improvements (related to any capital improvement projects ongoing as of the Commencement Date for which fifty percent (50%) or less of the costs of such projects have been paid or accrued as of the Commencement Date (the completion of such capital improvement projects being an obligation of Tenant at no cost or expense to Landlord). For the avoidance of doubt, Landlord shall be treated as having received from the Debtors on the Commencement Date, as a capital contribution together with the transfer of the Leased Property to Landlord pursuant to the Bankruptcy Plan, an obligation of Tenant (at no cost or expense to Landlord) to complete any Leased Improvements related to any capital improvement projects ongoing as of the Commencement Date for which more than fifty percent (50%) of the costs of such projects have been paid or accrued as of the Commencement Date.

(c) If, notwithstanding (i) the form and substance of this Lease, (ii) the intent of the Parties, and (iii) the language contained herein providing that this Lease shall at all times be construed, interpreted and applied to create an indivisible lease of all of the Leased Property, any court of competent jurisdiction finds that this Lease is a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the obligations of Tenant hereunder (and to that end, Tenant hereby grants, assigns and transfers to Landlord a security interest in all right, title or interest in or to any and all of the Leased Property, as security for the prompt and complete payment and performance when due of Tenant’s obligations hereunder). In such event, Tenant (and each Permitted Leasehold Mortgagee) authorizes Landlord, at the expense of Tenant, to make any filings or take other actions as Landlord reasonably determines are necessary or advisable in order to effect fully this Lease or to more fully perfect or renew the rights of Landlord, and to subordinate to Landlord the lien of any Permitted Leasehold Mortgagee, with respect to the Leased Property (it being understood that nothing in this Section 6.1(c) shall affect the rights of a Permitted Leasehold Mortgagee under Article XVII hereof). At any time and from time to time upon the request of Landlord, and at the expense of the Tenant, Tenant shall promptly execute, acknowledge and deliver such further documents and do such other acts as Landlord may reasonably request in order to effect fully this Section 6.1(c) or to more fully perfect or renew the rights of Landlord with respect to the Leased Property as described in this Section 6.1(c).

(d) Notwithstanding the foregoing, the Parties acknowledge that, as of the Commencement Date, for GAAP purposes this Lease is not expected to be treated as a “true lease” and that the Parties will prepare Financial Statements consistent with GAAP (and for purposes of any SEC or other similar governmental filing purposes), as applicable.

(e) Landlord and Tenant acknowledge and agree that the Rent is the fair market rent for the use of the Leased Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Lease does not constitute a transfer of all or any part of the Leased Property, but rather the creation of the Leasehold Estate subject to the terms and conditions of this Lease.

(f) Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease of the Leased Property. Tenant stipulates and agrees (1) not to challenge the validity, enforceability or characterization of this Lease of the Leased Property as a true lease, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in Section 1.2, Section 3.5 or this Section 6.1. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section 6.1 are a material inducement to Landlord entering into this Lease.

6.2 Ownership of Tenant’s Property. Tenant shall, during the entire Term, (a) own (or lease) and maintain (or cause its Subsidiaries, if any, to own (or lease) and maintain) on the Leased Property adequate and sufficient Tenant’s Property, (b) maintain (or cause its Subsidiaries, if any, to maintain) all of such Tenant’s Property in good order, condition and repair, in all cases as shall be necessary and appropriate in order to operate the Leased Property for the Primary Intended Use in material compliance with all applicable licensure and certification requirements and in material compliance with all applicable Legal Requirements, Insurance Requirements and Gaming Regulations, and (c) abide by (or cause its Subsidiaries, if any, to abide by) the terms and conditions of, and not in any way cause a termination of, the Omnibus Agreement. If any of Tenant’s Property requires replacement in order to comply with the foregoing, Tenant shall replace (or cause a Subsidiary to replace) it with similar property of the same or better quality at Tenant’s (or such Subsidiary’s) sole cost and expense. Subject to the foregoing and the other express terms and conditions of this Lease (including, without limitation, Section 6.3 hereof), Tenant and its Subsidiaries, if any, may sell, transfer, convey or otherwise dispose of Tenant’s Property in their discretion in the ordinary course of their business and Landlord shall thereafter have no rights to such sold, transferred, conveyed or otherwise disposed of Tenant’s Property. In the case of any such Tenant’s Property that is leased (rather than owned) by Tenant (or its Subsidiaries, if any), Tenant shall use commercially reasonable efforts to ensure that any agreements entered into after the Commencement Date pursuant to which Tenant (or its Subsidiaries, if any) leases such Tenant’s Property are assignable to third parties in connection with any transfer by Tenant (or its Subsidiaries, if any) to a replacement lessee or operator at the end of the Term. To the extent not transferred to a Successor Tenant pursuant to Article XXXVI hereof (and subject to Landlord’s rights under Section 6.3 and the rights of any Permitted Leasehold Mortgagee under Article XVII and the terms and conditions of the Intercreditor Agreement and the terms and conditions of the Transition Services Agreement), Tenant shall remove all of Tenant’s Property from the Leased Property at the end of the Term. Any Tenant’s Property left on the Leased Property at the end of the Term whose ownership was not transferred to a Permitted Leasehold Mortgagee or its designee or assignee that entered into or succeeded to a New Lease pursuant to the terms hereof or to a Successor Tenant pursuant to Article XXXVI hereof shall be deemed abandoned by Tenant and shall become the property of Landlord. Notwithstanding anything to the contrary contained herein, but without limitation of Tenant’s express rights to effect replacements, make dispositions or grant liens with respect to Tenant’s Pledged Property under this Section 6.2 and Section 6.3, Tenant shall own, hold and/or lease, as applicable, all of the material Tenant’s Pledged Property relating to the Leased Property.

6.3 Landlord’s Security Interest in Tenant’s Pledged Property.

(a) To secure the performance of Tenant’s obligations under this Lease, including, without limitation, Tenant’s obligation to pay Rent hereunder, Tenant (on behalf of itself and on behalf of all of its Subsidiaries and Affiliates, as applicable), collectively, as debtor, hereby grants to Landlord, as secured party, a first priority security interest in all of Tenant’s (and all of Tenant’s Subsidiaries’ and Affiliates’, as applicable) right, title and interest in and to Tenant’s Pledged Property now owned or in which Tenant (or any of Tenant’s Subsidiaries and Affiliates, as applicable) hereafter acquires an interest or right. This Lease constitutes a security agreement covering all such Tenant’s Pledged Property. The Parties acknowledge that the security interest granted hereunder is subject to the terms and conditions of the Intercreditor Agreement.

(b) The security interest granted to Landlord in Tenant’s Pledged Property is subordinate to any security interest granted by Tenant (or any Subsidiary or Affiliate of Tenant) in tangible components of Tenant’s Pledged Property for the purpose of securing purchase money financing with respect thereto (including equipment leases or equipment financing), as long as, (I) with respect to any such purchase money financing entered into from and after the Commencement Date with an initial principal balance in excess of Fifty Million and No/100 Dollars ($50,000,000.00), (a) Tenant provides Landlord (and any Fee Mortgagee of which it is given notice in accordance herewith) with copies of the documentation evidencing such financing or leasing and (b) Tenant shall use commercially reasonable efforts to have the lessor or financier of such purchase money financing agree to give Landlord (and any such Fee Mortgagee) notice of any default by Tenant under the terms of such arrangement and a reasonable time following such notice to cure any such default and to consent to Landlord’s (or any such Fee Mortgagee’s) written assumption of such arrangement upon curing such default, in each case prior to exercising any remedies in respect of such default and (II) the aggregate amount of any purchase money indebtedness in respect of Tenant’s Pledged Property (together with the aggregate amount of any purchase money indebtedness in respect of “Tenant’s Pledged Property” under and as defined in each of the Other Leases) shall not exceed at any time an amount equal to two and one-half percent (2.5%) of the consolidated total assets of CEOC from time to time.

(c) Tenant shall pay all filing fees and record search fees and other reasonable costs for such additional security agreements, financing statements, fixture filings, and other documents as Landlord may reasonably require to perfect or to continue the perfection of Landlord’s security interest in Tenant’s Pledged Property. Landlord shall have the right to collaterally assign such security interest granted to Landlord in Tenant’s Pledged Property to any Fee Mortgagee.

(d) Notwithstanding the foregoing or anything herein to the contrary, Landlord may not foreclose upon or exercise remedies against Landlord’s security interest in Tenant’s Pledged Property unless and until both (i) the Landlord’s Enforcement Condition has occurred and (ii) this Lease has either (1) been rejected in bankruptcy (and no Permitted Leasehold Mortgagee is entitled to obtain a New Lease in accordance with Section 17.1(f) hereof) or (2) terminated by Landlord pursuant to Section 16.2(x) hereof; provided, however, that notwithstanding the foregoing or anything otherwise set forth in this Lease Landlord may, (I) at any time take such actions as are available to a secured creditor in any bankruptcy, insolvency or dissolution proceeding, and (II) commence foreclosure proceedings and otherwise take steps in connection with exercising its remedies under this Section 6.3 with respect to Tenant’s Pledged Property after the occurrence and during the continuance of a Tenant Event of Default, so long as (x) Landlord does not consummate such foreclosure and does not complete any such other exercise of remedies which would, or take any other action which would, effect a transfer of ownership, title or possession of Tenant’s Pledged Property prior to termination or rejection of the Lease (and failure of any Permitted Leasehold Mortgagee to obtain a New Lease in accordance with Section 17.1(f) hereof), and (y) during any period that any Permitted Leasehold Mortgagee is entitled to cure a Tenant Event of Default or obtain a New Lease pursuant to and in accordance with Sections 17.1(d), (e) and (f) of this Lease, as the case may be, Landlord does not impair or interfere with the exercise of any rights of Tenant hereunder (including but not limited to cure rights) or any rights of any Permitted Leasehold Mortgagee (including but not limited to cure rights) with respect to Tenant’s Pledged Property as set forth hereunder or in the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to Landlord pursuant to this Lease in the Tenant’s Pledged Property and the exercise of any right or remedy by Landlord hereunder against the Tenant’s Pledged Property are subject to the provisions of the Intercreditor Agreement. Subject to the restriction effected by clause (x) above, in the event of any conflict between the terms of the Intercreditor Agreement and this Lease, the terms of the Intercreditor Agreement shall govern and control.

(e) Any Tenant’s Pledged Property that is sold, transferred, conveyed or otherwise disposed of in accordance with Section 6.2 shall be automatically released from the security interest granted to Landlord in Tenant’s Pledged Property and Landlord shall, at Tenant’s request, execute such documents and instruments to evidence such release. Landlord acknowledges that a Permitted Leasehold Mortgagee may have a subordinate lien on Tenant’s Pledged Property, provided that such lien in favor of a Permitted Leasehold Mortgagee is subject and subordinate to the first-priority lien thereon in favor of Landlord on the terms and conditions set forth in the Intercreditor Agreement.

(f) Tenant and each of Tenant’s Subsidiaries and Affiliates that have granted to Landlord a security interest as described herein acknowledges that this Agreement is being entered into and approved in connection with Tenant’s pending chapter 11 bankruptcy case and agrees that, in the event Tenant or any such Tenant Subsidiary or Affiliates files or has filed against it another case under Title 11 of the U.S. Code, Landlord shall thereupon be entitled immediately to relief from the automatic stay of Section 362 and from any other stay or restriction on Landlord’s ability to exercise the rights and remedies available to Landlord as a secured creditor with respect to Tenant’s Pledged Property, and Tenant and each such Tenant Subsidiary and Affiliate hereby waives the benefits of such automatic stay or restriction and consents and agrees to raise no objection to such relief sought by Landlord.

(g) Tenant (and Tenant’s Subsidiaries and Affiliates, as applicable) shall promptly execute such other separate security agreements consistent with the terms of this Section 6.3 with respect to Tenant’s Pledged Property as Landlord may reasonably request from time to time to evidence such security interest in Tenant’s Pledged Property created by this Section 6.3.

ARTICLE VII

PRESENT CONDITION & PERMITTED USE

7.1 Condition of the Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to and as of the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder, it being understood and acknowledged by Tenant that, immediately prior to Landlord’s acquisition of the Leased Property and contemporaneous entry into this Lease, Tenant (or its Affiliates) was the owner of all of Landlord’s interest in and to the Leased Property and, accordingly, Tenant is charged with, and deemed to have, full and complete knowledge of all aspects of the condition and state of the Leased Property as of the Commencement Date. Without limitation of the foregoing and regardless of any examination or inspection made by Tenant, and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property “as is” in its present condition. Without limitation of the foregoing, Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date. LANDLORD MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, INCLUDING AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE STATUS OF TITLE TO THE LEASED PROPERTY OR THE PHYSICAL CONDITION OR STATE OF REPAIR THEREOF, OR THE ZONING OR OTHER LAWS, ORDINANCES, BUILDING CODES, REGULATIONS, RULES AND ORDERS APPLICABLE THERETO OR TO ANY CAPITAL IMPROVEMENTS WHICH MAY BE NOW OR HEREAFTER CONTEMPLATED, THE IMPOSITIONS LEVIED IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, OR THE USE THAT MAY BE MADE OF THE LEASED PROPERTY OR ANY PART THEREOF, THE INCOME TO BE DERIVED FROM THE FACILITY OR THE EXPENSE OF OPERATING THE SAME, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS,

LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS. This Section 7.1 shall not be construed to limit Landlord’s express indemnities made hereunder.

7.2 Use of the Leased Property.

(a) Tenant shall not use (or cause or permit to be used) any Facility, including the Leased Property, or any portion thereof, including any Capital Improvement, for any use other than the Primary Intended Use without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord acknowledges that operation of the Leased Property for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, neither Landlord nor Landlord REIT may operate, control or participate in the conduct of the gaming operations at a Facility. Tenant acknowledges that operation of a Facility for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, Tenant may not operate, control or participate in the conduct of the gaming operations at the Facility.

(b) Tenant shall not commit or suffer to be committed any waste with respect to a Facility, including on or to the Leased Property (and, without limitation, to the Capital Improvements) or cause or permit any nuisance thereon or, except as required by law, knowingly take or suffer any action or condition that will diminish in any material respect, the ability of the Leased Property to be used as a Gaming Facility (or otherwise for the Primary Intended Use) after the Expiration Date.

(c) Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, (i) initiate or support any limiting change in the permitted uses of the Leased Property (or to the extent applicable, limiting zoning reclassification of the Leased Property); (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Leased Property or the use of the Leased Property in any manner that adversely affects (other than to a de minimis extent) the value or utility of the Leased Property for the Primary Intended Use; (iii) execute or file any subdivision plat or condominium declaration affecting the Leased Property or any portion thereof, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Leased Property or any portion thereof; or (iv) permit or suffer the Leased Property or any portion thereof to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement (provided that the proscription in this clause (iv) is not intended to and shall not restrict Tenant in any way from complying with any obligation it may have under applicable Legal Requirements, including, without limitation, Gaming Regulations, to afford to the public access to the Leased Property or any portion thereof). Without limiting the foregoing, (1) Tenant will not impose or permit the imposition of any restrictive covenants, easements or other encumbrances upon the Leased Property without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Landlord is given reasonable opportunity to participate in the process leading to such agreement, and (2) other than any liens or other encumbrances granted to a Fee Mortgagee, Landlord will not enter into agreements that will encumber the Leased Property without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Tenant is given reasonable opportunity to participate in the process leading to such agreement. Landlord agrees it will not withhold consent to utility easements and other similar encumbrances made in the ordinary course of Tenant’s business conducted on the Leased Property in accordance with the Primary Intended Use, provided the same does not adversely affect in any material respect the use or utility of the Leased Property for the Primary Intended Use. Nothing in the foregoing is intended to vitiate or supersede Tenant’s right to enter into Permitted Leasehold Mortgages or Landlord’s right to enter into Fee Mortgages in each case as and to the extent provided herein.

(d) Except to the extent resulting from a Permitted Operation Interruption, Tenant shall cause each of the Continuous Operation Facilities to be Continuously Operated during the Term. With respect to any Facility that is not a Continuous Operation Facility, during any time period that such Facility ceases to be Continuously Operated, solely for purposes of calculating Variable Rent in accordance herewith, the Net Revenue associated with such Facility shall be subject to a floor equal to the Net Revenue for such Facility for the calendar year immediately preceding such period that such Facility is not Continuously Operated, prorated for the applicable time period that such Facility is not Continuously Operated. Further, if any Facility that is not a Continuous Operation Facility ceases to be Continuously Operated for a period of one (1) year, then Landlord shall have the right, in its sole discretion, to terminate this Lease solely as to such Facility, in which event the Rent shall be adjusted in accordance with the Rent Reduction Amount.

(e) Subject to Article XII regarding permitted contests, Tenant, at its sole cost and expense, shall promptly (i) comply in all material respects with all Legal Requirements and Insurance Requirements affecting each Facility and the business conducted thereat, including those regarding the use, operation, maintenance, repair and restoration of the Leased Property or any portion thereof (including all Capital Improvements) and Tenant’s Property whether or not compliance therewith may require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property or any portion thereof, and (ii) procure, maintain and comply in all material respects with all Gaming Regulations and Gaming Licenses, and other authorizations required for the use of the Leased Property (including all Capital Improvements) and Tenant’s Property for the applicable Primary Intended Use and any other use of the Leased Property (and Capital Improvements then being made) and Tenant’s Property, and for the proper erection, installation, operation and maintenance of the Leased Property and Tenant’s Property. In an emergency involving an imminent threat to human health and safety or damage to property, or in the event of a breach by Tenant of its obligations under this Section 7.2 which is not cured within any applicable cure period set forth herein, Landlord or its representatives (and any Fee Mortgagee) may, but shall not be obligated to, enter upon the Leased Property (and, without limitation, all Capital Improvements) (upon reasonable prior written notice to Tenant, except in the case of emergency, and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property, and Tenant shall reimburse Landlord for all such reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with such actions.

(f) Without limitation of any of the other provisions of this Lease, Tenant shall comply with all Property Documents (i) that are listed on the title policies described on Exhibit J attached hereto, or (ii) made after the date hereof in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Tenant or Landlord.

7.3 Ground Leases.

(a) This Lease, to the extent affecting and solely with respect to the Ground Leased Property, is and shall be subject and subordinate to all of the terms and conditions of the Ground Leases and to all liens, rights and encumbrances to which the Ground Leases are subject or subordinate. Tenant hereby acknowledges that Tenant has reviewed and agreed to all of the terms and conditions of the Ground Leases in effect as of the Commencement Date as listed on Schedule 2 attached hereto. Tenant hereby agrees that (x) Tenant shall comply with all provisions, terms and conditions of the Ground Leases in effect as of the Commencement Date as listed on Schedule 2, except to the extent such provisions, terms and conditions (1) apply solely to Landlord, (2) are not susceptible of being performed (or if breached, are not capable of being cured) by Tenant, and (3) in the case of the Ground Leases in effect as of the Commencement Date, are expressly set forth in the copies of such Ground Leases that were furnished to Landlord by Tenant on or prior to the Commencement Date (provisions, terms and conditions satisfying clauses (1) through (3), “Landlord Specific Ground Lease Requirements”), and (y) Tenant shall not do, or (except with respect to Landlord Specific Ground Lease Requirements) fail to do, anything that would cause any violation of the Ground Leases. Without limiting the foregoing, (i) Tenant acknowledges that it shall be obligated to (and shall) pay, as part of Tenant’s obligations under this Lease, all monetary obligations imposed upon Landlord as the lessee under any and all of the Ground Leases, including, without limitation, any rent and additional rent payable thereunder and shall, upon request, provide satisfactory proof evidencing such payments to Landlord, (ii) to the extent Landlord is required to obtain the written consent of the lessor under any applicable Ground Lease (in each case, the “Ground Lessor”) to alterations of or the subleasing of all or any portion of the Ground Leased Property pursuant to any Ground Lease, Tenant shall likewise obtain the applicable Ground Lessor’s written consent to alterations of or the sub-subleasing of all or any portion of the Ground Leased Property (in each case, to the extent the same is permitted hereunder), and (iii) (without limitation of the Insurance Requirements hereunder) Tenant shall carry and maintain general liability, automobile liability, property and casualty, worker’s compensation, employer’s liability insurance and such other insurance, if any, in amounts and with policy provisions, coverages and certificates as required of Landlord as tenant under any applicable Ground Lease. The foregoing is not intended to vitiate or supersede Landlord’s rights as lessee under any Ground Lease, and, without limitation of the preceding portion of this sentence or of any other rights or remedies of Landlord hereunder, in the event Tenant fails to comply with its obligations with respect to Ground Leases as described herein (without giving effect to any notice or cure periods thereunder), Landlord shall have the right (but without any obligation to Tenant or any liability for failure to exercise such right), following written notice to Tenant and the passage of a reasonable period of time (except to the extent the failure is of a nature such that it is not practicable for Landlord to provide such prior written notice, in which event Landlord shall provide written notice as soon as practicable) to cure such failure, in which event Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in connection with curing such failure. The parties acknowledge that the Ground Leases on the one hand, and this

Lease on the other hand, constitute separate contractual arrangements among separate parties and nothing in this Lease shall vitiate or otherwise affect the obligations of the parties to the Ground Leases, and nothing in the Ground Leases shall vitiate or otherwise affect the obligations of the parties hereto pursuant to this Lease (except as specifically set forth in this Section 7.3).

(b) Subject to Section 7.3(c) below, in the event of cancellation or termination of any Ground Lease for any reason whatsoever whether voluntary or involuntary (by operation of law or otherwise) prior to the expiration date of this Lease, including extensions and renewals granted thereunder (other than the cancellation or termination of a Ground Lease entered into in connection with a sale-leaseback transaction by Landlord (other than if such cancellation or termination resulted from Tenant’s default under this Lease), which cancellation or termination results in the Leased Property leased under such Ground Lease no longer being subject to this Lease), then, this Lease and Tenant’s obligation to pay the Rent and Additional Charges hereunder and all other obligations of Tenant hereunder (other than such obligations of Tenant hereunder that concern solely the applicable Ground Leased Property demised under the affected Ground Lease) shall continue unabated; provided that if Landlord (or any Fee Mortgagee) enters into a replacement lease with respect to the applicable Ground Leased Property on substantially similar terms to those of such cancelled or terminated Ground Lease, then such replacement lease shall automatically become a Ground Lease hereunder and such Ground Leased Property shall remain part of the Leased Property hereunder. Nothing contained in this Lease shall create, or be construed as creating, any privity of contract or privity of estate between Ground Lessor and Tenant.

(c) With respect to any Ground Leased Property, the Ground Lease for which has an expiration date (taking into account any renewal options exercised thereunder as of the Commencement Date or hereafter exercised) prior to the expiration of the Term (taking into account any exercised renewal options hereunder), this Lease shall expire solely with respect to such Ground Leased Property concurrently with such Ground Lease expiration date (taking into account the terms of the following sentences of this Section 7.3(c)). There shall be no reduction in Rent nor Required Capital Expenditures by reason of such expiration with respect to, and the corresponding removal from this Lease of, any such Ground Leased Property. Landlord (as ground lessee) shall be required to exercise all renewal options contained in each Ground Lease so as to extend the term thereof (provided, that Tenant shall furnish to Landlord written notice of the outside date by which any such renewal option must be exercised in order to validly extend the term of any such Ground Lease; such notice shall be delivered no earlier than one hundred twenty (120) days prior to the earliest date any such option may be validly exercised and no later than forty-five (45) days prior to the outside date by which such option must be validly exercised, which notice shall be followed by a second notice from Tenant to Landlord of such outside date, such notice to be furnished to Landlord no later than fifteen (15) days prior to the outside date), and Landlord shall provide Tenant with a copy of Landlord’s exercise of such renewal option. With respect to any Ground Lease that otherwise would expire during the Term, Tenant, on Landlord’s behalf, shall have the right to negotiate for a renewal or replacement of such Ground Lease with the third-party ground lessor, on terms satisfactory to Tenant (subject, (i) to Landlord’s reasonable consent with respect to the provisions, terms and conditions thereof which would reasonably be expected to materially and adversely affect Landlord, and (ii) in the case of any such renewal or replacement that would extend the term of such Ground Lease beyond the Term, to Landlord’s sole right to approve any such provisions, terms and conditions that would be applicable beyond the Term).

(d) Nothing contained in this Lease amends, or shall be construed to amend, any provision of the Ground Leases.

(e) Tenant shall indemnify, defend and hold harmless the Landlord Indemnified Parties, the Ground Lessor, any master lessor to Ground Lessor and any other party entitled to be indemnified by Landlord pursuant to the terms of any Ground Lease from and against any and all claims arising from or in connection with the applicable Facility and/or this Lease with respect to which such party is entitled to indemnification by Landlord pursuant to the terms of any Ground Lease, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon to the extent provided in the applicable Ground Lease; and in case any such action or proceeding be brought against any of the Landlord Indemnified Parties, any Ground Lessor or any master lessor to Ground Lessor or any such party by reason of any such claim, Tenant, upon notice from Landlord or any of its Affiliates or such other Landlord Indemnified Party, such Ground Lessor or such master lessor to Ground Lessor or any such party, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to the party or parties indemnified pursuant to this paragraph or the Ground Lease. Notwithstanding the foregoing, in no event shall Tenant be required to indemnify, defend or hold harmless the Landlord Indemnified Parties, the Ground Lessor, any master lessor to Ground Lessor or any other party from or against any claims to the extent resulting from (i) the gross negligence or willful misconduct of Landlord, or (ii) the actions of Landlord except if such actions are the result of Tenant’s failure, in violation of this Lease, to act.

(f) To the extent required under the applicable Ground Lease, Tenant hereby waives any and all rights of recovery (including subrogation rights of its insurers) from the applicable Ground Lessor, its agents, principals, employees and representatives for any loss or damage, including consequential loss or damage, covered by any insurance policy maintained by Tenant, whether or not such policy is required under the terms of the Ground Lease.

(g) Landlord shall not enter into any new ground leases with respect to the Leased Property or any portion thereof (except as provided by Section 7.3(h)), or amend, modify or terminate any existing Ground Leases (except as provided by Section 7.3(b) or Section 7.3(c)), in each case without Tenant’s prior written consent in its reasonable discretion, provided, that, Landlord may amend or modify Ground Leases in a manner that will not adversely affect Tenant (e.g., an amendment relating to a period following the end of the Term), and Landlord may acquire the fee interest in the property leased pursuant to any Ground Lease, so long as Tenant’s rights and obligations hereunder are not adversely affected thereby.

(h) Landlord may enter into new Ground Leases with respect to the Leased Property or any portion thereof (including pursuant to a sale-leaseback transaction), provided that, notwithstanding anything herein to the contrary, (other than replacement Ground Lease(s) made pursuant to Section 7.3(b) or Ground Lease(s) made pursuant to the final sentence of Section 7.3(c)), Tenant shall not be obligated to comply with any additional or more onerous obligations under such new ground lease with which Tenant is not otherwise obligated to comply under this Lease (and, without limiting the generality of the foregoing, Tenant shall not be required to incur any additional monetary obligations (whether for payment of rents under such new Ground Lease or otherwise) in connection with such new Ground Lease) (except to a de minimis extent), unless Tenant approves such additional obligations in its sole and absolute discretion.

7.4 Third-Party Reports. Upon Landlord’s reasonable request from time to time, Tenant shall provide Landlord with copies of any third-party reports obtained by Tenant with respect to the Leased Property, including, without limitation, copies of surveys, environmental reports and property condition reports.

7.5 Operating Standard. Tenant shall cause the Facilities to be Operated (as defined in the MLSA) in a Non-Discriminatory (as defined in the MLSA) manner, in accordance with the Operating Standard (as defined in the MLSA) and subject to Manager’s Standard of Care (as defined in the MLSA) (in each case as and to the extent required under the MLSA, including as provided in Section 2.1.1, Section 2.1.2, Section 2.1.3, Section 2.1.4, Section 2.3.1, and Section 2.3.2 of the MLSA, but subject to Section 5.9.1 of the MLSA), in each case except to the extent failure to do so does not result in a material adverse effect on Landlord (taken as a whole with “Landlord” as defined under the Joliet Lease) or on all the Facilities (taken as a whole with the Joliet Facility). For avoidance of doubt, the provisions of this Section 7.5 and Section 16.1(f) hereof shall continue to apply even if the Facilities are being managed pursuant to a Replacement Management Agreement.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other that as of the Commencement Date: (i) this Lease and all other documents executed, or to be executed, by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and, as applicable, is duly authorized and qualified to perform this Lease within each State in which any Leased Property is located; and (iii) neither this Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such Party.

ARTICLE IX

MAINTENANCE AND REPAIR

9.1 Tenant Obligations. Subject to the provisions of Sections 10.1, 10.2 and 10.3 relating to Landlord’s approval of certain Alterations, Capital Improvements and Material Capital Improvements, Tenant, at its expense and without the prior consent of Landlord, shall maintain the Leased Property, and every portion thereof, including all of the Leased Improvements and the structural elements and the plumbing, heating, ventilating, air conditioning, electrical, lighting, sprinkler and other utility systems thereof, all fixtures and all appurtenances to the Leased Property including any and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and Tenant’s Property, in each case in good order and repair whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Leased Property, and, with reasonable promptness, make all reasonably necessary and appropriate repairs thereto of every kind and nature, including those necessary to ensure continuing compliance with all Legal Requirements (including, without limitation, all Gaming Regulations and Environmental Laws) (to the extent required hereunder), Insurance Requirements, the Ground Leases and Property Documents whether now or hereafter in effect (other than any Ground Leases or Property Documents (or modifications to Ground Leases or Property Documents) entered into after the Commencement Date that impose obligations on Tenant (other than de minimis obligations) to the extent (x) entered into by Landlord without Tenant’s consent pursuant to Section 7.2(c) or (y) Tenant is not required to comply therewith pursuant to Section 7.3(b), Section 7.3(g) or Section 7.3(h)) and, with respect to any Fee Mortgages, the applicable provisions of such Fee Mortgage Documents as and to the extent Tenant is required to comply therewith pursuant to Article XXXI hereof, in each case except to the extent otherwise provided in Article XIV or Article XV of this Lease, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to or first arising after the Commencement Date.

9.2 No Landlord Obligations. Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. This Section 9.2 shall not be construed to limit Landlord’s express indemnities, if any, made hereunder.

9.3 Landlord’s Estate. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or any part thereof, or any Capital Improvement; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof or upon the estate of Landlord in any Capital Improvement.

9.4 End of Term. Subject to Sections 17.1(f) and 36.1, Tenant shall, upon the expiration or earlier termination of the Term, vacate and surrender and relinquish in favor of Landlord all rights to the Leased Property (together with all Capital Improvements, including all Tenant Capital Improvements, except to the extent provided in Section 10.4 in respect of Tenant Material Capital Improvements), in each case, in the condition in which such Leased Property was originally received from Landlord and, in the case of Capital Improvements (other than Tenant Material Capital Improvements to the extent provided in Section 10.4), when such

Capital Improvements were originally introduced to the Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear and subject to any Casualty Event or Condemnation as provided in Articles XIV and XV.

ARTICLE X

ALTERATIONS

10.1 Alterations, Capital Improvements and Material Capital Improvements.

(a) Tenant shall not be required to obtain Landlord’s consent or approval to make any Alterations or Capital Improvements (including any Material Capital Improvement) to the Leased Property in its reasonable discretion; provided, however, that all such Alterations and Capital Improvements (i) shall be of equal quality to or better quality than the applicable portions of the existing Facility, as applicable, except to the extent Alterations or Capital Improvements of lesser quality would not, in the reasonable opinion of Tenant, result in any diminution of value of the Leased Property (or applicable portion thereof), (ii) shall not have an adverse effect on the structural integrity of any portion of the Leased Property, and (iii) shall not otherwise result in a diminution of value to the Leased Property. If any Alteration or Capital Improvement would not or does not meet the standards of the preceding sentence, then such Alteration or Capital Improvement shall be subject to Landlord’s written approval, which written approval shall not be unreasonably withheld, conditioned or delayed. Further, if any Alteration or Capital Improvement (or the aggregate amount of all related Alterations or Capital Improvements) has a total budgeted cost (as reasonably evidenced to Landlord) in excess of Seventy-Five Million Dollars ($75,000,000) (the “Alteration Threshold”), then (1) such Alteration or Capital Improvement (or series of related Alterations or Capital Improvements) shall be subject to the approval of Landlord and, if applicable, subject to Section 31.3, any Fee Mortgagee, in each case which written approval shall not be unreasonably withheld, conditioned or delayed, and (2) if the total unpaid amounts due and payable with respect to such Alteration or Capital Improvement exceed the Alteration Threshold, Tenant shall promptly deliver to Landlord as security for the payment of such amounts and as additional security for Tenant’s obligations under this Lease, any of the following, in each case in an amount equal to the amount by which the budgeted cost of such Alteration or Capital Improvement exceeds the Alteration Threshold: (A) cash, (B) cash equivalents, or (C) a Letter of Credit (the “Alteration Security”). On a monthly basis during the construction of any such Alteration or Capital Improvement for which Alteration Security has been deposited, Tenant shall be entitled (either pursuant to a separate agreement to be entered into directly between Tenant and Fee Mortgagee, in form and substance reasonably acceptable to Tenant, or, if no such agreement is entered into, then as an obligation of Landlord hereunder) to receive a portion of such Alteration Security, to be disbursed to Tenant (in the case of cash or cash equivalents) or reduced (in the case of a Letter of Credit), as applicable, on a dollar-for-dollar basis, in the amount required to reimburse Tenant for (or to enable Tenant to pay) the cost of such Alteration or Capital Improvement in amounts equal to the actual costs incurred by Tenant for such Alteration or Capital Improvement, subject to delivery by Tenant to Landlord of invoices related to the work performed, and subject: (a) to compliance by Tenant with the applicable provisions of any Fee Mortgage Documents then in effect to the extent Tenant is required to comply therewith pursuant to Article XXXI hereof, and (b) in the event no Fee

Mortgage then exists and Landlord is holding the Alteration Security, to the condition that no Tenant Event of Default exist at the time of determination and subject to the other applicable provisions of this Article X. To the extent a construction consultant is required by any Fee Mortgagee, Landlord shall have the right to select and engage (subject to any Fee Mortgagee requirements), at Landlord’s cost and expense, construction consultants to conduct inspections of the Leased Property during the construction of any Material Capital Improvements, provided that (x) such inspections shall be conducted in a manner as to not unreasonably interfere with such construction or the operation of the Facility, (y) prior to entering the Leased Property, such consultants shall deliver to Tenant evidence of insurance reasonably satisfactory to Tenant and (z) (irrespective of whether the consultant was engaged by Landlord, Tenant or otherwise) Landlord and Tenant shall be entitled to receive copies of such consultants’ work product and shall have direct access to and communication with such consultants.

(b) Notwithstanding the foregoing or anything herein to the contrary, Tenant shall be required to obtain the written consent of Landlord prior to commencing any Work in connection with any material development of the portion of the Leased Property known as the “Las Vegas land assemblage” and more particularly described on Exhibit F attached hereto; provided, however, (i) that Landlord’s consent shall not be unreasonably withheld, conditioned or delayed, it being understood that it shall not be unreasonable for Landlord to withhold its consent if Tenant does not offer to Landlord a reasonable economic arrangement in connection with such development, such determination to be made by Landlord and Tenant, each acting reasonably and (ii) that the following shall not require Landlord’s consent: (x) Preliminary Studies and permitting (provided that such permitting does not change the zoning with respect to the Leased Property or otherwise have a permanent or adverse impact on the Leased Property) in preparation for such Work and (y) improvements to address drainage issues with respect to such Leased Property as and to the extent requested by governmental authorities.

10.2 Landlord Approval of Certain Alterations and Capital Improvements. If Tenant desires to make any Alteration or Capital Improvement for which Landlord’s approval is required pursuant to Section 10.1 above, Tenant shall submit to Landlord in reasonable detail a general description of the proposal, the projected cost of the applicable Work and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as Landlord may reasonably request. Such description shall indicate the use or uses to which such Alteration or Capital Improvement will be put and the impact, if any, on current and forecasted gross revenues and operating income attributable thereto. Landlord may condition any approval of any Alteration or Capital Improvement (including any Material Capital Improvement), to the extent required pursuant to Section 10.1 above, upon any or all of the following terms and conditions, to the extent reasonable under the circumstances:

(a) the Work shall be effected pursuant to detailed plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(b) the Work shall be conducted under the supervision of a licensed architect or engineer selected by Tenant (the “Architect”) and, for purposes of this Section 10.2 only, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(c) Landlord’s receipt from the general contractor and, if reasonably requested by Landlord, any major subcontractor(s) of a performance and payment bond for the full value of such Work, which such bond shall name Landlord as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Landlord;

(d) Landlord’s receipt of reasonable evidence of Tenant’s financial ability to complete the Work without materially and adversely affecting its cash flow position or financial viability; and

(e) such Alteration or Capital Improvement will not result in the Leased Property becoming a “limited use” within the meaning of Revenue Procedure 2001-28 property for purposes of United States federal income taxes.

10.3 Construction Requirements for Alterations and Capital Improvements. For any Alteration or Capital Improvement having a budgeted cost in excess of Five Million and No/100 Dollars ($5,000,000) (and as otherwise expressly required under subsection (g) below), Tenant shall satisfy the following:

(a) If and to the extent plans and specifications typically would be (or, in accordance with applicable Legal Requirements, are required to be) obtained in connection with a project of similar scope and nature to such Alteration or Capital Improvement, Tenant shall, prior to commencing any Work in respect of the same, provide Landlord copies of such plans and specifications. Tenant shall also supply Landlord with related documentation, information and materials relating to the Property in Tenant’s possession or control, including, without limitation, surveys, property condition reports and environmental reports, as Landlord may reasonably request from time to time;

(b) No Work shall be commenced until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required to be obtained prior to such commencement (if any), including those permits and authorizations required pursuant to any Gaming Regulations (if any), and, upon Tenant’s request, Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Landlord; and (ii) any plans required to be filed in connection with any such application which require the approval of Landlord as hereinabove provided shall have been so approved by Landlord;

(c) Such Work shall not, and, if an Architect has been engaged for such Work, the Architect shall certify to Landlord that such construction shall not, impair the structural strength of any component of any Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component or otherwise violate applicable building codes or prudent industry practices.

(d) If an Architect has been engaged for such Work and if plans and specifications have been obtained in connection with such Work, the Architect shall certify to Landlord that the plans and specifications conform to, and comply with, in all material respects all applicable building, subdivision and zoning codes, laws, ordinances and regulations imposed by all governmental authorities having jurisdiction over the Leased Property.

(e) During and following completion of such Work, the parking and other amenities which are located on or at the Leased Property shall remain adequate for the operation of the applicable Facility for its Primary Intended Use and not be less than that which is required by law (including any variances with respect thereto) and any applicable Property Documents; provided, however, with Landlord’s prior consent, which approval shall not be unreasonably withheld, conditioned or delayed, and at no additional expense to Landlord, (i) to the extent sufficient additional parking is not already a part of an Alteration or Capital Improvement, Tenant may construct additional parking on or at the Leased Property; or (ii) Tenant may acquire off-site parking to serve the Leased Property as long as such parking shall be reasonably proximate to, and dedicated to, or otherwise made available to serve, the Leased Property;

(f) All Work done in connection with such construction shall be done promptly and using materials and resulting in work that is at least as good product and condition as the remaining areas of the Leased Property and in conformity with all Legal Requirements, including, without limitation, any applicable minority or women owned business requirement; and

(g) If applicable in accordance with customary and prudent industry standards, promptly following the completion of such Work, Tenant shall deliver to Landlord “as built” plans and specifications with respect thereto, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work, and copies of any new or revised certificates of occupancy or other licenses, permits and authorizations required in connection therewith. In addition, with respect to any Alteration or Capital Improvement having a budgeted cost equal to or less than Five Million and No/100 Dollars ($5,000,000.00), Tenant shall endeavor in good faith to (and upon Landlord’s request will) deliver to Landlord any “as-built” plans and specifications actually obtained by Tenant in connection with such Alteration or Capital Improvement.

10.4 Landlord’s Right of First Offer to Fund Material Capital Improvements.

(a) Landlord’s Right to Submit Landlord’s MCI Financing Proposal. In advance of commencing any Work in connection with any Material Capital Improvement (provided, for purposes of clarification, that preliminary planning, designing, budgeting, evaluating (including environmental and integrity testing and the like) (collectively, “Preliminary Studies”), permitting and demolishing in preparation for such Material Capital Improvement shall not be considered “commencing” for purposes hereof), Tenant shall provide written notice (“Tenant’s MCI Intent Notice”) of Tenant’s intent to do so, which notice shall be accompanied by (i) a reasonably detailed description of the proposed Material Capital Improvement, (ii) the then-projected cost of construction of the proposed Material Capital Improvement, (iii) copies of the plans and specifications, permits, licenses, contracts and Preliminary Studies concerning the proposed Material Capital Improvement, to the extent then-available, (iv) reasonable evidence that such proposed Material Capital Improvement will, upon completion, comply with all applicable Legal Requirements, and (v) reasonably detailed information regarding the terms upon which Tenant is considering seeking financing therefor, if any. To the extent in Tenant’s possession or control, Tenant shall provide to Landlord any additional information about such proposed Material Capital Improvements which Landlord may reasonably request. Landlord (or, with respect to financing structured as a loan rather than as ownership of the real property by

Landlord with a lease back to Tenant, Landlord’s Affiliate) may, but shall be under no obligation to, provide all or any portion of the financing necessary to fund the applicable Material Capital Improvement (along with related fees and expenses, such as title fees, costs of permits, legal fees and other similar transaction costs) by complying with the option exercise requirements set forth below. Within thirty (30) days of receipt of Tenant’s MCI Intent Notice, Landlord shall notify Tenant in writing as to whether Landlord (or, if applicable, its Affiliate) is willing to provide financing for such proposed Material Capital Improvement and, if so, the terms and conditions upon which Landlord (or, if applicable, its Affiliate) is willing to do so in reasonable detail, in the form of a proposed term sheet (such terms and conditions, “Landlord’s MCI Financing Proposal”). Upon receipt, Tenant shall have ten (10) days to accept, reject or commence negotiating Landlord’s MCI Financing Proposal.

(b) If Tenant Accepts Landlord’s MCI Financing Proposal. If Tenant accepts Landlord’s MCI Financing Proposal (either initially or, after negotiation, a modified version thereof) (an “Accepted MCI Financing Proposal”) and such financing is actually consummated between Tenant and Landlord (or, if applicable, its Affiliate) as more particularly provided in Section 10.4(f) below (a “Landlord MCI Financing”), then, as and when constructed, such Material Capital Improvement shall be deemed part of the Leased Property for all purposes except as specifically provided in Section 6.1(b) hereof (and, without limitation, such Material Capital Improvements shall be surrendered to (and all rights therein shall be relinquished in favor of) Landlord upon the Expiration Date).

(c) If Landlord Declines to Make Landlord’s MCI Financing Proposal. If Landlord declines or fails to timely submit Landlord’s MCI Financing Proposal, Tenant shall be permitted to either (1) use then-existing available financing or, subject to Article XVII, enter into financing arrangements with any lender, preferred equity holder and/or other third-party financing source (a “Third-Party MCI Financing”) for such Material Capital Improvement or (2) use Cash to pay for such Material Capital Improvement, provided, that if Tenant has not used then-existing, or entered into a new, Third-Party MCI Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is nine (9) months following delivery of Tenant’s MCI Intent Notice, then, prior to entering into any such Third-Party MCI Financing and/or commencing such Material Capital Improvement, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4).

(d) If Tenant Declines Landlord’s MCI Financing Proposal. If Landlord timely submits Landlord’s MCI Financing Proposal and Tenant rejects or fails to accept or commence negotiating Landlord’s MCI Financing Proposal within the applicable 10-day period (or, following commencing negotiating said proposal, Tenant notifies Landlord of Tenant’s decision to cease such discussions), then, subject to the remaining terms of this paragraph, Tenant shall be permitted to either (1) use then-existing, or, subject to Article XVII, enter into a new, Third-Party MCI Financing for such Material Capital Improvement (subject to the following proviso) or (2) use Cash to pay for such Material Capital Improvement, provided, that Tenant may not use then-existing, or enter into a new, Third-Party MCI Financing, except in each case on terms that are, taken as a whole, economically more advantageous to Tenant than those offered under Landlord’s MCI Financing Proposal. In determining if financing is economically more advantageous, consideration may be given to, among other items, (x) pricing, amortization, length of term and duration of commitment period of such financing; (y) the cost, availability and terms of any financing sufficient to fund such Material Capital Improvement and other expenditures which are material in relation to the cost of such Material Capital Improvement (if any) which are intended to be funded in connection with the construction of such Material Capital Improvement and which are related to the use and operation of such Material Capital Improvement and (z) other customary considerations. Tenant shall provide Landlord with reasonable evidence of the terms of any such financing. If Tenant has not used then-existing, or entered into a new, Third-Party MCI Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is nine (9) months following receipt of Landlord’s MCI Financing Proposal, then, prior to entering into any such Third-Party MCI Financing and/or commencing such Material Capital Improvement after such nine (9) month period, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4). For purposes of clarification, Tenant may use Cash to finance any applicable Material Capital Improvement (subject to the express terms and conditions hereof, including, without limitation, Tenant’s obligation to provide Tenant’s MCI Intent Notice).

(e) Ownership of Material Capital Improvements Not Financed by Landlord. If Tenant constructs a Material Capital Improvement utilizing Third-Party MCI Financing or Cash in accordance with Sections 10.4(c) or (d) (such Material Capital Improvement being sometimes referred to in this Lease as a “Tenant Material Capital Improvement”), then, (A) as and when constructed, such Material Capital Improvement shall be deemed part of the Leased Property for all purposes except as specifically provided in Section 6.1(b) hereof, (B) upon any termination of this Lease prior to the Stated Expiration Date as a result of a Tenant Event of Default (except in the event a Permitted Leasehold Mortgagee has exercised its right to obtain a New Lease and complies in all respects with Section 17.1(f) and any other applicable provisions of this Lease), such Material Capital Improvements shall be owned by Landlord without any reimbursement by Landlord to Tenant, and, (C) upon the Stated Expiration Date, such Material Capital Improvements shall be transferred to Tenant; provided, however, upon written notice to Tenant at least one hundred eighty (180) days prior to the Stated Expiration Date, Landlord shall have the option to reimburse Tenant for such Tenant Material Capital Improvements in an amount equal to the Fair Market Ownership Value thereof, and, if Landlord elects to reimburse Tenant for such Tenant Material Capital Improvements, any amount due to Tenant for such reimbursement shall be credited against any amounts owed by Tenant to Landlord under this Lease as of the Stated Expiration Date and any remaining portion of such amount shall be paid by Landlord to Tenant on the Stated Expiration Date. If Landlord fails to deliver such written notice electing to reimburse Tenant for such Tenant Material Capital Improvements at least one hundred eighty (180) days prior to the Stated Expiration Date, or otherwise does not consummate such reimbursement at least sixty (60) days prior to the Stated Expiration Date (other than as a result of Tenant’s acts or omissions in violation of this Lease), then Landlord shall be deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements. If Landlord elects or is deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements in accordance with the foregoing sentence, Tenant shall have the option to either (1) prior to the Stated Expiration Date, remove such Tenant Material Capital Improvements and restore the affected Leased Property to the same or better condition existing prior to such Tenant Material Capital Improvement being constructed, at Tenant’s sole cost and expense, in which event such Tenant Material Capital Improvements shall be owned by Tenant, or (2) leave the applicable Tenant Material Capital Improvements at the Leased Property at the Stated Expiration Date, at no cost to Landlord, in which event such Tenant Material Capital Improvements shall be owned by Landlord.

(f) Landlord MCI Financing. In the event of an Accepted MCI Financing Proposal, Tenant shall provide Landlord with the following prior to any advance of funds under such Landlord MCI Financing:

(i) any information, certificates, licenses, permits or documents reasonably requested by Landlord which are necessary and obtainable to confirm that Tenant will be able to use the Material Capital Improvements upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

(ii) an officer’s certificate and, if requested, a certificate from Tenant’s Architect providing appropriate backup information, setting forth in reasonable detail the projected or actual costs related to such Material Capital Improvements;

(iii) except to the extent covered by the amendment referenced in clause (iv) below, a construction loan and/or funding agreement (and such other related instruments and agreements), in a form reasonably agreed to by Landlord and Tenant, reflecting the terms of the Landlord MCI Financing, setting forth the terms of the Accepted MCI Financing Proposal, and without additional requirements on Tenant (including, without limitation, additional bonding or guaranty requirements) except those which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal;

(iv) except to the extent covered by the construction loan and/or funding agreement referenced in clause (iii) above, an amendment to this Lease, in a form reasonably agreed to by Landlord and Tenant, which may include, among other things, an increase in the Rent (in amounts as agreed upon by the Parties pursuant to the Accepted MCI Financing Proposal), and other provisions as may be necessary or appropriate;

(v) a deed conveying title to Landlord to any additional Land acquired for the purpose of constructing the Material Capital Improvement, free and clear of any liens or encumbrances except those approved by Landlord, and accompanied by (x) an owner’s policy of title insurance insuring the Fair Market Ownership Value of fee simple or leasehold (as applicable) title to such Land and any improvements thereon, free of any exceptions other than liens and encumbrances that do not materially interfere with the intended use of the Leased Property or are otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (y) an ALTA survey thereof;

(vi) if Landlord obtains a lender’s policy of title insurance in connection with such Landlord MCI Financing, for each advance, endorsements to any such policy of title insurance reasonably satisfactory in form and substance to Landlord (i) updating the same without any additional exception except those that do not materially affect the value of such land and do not interfere with the intended use of the Leased Property, or as may otherwise be permitted under this Lease, or as may be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) increasing the coverage thereof by an amount equal to the then-advanced cost of the Material Capital Improvement; and

(vii) such other billing statements, invoices, certificates, endorsements, opinions, site assessments, surveys, resolutions, ratifications, lien releases and waivers and other instruments and information which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal.

In the event that (1) Tenant is unable, for reasons beyond Tenant’s reasonable control, to satisfy any of the requirements set forth in this Section 10.4(f) (and Landlord is unable or unwilling to waive the same), (2) Landlord and Tenant are unable (despite good faith efforts continuing for at least sixty (60) days after agreement on the Accepted MCI Financing Proposal) to agree on any of the requirements of, or the form of any document required under, this Section 10.4(f), or (3) Landlord fails or refuses to consummate the Landlord MCI Financing and/or advance funds thereunder, then, notwithstanding anything to the contrary in this Section 10.4, Tenant shall be entitled to use then-existing, or, subject to Article XVII, enter into a new, Third-Party MCI Financing for such Material Capital Improvement or use Cash to pay for such Material Capital Improvement, without any requirement to send a further Tenant’s MCI Intent Notice to Landlord, provided, that such Material Capital Improvement shall be treated hereunder as a Tenant Material Capital Improvement, unless the circumstances described in clause (1) shall have occurred.

10.5 Minimum Capital Expenditures.

(a) Minimum Capital Expenditures.

(i) Annual Minimum Cap Ex Requirement. During each full Fiscal Year during the Term, commencing upon the first (1st) full Fiscal Year during the Term, measured as of the last day of each such Fiscal Year, on a collective basis for CEOC and its subsidiaries, Tenant and Other Tenants shall expend Capital Expenditures and Other Capital Expenditures in an aggregate amount equal to no less than the Annual Minimum Cap Ex Amount (the “Annual Minimum Cap Ex Requirement”).

(ii) Annual Minimum Per-Lease B&I Cap Ex Requirement. During each full Fiscal Year during the Term, commencing upon the first (1st) full Fiscal Year during the Term, measured as of the last day of each such Fiscal Year, Tenant shall expend Capital Expenditures with respect to the Leased Property in an aggregate that, when combined with the amount of Joliet Capital Expenditures expended with respect to the Joliet Leased Property, is equal to at least one percent (1%) of the sum of (a) the Net Revenue from the Facilities for the prior Fiscal Year plus (b) the Net Revenue (as defined in the Joliet Lease) from the Joliet Facility for the prior Fiscal Year, on Capital Expenditures and Joliet Capital Expenditures that, in each case, constitute installation or restoration and repair or other improvements of items with respect to (x) the Leased

Property under this Lease and (y) the Joliet Leased Property under the Joliet Lease (the “Annual Minimum Per-Lease B&I Cap Ex Requirement”). In the event of expiration, cancellation or termination of any Ground Lease for any reason whatsoever whether voluntary or involuntary (by operation of law or otherwise), except for a cancellation or termination due to Landlord’s failure to extend the term thereof where Landlord was required to do so hereunder, prior to the expiration date of this Lease, including extensions and renewals granted thereunder, then, for purposes of calculating the amount of Net Revenue from the Facility for determining the Annual Minimum Per-Lease B&I Cap Ex Requirement, the Net Revenue attributable to the portion of the Leased Property subject to such Ground Lease for the Lease Year immediately prior to such expiration, cancellation or termination of such Ground Lease thereafter shall continue to be included in the calculation of Net Revenue (except to the extent such Ground Lease is replaced by a replacement Ground Lease for all or substantially all of such portion of the Leased Property).

(iii) Triennial Minimum Cap Ex Requirement A. During each full Triennial Period during the Term, commencing upon the first (1st) full Triennial Period during the Term, measured as of the last day of each such Triennial Period, on a collective basis for CEOC and its subsidiaries, Tenant and Other Tenants shall expend Capital Expenditures and Other Capital Expenditures in an aggregate amount equal to no less than the Triennial Minimum Cap Ex Amount A (the “Triennial Minimum Cap Ex Requirement A”).

(iv) Triennial Minimum Cap Ex Requirement B. During each full Triennial Period during the Term, commencing upon the first (1st) full Triennial Period during the Term, measured as of the last day of each such Triennial Period, Tenant shall expend Capital Expenditures in an aggregate amount that, when combined with the amount of Joliet Capital Expenditures expended by the Other Tenant under the Joliet Lease, is equal to no less than the greater of (a) the amount which, when added to the amount of Other Capital Expenditures (other than Joliet Capital Expenditures) expended by Other Tenants (other than the Other Tenant under the Joliet Lease) toward the Triennial Minimum Cap Ex Requirement B (as defined in the Other Leases) during the same time period, equals the Triennial Minimum Cap Ex Amount B, but in no event more than the Triennial Allocated Minimum Cap Ex Amount B Ceiling, and (b) the Triennial Allocated Minimum Cap Ex Amount B Floor (the “Triennial Minimum Cap Ex Requirement B”).

(v) Partial Periods. If the initial or final portion of the Term of this Lease is a partial calendar year (i.e., the Commencement Date of this Lease is other than January 1 or the Expiration Date is other than December 31, as applicable; any such partial calendar year, a “Stub Period”), then the Triennial Minimum Cap Ex Amount A and Triennial Minimum Cap Ex Amount B shall be adjusted as follows: (a) the initial (or final, as applicable) Triennial Period under this Lease shall be expanded so that it covers both the Stub Period and the first (1st) (or final, as applicable) full period of three calendar years during the Term, (b) the Triennial Minimum Cap Ex Amount A for such expanded initial (or final, as applicable) Triennial Period shall be equal to (x) Four Hundred Ninety-Five Million and No/100 Dollars ($495,000,000.00), plus (y) the product of the Stub Period Multiplier (as defined below) multiplied by One Hundred Sixty-Five Million and No/100 Dollars ($165,000,000.00) (and (i) the Services Co Capital Expenditures allocated by Services Co to Tenant during such expanded initial (or final, as applicable) Triennial Period shall not exceed (x) Seventy-Five Million and No/100 Dollars ($75,000,000.00) plus (y) the product of the Stub Period Multiplier multiplied by Twenty Five Million and No/100 Dollars ($25,000,000.00), and (ii) the Capital Expenditures in respect of the London/Chester Properties during such expanded initial (or final, as applicable) Triennial Period shall not exceed (x) Thirty Million and No/100 Dollars ($30,000,000.00) plus (y) the product of the Stub Period Multiplier multiplied by Ten Million and No/100 Dollars ($10,000,000.00)), (c) the Triennial Minimum Cap Ex Amount B for such expanded initial (or final, as applicable) Triennial Cap Ex Calculation Period shall be equal to (x) Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00), plus (y) the product of the Stub Period Multiplier multiplied by One Hundred Sixteen Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and No/100 Dollars ($116,666,666.00), and (d) the Triennial Allocated Minimum Cap Ex Amount B Floor for such expanded initial (or final, as applicable) Triennial Period shall remain unchanged from the amounts then in effect. Notwithstanding the foregoing, in the event that (1) the Triennial Minimum Cap Ex Amount A is reduced in accordance with the definition thereof, then (A) the Four Hundred Ninety-Five Million and No/100 Dollars ($495,000,000.00) in the foregoing clause (b)(x) shall be modified to reflect the Triennial Minimum Cap Ex Amount A then in effect at the time of determination and (B) the One Hundred Sixty-Five Million and No/100 Dollars ($165,000,000.00) in the foregoing clause (b)(y) shall be modified to reflect the Triennial Minimum Cap Ex Amount A then in effect divided by three (3), and (2) the Triennial Minimum Cap Ex Amount B is reduced in accordance with the definition thereof, then (A) the Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) in the foregoing clause (c)(x) shall be modified to reflect the Triennial Minimum Cap Ex Amount B then in effect at the time of determination and (B) the One Hundred Sixteen Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and No/100 Dollars ($116,666,666.00) in the foregoing clause (c)(y) shall be modified to reflect the Triennial Minimum Cap Ex Amount B then in effect divided by three (3). The term “Stub Period Multiplier” means a fraction, expressed as a percentage, the numerator of which is the number of days occurring in a Stub Period, and the denominator of which is 365. For the avoidance of doubt, if the Expiration Date of this Lease is other than the last day of a Fiscal Year, then Tenant’s compliance with each of the Minimum Cap Ex Requirements during the applicable periods preceding such Expiration Date that would otherwise end after such Expiration Date shall be measured as of such Expiration Date and be subject to the prorations set forth above.

(vi) Acquisitions of Material Property. If any real property having a value greater than Fifty Million and No/100 Dollars ($50,000,000.00) is acquired by Landlord or its Affiliate and included in this Lease or an Other Lease as part of the Leased Property or Other Leased Property (as applicable), then the Minimum Cap Ex Requirements shall be adjusted as may be agreed upon by Landlord and Tenant in connection with such acquisition and the inclusion of such property as Leased Property or Other Leased Property hereunder or thereunder.

(vii) Dispositions of Material Property. In the event of a partial termination of this Lease or termination of an Other Lease or the disposition of any Material Leased Property or Material London/Chester Property, in each case for which the Minimum Cap Ex Amounts are to be decreased in accordance herewith, and such termination or disposition occurs on any day other than the first (1st) day of a Fiscal Year, then, for purposes of determining Required Capital Expenditures and adjusting the Minimum Cap Ex Requirements, as applicable, such termination or disposition and the associated reduction in the Minimum Cap Ex Requirements each shall be deemed to have occurred on the first (1st) day of the then-current Fiscal Year, such that Capital Expenditures with respect to the applicable terminated or disposed property shall not be counted toward the calculation of Required Capital Expenditures for such entire Fiscal Year, and the Minimum Cap Ex Requirements shall be adjusted (as applicable) to reflect such termination or disposition as applicable and the associated reduction in the Minimum Cap Ex Requirements for such entire Fiscal Year.

(viii) Application of Capital Expenditures. For the avoidance of doubt: (A) Required Capital Expenditures counted toward satisfying one of the Minimum Cap Ex Requirements also shall count (to the extent applicable) toward satisfying the other Minimum Cap Ex Requirements to the extent otherwise provided herein; (B) expenditures with respect to any property that is not included as Leased Property or Other Leased Property under this Lease or an Other Lease (as applicable) shall not constitute “Capital Expenditures” nor count toward the Minimum Cap Ex Requirements for purposes of the Leased Property Tests; (C) expenditures with respect to any property acquired by CEOC or its subsidiaries after the Commencement Date which is not included as Leased Property or Other Leased Property under this Lease or an Other Lease (as applicable) shall not constitute “Capital Expenditures” nor count toward the Minimum Cap Ex Requirements for purposes of the Leased Property Tests or the All Property Tests, and (D) expenditures with respect to any property (other than the London/Chester Properties) which is not included as Leased Property or Other Leased Property under this Lease or an Other Lease (as applicable) shall not constitute “Capital Expenditures” or count towards the Minimum Cap Ex Requirements for purposes of the All Property Tests.

(ix) Unavoidable Delays. In the event an Unavoidable Delay occurs during any full Fiscal Year or full Triennial Period during the Term that delays Tenant’s ability to perform Capital Expenditures prior to the expiration of such period, the applicable period for satisfying the Minimum Cap Ex Requirements applicable to such Fiscal Year or Triennial Period (as applicable) during which such Unavoidable Delay occurred shall be extended, on a day-for-day basis, for the same amount of time that such Unavoidable Delay affects Tenant’s ability to perform the Capital Expenditures, up to a maximum extension in each instance of one (1) Fiscal Year (for the Annual Minimum Cap Ex Requirement and the Annual Minimum Per-Lease B&I Cap Ex Requirement) or one (1) Triennial Period (for the Triennial Minimum Cap Ex Requirement A and the Triennial Minimum Cap Ex Requirement B). For the avoidance of doubt, Tenant’s obligation to satisfy the Minimum Cap Ex Requirements during any period during which an Unavoidable Delay did not occur shall not be extended as a result of the occurrence of an Unavoidable Delay during a prior period.

(x) Certain Remedies. The Parties acknowledge that Tenant’s agreement to satisfy the Minimum Cap Ex Requirements as required in this Lease is a material inducement to Landlord’s agreement to enter into this Lease, the MLSA and the other Lease/MLSA Related Agreements and, accordingly, if Tenant fails to expend Capital Expenditures (or deposit funds into the Cap Ex Reserve) as and when required by this Lease and then, further, fails to cure such failure within sixty (60) days of receipt of written notice of such failure from Landlord, then the same shall be a Tenant Event of Default hereunder, and without limitation of any of Landlord’s other rights and remedies, Landlord shall have the right to seek the remedy of specific performance to require Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve). Furthermore, for the avoidance of doubt, and without limitation of Guarantor’s obligations under the MLSA (and as more particularly provided therein), Tenant acknowledges and agrees that the obligation of Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve) as provided in this Lease in each case constitutes a part of the monetary obligations of Tenant that are guaranteed by the Guarantor under the MLSA and, with respect to Required Capital Expenditures required to be spent during the Term, shall survive termination of this Lease.

(b) Cap Ex Reserve.

(i) Deposits in Lieu of Expenditures. Notwithstanding anything to the contrary set forth in this Lease, if Tenant and Other Tenants do not expend Capital Expenditures and Other Capital Expenditures sufficient to satisfy the Minimum Cap Ex Requirements, then, so long as, as of the last date when such Minimum Cap Ex Requirements may be satisfied hereunder, there are Cap Ex Reserve Funds (as defined below) and Cap Ex Reserve Funds (as defined in each Other Lease) on deposit in the Cap Ex Reserve (as defined below) or in the Cap Ex Reserve (as defined in each Other Lease) in an aggregate amount at least equal to such deficiency, then Tenant shall not be deemed to be in breach or default of its obligations hereunder to satisfy the Minimum Cap Ex Requirements, provided that Tenant (or Other Tenants, as applicable), shall spend such amounts so deposited in the Cap Ex Reserve (as defined herein or in an Other Lease, as applicable) within six (6) months after the last date when the Minimum Cap Ex Requirements to which such amounts relate may be satisfied hereunder (subject to extension in the event of an Unavoidable Delay during such six (6) month period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay affects Tenant’s ability to perform the Capital Expenditures). For the avoidance of doubt, any funds disbursed from the Cap Ex Reserve and spent on Capital Expenditures as described in this Section shall be applied to the Minimum Cap Ex Requirements for the period for which such funds were deposited (and shall be deemed to be the funds that have been in the Cap Ex Reserve for the longest period of time) and shall not be applied to the Minimum Cap Ex Requirements for the subsequent period in which they are actually spent.

(ii) Deposits into Cap Ex Reserve. Tenant may, at its election, at any time, deposit funds (the “Cap Ex Reserve Funds”) into an Eligible Account held by Tenant (the “Cap Ex Reserve”). If required by Fee Mortgagee, Landlord and Tenant shall (and, if applicable, Tenant shall cause Manager to) enter into a customary and reasonable control agreement for the benefit of Fee Mortgagee and Landlord with respect to the Cap Ex Reserve. Tenant shall not commingle Cap Ex Reserve Funds with other monies held by Tenant or any other party. All interest on Cap Ex Reserve Funds shall be for the benefit of Tenant and added to and become a part of the Cap Ex Reserve and shall be disbursed in the same manner as other monies deposited in the Cap Ex Reserve. Tenant shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Cap Ex Reserve Funds credited or paid to Tenant.

(iii) Disbursements from Cap Ex Reserve. Tenant shall be entitled to use Cap Ex Reserve Funds solely for the purpose of paying for (or reimbursing Tenant for) the cost of Capital Expenditures. Subject to compliance by Tenant with the provisions of the Fee Mortgage Documents to the extent Tenant is required to comply therewith pursuant to Article XXXI hereof, Landlord shall permit disbursements to Tenant of Cap Ex Reserve Funds from the Cap Ex Reserve to pay for Capital Expenditures or to reimburse Tenant for Capital Expenditures, within ten (10) days following written request from Tenant, which request shall specify the amount of the requested disbursement and a general description of the type of Capital Expenditures to be paid or reimbursed using such Cap Ex Reserve Funds. Tenant shall not make a request for disbursement from the Cap Ex Reserve (x) more frequently than once in any calendar month nor (y) in amounts less than Fifty Thousand and No/100 Dollars ($50,000.00). Any Cap Ex Reserve Funds remaining in the Cap Ex Reserve on satisfaction of the Minimum Cap Ex Requirements for which such Cap Ex Reserve Funds were deposited or on the Expiration Date shall be returned by Landlord to Tenant, provided that Landlord shall have the right to apply Cap Ex Reserve Funds remaining on the Expiration Date against any amounts owed by Tenant to Landlord as of the Expiration Date and/or the sum of any remaining Required Capital Expenditures required to have been incurred prior to the Expiration Date.

(iv) Security Interest in Cap Ex Reserve Funds. Tenant grants to Landlord a first-priority security interest in the Cap Ex Reserve and all Cap Ex Reserve Funds, as additional security for performance of Tenant’s obligations under this Lease. Landlord shall have the right to collaterally assign the security interest granted to Landlord in the Cap Ex Reserve and Cap Ex Reserve Funds to any Fee Mortgagee. Notwithstanding the foregoing or anything herein to the contrary, (i) Landlord may not foreclose upon the lien on the Cap Ex Reserve and Cap Ex Reserve Funds, and Fee Mortgagee may not apply the Cap Ex Reserve Funds against the Fee Mortgage, in each case prior to the occurrence of both (x) Landlord’s Enforcement Condition and (y) the termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, (ii) any time during which a Tenant Event of Default is continuing, Fee Mortgagee may apply Cap Ex Reserve Funds toward the payment of Capital Expenditures incurred by Tenant and (iii) Landlord shall have the right to use Cap Ex Reserve Funds as provided in Section 10.5(e) (in which event, such expenditures of Cap Ex Reserve Funds shall be deemed Capital Expenditures of Tenant for purposes of the Required Capital Expenditures). Landlord acknowledges that a Permitted Leasehold Mortgagee may have a Lien on the Cap Ex Reserve, provided that such Lien in favor of a Permitted Leasehold Mortgagee is subject and subordinate to the first priority lien thereon in favor of Landlord as set forth in the Intercreditor Agreement.

(c) Capital Expenditures Report. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall submit to Landlord a report, substantially in the form attached hereto as Exhibit C setting forth, with respect to such month, on an unaudited, Facility-by-Facility basis, (A) revenues for the Leased Property and the Other Leased Property, (B) Capital Expenditures with respect to the Leased Property, (C) Other Capital Expenditures with respect to the Other Leased Property, and (D) aggregate Services Co Capital Expenditures on a year-to-date basis and the portion thereof allocated to Tenant and its subsidiaries (and a description of the methodology by which such allocation was made). Landlord shall keep each such report confidential in accordance with Section 41.22 of this Lease.

(d) Annual Capital Budget. Tenant shall furnish to Landlord, for informational purposes only, a copy of the annual capital budget for each Facility for each Fiscal Year, in each case (x) contemporaneously with Other Tenant’s delivery to the applicable landlord of the applicable annual capital budget for such Fiscal Year pursuant to the Other Lease, and (y) not later than fifty-five (55) days following the commencement of the Fiscal Year to which such annual capital budget relates. For the avoidance of doubt, without limitation of Tenant’s Capital Expenditure requirements pursuant to Section 10.5(a), Tenant shall not be required to comply with such annual capital budget and it shall not be a breach or default by Tenant hereunder in the event Tenant deviates from such annual capital budget.

(e) Self Help. In order to facilitate Landlord’s completion of any work, repairs or restoration of any nature that are required to be performed by Tenant in accordance with any provisions hereof, upon the occurrence of the earlier of (i) an Event of Default by Tenant hereunder, and (ii) any default by Tenant in the performance of such work under this Lease or as required by any applicable Additional Fee Mortgage Requirement, then, so long as (x) Landlord has provided Tenant thirty (30) days’ prior written notice thereof and Tenant has not cured such default within such thirty day period) and (y) an “Event of Default” has occurred under the Fee Mortgage Documents, Landlord shall have the right, from and after the occurrence of a default beyond applicable notice and cure periods under any applicable Fee Mortgage Documents, to enter onto the Leased Property and perform any and all such work and labor necessary as reasonably determined by Landlord to complete any work required by Tenant hereunder or expend any sums therefor and/or employ watchmen to protect the Leased Property from damage (collectively, the “Landlord Work”). In connection with the foregoing, Landlord shall have the right: (i) to use any funds in the Cap Ex Reserve for the purpose of making or completing such Landlord Work; (ii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iii) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Leased Property, or as may be necessary or desirable for the completion of such Landlord Work, or for clearance of title; (iv) to execute all applications and certificates in the name of Tenant which may be required by any of the contract documents; (v) to prosecute and defend all actions or proceedings in connection with the Leased Property or the rehabilitation and repair of the Leased Property; and (vi) to do any and every act which Tenant might do in its own behalf to complete the Landlord Work. Nothing in this Lease shall: (1) make Landlord responsible for making or completing any Landlord Work; (2) require Landlord to expend funds in addition to the Cap Ex Reserve to make or complete any Landlord Work; (3) obligate Landlord to proceed with any Landlord Work; or (4) obligate Landlord to demand from Tenant additional sums to make or complete any Landlord Work.

ARTICLE XI

LIENS

Subject to the provisions of Article XII relating to permitted contests, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any portion thereof or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of the Commencement Date with respect to the Leased Property or any portion thereof; (iii) restrictions, liens and other encumbrances which are consented to in writing by Landlord (such consent not to be unreasonably withheld, conditioned or delayed); (iv) liens for Impositions which Tenant is not required to pay hereunder (if any); (v) Subleases permitted by Article XXII and any other lien or encumbrance expressly permitted under the provisions of this Lease; (vi) liens for Impositions not yet delinquent or being contested in accordance with Article XII, provided that Tenant has provided appropriate reserves to the extent required under GAAP and any foreclosure or similar remedies with respect to such Impositions have not been instituted and no notice as to the institution or commencement thereof has been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien unless being contested in accordance with Article XII and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor and no foreclosure or similar remedies with respect to such liens has been instituted and no notice as to the institution or commencement thereof have been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (2) any such liens are in the process of being contested as permitted by Article XII; or (3) in the event any foreclosure action is commenced under any such lien, Tenant shall immediately remove, discharge or bond over such lien; (viii) any liens created by Landlord; (ix) liens related to equipment leases or equipment financing for Tenant’s Property which are used or useful in Tenant’s business on the Leased Property or any portion thereof, provided that the payment of any sums due under such equipment leases or equipment financing shall either (1) be paid as and when due in accordance with the terms thereof, or (2) be in the process of being contested as permitted by Article XII (and provided that a lienholder’s removal of any such Tenant’s Property from the Leased Property shall be subject to all applicable provisions of this Lease, and, without limitation, Tenant or such lienholder shall restore the Leased Property from any damage effected by such removal); (x) liens granted as security for the obligations of Tenant and its Affiliates under a Permitted Leasehold Mortgage (and the documents relating thereto); provided, however, in no event shall the foregoing be deemed or construed to permit Tenant to encumber the Leasehold Estate (or a Subtenant to encumber its subleasehold interest) in the Leased Property or any portion thereof (other than, in each case, to a Permitted Leasehold Mortgagee or otherwise to the extent expressly permitted hereunder), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; and provided further that upon request Tenant shall be required to provide Landlord with fully executed copies of any and all Permitted Leasehold Mortgages; and (xi) except as otherwise expressly provided in this Lease, easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to the Leased Property or any portion thereof, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the conduct of the business on the Leased Property for the Primary Intended Use, taken as a whole. For the avoidance of doubt, nothing contained herein shall be deemed or construed to prohibit the issuance of a lien on the Equity Interests in Tenant (it being agreed that any foreclosure by a lien holder on such interests in Tenant shall be subject to the restrictions on transfers of interests in Tenant and Change of Control set forth in Article XXII) or to prohibit Tenant from pledging (A) its Tenant’s Property as collateral (1) in connection with financings of equipment and other purchase money indebtedness or (2) to secure Permitted Leasehold Mortgages, or (B) its Accounts and other property of Tenant (other than Tenant’s Property); provided that, (x) all such pledges (other than those described in the foregoing clause (1)) of Tenant’s Pledged Property shall be subject and subordinate to the security interest granted to Landlord pursuant to Section 6.3, and (y) Tenant shall in no event pledge to any Person that is not granted a Permitted Leasehold Mortgage hereunder any of Tenant’s Property to the extent that such Tenant’s Property cannot be removed from the Leased Property without (I) damaging or impairing the Leased Property (other than in a de minimis manner), (II) impairing in any material respect the operation of the Facility for its Primary Intended Use, or (III) impairing in any material respect Landlord’s or any Successor Tenant’s ability to acquire the Successor Assets at the expiration or termination of the Term in accordance with Section 36.1 (after giving effect to the repayment of any indebtedness encumbering the Successor Assets and release of any liens thereon as required by such Section 36.1).

ARTICLE XII

PERMITTED CONTESTS

Tenant, upon prior written notice to Landlord (except that no such notice shall be required to be given by Tenant to Landlord with respect to matters not exceeding Five Million and No/100 Dollars ($5,000,000.00)), on its own or in Landlord’s name, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision (including pursuant to any Gaming Regulation), imposition of any disciplinary action, including both monetary and nonmonetary, pursuant to any Gaming Regulation, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (ii) neither the Leased Property or any portion thereof, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any imminent danger of criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Tenant shall deliver to Landlord security in the form of cash, cash equivalents or a Letter of Credit, if and as may be reasonably required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any portion thereof or the Rent by reason of such non-payment or noncompliance; (v) in the case of an Insurance

Requirement, the coverage required by Article XIII shall be maintained; (vi) upon Landlord’s request, Tenant shall keep Landlord reasonably informed as to the status of the proceedings; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. The provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than Impositions or Additional Charges contested in accordance herewith) payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom, except to the extent resulting from actions independently taken by Landlord (other than actions taken by Landlord at Tenant’s direction or with Tenant’s consent).

ARTICLE XIII

INSURANCE

13.1 General Insurance Requirements. During the Term, Tenant shall, at its own cost and expense, maintain the minimum kinds and amounts of insurance described below. Such insurance shall apply to the ownership, maintenance, use and operations related to the Leased Property and all property located in or on the Leased Property (including Capital Improvements and Tenant’s Property). Except for policies insured by Tenant’s captive insurers, all policies shall be written with insurers authorized to do business in all states where Tenant operates and shall maintain A.M Best ratings of not less than “A-” “X” or better in the most recent version of Best’s Key Rating Guide. In the event that any of the insurance companies’ ratings fall below the requirements set forth above, Tenant shall have one hundred eighty (180) days within which to replace such insurance company with an insurance company that qualifies under the requirements set forth above. It is understood that Tenant may utilize so called Surplus lines companies and will adhere to the standard above.

(a) Property Insurance.

(i) Property insurance shall be maintained on the Leased Property (including barges and vessels used for gaming), Capital Improvements and Tenant’s Property against loss or damage under a policy with coverage not less than that found on Insurance Services Office (ISO) “Causes of Loss – Special Form” and ISO “Building and Personal Property Form” or their equivalent forms (e.g., an “all risk” policy), in a manner consistent with the commercially reasonable practices of similarly situated companies engaged in the same or similar businesses operating in the same or similar locations. Such property insurance policy shall be in an amount not less than the greater of (a) Two Billion and No/100 Dollars ($2,000,000,000.00) and (b) the full replacement cost of the Facility having the highest Fair Market Ownership Value at any given time; provided, that Tenant shall have the right (i) to limit maximum insurance coverage for loss or damage by earthquake (including earth movement) to a minimum amount of the projected ground up loss with a 500-year return period (as determined annually by an independent firm using RMS catastrophe modeling software or equivalent, and taking into account all locations insured under this property insurance, including other locations owned, leased or managed by Tenant), and (ii) to limit maximum insurance coverage for loss or damage by named windstorms per occurrence to a minimum amount of the projected ground up loss (including storm surge) with a 500-year return period (as determined annually by an independent firm using RMS catastrophe software or equivalent, and taking into account all locations insured under this property insurance, including other locations owned, leased or managed by Tenant); (iii) to limit maximum insurance coverage for loss or damage by flood to a minimum amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), to the extent commercially available; provided, further, that in the event the premium cost of any earthquake, flood, named windstorm or terrorism peril (as required by Section 13.1(b)) coverages are available only for a premium that is more than two and one-half (2.5) times the premium paid by Tenant for the third (3rd) year preceding the date of determination for the insurance policy contemplated by this Section 13.1(a), then Tenant shall be entitled and required to purchase the maximum amount of insurance coverage it reasonably deems most efficient and prudent to purchase for such peril and Tenant shall not be required to spend additional funds to purchase additional coverages insuring against such risks; and provided, further, that certain property coverages other than earthquake, flood and named windstorm may be sub-limited as long as each sub-limit is commercially reasonable and prudent as determined by Tenant and to the extent that the amount of such sub-limit is less than the amount of such sub-limit in effect as of the Commencement Date, such sub-limit is approved by Landlord, such approval not to be unreasonably withheld.

(ii) Such property insurance policy shall include, subject to Section 13.1(a)(i) above: (i) agreed amount coverage and/or a waiver of any co-insurance; (ii) building ordinance coverage (ordinance or law) including loss of the undamaged portions, the cost of demolishing undamaged portions, and the increased cost of rebuilding; and also including, but not limited to, any non-conforming structures or uses; (iii) equipment breakdown coverage (boiler and machinery coverage); (iv) debris removal; and (v) business interruption coverage in an amount not less than two (2) years of Rent and containing an Extended Period of Indemnity endorsement for an additional minimum six months period. Subject to Section 13.1(a)(i), the property policy shall cover: wind/windstorm, earthquake/earth movement and flood and any sub-limits applicable to wind (e.g. named storms), earthquake and flood are subject to the approval of Landlord and Fee Mortgagee. Such policy shall (i) name Landlord as an additional insured and “loss payee” for its interests in the Leased Property and Rent; (ii) name each Fee Mortgagee and Permitted Leasehold Mortgagee as an additional insured, and (iii) include a New York standard mortgagee clause in favor of each Fee Mortgagee and Permitted Leasehold Mortgagee. Except as otherwise set forth herein, any property insurance loss adjustment settlement associated with the Leased Property shall require the written consent of Landlord, Tenant, and each Fee Mortgagee (to the extent required under the applicable Fee Mortgage Documents) unless the amount of the loss net of the applicable deductible is less than One Hundred Million and No/100 Dollars ($100,000,000.00) in which event no consent shall be required.

(b) Property Terrorism Insurance. Property Insurance shall be maintained for acts of terrorism covered by the Terrorism Risk Insurance Program Authorization Act of 2015 (TRIPRA) and acts of terrorism and sabotage not certified by TRIPRA, with limits no less than One Billion Five Hundred Million and No/100 Dollars ($1,500,000,000.00) per occurrence for acts of terrorism covered by the Terrorism Risk Insurance Program Authorization Act of 2015 (TRIPRA) and Two Hundred Twenty-Five Million and No/100 Dollars ($225,000,000.00) for acts of terrorism and sabotage not certified by TRIPRA. Both coverages shall apply to property damage and business interruption. The provisions relating to loss payees, additional insureds and mortgagee clauses set forth in Section 13.1(a) above shall also apply to the coverages required by this Section 13.1(b). If Tenant uses one or more of its captive insurers to provide this insurance coverage, the captive(s) must secure and maintain reinsurance from one or more reinsurers for those amounts which are not insured by the Federal Government, and which are in excess of a commercially reasonable policy deductible. Such reinsurers are subject to the same minimum financial ratings set forth in Section 13.1. In the event TRIPRA is not extended or renewed, Landlord and Tenant shall mutually agree (in accordance with the procedures set forth in Section 13.6) upon replacement insurance requirements applicable to terrorism related risks.

(c) Flood Insurance. With respect to any portion of the Leased Property that is security under a Fee Mortgage, if at any time the area in which such Leased Property is located is designated a “Special Flood Hazard Area” as designated by the Federal Emergency Management Agency (or any successor agency), Tenant shall obtain separate flood insurance through the National Flood Insurance Program. Such flood insurance may be provided as part of Section 13.1(a) Property Insurance above.

(d) Workers Compensation and Employers Liability Insurance. Workers compensation insurance as required by applicable state statutes and Employers Liability. This insurance shall include endorsements applicable to (i) Longshore and Harbor Workers Compensation Act; and (ii) Maritime Coverage (including transportation, wages, maintenance and cure, if not otherwise covered by Section 13.1(g) Marine Liability Insurance).

(e) Commercial General Liability Insurance. For bodily injury, personal injury, advertising injury and property damage on an occurrence form with coverage no less than ISO Form CG 0001 or equivalent. This policy shall include the following coverages: (i) Liquor Liability; (ii) Named Peril/Time Element Pollution, to the extent commercially available to operators of properties similar to the subject Leased Property; (iii) Watercraft Liability, to the extent commercially available to operators of properties similar to the subject Leased Property; (iv) Terrorism Liability; and (v) a Separation of Insureds Clause.

(f) Business Auto Liability Insurance. For bodily injury and property damage arising from the ownership, maintenance or use of owned, hired and non-owned vehicles (ISO Form CA 00 01 or equivalent).

(g) Marine Liability Insurance. For bodily injury and property damage (Protection and Indemnity) on an occurrence form. If not covered by the other insurance policies required by this Article XIII, this policy shall include the following coverages: (i) Liquor Liability; (ii) Pollution Liability; and (iii) injuries to captains and crew. To the extent commercially available at a reasonable price, this policy shall contain a Separation of Insureds clause. This coverage may be met through the combination of primary marine liability and excess liability coverage

(h) Excess Liability Insurance. Excess Liability coverage shall be maintained over the required Employers Liability, Commercial General Liability, Business Auto Liability and Marine Liability policies in an amount not less than Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) per occurrence and in the aggregate annually (where applicable). The annual aggregate limit applicable to Commercial General Liability shall apply per location. Tenant will use commercially reasonable efforts to obtain coverage as broad as the underlying insurance, including Terrorism Liability coverage, so long as such coverage is available at a commercially reasonable price.

(i) Pollution Liability Insurance. For claims arising from the discharge, dispersal release or escape or any irritant or contaminant into or upon land, any structure, the atmosphere, watercourse or body of water, including groundwater. This shall include on and off-site clean up and emergency response costs and claims arising from above ground and below ground storage tanks. If this policy is provided on a “claims made” basis (i) the retroactive date shall remain as June 26, 1998 for legal liability; and (ii) coverage shall be maintained for two (2) years after the Term.

13.2 Name of Insureds. Except for the insurance required pursuant to Section 13.1(d), all insurance provided by Tenant as required by this Article XIII shall include Landlord (including specified Landlord related entities as directed by Landlord) as a loss payee (solely with respect to the insurance required pursuant to Section 13.1(a), Section 13.1(b) and Section 13.1(c)), named insured or additional insured without restrictions beyond the restrictions that apply to Tenant and may include any Permitted Leasehold Mortgagee as an additional insured; provided, however, the insurance required pursuant to Section 13.1(i) and Section 13.1(g) shall be permitted to include Landlord (including specified Landlord related entities as directed by Landlord) as an additional insured without the requirement that such policy expressly include language that such coverage is without restrictions beyond the restrictions that apply to Tenant. The coverage provided to the additional insureds by Tenant’s insurance policies must be at least as broad as that provided to the first named insured on each respective policy. For avoidance of doubt, Landlord looks exclusively to Tenant’s insurance policies to protect itself from claims arising from the Leased Property and Capital Improvements. The required insurance policies shall protect Landlord against Landlord’s acts with respect to the Leased Property in the same manner that they protect Tenant against its acts with respect to the Leased Property. Except for the insurance required pursuant to Section 13.1(d) with respect to Workers Compensation and Employers Liability, the required insurance policies shall be endorsed to include others as additional insureds as required by Landlord and/or the Fee Mortgage Documents and/or Permitted Leasehold Mortgagee. The insurance protection afforded to all insureds (whether named insureds or additional insureds) shall be primary and shall not contribute with any insurance or self-insurance programs maintained by such insureds (including deductibles and self-insured retentions).

13.3 Deductibles or Self-Insured Retentions. Tenant may self-insure such risks that are customarily self-insured by companies of established reputation engaged in the same general line of business in the same general area. All increases in deductibles and self-insured retentions

(collectively referred to as “Deductibles” in this Article XIII) that apply to the insurance policies required by this Article XIII are subject to approval by Landlord, with such approval not to be unreasonable withheld, conditioned or delayed. Tenant is solely responsible for all Deductibles related to its insurance policies. The Deductibles Tenant has in effect as of the Commencement Date satisfy the requirements of this Section as of the Commencement Date.

13.4 Waivers of Subrogation. Landlord shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Article XIII and policies issued by Tenant’s captive insurers (including related Deductibles), it being understood that (i) Tenant shall look solely to its insurance for the recovery of such loss or damage; and (ii) such insurers shall have no rights of subrogation against Landlord. Each insurance policy shall contain a clause or endorsement which waives all rights of subrogation against Landlord, Fee Mortgagees and other entities or individuals as reasonably requested by Landlord.

13.5 Limits of Liability and Blanket Policies. The insured limits of liability maintained by Tenant shall be selected by Tenant in a manner consistent with the commercially reasonable practices of similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. The limits of liability Tenant has in effect as of the Commencement Date satisfy the requirements of this Section as of the Commencement Date. The insurance required by this Article XIII may be effected by a policy or policies of blanket insurance and/or by a combination of primary and excess insurance policies (all of which may insure additional properties owned, operated or managed by Tenant or its Affiliates), provided each policy shall be satisfactory to Landlord, acting reasonably, including, the form of the policy, provided such policies comply with the provisions of this Article XIII.

13.6 Future Changes in Insurance Requirements.

(a) In the event one or more additional locations become Leased Property or Capital Improvements during the Term, whether through acquisition, lease, new construction or other means, Landlord may reasonably amend the insurance requirements set forth in this Article XIII to properly address new risks or exposures to loss, in accordance with the procedures set forth in this Section 13.6(a). For example, for construction projects, different forms of insurance may be required, such as builders risk, and Landlord and Tenant shall mutually agree upon insurance requirements applicable to the construction contractors. Tenant and Landlord shall work together in good faith to exchange information (including proposed construction agreements) and ascertain appropriate insurance requirements prior to Tenant being required to amend its insurance under this Section 13.6(a); provided, however, that any revision to insurance shall only be required if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control.

(b) In the event that (1) the operations of Tenant change in the future, and Tenant believes adjustments in Deductibles, insured limits or coverages are warranted, (2) Tenant desires to increase one or more Deductibles, reduce limits of liability below those in place as of the Commencement Date or materially reduce coverage, or (3) not more than once during any twelve (12) month period (or more frequently in connection with the requirements of a Fee Mortgage), Landlord reasonably determines that the insurance carried by Tenant is not, for any reason (whether by reason of the type, coverage, deductibles, insured limits, the reasonable requirements of Fee Mortgagees, or otherwise) commensurate with insurance customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations, the party seeking the change will advise the other party in writing of the requested insurance revision. Tenant and Landlord shall work together in good faith to determine whether the requested insurance revision shall be made; provided, however, that any revision to insurance shall only be made if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control. Solely with respect to the insurance required by Section 13.1(h) above, in no event shall the outcome of an insurance revision pursuant to this Section 13.6 require Tenant to carry insurance in an amount which exceeds the product of (i) the amounts set forth in Section 13.1(h) hereof and (ii) the CPI Increase.

13.7 Notice of Cancellation or Non-Renewal. Each required insurance policy shall contain an endorsement requiring thirty (30) days prior written notice to Landlord, Fee Mortgagees and Leasehold Mortgagees of any cancellation or non-renewal. Ten (10) days’ prior written notice shall be required for cancellation for non-payment of premium. Tenant shall secure replacement coverage to comply with the stated insurance requirements and provide new certificates of insurance to Landlord and others as directed by Landlord.

13.8 Copies of Documents. Tenant shall provide (i) binders evidencing renewal coverages no later than the applicable renewal date of each insurance policy required by this Article XIII; and (ii) copies of all insurance policies required by this Article XIII (including policies issued by Tenant’s captive insurers which are in any way related to the required policies, including policies insuring Deductibles), within one hundred and twenty days (120) after inception date of each, and if additionally required, within ten (10) days of written request by Landlord. In addition, Tenant will supply documents that are related to the required insurance policies on January 1 of each calendar year during the Term and three (3) years afterwards, and as otherwise requested in writing by Landlord. Such documents shall be in formats reasonably acceptable to Landlord and include, but are not limited to, (i) statements of property value by location, (ii) risk modeling reports (e.g., named storms and earthquake), (iii) actuarial reports, (iv) loss/claims reports, (v) detailed summaries of Tenant’s insurance policies and, as respects Tenant’s captive insurers the most recent audited financial statements (including notes therein) and reinsurance agreements. Landlord shall hold the contents of the documents provided by Tenant as confidential; provided that Landlord shall be entitled to disclose the contents of such documents to its insurance consultants, attorneys, accountants and other agents in connection with the administration and/or enforcement of this Lease, and (ii) to any Fee Mortgagees, Permitted Leasehold Mortgagees and potential lenders and their respective representatives, and (iii) as may be required by applicable laws. Landlord shall utilize commercially reasonable efforts to cause each such person or entity to enter into a written agreement to maintain the confidentiality thereof for the benefit of Landlord and Tenant.

13.9 Certificates of Insurance. Certificates of insurance, evidencing the required insurance, shall be delivered to Landlord on the Commencement Date, annually thereafter, and upon written request by Landlord. If required by any Fee Mortgagee, Tenant shall provide endorsements and written confirmations that all premiums have been paid in full.

13.10 Other Requirements. Tenant shall comply with the following additional provisions:

(a) Prior to the date of the refinancing of (a) that certain Indenture, dated April 17, 2014, among Caesars Growth Properties Holdings, LLC, Caesars Growth Properties Finance, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee, (b) that certain First Lien Credit Agreement, dated May 8, 2014, among Caesars Growth Properties Parent, LLC, Caesars Growth Properties Holdings, LLC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, (c) that certain First Lien Credit Agreement, dated October 11, 2013, among Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Las Vegas, LLC, Harrah’s Atlantic City Holding, Inc., Rio Properties, LLC, Flamingo Las Vegas Holding, LLC, Harrah’s Laughlin, LLC, Paris Las Vegas Holding, LLC, the lenders party thereto and Citicorp North America, Inc. as administrative agent and collateral agent, (d) that certain Indenture, dated October 11, 2013, among Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Atlantic City Holding, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC, Rio Properties, LLC, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee, and (e) that certain Indenture, dated October 11, 2013, among Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Atlantic City Holdings, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC, Rio Properties, LLC, the subsidiary guarantors party thereto, and U.S. Bank National Association (collectively, the “Refinancing”), in the event of a catastrophic loss or multiple losses at multiple properties owned or leased directly or indirectly by CEC and that are insured by CEC, then in the case that (1) such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property or terrorism insurance policies required by this Article XIII, (2) at least one such property affected by the catastrophic loss(es) is a Facility hereunder or under an Other Lease (in either case, a “Subject Facility”) and (3) at least one other such property affected by the catastrophic loss(es) is not a Subject Facility, then the property and terrorism insurance proceeds received in connection with such catastrophic loss(es) shall be allocated amongst the affected properties pro-rata based on the insured values of the impacted properties, with no property receiving an allocation exceeding the loss suffered by such property.

(b) From and after the date of the Refinancing, in the event of a catastrophic loss or multiple losses at multiple properties owned or leased directly or indirectly by CEC and that are insured by CEC, then in the case that at least one such property is a Subject Facility and at least one other such property is not a Subject Facility, if (A) such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property or terrorism insurance policies required by this Article XIII and any such property that is not a Subject Facility is (w) directly or indirectly managed but not directly or indirectly owned by CEC, (x) not wholly owned, directly or indirectly, by CEC, (y) subject to a ground lease with a landlord party that is neither Landlord nor its affiliates, or (z) is financed on a stand-alone basis, then the insurance proceeds received in connection with such catastrophic loss or multiple losses shall be allocated pro-rata based on the insured values of the impacted properties, with no property receiving an allocation exceeding the loss suffered by such property, and (B) if such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property or terrorism insurance policies required by this Article XIII and no property that is not a Subject Facility is a property described in clauses (w) through (z) above, the property(ies) that is a Subject Facility shall have first priority to insurance proceeds from the property policy or terrorism policy in connection with such catastrophic loss or multiple losses up to the reasonably anticipated amount of loss with respect to the Subject Facility. Any property or terrorism insurance proceeds allocable to a Subject Facility pursuant to clause (B) above shall be paid to Landlord (or the landlord under the Other Lease, as applicable) and applied in accordance with the terms of this Lease (or the Other Lease, as applicable).

(c) In the event Tenant shall at any time fail, neglect or refuse to insure the Leased Property (including barges and vessels used for gaming) and Capital Improvements, or is not in full compliance with its obligations under this Article XIII, Landlord may, at its election, procure replacement insurance. In such event, Landlord shall disclose to Tenant the terms of the replacement insurance. Tenant shall reimburse Landlord for the cost of such replacement insurance within thirty (30) days after Landlord pays for the replacement insurance. The cost of such replacement insurance shall be reasonable considering the then-current market.

ARTICLE XIV

CASUALTY

14.1 Property Insurance Proceeds. All proceeds (except business interruption not allocated to rent expenses, if any) payable by reason of any property loss or damage to the Leased Property, or any portion thereof, under any property policy of insurance required to be carried hereunder shall be paid to Fee Mortgagee or to an escrow account held by a third party depositary reasonably acceptable to Landlord, Tenant and, if applicable, the Fee Mortgagee (in each case pursuant to an escrow agreement reasonably acceptable to the Parties and the Fee Mortgagee and intended to implement the terms hereof, and made available to Tenant upon request for the reasonable costs of preservation, stabilization, restoration, reconstruction and repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof; provided, however, that the portion of any such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder; and provided, further, that if the total amount of proceeds payable net of the applicable deductibles is Twenty Million and No/100 Dollars ($20,000,000.00) or less per Facility, and, if no Tenant Event of Default has occurred and is continuing, the proceeds shall be paid to Tenant and, subject to the limitations set forth in this Article XIV used for the repair of any damage to or restoration or reconstruction of the Leased Property in accordance with Section 14.2. For the avoidance of doubt, any insurance proceeds payable by reason of (i) loss or damage to Tenant’s Property and/or Tenant Material Capital Improvements, or (ii) business interruption shall be paid directly to and belong to Tenant. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property in accordance herewith shall be provided to Tenant. So long as no Tenant Event of Default is continuing, Tenant shall have the right to prosecute and settle insurance claims, provided that, in connection with insurance claims exceeding Twenty Million and No/100 Dollars ($20,000,000.00) per Facility, Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Article XIV and any final settlement with the insurance company for claims exceeding Twenty Million and No/100 Dollars ($20,000,000.00) per Facility shall be subject to Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed.

14.2 Tenant’s Obligations Following Casualty.

(a) In the event of a Casualty Event with respect to the Leased Property or any portion thereof (to the extent the proceeds of insurance in respect thereof are made available to Tenant as and to the extent required under the applicable escrow agreement), (i) Tenant shall restore such Leased Property (or any applicable portion thereof, excluding, at Tenant’s election, any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into the Facility such that the Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement, provided that with respect to any Tenant Material Capital Improvement that is not rebuilt, Tenant shall repair and thereafter maintain the portions of the Leased Property affected by the loss or damage of such Tenant Material Capital Improvement in a condition commensurate with the quality, appearance and use of the balance of the Facility and satisfying the Facility’s parking requirements) to substantially the same condition as existed immediately before such damage or otherwise in a manner reasonably satisfactory to Landlord (except, however, with respect to the Facility known as Caesars Atlantic City, Tenant shall be required to restore such Facility (or applicable portion thereof) only to the extent necessary to generate at least the amount of EBITDA from such Facility following such restoration as was generated from such Facility prior to such Casualty Event), and (ii) the damage caused by the applicable Casualty Event shall not terminate this Lease; provided, however, that if the applicable Casualty Event shall occur not more than two (2) years prior to the then-Stated Expiration Date and the cost to restore the Leased Property (excluding for avoidance of doubt any affected Tenant Material Capital Improvements that Tenant is not required to restore) to the condition immediately preceding the Casualty Event, as determined by a mutually approved contractor or architect, would equal or exceed twenty-five percent (25%) of the Fair Market Ownership Value of such Facility immediately prior to the time of such damage or destruction, then each of Landlord and Tenant shall have the option, exercisable in such Party’s sole and absolute discretion, to terminate this Lease solely with respect to the applicable Facility, upon written notice to the other Party hereto delivered to such other Party within thirty (30) days of the determination of the amount of damage and the Fair Market Ownership Value of the applicable Facility and, if such option is exercised by either Landlord or Tenant, this Lease shall terminate solely with respect to the applicable Facility (and, commencing upon the date of such termination, Rent hereunder shall be reduced by the Rent Reduction Amount), Tenant shall not be required to restore the applicable Facility and any insurance proceeds payable as a result of the damage or destruction shall be payable in accordance with Section 14.2(c). Notwithstanding anything to the contrary contained herein, if a Casualty Event occurs (and/or if the determination of the amount of damage and/or the thirty (30) day period referred to in the preceding sentence is continuing) at a time when Tenant could send a Renewal Notice (provided, for this purpose, Tenant shall be permitted to send a Renewal Notice under Section 1.4 not more than twenty-four (24) months (rather than not more than eighteen (18) months) prior to the then current Stated Expiration Date), if Tenant has elected or elects to exercise the same at any time following Tenant’s receipt of such notice of termination from Landlord, neither Landlord nor Tenant may terminate this Lease under this Section 14.2(a).

(b) If the cost to restore the Leased Property exceeds the amount of proceeds received from the insurance required to be carried hereunder, (subject to Section 14.2(e)) Tenant’s restoration obligations hereunder shall continue unimpaired, and Tenant shall provide Landlord with evidence reasonably acceptable to Landlord that Tenant has (or is reasonably expected to have) available to it any excess amounts needed to restore the Leased Property to the condition required hereunder. Such excess amounts shall be paid by Tenant.

(c) In the event neither Landlord nor Tenant is required or elects to repair and restore the Leased Property, all insurance proceeds (except business interruption), other than proceeds reasonably attributed to any Tenant Material Capital Improvements (or other property owned by Tenant), which proceeds shall be and remain the property of Tenant, shall be paid to and retained by Landlord (after reimbursement to Tenant for any reasonably-incurred expenses in connection with the subject Casualty Event) free and clear of any claim by or through Tenant except as otherwise specifically provided below in this Article XIV.

(d) If Tenant fails to complete the restoration of the Facility and gaming operations do not recommence substantially in the same manner as prior to the applicable Casualty Event by the date that is the fourth (4th) anniversary of the date of any Casualty Event (subject to extension in the event of an Unavoidable Delay during such four (4) year period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay affects Tenant’s ability to perform such restoration in accordance with this Section 14.2), then, without limiting any of Landlord’s rights and remedies otherwise, all remaining insurance proceeds shall be paid to and retained by Landlord free and clear of any claim by or through Tenant, provided, that, so long as no Tenant Event of Default has occurred and is continuing, Landlord agrees to use such remaining proceeds for repair and restoration with respect to such Casualty Event.

(e) If, and solely to the extent that, the damage resulting from any applicable Casualty Event is not an insured event under the insurance policies required to be maintained by Tenant under this Lease, then Tenant shall not be obligated to restore the Leased Property in respect of the damage from such Casualty Event.

14.3 No Abatement of Rent. Except as expressly provided in this Article XIV, this Lease shall remain in full force and effect and Tenant’s obligation to pay Rent and all Additional Charges required by this Lease shall remain unabated during any period following a Casualty Event.

14.4 Waiver. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Lease.

14.5 Insurance Proceeds and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, Landlord shall require that any Fee Mortgagee Documents (including, without limitation, with respect to the Existing Fee Mortgage) shall permit Tenant to rebuild in accordance with the terms and provisions of this Lease (and any such Fee Mortgage Documents shall expressly provide that Tenant or Landlord, as applicable, is entitled to the applicable insurance proceeds in accordance with the terms and provisions of this Lease).

ARTICLE XV

EMINENT DOMAIN

15.1 Condemnation. Tenant shall promptly give Landlord written notice of the actual or threatened Condemnation or any Condemnation proceeding affecting the Leased Property of which Tenant has knowledge and shall deliver to Landlord copies of any and all papers served in connection with the same.

(a) Total Taking. If a Facility is subject to a total and permanent Taking, this Lease shall automatically terminate with respect to such Facility as of the day before the date of such Taking or Condemnation. In such event, commencing upon the date of such termination, Rent hereunder shall be reduced by the Rent Reduction Amount.

(b) Partial Taking. If a portion (but not all) of a Facility (and, without limitation, any Capital Improvements with respect thereto) is subject to a permanent Taking (“Partial Taking”), this Lease shall remain in effect so long as the applicable Facility is not thereby rendered Unsuitable for its Primary Intended Use, and Rent shall be adjusted in accordance with the Rent Reduction Amount with respect to the subject portion of the applicable Facility; provided, however, that if the remaining portion of the applicable Facility is rendered Unsuitable for Its Primary Intended Use, this Lease shall terminate with respect to such Facility as of the day before the date of such Taking or Condemnation and, in such event, commencing upon the date of such termination, Rent hereunder shall be reduced by the Rent Reduction Amount with respect to the entirety of the subject Facility.

(c) Restoration. If there is a Partial Taking and this Lease remains in full force and effect, Landlord shall make available to Tenant the Award to be applied first to the restoration of the affected Facility in accordance with this Lease and, to the extent required hereby, any affected Tenant Material Capital Improvements, and thereafter as provided in Section 15.2. In such event, subject to receiving such Award, Tenant shall accomplish all necessary restoration in accordance with the following sentence (whether or not the amount of the Award received by Tenant is sufficient) and the Rent shall be adjusted in accordance with the Rent Reduction Amount. Tenant shall restore the Leased Property (excluding any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into the subject Facility such that such Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement) as nearly as reasonably possible under the circumstances to a complete architectural unit of the same general character and condition as the Leased Property existing immediately prior to such Taking; except, however, with respect to the Facility known as Caesars Atlantic City, Tenant shall be required to restore such Facility (or applicable portion thereof) only to the extent necessary to generate at least the amount of EBITDA from such Facility following such restoration as was generated from such Facility prior to such Casualty Event.

15.2 Award Distribution. Except as set forth below and in Section 15.1(c) hereof, the Award resulting from the Taking shall be paid as follows: (i) first, to Landlord to the extent of the Fair Market Ownership Value of Landlord’s interest in the Leased Property subject to the Taking (excluding any Tenant Material Capital Improvements), (ii) second, to Tenant to the extent of the Fair Market Property Value of Tenant’s Property and any Tenant Material Capital Improvements subject to the Taking (but for avoidance of doubt, not including any amount for any unexpired portion of the Term), and (iii) third, any remaining balance shall be paid to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to pursue its own claim with respect to the Taking for Tenant’s lost profits value and moving expenses and, the portion of the Award, if any, allocated to any Tenant Material Capital Improvements and Tenant’s Property, shall be and remain the property of Tenant free of any claim thereto by Landlord.

15.3 Temporary Taking. The taking of the Leased Property, or any part thereof, shall constitute a Taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than one hundred eighty (180) consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Tenant.

15.4 Condemnation Awards and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, Landlord shall require that any Fee Mortgagee Documents (including, without limitation, with respect to the Existing Fee Mortgage) shall permit Tenant to rebuild in accordance with the terms and provisions of this Lease (and any such Fee Mortgage Documents shall expressly provide that Tenant or Landlord, as applicable, is entitled to the applicable Award in accordance with the terms and provisions of this Lease).

ARTICLE XVI

DEFAULTS & REMEDIES

16.1 Tenant Events of Default. Any one or more of the following shall constitute a “Tenant Event of Default”:

(a) Tenant shall fail to pay any installment of Rent when due and such failure is not cured within ten (10) days after written notice from Landlord of Tenant’s failure to pay such installment of Rent when due (and such notice of failure from Landlord may be given any time after such installment of Rent is more than one (1) day late);

(b) Tenant shall fail to pay any Additional Charge (excluding, for the avoidance of doubt the Minimum Cap Ex Amount) within ten (10) days after written notice from Landlord of Tenant’s failure to pay such Additional Charge when due (and such notice of failure from Landlord may be given any time after such payment of any Additional Charge is more than one (1) day late);

(c) Tenant or, unless the Guarantor EOD Conditions exist, Guarantor shall:

(i) file a petition in bankruptcy or a petition to take advantage of any insolvency law or statute under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law;

(ii) make an assignment for the benefit of its creditors; or

(iii) consent to the appointment of a receiver of itself or of the whole or substantially all of its property;

(d) (i) Tenant shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of all or substantially all of Tenant’s property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(ii) Unless the Guarantor EOD Conditions exist, Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor or of all or substantially all of Guarantor’s property, or approving a petition filed against Guarantor seeking reorganization or arrangement of Guarantor under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; or

(e) entry of an order or decree liquidating or dissolving Tenant, Manager or, unless the Guarantor EOD Conditions exist, Guarantor, provided that the same shall not constitute a Tenant Event of Default if (i) such order or decree shall be vacated, set aside or stayed within ninety (90) days from the date of the entry thereof, or (ii) with respect to Manager only, (x) Manager is not an Affiliate of Tenant, or (y) another wholly-owned subsidiary of CEC assumes the MLSA and the other Lease/MLSA Related Agreements to which Manager is a party;

(f) Tenant shall fail to cause the Facilities to be Operated (as defined in the MLSA) in a Non-Discriminatory (as defined in the MLSA) manner, in accordance with the Operating Standard (as defined in the MLSA) and subject to Manager’s Standard of Care (as defined in the MLSA) (in each case as and to the extent required under the MLSA, including as provided in Section 2.1.1, Section 2.1.2, Section 2.1.3, Section 2.1.4, Section 2.3.1, and Section 2.3.2 of the MLSA, but subject to Section 5.9.1 of the MLSA), which failure would reasonably be expected to have a material and adverse effect on Landlord (taken as a whole with “Landlord” as defined under the Joliet Lease) or on the Facilities (taken as a whole with the Joliet Facility), and which failure is not cured within thirty (30) days following notice thereof from Landlord to Tenant; provided that, if: (i) such failure is not susceptible of cure within such thirty (30) day period; and (ii) such failure would not expose Landlord to an imminent and material risk of criminal liability or of material damage to its business reputation, such thirty (30) day cure period shall be extended for such time as is necessary (but in no event longer than ninety (90)

days) to cure such failure so long as Tenant commences to cure such failure or other breach within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure);

(g) the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding relating to more than Twenty-Five Million and No/100 Dollars ($25,000,000.00), and the same shall not be vacated, discharged or stayed pending appeal (or paid or bonded or otherwise similarly secured payment) within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(h) if Tenant or, unless the Guarantor EOD Conditions exist, Guarantor shall fail to pay, bond, escrow or otherwise similarly secure payment of one or more final judgments aggregating in excess of the amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00), which judgments are not discharged or effectively waived or stayed for a period of forty-five (45) consecutive days;

(i) unless the Guarantor EOD Conditions exist, a Lease Guarantor Event of Default shall occur under the MLSA;

(j) except as a result of a Permitted Operation Interruption, Tenant fails to cause the Continuous Operations Facilities to be Continuously Operated during the Term;

(k) any applicable Gaming License or other license material to any Continuous Operation Facility’s operation for its Primary Intended Use is at any time terminated or revoked or suspended or placed under a trusteeship (and in each case such termination, revocation, suspension or trusteeship causes cessation of Gaming activity at the Continuous Operation Facility) for more than thirty (30) days and such termination, revocation, suspension or trusteeship is not stayed pending appeal and would reasonably be expected to have a material adverse effect on Tenant taken as a whole with the “Tenant” as defined under the Joliet Lease, or on the Facilities taken as a whole with the Joliet Facility;

(l) if a Licensing Event with respect to Tenant under clause (a) of the definition of Licensing Event shall occur and is not resolved in accordance with Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities;

(m) Tenant fails to comply with any Additional Fee Mortgagee Requirements, which default is not cured within the applicable cure period set forth in the Fee Mortgage Documents, if the effect of such default is to cause, or to permit the holder or holders of the applicable Fee Mortgage (or a trustee or agent on behalf of such holder or holders) to cause such Fee Mortgage to become or be declared due and payable (or redeemable) prior to its stated maturity);

(n) a transfer of Tenant’s interest in this Lease (including pursuant to a Change in Control) shall have occurred without the consent of Landlord to the extent such consent is required under Article XXII or Tenant is otherwise in default of the provisions set forth in Section 22.1 below;

(o) if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured within thirty (30) days after written notice thereof from Landlord, provided, however, if such failure cannot reasonably be cured within such thirty (30) day period and Tenant shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Tenant in the exercise of due diligence to cure such failure, provided that, with respect to any failure to perform (i) that is still continuing on or after the first day of the sixth (6th) Lease Year such cure period shall not extend beyond the later of such first day of the sixth (6th) Lease Year or one-hundred and eighty (180) days in the aggregate, and (ii) that is first arising on or after the first day of the sixth (6th) Lease Year, such cure period shall not exceed one-hundred and eighty (180) days in the aggregate, provided, further however, that no Tenant Event of Default under this clause (o) or under clause (q) below shall be deemed to exist under this Lease during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Tenant remedies the default within the time periods otherwise required hereunder;

(p) A “Tenant Event of Default” (as defined in the applicable Other Lease) shall occur under any Other Lease.

(q) the occurrence of a Tenant Event of Default pursuant to Section 10.5(a)(x);

(r) unless the Guarantor EOD Conditions exist, if Guarantor shall, in any judicial or quasi-judicial case, action or proceeding, contest (or collude with or otherwise affirmatively assist any other Person, or solicit or cause to be solicited any other Person to contest) the validity or enforceability of Guarantor’s obligations under the MLSA (or any Qualified Replacement Guarantor’s obligations under a Replacement Guaranty); and

(s) if Tenant shall fail to comply with any of the provisions, terms or conditions of any Ground Lease in effect as of the Commencement Date (or any renewals thereof) with respect to any of the Continuous Operation Facilities as required under Section 7.3 hereof, which failure is not cured within the applicable time period set forth in the applicable Ground Lease and the effect of such failure is to permit the applicable Ground Lessor to terminate such Ground Lease or to result in the Ground Lease being terminated pursuant to the terms thereof.

Notwithstanding anything contained herein to the contrary, (i) Landlord shall deliver all notices required pursuant to Section 16.1 concurrently to Tenant and Guarantor and (ii) a default by Tenant under any Permitted Leasehold Mortgage shall not in and of itself be a Tenant Event of Default hereunder (it being understood that if the circumstances that cause such default independently comprise a default hereunder that continues beyond all applicable notice and cure periods hereunder then such circumstances would cause a Tenant Default hereunder).

Notwithstanding the foregoing, (i) Tenant shall not be in breach of this Lease solely as a result of the exercise by the party (other than Tenant, CEC, CEOC or any of their respective Affiliates) to any of the Permitted Exception Documents of such party’s rights thereunder so long as Tenant undertakes commercially reasonable efforts to cause such party to comply or otherwise minimize such breach, and (ii) in the event that Tenant is required, under the express terms of any Permitted Exception Document(s), to take or refrain from taking any action, and taking or refraining from taking such action would result in a default under this Lease, then Tenant shall advise Landlord of the same, and Tenant and Landlord shall reasonably cooperate in order to address the same in a mutually acceptable manner, and so as to minimize any harm or liability to Landlord and to Tenant. For the avoidance of doubt, in no event shall a Permitted Exception Document excuse Tenant from its obligation to pay Rent or Additional Charges

16.2 Landlord Remedies. Upon the occurrence and during the continuance of a Tenant Event of Default but subject to the provisions of Article XVII, Landlord may, subject to the terms of Section 16.3 below, do any one or more of the following: (x) terminate this Lease by giving Tenant no less than ten (10) days’ notice of such termination and the Term shall terminate and all rights and obligations of Tenant under this Lease shall cease, subject to any provisions that expressly survive the Expiration Date, (y) seek damages as provided in Section 16.3 hereof or (z) except to the extent expressly otherwise provided under this Lease, exercise any other right or remedy hereunder, at law or in equity available to Landlord as a result of any Tenant Event of Default. Tenant shall pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable and documented attorneys’ fees and expenses, as a result of any Tenant Event of Default hereunder. Subject to Article XIX and Section 17.1(f) hereof, at any time upon or following the Expiration Date, Tenant shall, if required by Landlord to do so, immediately surrender to Landlord possession of the Leased Property and quit the same and Landlord may enter upon and repossess such Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any of Tenant’s Property therefrom. Landlord shall refrain from exercising any remedies pursuant to this Section during any applicable cure periods of Guarantor to the extent expressly provided in Section 17.2 of the MLSA.

(a) None of (i) the termination of this Lease, (ii) the repossession of the Leased Property, (iii) the failure of Landlord to relet the Leased Property or any portions thereof, (iv) the reletting of all or any portion of the Leased Property, or (v) the inability of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord’s damages under this Lease.

(b) If this Lease shall terminate pursuant to Section 16.2(x) or if Landlord shall obtain a court order permitting reentry following the occurrence of a Tenant Event of Default that is continuing, then, in any such event, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Leased Property to the extent permitted by law (including applicable Gaming Regulations), either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Leased Property. The words “enter,” “reenter,” “entry” and “reentry,” as used herein, are not restricted to their technical legal meanings.

(c) Notwithstanding anything herein to the contrary, if this Lease has been terminated by Landlord pursuant to this Section 16.2 and Manager is performing Transition Services (as defined in the Transition Services Agreement) as elected by Landlord in its sole discretion, then, at Landlord’s election in accordance with the Transition Services Agreement, Tenant (and its Subsidiaries, as applicable) shall stay in occupancy of the Leased Property following the Expiration Date and continue to operate the Facilities, collect and retain revenue therefrom, and pay Rent and Additional Charges (without duplication of any Rent and Additional Charges required to be paid under Section 16.3), all in the manner required under Section 36.1, mutatis mutandis, for so long as Manager is performing Transition Services; provided, however, that Tenant shall have no obligation (unless specifically agreed to by Tenant) to operate the Leased Property (or pay any such Rent) under such arrangement unless the Transition Period is then continuing.

16.3 Damages.

(a) If Landlord elects to terminate this Lease in writing upon a Tenant Event of Default during the Term, Tenant shall forthwith (x) pay to Landlord all Rent due and payable under this Lease to and including the date of such termination (together with interest thereon at the Overdue Rate from the date the applicable amount was due), and (y) pay on demand all damages to which Landlord shall be entitled at law or in equity, provided, however, Landlord’s damages with regard to unpaid Rent from and after the date of termination shall equal, as liquidated and agreed current damages in respect thereof, the sum of: (A) the worth at the time of award of the amount by which the unpaid Rent that (if the Lease had not been terminated) would have been payable hereunder after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (B) (x) the Rent which (if the Lease had not been terminated) would have been payable hereunder from the time of award until the then Stated Expiration Date, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%), less (y) the Rent loss from the time of the award until the then Stated Expiration Date that Tenant proves could be reasonably avoided, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%). As used in clause (A), the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate from the date the applicable amount was due. As used in clauses (A) and (B), Variable Rent that would have been payable after termination for the remainder of the Term shall be determined based on: (1) if the date of termination occurs during a Variable Rent Payment Period, the Variable Rent amount payable during such Variable Rent Payment Period (if the Lease had not been terminated), and (2) if the date of termination occurs prior to the commencement of any Variable Rent Payment Period, the Variable Rent that (if the Lease had not been terminated) would be payable after termination for the remainder of the Term, assuming Net Revenue for the balance of the Term equals Net Revenue for the Fiscal Period ending immediately prior to the date of termination (it being understood the foregoing calculation of damages for unpaid Rent applies only to the amount of unpaid Rent damages owed to Landlord pursuant to Tenant’s obligation to pay Rent hereunder and does not prohibit or otherwise shall not limit Landlord from seeking damages for any indemnification or any other obligations of Tenant hereunder, with all such rights of Landlord reserved).

(b) Notwithstanding anything otherwise set forth herein, if Landlord chooses not to terminate Tenant’s right to possession of the Leased Property (whether or not Landlord terminates this Lease) and has not been paid damages in accordance with Section 16.3(a), then each installment of Rent and all other sums payable by Tenant to or for the benefit of Landlord under this Lease shall be payable as the same otherwise becomes due and payable, together with, if any such amount is not paid when due, interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease (and Landlord may at any time thereafter terminate Tenant’s right to possession of the Leased Property and seek damages under Section 16.3(a), to the extent not already paid for by Tenant under Section 16.3(a) or this Section 16.3(b)).

(c) If, as of the date of any termination of this Lease pursuant to Section 16.2(x), the Leased Property shall not be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration or earlier termination of this Lease, then Tenant, shall pay, as damages therefor, the cost (as estimated by an independent contractor reasonably selected by Landlord) of placing the Leased Property in the condition in which Tenant is required to surrender the same hereunder.

16.4 Receiver. Subject to the rights of Permitted Leasehold Mortgagees hereunder, upon the occurrence and continuance of a Tenant Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, but subject to any limitations of applicable law (including Gaming Regulations), Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5 Waiver. If Landlord initiates judicial proceedings or if this Lease is terminated by Landlord pursuant to this Article XVI, Tenant waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession or similar laws for the benefit of Tenant; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.6 Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Tenant Event of Default which are made to Landlord rather than Tenant due to the existence of a Tenant Event of Default shall be applied to Tenant’s obligations in the order which Landlord may reasonably determine or as may be prescribed by applicable Legal Requirements.

16.7 Landlord’s Right to Cure Tenant’s Default. If Tenant shall fail to make any payment or to perform any act required to be made or performed hereunder when due including, without limitation, if Tenant fails to expend any Required Capital Expenditures as required hereunder or fails to complete any work or restoration or replacement of any nature as required hereunder, or if Tenant shall take any action prohibited hereunder, or if Tenant shall breach any representation or warranty comprising Additional Fee Mortgagee Requirements (and Landlord

reasonably determines that such breach could be expected to give rise to an event of default or an indemnification obligation of Landlord under the applicable Fee Mortgage), or Tenant fails to comply with any Additional Fee Mortgagee Requirements (other than representations and warranties), in all cases, after the expiration of any cure period provided for herein, Landlord, without waiving or releasing any obligation or default, may, but shall be under no obligation to, (i) make such payment or perform such act for the account and at the expense of Tenant (including, in the event of a breach of any such representation or warranty, taking actions to cause such representation or warranty to be true), and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord’s reasonable opinion, may be necessary or appropriate therefor, and, (ii) subject to the terms of the applicable Fee Mortgagee Documents, use funds in any Fee Mortgage Reserve Account for the purposes for which they were deposited in making any such payment or performing such act. All sums so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand as an Additional Charge.

16.8 Miscellaneous.

(a) Suit or suits for the recovery of damages, or for any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease and the Term would have expired by limitation had there been no Tenant Event of Default, reentry or termination.

(b) No failure by either Party to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition of this Lease to be performed or complied with by either Party, and no breach thereof, shall be or be deemed to be waived, altered or modified except by a written instrument executed by the Parties. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. In the event Landlord claims in good faith that Tenant has breached any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings or other remedies were not provided for in this Lease.

(c) Except to the extent otherwise expressly provided in this Lease, each right and remedy of a Party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease.

(d) Nothing contained in this Article XVI or otherwise shall vitiate or limit Tenant’s obligation to pay Landlord’s attorneys’ fees as and to the extent provided in Article XXXVII hereof, or any indemnification obligations under any express indemnity made by Tenant of Landlord or of any Landlord Indemnified Parties as contained in this Lease.

ARTICLE XVII

TENANT FINANCING

17.1 Permitted Leasehold Mortgagees.

(a) Tenant May Mortgage the Leasehold Estate. On one or more occasions, without Landlord’s consent, Tenant may mortgage or otherwise encumber Tenant’s estate in and to the Leased Property (the “Leasehold Estate”) (or encumber the direct or indirect Equity Interests in Tenant) to one or more Permitted Leasehold Mortgagees under one or more Permitted Leasehold Mortgages and pledge its right, title and interest under this Lease as security for such Permitted Leasehold Mortgages or any related agreement secured thereby, provided, however, that, (i) in order for a Permitted Leasehold Mortgagee to be entitled to the rights and benefits pertaining to Permitted Leasehold Mortgagees pursuant to this Article XVII, such Permitted Leasehold Mortgagee must hold or benefit from a Permitted Leasehold Mortgage encumbering all of Tenant’s Leasehold Estate granted to Tenant under this Lease (subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de minimis) or one hundred percent (100%) of the direct or indirect Equity Interests in Tenant at any tier of ownership, and (ii) no Person shall be deemed to be a Permitted Leasehold Mortgagee hereunder unless and until (a) such Person delivers a written agreement to Landlord providing that in the event of a termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, such Permitted Leasehold Mortgagee and any Persons for whom it acts as representative, agent or trustee, will not use or dispose of any Gaming License for use at a location other than at the Facility to which such Gaming License relates as of the date of the closing of a Lease Foreclosure Transaction (or, in the case of any additional facility added to this Lease after such date, as of the date that such additional facility is added to the Lease), (b) the applicable Permitted Leasehold Mortgage shall include an express acknowledgement that any exercise of remedies thereunder that would affect the Leasehold Estate shall be subject and subordinate to the terms of this Lease and (c) such Person executes a joinder to the Intercreditor Agreement in form and substance reasonably acceptable to all parties thereto. Tenant represents and warrants that each Permitted Leasehold Mortgagee as of the Commencement Date has entered into the Intercreditor Agreement. Furthermore, as a condition to being deemed a Permitted Leasehold Mortgagee hereunder, each Permitted Leasehold Mortgagee is deemed to acknowledge and agree (and hereby does acknowledge and agree) that (x) any rejection of this Lease in any bankruptcy, insolvency, dissolution or other proceeding will be treated as a Non-Consented Lease Termination (as defined in the MLSA), unless in connection with such rejection of this Lease such Permitted Leasehold Mortgagee has acted in accordance with Section 17.1(f) hereof to obtain a New Lease prior to the expiration of the period described therein, (y) subject to the terms and conditions of the Intercreditor Agreement, such Permitted Leasehold Mortgagee shall not take any action to prevent the rights of Landlord, Manager and Lease Guarantor under Article XXI of the MLSA, including to effect the actions required in connection with a Replacement Structure (as defined therein), and (z) that any foreclosure or realization by any Permitted Leasehold Mortgagee pursuant to a Permitted Leasehold Mortgage or upon Tenant’s interest under this Lease or that would result in a transfer of all or any portion of Tenant’s interest in the Leased Property or this Lease shall in any case be subject to the applicable provisions, terms and conditions of Article XXII hereof.

(b) Notice to Landlord.

(i) If Tenant shall, on one or more occasions, mortgage Tenant’s Leasehold Estate pursuant to a Permitted Leasehold Mortgage and if the holder of such Permitted Leasehold Mortgage shall provide Landlord with written notice of such Permitted Leasehold Mortgage (which notice with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, in order to be effective, shall also state (or be accompanied by a notice of Tenant stating) the relative priority of all then-effective Permitted Leasehold Mortgages noticed to Landlord under this Section and shall be consented to in writing by all then-existing Permitted Leasehold Mortgagees) together with a true copy of such Permitted Leasehold Mortgage and the name and address of the Permitted Leasehold Mortgagee, Landlord and Tenant agree that, following receipt of such written notice by Landlord (which notice shall be accompanied by any items required pursuant to Section 17.1(a) above), the provisions of this Section 17.1 shall apply to each such Permitted Leasehold Mortgage. In the event of any assignment of a Permitted Leasehold Mortgage or in the event of a change of address of a Permitted Leasehold Mortgagee or of an assignee of such Permitted Leasehold Mortgage, written notice of such assignment or change of address and of the new name and address shall be provided to Landlord, and the provisions of this Section 17.1 shall continue to apply, provided such assignee is a Permitted Leasehold Mortgagee.

(ii) Landlord shall reasonably promptly following receipt of a communication purporting to constitute the notice provided for by subsection (b)(i) above (and such additional items requested by Landlord pursuant to the first sentence of Section 17.1(b)(iii)) acknowledge by written notice receipt of such communication as constituting the notice provided for by subsection (b)(i) above and confirming the status of the Permitted Leasehold Mortgagee as such or, in the alternative, notify Tenant and the Permitted Leasehold Mortgagee of the rejection of such communication and any such items as not conforming with the provisions of this Section 17.1 and specify the specific basis of such rejection.

(iii) After Landlord has received the notice provided for by subsection (b)(i) above, Tenant shall with reasonable promptness provide Landlord with copies of the Permitted Leasehold Mortgage, note or other obligations secured by such Permitted Leasehold Mortgage and any other documents pertinent to the Permitted Leasehold Mortgage reasonably requested by Landlord. Tenant shall thereafter also provide Landlord from time to time with a copy of each material amendment or other modification or supplement to such instruments. All recorded documents shall be accompanied by the appropriate recording stamp or other certification of the custodian of the relevant recording office as to their authenticity as true and correct copies of official records and all nonrecorded documents shall be accompanied by a certification by Tenant that such documents are true and correct copies of the originals. From time to time upon being requested to do so by Landlord, Tenant shall also notify Landlord of the date and place of recording and other pertinent recording data with respect to such instruments as have been recorded.

(iv) Notwithstanding the requirements of this Section 17.1(b), it is agreed and acknowledged that Tenant’s Initial Financing (and the mortgages, security agreements and/or other loan documents in connection therewith) as of the date of this Lease shall be deemed a Permitted Leasehold Mortgage (with respect to which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i)) without the requirement that Tenant or Landlord comply with the initial requirements set forth in clauses (i) through (iii) above, (but, for the avoidance of doubt, Tenant’s Initial Financing is not relieved of the requirement that it satisfy the requirements of Section 17.1(a) the last sentence of Section 17.1(b)(i). In addition, for the avoidance of doubt, the Parties confirm that Tenant shall not be relieved of the requirement to comply with the final three (3) sentences of Section 17.1(b)(iii) with respect to Tenant’s Initial Financing or any other financing with a Permitted Leasehold Mortgagee.

(c) Default Notice to Permitted Leasehold Mortgagee. Landlord, upon providing Tenant any notice of default under this Lease, shall at the same time provide a copy of such notice to every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been sent, in the manner prescribed in Article XXXV of this Lease, to every such Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. From and after the date such notice has been sent to a Permitted Leasehold Mortgagee, such Permitted Leasehold Mortgagee shall have the same period, with respect to its remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in subsections (d) and (e) of this Section 17.1 to remedy or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Landlord shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by Tenant. Tenant authorizes each such Permitted Leasehold Mortgagee (to the extent such action is authorized under the applicable loan documents to which it acts as a lender, noteholder, investor, agent, trustee or representative) to take any such action at such Permitted Leasehold Mortgagee’s option and does hereby authorize entry upon the Leased Property by the Permitted Leasehold Mortgagee for such purpose.

(d) Right to Terminate Notice to Permitted Leasehold Mortgagee. Anything contained in this Lease to the contrary notwithstanding, if any Tenant Event of Default shall occur which entitles Landlord to terminate this Lease, Landlord shall have no right to terminate this Lease on account of such Tenant Event of Default unless Landlord shall notify every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof that the period of time given Tenant to cure such default or act or omission has lapsed and, accordingly, Landlord has the right to terminate this Lease (“Right to Terminate Notice”). The provisions of subsection (e) below of this Section 17.1 shall apply if, during (x) the thirty (30) day period following Landlord’s delivery of the Right to Terminate Notice if such Tenant Event of Default is capable of being cured by the payment of money, or

(y) the ninety (90) day period following Landlord’s delivery of the Right to Terminate Notice, if such Tenant Event of Default is not capable of being cured by the payment of money, any Permitted Leasehold Mortgagee shall:

(i) notify Landlord of such Permitted Leasehold Mortgagee’s desire to nullify such Right to Terminate Notice;

(ii) pay or cause to be paid all Rent, Additional Charges, and other payments (A) then due and in arrears as specified in the Right to Terminate Notice to such Permitted Leasehold Mortgagee, and (B) which may become due during such thirty (30) or ninety (90) day (as the case may be) period (as and when the same may become due); and

(iii) comply with or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Permitted Leasehold Mortgagee (e.g., defaults that are not personal to Tenant hereunder); provided, however, that such Permitted Leasehold Mortgagee shall not be required during such ninety (90) day period to cure or commence to cure any default consisting of Tenant’s failure to satisfy and discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee; and

(iv) during such thirty (30) or ninety (90) day period, the Permitted Leasehold Mortgagee shall respond, with reasonable diligence, to requests for information from Landlord as to the Permitted Leasehold Mortgagee’s (and related lender’s) intent to pay such Rent and other charges and comply with this Lease.

If the applicable default shall be cured pursuant to the terms and within the time periods allowed in this Section 17.1(d), this Lease shall continue in full force and effect as if Tenant had not defaulted under the Lease. If a Permitted Leasehold Mortgagee shall fail to take all of the actions described in this Section 17.1(d) prior to the deadlines set forth herein, such Permitted Leasehold Mortgagee shall have no further rights under this Section 17.1(d) or Section 17.1(e).

(e) Procedure on Default.

(i) If Landlord shall elect to terminate this Lease by reason of any Tenant Event of Default that has occurred and is continuing and a Permitted Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (d) of this Section 17.1, the applicable cure periods available pursuant to Section 17.1(d) above shall continue to be extended so long as during such continuance:

(1) such Permitted Leasehold Mortgagee shall pay or cause to be paid the Rent, Additional Charges and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform or cause to be performed all of Tenant’s other obligations under this Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee and (B) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee; and

(2) subject to and in accordance with Section 22.2(i), if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, such Permitted Leasehold Mortgagee shall diligently continue to pursue acquiring or selling Tenant’s interest in this Lease and the Leased Property (or, to the extent applicable, the direct or indirect interests in Tenant) by foreclosure of the Permitted Leasehold Mortgage or other appropriate means and diligently prosecute the same to completion.

(ii) Without limitation of Tenant’s right to deliver a Renewal Notice, it is agreed that a Permitted Leasehold Mortgagee also shall have the right to deliver a Renewal Notice on behalf of Tenant during any period in which such Permitted Leasehold Mortgagee is complying with Section 17.1(d) or 17.1(e).

(iii) If a Permitted Leasehold Mortgagee is complying with subsection (e)(i) of this Section 17.1, upon the acquisition of Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) herein by such Permitted Leasehold Mortgagee, a Permitted Leasehold Mortgagee Designee or an assignee thereof permitted by Section 22.2(i) hereof, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease provided that such successor cures all outstanding defaults that can be cured through the payment of money and all other defaults that are reasonably susceptible of being cured as provided in said subsection (e)(i).

(iv) For the purposes of this Section 17.1, no Permitted Leasehold Mortgagee shall be deemed to be an assignee or transferee of this Lease or of the Leasehold Estate hereby created by virtue of the Permitted Leasehold Mortgage so as to require such Permitted Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder; but the purchaser at any sale of this Lease (or, to the extent applicable, the direct or indirect interests in Tenant) (including a Permitted Leasehold Mortgagee if it is the purchaser at foreclosure) and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignee or transferee of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be subject to all of the provisions, terms and conditions of this Lease including, without limitation, Section 22.2(i) hereof.

(v) Notwithstanding any other provisions of this Lease, any Permitted Leasehold Mortgagee, Permitted Leasehold Mortgagee Designee or other acquirer of the Leasehold Estate of Tenant (or, to the extent applicable, the direct or indirect interests in Tenant) in accordance with the requirements of Section 22.2(i) of this Lease pursuant to foreclosure, assignment in lieu of foreclosure or other similar proceedings of this Lease may, upon acquiring Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant), without further consent of Landlord, (x) sell and assign interests in the Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) as and to the extent provided in this Lease, and (y) enter into Permitted Leasehold Mortgages in the same manner as the original Tenant, as and to the extent provided in this Lease, in each case under clause (x) or (y), subject to the terms of this Lease, including Article XVII and Section 22.2(i) hereof.

(vi) Notwithstanding any other provisions of this Lease, any sale of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignment or transfer of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall, solely if and to the extent such sale, assignment or transfer complies with the requirements of Section 22.2(i) hereof, be deemed to be a permitted sale, transfer or assignment of this Lease; provided, that the foreclosing Permitted Leasehold Mortgagee or purchaser at foreclosure sale or successor purchaser must either (a) become a party to the MLSA pursuant to Section 11.1 and Section 13.1 of the MLSA (or, in the case of a foreclosure on or transfer of direct or indirect interests in Tenant, Tenant must remain a party to the MLSA) and satisfy the requirements set forth in Section 22.2(i)(1)(B) and Section 22.2(i)(2) through (5) or (b) satisfy the requirements set forth in Section 22.2(i)(1)(A) and Sections 22.2(i)(2) through (5).

(f) New Lease. In the event that this Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default other than due to a default that is subject to cure by a Permitted Leasehold Mortgagee under Section 17.1(d) and Section 17.1(e) above, Landlord shall provide each Permitted Leasehold Mortgagee with written notice that this Lease has been rejected or terminated (“Notice of Termination”), and, for the avoidance of doubt, upon delivery of such Notice of Termination, no Permitted Leasehold Mortgagee shall have the rights as described in Section 17.1(d) and Section 17.1(e) above, but rather such Permitted Leasehold Mortgagee instead shall have the rights described in this Section 17.1(f)). Following any such rejection or termination, Landlord agrees to enter into a new lease (“New Lease”) of the Leased Property with such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all then-remaining options to renew but excluding requirements which have already been fulfilled) of this Lease, provided:

(i) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall comply with the applicable terms of Section 22.2;

(ii) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall make a binding, written, irrevocable commitment to Landlord for such New Lease within thirty (30) days after the date such Permitted Leasehold Mortgagee receives Landlord’s Notice of Termination of this Lease given pursuant to this Section 17.1(f);

(iii) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such rejection or termination (including, for avoidance of doubt, any amounts that become due prior to and remained unpaid as of the date of the Notice of Termination) and, in addition thereto, all reasonable expenses, including reasonable documented attorney’s fees, which Landlord shall have incurred by reason of such rejection or such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant; and

(iv) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall agree to remedy any of Tenant’s defaults of which said Permitted Leasehold Mortgagee was notified by Landlord’s Notice of Termination (or in any other written notice of Landlord) and which can be cured through the payment of money or, if such defaults cannot be cured through the payment of money, are reasonably susceptible of being cured by Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee.

(g) New Lease Priorities. If more than one Permitted Leasehold Mortgagee shall request a New Lease pursuant to subsection (f)(i) of this Section 17.1, Landlord shall enter into such New Lease with the Permitted Leasehold Mortgagee whose mortgage is senior in lien, or with its Permitted Leasehold Mortgagee Designee acting for the benefit of such Permitted Leasehold Mortgagee prior in lien foreclosing on Tenant’s interest in this Lease. Landlord, without liability to Tenant or any Permitted Leasehold Mortgagee with an adverse claim, may rely upon (i) with respect to any Permitted Leasehold Mortgage evidenced by a recorded security instrument, a title insurance policy (or, if elected by Landlord in its sole discretion, a title insurance commitment, certificate of title or other similar instrument) issued by a reputable title insurance company as the basis for determining the appropriate Permitted Leasehold Mortgagee who is entitled to such New Lease or (ii) with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, the statement with respect to relative priority of Permitted Leasehold Mortgages contained in the applicable notice delivered pursuant to Section 17.1(b)(i), provided that any such statement that provides that any such Permitted Leasehold Mortgage described in this clause (ii) is senior or prior to any Permitted Leasehold Mortgage evidenced by a recorded security instrument shall only be effective to the extent it is consented to in writing by the Permitted Leasehold Mortgagee in respect of such Permitted Leasehold Mortgage evidenced by a recorded security instrument.

(h) Permitted Leasehold Mortgagee Need Not Cure Specified Defaults. Nothing herein contained shall require any Permitted Leasehold Mortgagee to cure any Incurable Default in order to comply with the provisions of Sections 17.1(d) and 17.1(e), or as a condition of entering into the New Lease provided for by Section 17.1(f). For the avoidance of doubt, upon such foreclosure and/or the effectuation of such a New Lease in accordance with the provisions, terms and conditions hereof, any such defaults are automatically deemed waived through the effective date of such foreclosure or New Lease as to any such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee, as the new tenant hereunder or under the New Lease, as applicable (it being understood that the provisions of this sentence shall not be deemed to relieve such new tenant of its obligations to comply with this Lease in or such New Lease from and after the effective date of such foreclosure or New Lease).

(i) Casualty Loss. A standard mortgagee clause naming each Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof may be added to any and all insurance policies required to be carried by Tenant hereunder on condition that (and, in all events, Tenant agrees that) the insurance proceeds are to be applied in the manner specified in this Lease and the Permitted Leasehold Mortgage shall so provide; except that the Permitted Leasehold Mortgage may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to Tenant (but not such proceeds, if any, payable jointly to Landlord and Tenant or to Landlord, to the Fee Mortgagee or to a third-party escrowee) pursuant to the provisions of this Lease.

(j) Arbitration; Legal Proceedings. Landlord shall give prompt notice to each Permitted Leasehold Mortgagee (for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof) of any arbitration (including a determination of Fair Market Ownership Value or Fair Market Base Rental Value) or legal proceedings between Landlord and Tenant involving obligations under this Lease.

(k) Notices. Notices from Landlord to the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall be provided in the method provided in Article XXXV hereof to the address furnished Landlord pursuant to subsection (b) of this Section 17.1, and those from the Permitted Leasehold Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of Article XXXV hereof. Such notices, demands and requests shall be given in the manner described in this Section 17.1 and in Article XXXV and shall in all respects be governed by the provisions of those sections.

(l) Limitation of Liability. Notwithstanding any other provision hereof to the contrary, (i) Landlord agrees that any Permitted Leasehold Mortgagee’s liability to Landlord in its capacity as Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against such Permitted Leasehold Mortgagee’s interest in the Leasehold Estate and the other collateral granted to such Permitted Leasehold Mortgagee to secure the obligations under the loan secured by the applicable Permitted Leasehold Mortgage, and (ii) each Permitted Leasehold Mortgagee agrees that Landlord’s liability to such Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against Landlord’s interest in the Leased Property, and no recourse against Landlord shall be had against any other assets of Landlord whatsoever.

(m) Sale Procedure. If this Lease has been terminated, the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to

Section 17.1(b) hereof with the most senior lien on the Leasehold Estate shall have the right to make the determinations and agreements on behalf of Tenant under Article XXXVI, in each case, in accordance with and subject to the terms and provisions of Article XXXVI.

(n) Third Party Beneficiary. Each Permitted Leasehold Mortgagee (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage) is an intended third-party beneficiary of this Article XVII entitled to enforce the same as if a party to this Lease.

(o) The fee title to the Leased Property and the Leasehold Estate of Tenant therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

17.2 Landlord Cooperation with Permitted Leasehold Mortgage. If, in connection with granting any Permitted Leasehold Mortgage or entering into an agreement relating thereto, Tenant shall request in writing (i) reasonable cooperation from Landlord or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Permitted Leasehold Mortgagee, Landlord shall reasonably cooperate with such request, so long as (a) no Tenant Event of Default is continuing, (b) all reasonable documented out-of-pocket costs and expenses incurred by Landlord, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Tenant, and (c) any requested action, including any amendments or modification of this Lease, shall not (i) increase Landlord’s monetary obligations under this Lease by more than a de minimis extent, or increase Landlord’s non-monetary obligations under this Lease in any material respect or decrease Tenant’s obligations in any material respect, (ii) diminish Landlord’s rights under this Lease in any material respect, (iii) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (iv) adversely impact Landlord’s (or any Affiliate of Landlord’s) tax treatment or position, (v) result in this Lease not constituting a “true lease”, or (vi) result in a default under the Fee Mortgage Documents.

ARTICLE XVIII

TRANSFERS BY LANDLORD

18.1 Transfers Generally. Landlord may sell, assign, transfer or convey, without Tenant’s consent, the entire Leased Property with respect to all of the Facilities hereunder or the Leased Property with respect to any individual Facility in each case, in whole (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) but not in part (unless in part due to a transaction in which multiple Affiliates of a single Person (collectively, “Affiliated Persons”) will own the applicable Leased Property as tenants in common, but only if all such Landlord Affiliated Persons execute a joinder to either this Lease or the applicable Severance Lease, as applicable, as “Landlord”, on a joint and several basis, the form and substance of which joinder shall be reasonably satisfactory to Tenant and Landlord) to a single transferee (such transferee, such tenants in common or any other permitted transferee of this Lease, in each case, an “Acquirer”) and, in connection with such transaction, (a) if the subject transaction involves a sale, assignment, transfer or conveyance of the entire Leased Property, this Lease shall be assigned to the applicable Acquirer such that the Acquirer shall become successor Landlord as if an original party to this Lease, and (b) if the subject transaction involves a sale, assignment, transfer or conveyance of the Leased Property with respect to an individual Facility (or several Facilities but not all Facilities), (A) this Lease shall remain in full force and effect with respect to the Facilities not transferred to the Acquirer, and (B) a Severance Lease (and a Severance MLSA), with the applicable Acquirer, shall be entered into with respect to the transferred Facility(ies) as described in Section 18.2 below. All Acquirers shall execute a joinder to the Intercreditor Agreement in form and substance reasonably acceptable to all parties thereto. If Landlord (including any permitted successor Landlord) shall convey the entire Leased Property or the Leased Property with respect to an individual Facility or Facilities in accordance with the terms of this Lease, other than as security for a debt, and the applicable Acquirer expressly assumes all obligations of Landlord arising after the date of the conveyance, Landlord shall thereupon be released from all future liabilities and obligations of Landlord under this Lease with respect to the transferred portion of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations relating to such transferred Leased Property shall thereupon be binding upon such applicable Acquirer. Without limitation of the preceding provisions of this Section 18.1, any or all of the following shall be freely permitted to occur: (i) any transfer of (a) the entire Leased Property or (b) the entire Leased Property with respect to an individual Facility to a Fee Mortgagee (in each case, subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) in accordance with the terms of this Lease (including any transfer of the direct or indirect equity interests in Landlord), which transfer may include, without limitation, a transfer by foreclosure brought by the Fee Mortgagee or a transfer by a deed in lieu of foreclosure, assignment in lieu of foreclosure or other transaction in lieu of foreclosure; (ii) a merger transaction or other similar disposition affecting Landlord REIT or a sale by Landlord REIT directly or indirectly involving the Leased Property (so long as (x) upon consummation of such transaction, all of the Leased Property (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) is owned by a single Person (or multiple Affiliated Persons as tenants in common) and (y) such surviving Person(s) execute(s) an assumption of this Lease, the MLSA and all Lease/MLSA Related Agreements to which Landlord is a party, assuming all obligations of Landlord hereunder and thereunder) (in the case of multiple Affiliated Persons, on a joint and several basis), the form and substance of which assumption shall be reasonably satisfactory to Tenant and Landlord); (iii) a sale/leaseback transaction by Landlord with respect to all of the Leased Property pertaining to any Facility or Facilities (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) (provided (x) the overlandlord under the resulting overlease agrees that, in the event of a termination of such overlease, this Lease shall continue in effect as a direct lease between such overlandlord and Tenant and (y) the overlease shall not impose any new, additional or more onerous obligations on Tenant without Tenant’s prior written consent in Tenant’s sole discretion (and without limiting the generality of the foregoing, the overlease shall not impose any additional monetary obligations (whether for payment of rents under such overlease or otherwise) on Tenant), subject to and in accordance with all of the provisions, terms and conditions of this Lease; (iv) any sale of any indirect interest in the Leased Property in respect of any Facility or Facilities that does not change the identity of Landlord hereunder, including without limitation a participating interest in Landlord’s (or the interest of the fee owning entities comprising Landlord) interest under this Lease or a sale of Landlord’s (or any such fee owning entity’s or entities’) reversionary interest in the Leased Property (or the applicable Leased Property pertaining to any individual Facility) so long as Landlord remains the only party with authority to bind the Landlord under this Lease, or (v) a sale or transfer to an Affiliate of Landlord or a joint venture entity in which any Affiliate of Landlord is the managing member or partner, so long as (x) upon consummation of such transaction, all of the Leased Property (or all of the Leased Property pertaining to an individual Facility) (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) is owned by a single Person or multiple Affiliated Persons as tenants in common and (y) such Person(s) execute(s) an assumption of this Lease, the MLSA and all Lease/MLSA Related Agreements to which Landlord is a party, assuming all obligations of Landlord hereunder and thereunder (in the case of multiple Affiliated Persons, on a joint and several basis), the form and substance of which assumption shall be reasonably satisfactory to Tenant and Landlord. Notwithstanding anything to the contrary herein, Landlord shall not sell, assign, transfer or convey any Leased Property, or assign this Lease, to (I) a Tenant Prohibited Person (as defined in the MLSA), (II) a Manager Prohibited Person (as defined in the MLSA), or (III) any Person that is associated with a Person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming Industry by any Gaming Authority where such association may adversely affect, any of Tenant’s or its Affiliates’ Gaming Licenses or Tenant’s or its Affiliates’ then-current standing with any Gaming Authority. Any transfer by Landlord under this Article XVIII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such transfer shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained. Tenant shall attorn to and recognize any successor Landlord in connection with any transfer(s) permitted under this Article XVIII as Tenant’s “landlord”.

18.2 Severance Leases. In the event a fee owning Landlord entity desires to sell or otherwise transfer a Facility (in whole but not in part) to a third party or to an affiliate of Landlord, the Parties shall enter into a Severance Lease with respect to such Facility, in accordance with the following provisions:

(a) Landlord shall give Tenant not less than fifteen (15) days’ advance written notice of a Severance Lease, and the applicable operating Tenant entity with respect to the applicable Leased Property (as set forth on Exhibit A) shall thereafter, within said fifteen (15)-day period (or such longer period of time as Landlord may require; it being understood that Landlord may delay or cancel the Severance Lease in the event that the underlying sale or transfer of a Facility is delayed or cancelled for any reason), execute, acknowledge and deliver a Severance Lease to the new owner of the applicable Facility for the remaining Term and on substantially the same terms and conditions as this Lease (except for appropriate adjustments (including to Exhibits and Schedules), including such adjustments as are described in this Article XVIII), and in any case no less favorable to Tenant than the terms and conditions of this Lease,.

(b) Rent payable under the Severance Lease at the time of the commencement of such Severance Lease shall be equal to the amount of the Rent Reduction Amount for the applicable Leased Property to be subject to such Severance Lease. Correspondingly, Rent payable hereunder shall be reduced by such Rent Reduction Amount.

(c) If the applicable operating Tenant entity with respect to such Leased Property to be subject to such Severance Lease is not listed on Exhibit A as a Tenant with respect to any Leased Property remaining subject to this Lease, then, upon such operating Tenant entity’s execution of such Severance Lease, such operating Tenant entity shall be released from any and all liability and obligations with respect to this Lease accruing from and after such execution of such Severance Lease.

(d) Any Severance Lease shall contain minimum capital expenditure requirements regarding the applicable Facility leased pursuant to such Severance Lease that, in the aggregate (taken together with the Minimum Cap Ex Requirements under this Lease and the Other Leases, after taking into consideration applicable reductions of the Minimum Cap Ex Requirements under this Lease in the amount of the Minimum Cap Ex Reduction Amount), are no greater than the Minimum Cap Ex Requirements under this Lease and the Other Leases immediately prior to execution of the applicable Severance Lease.

(e) Tenant shall take such actions and execute and deliver such documents, including, without limitation, amended Memorandum(s) of Lease and, if requested by Landlord, an amendment to this Lease, as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this Article XVIII, and as Landlord may reasonably request to evidence such removal of a Facility (or Facilities).

(f) Upon execution of a Severance Lease, the applicable parties shall enter into a corresponding Severance MLSA.

(g) All reasonable, documented out-of-pocket costs and expenses relating to a Severance Lease (including reasonable attorneys’ fees and other reasonable, documented out-of-pocket costs incurred by Tenant or Guarantor for outside counsel, if any) shall be borne by Landlord and not Tenant.

(h) Landlord and Tenant shall cooperate with all applicable gaming authorities in all reasonable respects to facilitate all necessary regulatory reviews, approvals and/or authorizations with respect to the Severance Lease, in accordance with applicable Gaming Regulations. The execution and implementation of any Severance Lease shall be subject to obtaining all applicable approvals from the applicable Gaming Authorities.

18.3 Permitted Property Sales. Notwithstanding anything contained to the contrary herein, upon Landlord providing to Tenant not less than ten (10) days’ advance written notice, Landlord may sell or otherwise convey to a third party, without Tenant’s consent in each instance, any or all of the property identified on Schedule 7 attached hereto. Upon such sale or conveyance, the applicable property shall no longer be considered Leased Property hereunder, but no reduction in Rent or the Minimum Cap Ex Requirements shall be applicable and no Severance Lease or corresponding Severance MLSA shall be applicable.

18.4 Transfers to Tenant Competitors. In the event that, and so long as, Landlord with respect to any Leased Property is a Tenant Competitor, then, notwithstanding anything herein to the contrary, the following shall apply:

(a) Without limitation of Section 23.1(c) of this Lease, Tenant shall not be required to deliver the information required to be delivered to such Landlord pursuant to Section 23.1(b) hereof to the extent the same would give such Landlord a “competitive” advantage with respect to markets in which such Landlord and Tenant or CEC might be competing at any time (it being understood that such Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease) (and such Landlord shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only such Landlord’s auditors (which for this purpose shall be a “big four” firm designated by such Landlord) and attorneys (as reasonably approved by Tenant) (and not Landlord or any Affiliates of such Landlord or any direct or indirect parent company of such Landlord or any Affiliate of such Landlord) are provided access to such information or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(b) Certain of Landlord’s consent or approval rights set forth in this Lease shall be eliminated or modified, as follows:

(i) Clause (vii) of the definition of Primary Intended Use shall be deleted, and clause (v) of the definition of Primary Intended Use shall be modified to read as follows: “(v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date or with then-prevailing or innovative or state-of-the-art hotel, resort and gaming industry use, and/or”.

(ii) Without limitation of the other provisions of Section 10.1(a), the approval of Landlord shall not be required under (1) Section 10.1(a)(1) for Alterations and Capital Improvements in excess of Seventy-Five Million and No/100 Dollars ($75,000,000.00), and (2) Section 10.2(b) for approval of the Architect thereunder.

(c) With respect to all consent, approval and decision-making rights granted to such Landlord under the Lease relating to competitively sensitive matters pertaining to the use and operation of the Leased Property and Tenant’s business conducted thereat (other than any right of Landlord to grant waivers and amend or modify any of the terms of this Lease), such Landlord shall establish an independent committee to evaluate, negotiate and approve such matters, independent from and without interference from such Landlord’s management or Board of Directors. Any dispute over whether a particular decision should be determined by such independent committee shall be submitted for resolution by an Expert pursuant to Section 34.2 hereof.

Tenant acknowledges and agrees that (x) as of the Commencement Date, Joliet Partner is a minority interest holder in the landlord under the Joliet Lease and does not Control such landlord; and (y) for so long as the circumstances in clause (x) continue and the Joliet Partner continues to own no more than twenty percent (20%) of the interest in such landlord, neither Landlord nor any of its Affiliates shall be deemed to be a Tenant Competitor solely as a result of the circumstances in clause (x).

ARTICLE XIX

HOLDING OVER

If Tenant shall for any reason remain in possession of all or any portion of the Leased Property after the Expiration Date without the consent, or other than at the request, of Landlord, such possession shall be as a month-to-month tenant during which time Tenant shall pay as Rent each month an amount equal to (a) the sum of (x) two hundred percent (200%) of the monthly installment of Rent allocable to the portion of the Leased Property in which Tenant remains in possession as of the Expiration Date, plus (y) one hundred twenty-five percent (125%) of the monthly installment of Rent allocable to the balance of the Leased Property (in which Tenant does not remain in possession) applicable as of the Expiration Date, and (b) all Additional Charges and all other sums payable by Tenant pursuant to this Lease. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of such portion of the Leased Property associated therewith. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Expiration Date. This Article XIX is subject to Tenant’s rights and obligations under Article XXXVI below, and it is understood and agreed that any possession of the Leased Property after the Expiration Date pursuant to such Article XXXVI shall not constitute a hold over subject to this Article XIX.

ARTICLE XX

RISK OF LOSS

The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property or any part thereof as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and Persons claiming from, through or under Landlord) during the Term is assumed by Tenant, and except as otherwise expressly provided herein no such event shall entitle Tenant to any abatement of Rent.

ARTICLE XXI

INDEMNIFICATION

21.1 General Indemnification.

(i) In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Landlord Indemnified Parties”; each individually, a “Landlord Indemnified Party”), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against the Landlord Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of any of the following (in each case, other than to the extent resulting from Landlord’s gross negligence or willful misconduct or default hereunder or the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise)): (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about any Facility (or any part thereof) or adjoining sidewalks under the control of Tenant or any Subtenant; (ii) any use, misuse, non-use, condition, maintenance or repair by Tenant of any Facility (or any part thereof); (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (iv) any claim for malpractice, negligence or misconduct committed by Tenant or any Person on or from any Facility (or any part thereof); (v) the violation by Tenant of any Legal Requirement (including any Gaming Regulations) or Insurance Requirements; (vi) the non-performance of any contractual obligation, express or implied, assumed or undertaken by Tenant with respect to any Facility (or any portion thereof) or any business or other activity carried on in relation to any Facility (or any part thereof) by Tenant; (vii) any lien or claim that may be asserted against any Facility (or any part thereof) arising from any failure by Tenant to perform its obligations hereunder or under any instrument or agreement affecting any Facility (or any part thereof); and (viii) any third-party claim asserted against Landlord as a result of Landlord being a party to the MLSA or arising from Tenant’s or Manager’s or CEC’s failure to perform their respective obligations under the MLSA, in each case so long as such claim does not result from Landlord’s actions. Any amounts which become payable by Tenant under this Article XXI shall be paid within ten (10) days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Tenant, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Landlord Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Tenant or any Subtenant or any Subsidiary, as applicable, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant or any Subtenant or any Subsidiary, as applicable (including, without limitation, Manager or anyone acting by, through or on behalf of Manager) (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.

(ii) Notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Landlord shall protect, indemnify, save harmless and defend Tenant and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Tenant Indemnified Parties”; each individually, a “Tenant Indemnified Party”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against the Tenant Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of (A) Landlord’s gross negligence or willful misconduct hereunder, other than to the extent resulting from Tenant’s gross negligence or willful misconduct or default hereunder, and (B) the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise). Any amounts which become payable by Landlord under this Article XXI shall be paid within ten (10) days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Landlord, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Tenant Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Landlord, or by employees, agents, contractors, subcontractors or others acting for or on behalf of Landlord (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Landlord.

21.2 Encroachments, Restrictions, Mineral Leases, etc.

If any of the Leased Improvements shall encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other similar agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any portion thereof is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then, promptly upon the request of Landlord or any Person affected by any such encroachment, violation or impairment (collectively, a “Title Violation”), Tenant, subject to its right to contest the existence of any such encroachment, violation or impairment to the extent provided in this Lease, and without limitation of any of Tenant’s obligations otherwise set forth in this Lease (to the extent applicable), shall (i) in the case of any third party claims (excluding for the avoidance of doubt those made by Affiliates of Landlord) based on or resulting from such Title Violation, protect, indemnify, save harmless and defend the Landlord Indemnified Parties from and against, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, any and all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable documented attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such third party claim based on or resulting from such Title Violation; provided, however, that Tenant shall be required to so protect, indemnify, save harmless and defend the Landlord Indemnified Parties only to the extent that the proceeds from Landlord’s title insurance policies are not sufficient to cover such losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (it being understood that if Tenant pays any such amounts that are contemplated hereunder to be covered by Landlord’s title insurance policies, then Tenant shall be subrogated to all or fifty percent (50%) of (as applicable) the rights of Landlord against its title insurance carriers and shall be entitled to, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the proceeds (net of Landlord’s out-of-pocket costs incurred in obtaining such proceeds) from such title insurance policy related to such Title Violation; except, however,

Tenant shall not be entitled to receive proceeds from any such title insurance policies in excess of amounts actually paid by Tenant in connection therewith) and (ii) to the extent that no third party makes a claim with respect to such Title Violation, Landlord shall not require Tenant to cure any of the foregoing matters unless it would have a material adverse effect on the Leased Property following expiration or termination of this Lease, and in the event Tenant so cures any such matters, (A) Tenant shall bear with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the cost of such cure (after giving effect to such title insurance proceeds), and (B) Tenant shall be subrogated to all or fifty percent (50%) of (as applicable) the rights of Landlord against its title insurance carriers and shall be entitled to, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the proceeds (net of Landlord’s out-of-pocket costs incurred in obtaining such proceeds) from such title insurance policy related to such Title Violation; except, however, Tenant shall not be entitled to receive proceeds from any such title insurance policies in excess of amounts actually paid by Tenant in connection therewith. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, (a) either of Tenant or Landlord shall obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, or (b) Tenant shall make such changes in the Leased Improvements, and take such other actions, in each case reasonably acceptable to Landlord, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the applicable portion of the Leased Property for the Primary Intended Use substantially in the manner and to the extent the applicable portion of the Leased Property was operated prior to the assertion of such encroachment, violation or impairment; provided that, (i) unless required under an adverse final determination of a claim brought by a third party other than Landlord or any Affiliate of Landlord, Tenant shall not be required to obtain any such waivers or settlements, make any such changes or take any such other actions unless such encroachment, violation or impairment otherwise would have a material adverse effect on the Leased Property following expiration or termination of this Lease, and (ii) Tenant shall bear with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the cost of obtaining such waivers or settlements, making any such changes or taking any such other actions. Tenant’s obligations under this Section 21.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent of any recovery under any title insurance policy, Tenant shall be entitled to, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of any sums recovered by Landlord under any such policy of title or other insurance (net of Landlord’s out-of-pocket costs incurred in seeking such recovery) up to the maximum amount paid by Tenant in accordance with this Section 21.2 and Landlord, upon request by Tenant, shall pay over to Tenant the applicable portion of such sum paid to Landlord in recovery on such claim. Landlord agrees to use reasonable efforts to seek recovery under any policy of title or other insurance under which Landlord is an insured party for all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable documented attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment as set forth in this Section 21.2; provided, however, that in no event shall Landlord be obligated to institute any litigation, arbitration or other legal proceedings in connection therewith unless Landlord is reasonably satisfied that Tenant has the financial resources needed to fund all or fifty percent (50%) (as applicable) of the expenses of such litigation and Tenant and Landlord have agreed upon the terms and conditions on which such funding will be made available by Tenant, including, but not limited to, the mutual approval of a litigation budget.

ARTICLE XXII

TRANSFERS BY TENANT

22.1 Subletting and Assignment. Other than as expressly provided herein (including in respect of Permitted Leasehold Mortgages under Article XVII, and the permitted Subleases and assignments described in this Article XXII), Tenant shall not, without Landlord’s prior written consent (which, except as specifically set forth herein, may be withheld in Landlord’s sole and absolute discretion), (w) voluntarily or by operation of law assign (which term includes any transfer, sale, encumbering, pledge or other transfer or hypothecation), directly or indirectly, in whole or in part, this Lease or Tenant’s Leasehold Estate, (x) let or sublet (or sub-sublet, as applicable) all or any part of any Facility, or (y) other than in accordance with the express terms of the MLSA, replace Manager or another wholly-owned subsidiary of CEC as Manager under the MLSA (other than with another wholly-owned subsidiary of CEC). Tenant acknowledges that Landlord is relying upon the expertise of Tenant in the operation (and of Manager or such other Affiliate of CEC in the management) of the Facilities hereunder and that Landlord entered into this Lease with the expectation that Tenant would remain in and operate (and Manager or such other Affiliate of CEC would manage) the Facilities during the entire Term. Any Change of Control (or, subject to Section 22.2 below, any transfer of direct or indirect interests in Tenant that results in a Change of Control) shall constitute an assignment of Tenant’s interest in this Lease within the meaning of this Article XXII and the provisions requiring consent contained herein shall apply thereto. Notwithstanding anything set forth herein, except as expressly provided in Section 22.2(i) or in Article XI of the MLSA, no assignment or direct or indirect transfer of any nature (whether or not permitted hereunder) shall have the effect of releasing Tenant, Guarantor or Manager from their respective obligations under the MLSA.

22.2 Permitted Assignments and Transfers. Subject to compliance with the provisions of Section 22.4, as applicable, and Article XL, Tenant (or a third-party as applicable to the extent expressly referenced below), without the consent of Landlord, may:

(i) (a) subject to and in accordance with Section 17.1, assign this Lease (and/or permit the assignment of direct or indirect interests in Tenant), in whole, but not in part, to a Permitted Leasehold Mortgagee for collateral purposes pursuant to a Permitted Leasehold Mortgage, (b) assign this Lease (and/or permit the assignment of direct or indirect interests in Tenant) to such Permitted Leasehold Mortgagee, its Permitted Leasehold Mortgagee Designee or any other purchaser following any foreclosure or transaction in lieu of foreclosure of the Permitted Leasehold Mortgage, and

(c) assign this Lease (and/or direct or indirect interests in Tenant) to any subsequent purchaser thereafter (provided such subsequent purchaser is not CEC, any Affiliate of CEC or any other Prohibited Leasehold Agent), in each case, solely in connection with or following a foreclosure of, or transaction in lieu of foreclosure of, a Permitted Leasehold Mortgage; provided, however, that immediately upon giving effect to any Lease Foreclosure Transaction, (1) subject to the last sentence of this Section 22.2, at the option of Foreclosure Successor Tenant, either of the following conditions (A) or (B) shall be satisfied (the “Tenant Transferee Requirement”): (A) (x) a Qualified Transferee will be the replacement Tenant hereunder or will Control, and own not less than fifty-one percent (51%) of all of the direct and indirect economic and beneficial interests in, Tenant or such replacement Tenant, (y) a replacement lease guarantor that is a Qualified Replacement Guarantor will have provided a Replacement Guaranty of the Lease, and (z) the Leased Property shall be managed pursuant to a Replacement Management Agreement by a Qualified Replacement Manager or a manager that is expressly approved in writing by Landlord or (B) (x) a transferee that satisfies the requirements set forth in clauses (b) through (i) in the definition of Qualified Transferee will be the replacement Tenant or will Control and own not less than fifty-one percent (51%) of all of the direct and indirect economic and beneficial interests in Tenant, (y) the Lease shall continue to be guaranteed by Guarantor under the MLSA (unless Landlord previously expressly consented in writing to the termination of the MLSA) (it being understood that in any event under this clause (B) Guarantor’s obligations under the MLSA shall continue in full force and effect, without any reduction or impairment whatsoever, and without the need to reaffirm the same), and (z) the Property shall be managed by the Manager (or a replacement manager previously appointed by Landlord following a Termination for Cause (as defined under the MLSA)) under the MLSA (or a replacement management agreement previously approved by Landlord); (2) the transferee and any other Affiliates shall have obtained all necessary Gaming Licenses as required under applicable Legal Requirements (including Gaming Regulations) and all other licenses, approvals, and permits required for such transferee to be Tenant under this Lease; (3) the transferee and its equity holders will comply with all customary “know your customer” requirements of any Fee Mortgagee; (4) a single Person or multiple Affiliated Persons as tenants in common (each of which satisfy the Tenant Transferee Requirement) (provided such Affiliated Persons have executed a joinder to this Lease as the “Tenant” on a joint and several basis, the form and substance of which joinder shall be reasonably satisfactory to Landlord) shall own, directly, all of Tenant’s Leasehold Estate and be Tenant under this Lease; and (5) the Foreclosure Successor Tenant shall (i) provide written notice to Landlord at least thirty (30) days prior to the closing of the applicable Lease Foreclosure Transaction, specifying in reasonable detail the nature of such Lease Foreclosure Transaction and such additional information as Landlord may reasonably request in order to determine that the requirements of this Section 22.2(i) are satisfied, which notice shall be accompanied by proposed forms of the Lease Assumption Agreement, the amendment to this Lease contemplated by the penultimate paragraph of this Section 22.2, and if clause (1)(A) applies, the forms of proposed Replacement Guaranty and Replacement Management Agreement, (ii) assume (or, in the case of a foreclosure on or transfer of direct or indirect interests in Tenant, cause Tenant to reaffirm) in writing (in a form reasonably acceptable to Landlord) the obligations of Tenant under this Lease, the MLSA (to the extent the

Property shall continue to be managed by the Manager under the MLSA), and all applicable Lease/MLSA Related Agreements to which Tenant is a party, from and after the date of the closing of the Lease Foreclosure Transaction (a “Lease Assumption Agreement”), (iii) provide Landlord with a copy of any such Lease Assumption Agreement and all other documents required under this Section 22.2(i) as executed at such closing promptly following such closing and (iv) provide Landlord with a customary opinion of counsel reasonably satisfactory to Landlord with respect to the execution, authorization, and enforceability and other customary matters;

(ii) upon prior written notice to Landlord, assign this Lease in entirety to an Affiliate of Tenant, to CEC or an Affiliate of CEC, provided, that such assignee becomes party to and assumes (in a form reasonably satisfactory to Landlord) this Lease, the MLSA and all applicable Lease/MLSA Related Agreements to which Tenant is a party (it being understood, for the avoidance of doubt, that none of the foregoing shall result in Tenant being released from this Lease, the MLSA or any of the other Lease/MLSA Related Agreements);

(iii) transfer direct or indirect interests in Tenant or its direct or indirect parent(s) on a nationally-recognized exchange; provided, however, that, in the event of a Change of Control of CEC, then the qualifications, quality and experience of the management of Tenant, and the quality of the management and operation of the Facilities (taken as a whole with the Joliet Facility) must in each case be generally consistent with or superior to that which existed prior to such Change of Control (it being agreed that Tenant shall give no less than thirty (30) days’ prior notice to Landlord of any transaction or series of related transactions which would result in a Change of Control of CEC and Tenant shall furnish Landlord with such information and materials relating to the proposed transaction as Landlord may reasonably request in connection with making its determination under this clause (iii) (to the extent in Tenant’s possession or reasonable control, and subject to customary and reasonable confidentiality restrictions in connection therewith), and if Landlord determines that the quality of the management and operation of the Leased Property will not meet such requirement, then such determination shall be resolved pursuant to Section 34.2 (except, however, for this purpose, the fifteen (15) day good faith negotiating period contemplated by Section 34.2 shall not apply));

(iv) transfer any direct or indirect interests in Tenant so long as a Change of Control does not result, provided Landlord shall be given prior written notice of any transfer of ten percent (10%) or more (in the aggregate) direct or indirect ownership interest in Tenant of which transfer Tenant or CEC has actual knowledge other than any such transfer on a nationally recognized exchange;

(v) transfer direct or indirect interests in CEC; provided, however, that in the event of a Change of Control of CEC, the qualifications, quality and experience of the management of Tenant, and the quality of the management and operation of the Facilities (taken as a whole with the Joliet Facility) must in each case be generally consistent with or superior to that which existed prior to such Change of Control (it being agreed that Tenant shall give no less than thirty (30) days’ prior notice to Landlord of any transaction or series of related transactions which would result in a Change of Control of

CEC and Tenant shall furnish Landlord with such information and materials relating to the proposed transaction as Landlord may reasonably request in connection with making its determination under this clause (v) (to the extent in Tenant’s possession or reasonable control, subject to customary and reasonable confidentiality restrictions in connection therewith), and if Landlord determines that the quality of the management and operation of the Leased Property will not meet such requirement, then such determination shall be resolved pursuant to Section 34.2 (except, however, for this purpose, the fifteen (15) day good faith negotiating period contemplated by Section 34.2 shall not apply)); and/or

(vi) transfer direct or indirect interests in Tenant or its direct or indirect parent(s) in connection with a transfer of all of the assets (other than assets which in the aggregate are de minimis) of CEC; provided, that all requirements of Section 11.3.3 of the MLSA in connection with a Substantial Transfer (as defined in the MLSA) of CEC shall have been complied with in all respects; provided, however, that CEC shall not be released from its obligations under the MLSA and the applicable transferee shall assume, jointly and severally with CEC (in a form reasonably satisfactory to Landlord), all of CEC’s obligations under the MLSA.

In connection with any transaction permitted pursuant to Section 22.2(i), the applicable Successor Foreclosure Tenant and Landlord shall make such amendments and other modifications to this Lease as are reasonably requested by either such party solely as needed to give effect to such transaction and such technical amendments as may be reasonably necessary or appropriate in connection with such transaction including technical changes in the provisions of this Lease regarding delivery of Financial Statements from Tenant and CEC to reflect the changed circumstances of Tenant, any interest holders in Tenant or Guarantor (provided, that, in all events, any such amendments or modifications shall not increase any Party’s obligations under this Lease or diminish any Party’s rights under this Lease; provided, further, it is understood that delivery by any applicable Qualified Replacement Guarantor or parent of a replacement Tenant of Financial Statements and other reporting consistent with the requirements of Article XXIII hereof shall not be deemed to increase Tenant’s obligations or decrease Tenant’s rights under this Lease). After giving effect to any such transaction, unless the context otherwise requires, references to Tenant shall be deemed to refer to the Successor Foreclosure Tenant permitted under this Section 22.2.

Notwithstanding anything otherwise contained in this Lease, Landlord and Tenant acknowledge that Landlord entered into this Lease with the expectation that the Leased Property and the Other Leased Property would be under common management by the Manager pursuant to the MLSA and the Other MLSA, respectively. Accordingly, absent Landlord’s express written consent, no assignment or other transfer shall be permitted under Section 22.2(i)(1)(A) or Section 22.2(i)(1)(B) unless, upon giving effect to such assignment or other transfer, (i) unless the Manager of the Leased Property or the manager of the Other Leased Property has been terminated pursuant to a Termination for Cause under and as defined in the MLSA or applicable Other MLSA, the manager of the Leased Property is the same Person (or an Affiliate of such Person) that is then managing the Other Leased Property, (ii) the Leased Property continues to be operated under the Property Specific IP, and (iii) so long as the Leased Property is managed by Manager or any other Affiliate of CEC, the Leased Property continues to be granted access to the System-wide IP at least consistent with the access granted to the Leased Property prior to any such assignment or other transfer.

Notwithstanding anything to the contrary herein, any transfer of Tenant’s interest in this Lease or the Leasehold Estate shall be subject to compliance with all Gaming Regulations, including receipt of all applicable Gaming Licenses and shall not result in the loss or violation of any Gaming License for the Leased Property.

22.3 Permitted Sublease Agreements. Notwithstanding the provisions of Section 22.1, but subject to compliance with the provisions of this Section 22.3 and of Section 22.4 and Article XL, provided that no Tenant Event of Default shall have occurred and be continuing, Tenant may enter into any Sublease (including sub-subleases, license agreements and other occupancy arrangements, but excluding any Sublease for all or substantially all of the Leased Property) without the consent of Landlord, provided, that, (i) Tenant is not released from any of its obligations under this Lease, (ii) such Sublease is made for bona fide business purposes in the normal course of the Primary Intended Use, and is not designed with the intent to avoid payment of Variable Rent or otherwise avoid any of the requirements or provisions of this Lease, (iii) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new Lease of the Leased Property with a third Person following the Expiration Date, (iv) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of the Facility, including any Gaming Facilities, (v) any Sublease of all or substantially all of any Facility shall be subject to the consent of Landlord and the applicable Fee Mortgagee, and (vi) the Subtenant and any other Affiliates shall have obtained all necessary Gaming Licenses as required under applicable Legal Requirements (including Gaming Regulations) in connection with such Sublease; provided, further, that, notwithstanding anything otherwise set forth herein, the following are expressly permitted without such consent: (A) the Specified Subleases and any renewals or extensions in accordance with their terms, respectively, or non-material modifications thereto and (B) any Subleases to Affiliates of Tenant that are necessary or appropriate for the operation of the Facility, including any Gaming Facilities, in connection with licensing requirements (e.g., gaming, liquor, etc.) (provided the same are expressly subject and subordinate to this Lease); provided, further, however, that, notwithstanding anything otherwise set forth herein, the portion(s) of the Leased Property subject to any Subleases (other than the Specified Subleases and other than Subleases to Affiliates of CEC) shall not be used for Gaming purposes or other core functions or spaces at any Facility (e.g., hotel room areas) (and any such Subleases to persons that are not Affiliates of CEC in respect of Leased Property used or to be used in whole or in part for Gaming purposes or other core functions or spaces (e.g., hotel room areas) shall be subject to Landlord’s prior written consent not to be unreasonably withheld). If reasonably requested by Tenant in respect of a Subtenant (including any sub-sublessee, as applicable) permitted hereunder that is neither a Subsidiary nor an Affiliate of Tenant or Guarantor, with respect to a Material Sublease, Landlord and any such Subtenant (or sub-sublessee, as applicable) shall enter into a subordination, non-disturbance and attornment agreement with respect to such Material Sublease in a form reasonably satisfactory to Landlord, Tenant and the applicable Subtenant (or sub-sublessee, as applicable) (and if a Fee Mortgage is then in effect, Landlord shall use reasonable efforts to seek to cause the Fee Mortgagee to enter into a subordination, non-disturbance and attornment agreement substantially in the form customarily entered into by such Fee Mortgagee at the time of request with similar subtenants (subject to adjustments and modifications arising out of the specific nature and terms of this Lease and/or the applicable Sublease)). After a Tenant Event of Default has occurred and while it is continuing, Landlord may collect rents from any Subtenant and apply the net amount collected to the Rent, but no such collection shall be deemed (A) a waiver by Landlord of any of the provisions of this Lease, (B) the acceptance by Landlord of such Subtenant as a tenant or (C) a release of Tenant from the future performance of its obligations hereunder. Notwithstanding anything otherwise set forth herein, Landlord shall have no obligation to enter into a subordination, non-disturbance and attornment agreement with any Subtenant with respect to a Sublease, (1) the term of which extends beyond the then Stated Expiration of this Lease, unless the applicable Sublease is on commercially reasonable terms at the time in question taking into consideration, among other things, the identity of the Subtenant, the extent of the Subtenant’s investment into the subleased space, the term of such Sublease and Landlord’s interest in such space (including the resulting impact on Landlord’s ability to lease any Facility on commercially reasonable terms after the Term of this Lease) or (2) that constitutes a management arrangement. Tenant shall furnish Landlord with a copy of each Material Sublease that Tenant enters into promptly following the making thereof (irrespective of whether Landlord’s prior approval was required therefor). In addition, promptly following Landlord’s request therefor, Tenant shall furnish to Landlord (to the extent in Tenant’s possession or under Tenant’s reasonable control) copies of all other Subleases with respect to any Facility specified by Landlord. Without limitation of the foregoing, Tenant acknowledges it has furnished to Landlord a subordination agreement of even date herewith that is binding on all Subtenants that are Subsidiaries or Affiliates of Tenant or Guarantor, pursuant to which subordination agreement, among other things, all such Subtenants have subordinated their respective Subleases to this Lease and all of the provisions, terms and conditions hereof. Further, Tenant hereby represents and warrants to Landlord that as of the effective date of the Lease, there exists no Sublease other than the Specified Subleases.

22.4 Required Subletting and Assignment Provisions. Any Sublease permitted hereunder and entered into after the Commencement Date must provide that:

(i) the use of the Leased Property (or portion thereof) thereunder shall not conflict with any Legal Requirement or any other provision of this Lease;

(ii) in the case of a Sublease, in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sublease, including extensions and renewals granted thereunder without replacement of this Lease by a New Lease pursuant to Section 17.1(f), then, subject to Article XXXVI, (a) upon the request of Landlord (in Landlord’s discretion), the Subtenant shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord and which the Subtenant shall execute and deliver within five (5) days after request by Landlord and the Subtenant shall waive the provisions of any law now or hereafter in effect which may give the Subtenant any right of election to terminate the Sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this Lease and (b) to the extent such Subtenant (and each subsequent subtenant separately permitted hereunder) is required to attorn to Landlord pursuant to subclause (a) above, the aforementioned attornment agreement shall recognize the right of the subtenant (and such subsequent subtenant) under the applicable Sublease and contain commercially reasonable, customary non-disturbance provisions for the benefit of such subtenant, so long as such Subtenant is not in default thereunder; and

(iii) in the case of a Sublease, in the event the Subtenant receives a written notice from Landlord stating that this Lease has been cancelled, surrendered or terminated and not replaced by a New Lease pursuant to Section 17.1(f), then the Subtenant shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Landlord (or as Landlord shall so direct); all rentals received from the Subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease.

(iv) in the case of a Sublease (other than the Specified Subleases), it shall be subject and subordinate to all of the terms and conditions of this Lease (subject to the terms of any applicable subordination, non-disturbance agreement made pursuant to Section 22.3);

(v) no Subtenant shall be permitted to further sublet all or any part of the applicable Leased Property or assign its Sublease except insofar as the same would be permitted if it were a Sublease by Tenant under this Lease (it being understood that any Subtenant under Section 22.3 may pledge and mortgage its subleasehold estate (or allow the pledge of its equity interests) to its lenders or noteholders; and

(vi) in the case of a Sublease, the Subtenant thereunder will, upon request, furnish to Landlord and each Fee Mortgagee an estoppel certificate of the same type and kind as is required of Tenant pursuant to Section 23.1(a) hereof (as if such Sublease was this Lease).

Any assignment of the Leased Property permitted hereunder and entered into after the Commencement Date must provide that all of Tenant’s rights in, to and under Property Specific IP and Property Specific Guest Data and, in the case of an assignment where the Leased Property continues to be managed by Manager or any other Affiliate of CEC, System-wide IP, shall also be assigned to the applicable assignee, in each case, to the fullest extent applicable.

Any assignment, transfer or Sublease under this Article XXII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such assignment, transfer or Sublease shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained.

22.5 Costs. Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket costs and expenses actually incurred in conjunction with the processing and documentation of any assignment, subletting or management arrangement (including in connection with any request for a subordination, non-disturbance and attornment agreement), including reasonable documented attorneys’, architects’, engineers’ or other consultants’ fees whether or not such Sublease, assignment or management agreement is actually consummated.

22.6 No Release of Tenant’s Obligations; Exception. No assignment, subletting or management agreement shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) stipulation which extends the time within which an obligation under this Lease is to be performed, (ii) waiver of the performance of an obligation required under this Lease that is not entered into by Landlord in a writing executed by Landlord and expressly stated to be for the benefit of Tenant or such successor, or (iii) failure to enforce any of the obligations set forth in this Lease provided that Tenant shall not be responsible for any additional obligations or liability arising as the result of any modification or amendment of this Lease by Landlord and any assignee of Tenant that is not an Affiliate of Tenant.

22.7 Bookings. Tenant may enter into any Bookings that do not cover periods after the expiration of the term of this Lease without the consent of Landlord. Tenant may enter into any Bookings that cover periods after the expiration of the term of this Lease without the consent of Landlord, provided, that, (i) such transaction is in each case made for bona fide business purposes in the normal course of the Primary Intended Use; (ii) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of any Facility, including any Gaming Facilities, (iii) such Bookings are on commercially reasonable terms at the time entered into; and (iv) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new lease of the Leased Property or any portion thereof with a third person following the Expiration Date; provided, further, that, notwithstanding anything otherwise set forth herein, any such Bookings in effect as of the Commencement Date are expressly permitted without such consent. Landlord hereby agrees that in the event of a termination or expiration of this Lease, Landlord hereby recognizes and shall keep in effect such Booking on the terms agreed to by Tenant with such Person and shall not disturb such Person’s rights to occupy such portion of the Leased Property in accordance with the terms of such Booking.

22.8 Merger of CEOC. The Parties acknowledge that, immediately following the execution of this Lease, Caesars Entertainment Operating Company, Inc., a Delaware corporation, will merge into CEOC, LLC. Notwithstanding anything herein to the contrary, Landlord consents to such merger.

ARTICLE XXIII

REPORTING

23.1 Estoppel Certificates and Financial Statements.

(a) Estoppel Certificate. Each of Landlord and Tenant shall, at any time and from time to time upon receipt of not less than ten (10) Business Days’ prior written request from the other Party, furnish a certificate (an “Estoppel Certificate”) certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect and, if applicable, setting forth any modifications; (ii) the Rent and Additional Charges payable hereunder and the dates to which the Rent and Additional Charges payable have been paid; (iii) that the address for notices to be sent to the Party furnishing such Estoppel Certificate is as set forth in this Lease (or, if such address for notices has changed, the correct address for notices to such party); (iv) whether or not, to its actual knowledge, such Party or the other Party is in default in the performance of any covenant, agreement or condition contained in this Lease (together with back-up calculation and information reasonably necessary to support such determination) and, if so, specifying each such default of which such Party may have knowledge; (v) that Tenant is in possession of the Leased Property; and (vi) responses to such other questions or statements of fact as such other Party may reasonably request. Any such Estoppel Certificate may be relied upon by the receiving Party and any current or prospective Fee Mortgagee (and their successors and assigns), Permitted Leasehold Mortgagee, or purchaser of the Leased Property, as applicable.

(b) Statements. Tenant shall furnish or cause to be furnished the following to Landlord:

(i) On or before twenty-five (25) days after the end of each calendar month the following items as they pertain to each SPE Tenant: (A) an occupancy report for the subject month, including an average daily rate and revenue per available room for the subject month; (B) monthly and year-to-date operating statements prepared for each calendar month, noting gross revenue, net revenue, operating expenses and operating income (not including any contributions to any FF&E Reserve), and other information reasonably necessary and sufficient to fairly represent the financial position and results of operations of each SPE Tenant during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses, and (C) PACE reports (but only for the SPE Tenants associated with the current Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Caesars Atlantic City and Bally’s Atlantic City and Schiff Parcel property locations as set forth in Exhibit A), in the form attached hereto as Exhibit I.

(ii) As to CEOC:

(a) annual financial statements audited by CEOC’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for CEOC, together with (1) a report thereon by such Accountant which report shall be unqualified as to scope of audit of CEOC and its Subsidiaries and shall provide in substance that (A) such Financial Statements present fairly the consolidated financial position of CEOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (B) that the audit by such Accountant in connection with such Financial Statements has been made in accordance with GAAP and (2) a certificate, executed by the chief financial officer or treasurer of CEOC certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, all of which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017);

(b) quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for CEOC, together with a certificate, executed by the chief financial officer or treasurer of CEOC (A) certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of CEOC and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), all of which shall be provided (x) within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2018); and

(c) such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a “real estate investment trust” (within the meaning of Section 856(a) of the Code)) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT, in each case of clause (i), (ii) and (iii), subject to Section 23.1(c) below.

(iii) As to CEC:

(a) annual financial statements audited by CEC’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for CEC, including the report thereon by such Accountant which shall be unqualified as to scope of audit of CEC and its Subsidiaries and shall provide in substance that (a) such consolidated financial statements present fairly the consolidated financial position of CEC and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (b) that the audit by CEC’s Accountant in connection with such Financial Statements has been made in accordance with GAAP, which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017);

(b) quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for CEC, together with a certificate, executed by the chief financial officer or treasurer of CEC certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of CEC and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) which shall be provided within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending September 30, 2017);

(c) such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a “real estate investment trust” (within the meaning of Section 856(a) of the Code)) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT subject to Section 23.1(c) below;

(iv) As soon as it is prepared and in no event later than sixty (60) days after the end of each Fiscal Year, a statement of Net Revenue with respect to each Facility with respect to the prior Lease Year (subject to the additional requirements as provided in Section 3.2 hereof in respect of the periodic determination of the Variable Rent hereunder);

(v) Prompt Notice to Landlord of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity (any of which is called a “Proceeding”), known to Tenant, the result of which Proceeding would reasonably be expected to be to revoke or suspend or terminate or modify in a way adverse to Tenant, or fail to renew or fully continue in effect, (x) any Gaming License, or (y) any other license or certificate or operating authority pursuant to which Tenant carries on any part of the Primary Intended Use of all or any portion of the Leased Property which, in any case under this clause (y) (individually or collectively), would be reasonably expected to cause a material adverse effect on Tenant or in respect of each Facility (and, without limitation, Tenant shall (A) keep Landlord apprised of (1) the status of any annual or other periodic Gaming License renewals, and (2) the status of non-routine matters before any applicable gaming authorities, and (B) promptly deliver to Landlord copies of any and all non-routine notices received (or sent) by Tenant (or Manager) from (or to) any Gaming Authorities);

(vi) Within ten (10) Business Days after the end of each calendar month, a schedule containing any additions to or retirements of any fixed assets constituting Leased Property, describing such assets in summary form, their location, historical cost, the amount of depreciation and any improvements thereto, substantially in the form attached hereto as Exhibit D, and such additional customary and reasonable financial information with respect to such fixed assets constituting Leased Property as is reasonably requested by Landlord, it being understood that Tenant may classify any asset additions in accordance with the fixed asset methodology for propco-opco separation used as of the Commencement Date;

(vii) Within three (3) Business Days of obtaining actual knowledge of the occurrence of a Tenant Event of Default (or of the occurrence of any facts or circumstances which, with the giving of notice or the passage of time would ripen into a Tenant Event of Default and that (individually or collectively would be reasonably expected to result in a material adverse effect on Tenant or in respect of each Facility), a written notice to Landlord regarding the same, which notice shall include a detailed description of the Tenant Event of Default (or such facts or circumstances) and the actions Tenant has taken or shall take, if any, to remedy such Tenant Event of Default (or such facts or circumstances);

(viii) Such additional customary and reasonable financial information related to the Facility, Tenant, CEOC, CEC and their Affiliates which shall be limited to balance sheets and income statements, as may be required by any Fee Mortgagee as an Additional Fee Mortgagee Requirement hereunder to the extent required by Section 31.3 (and, without limitation, all information concerning Tenant, CEOC, CEC and any of their Affiliates, respectively, or the Facility or the business of Tenant conducted thereat required pursuant to the Fee Mortgage Documents, within the applicable timeframes required thereunder);

(ix) The compliance certificates, as and when required pursuant to Section 4.3; and

(x) The Annual Capital Budget as and when required in Section 10.5.

(xi) The monthly revenue and Capital Expenditure reporting required pursuant to Section 10.5(b);

(xii) Together with the monthly reporting required pursuant to the preceding clause (xi), an updated rent roll and a summary of all leasing activity then taking place at each Facility;

(xiii) Operating budget for each SPE Tenant for each Fiscal Year, which shall be delivered to Landlord no later than fifty-five (55) days following the commencement of the Fiscal Year to which such operating budget relates;

(xiv) Within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information reasonably available to Tenant with respect to each SPE Tenant as may be reasonably requested by Landlord;

(xv) The quarterly reporting in respect of Bookings required pursuant to Section 22.7 of this Lease;

(xvi) The reporting/copies of Subleases made by Tenant in accordance with Section 22.3;

(xvii) Any notices or reporting required pursuant to Article XXXII hereof or otherwise pursuant to any other provision of this Lease; and

(xviii) The monthly reporting required pursuant to Section 4.1 hereof.

The Financial Statements provided pursuant to Section 23.1(b)(iii) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Landlord, PropCo 1, PropCo or Landlord REIT to (x) file such Financial Statements with the SEC if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.2(b).

(c) Notwithstanding the foregoing, Tenant shall not be obligated (1) to provide information or assistance that would give Landlord or its Affiliates a “competitive” advantage with respect to markets in which Landlord REIT and Tenant or CEC might be competing at any time (it being understood that Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease (and Landlord, PropCo 1, PropCo or Landlord REIT shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only Landlord’s auditors and attorneys (and not Landlord or Landlord REIT or any other direct or indirect parent company of Landlord) are provided access to such information) or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(d) For purposes of this Section 23.1, the terms “CEC”, “CEOC”, “PropCo 1”, “PropCo” and “Landlord REIT” shall mean, in each instance, each of such parties and their respective successors and permitted assigns.

23.2 SEC Filings; Offering Information.

(a) Tenant specifically agrees that Landlord, PropCo 1, PropCo or Landlord REIT may file with the SEC or incorporate by reference the Financial Statements referred to in Section 23.1(b)(ii) and (iii) (and Financial Statements referred to in Section 23.1(b)(ii) and (iii) for any prior annual or quarterly periods as required by any Legal Requirements) in Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s filings made under the Securities Act or the Exchange Act to the extent it is required to do so pursuant to Legal Requirements. In addition, Landlord, PropCo 1, PropCo or Landlord REIT may include, cross-reference or incorporate by reference the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements) and other financial information and such information concerning the operation of the Leased Property (1) which is publicly available or (2) the inclusion of which is approved by Tenant in writing, which approval may not be unreasonably withheld, conditioned or delayed, in offering memoranda or prospectuses or confidential information memoranda, or similar publications or marketing materials, rating agency presentations, investor presentations or disclosure documents in connection with syndications, private placements or public offerings of Landlord’s, PropCo 1’s, PropCo’s or Landlord REIT’s securities or loans. Unless otherwise agreed by Tenant, neither Landlord, PropCo 1, PropCo nor Landlord REIT shall revise or change the wording of information previously publicly disclosed by Tenant and furnished to Landlord, PropCo 1, PropCo or Landlord REIT pursuant to Section 23 or this Section 23.2, and Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s Form 10-Q or Form 10-K (or amendment or supplemental report filed in connection therewith) shall not disclose the operational results of the Leased Property prior to CEC’s, Tenant’s or its Affiliate’s public disclosure thereof so long as CEC, Tenant or such Affiliate reports such information in a timely manner in compliance with the reporting requirements of the Exchange Act, in any event, no later than ninety (90) days after the end of each Fiscal Year. Landlord agrees to use commercially reasonable efforts to provide a copy of the portion of any public disclosure containing the Financial Statements, or any cross-reference thereto or incorporation by reference thereof (other than cross-references to or incorporation by reference of Financial Statements that were previously publicly filed), or any other financial information or other information concerning the operation of the Leased Property received by Landlord under this Lease, at least two (2) Business Days in advance of any such public disclosure.

(b) Tenant understands that, from time to time, Landlord, PropCo 1, PropCo or Landlord REIT may conduct one or more financings, which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to furnish to Landlord, to the extent reasonably requested or required in connection with any such financings, the information referred to in Section 23.1(b), as applicable and in each case including for any prior annual or quarterly periods as required by any Legal Requirements, as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Tenant, CEOC or CEC at such time). In addition, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to provide Landlord and its Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Landlord, PropCo 1, PropCo or Landlord REIT. Landlord shall reimburse Tenant, CEOC and CEC, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.2(b) (and, unless any non-compliance with this Lease to more than a de minimis extent is revealed, any exercise by Landlord of audit rights pursuant to Section 23.1(c)) (including, without limitation, reasonable and documented fees and expenses of accountants and attorneys, but excluding, for the avoidance of doubt, any such fees and expenses incurred in the preparation of the Financial Statements). In addition, Landlord shall indemnify and hold harmless Tenant, CEOC and CEC, their respective Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them (collectively, “Losses”) in connection with any cooperation provided pursuant to this Section 23.2(b), except to the extent

(i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person or (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Tenant to Landlord hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

23.3 Landlord Obligations

(a) Landlord agrees that, upon request of Tenant, it shall from time to time provide such information as may be reasonably requested by Tenant with respect to Landlord’s, PropCo 1’s, PropCo’s and Landlord REIT’s capital structure and/or any financing secured by this Lease or the Leased Property in connection with Tenant’s review of the treatment of this Lease under GAAP.

(b) Landlord further understands and agrees that, from time to time, Tenant, CEOC, CEC or their respective Affiliates may conduct one or more financings, which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to furnish to Tenant, to the extent reasonably requested or required in connection with any such financings, the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements), other financial information and cooperation as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Landlord, PropCo 1, PropCo or Landlord REIT at such time). In addition, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to provide Tenant and its Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Tenant, CEOC, CEC or any of their respective Affiliates. Tenant shall reimburse Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.3(b) (including, in each case, without limitation, reasonable and documented fees and expenses of accountants and attorneys and allocated costs of internal employees but excluding, for the avoidance of doubt, any such fees, expenses and allocated costs incurred in the preparation of the Financial Statements). In addition, Tenant shall indemnify and hold harmless Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives from and against any and all Losses in connection with any cooperation provided pursuant to this Section 23.3(b), except to the extent (i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person or (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Landlord to Tenant hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

(c) The Financial Statements provided pursuant to Section 23.3(b) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Tenant, CEOC or CEC or their respective Affiliates to (x) file such Financial Statements with the SEC if and to the extent that Tenant, CEOC or CEC is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Tenant, CEOC or CEC or their respective affiliates is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.3(b).

ARTICLE XXIV

LANDLORD’S RIGHT TO INSPECT

Upon reasonable advance written notice to Tenant, Tenant shall permit Landlord and its authorized representatives (including any Fee Mortgagee and its representatives) to inspect the Leased Property or any portion thereof during reasonable times (or at such time and with such notice as shall be reasonable in the case of an emergency) (and Tenant shall be permitted to have any such representatives of Landlord accompanied by a representative of Tenant). Landlord shall take reasonable care to minimize disturbance of the operations on the applicable portion of the Leased Property.

ARTICLE XXV

NO WAIVER

No delay, omission or failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Tenant Event of Default shall impair any such right or constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVI

REMEDIES CUMULATIVE

To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

ARTICLE XXVII

ACCEPTANCE OF SURRENDER

No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII

NO MERGER

There shall be no merger of this Lease or of the Leasehold Estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the Leasehold Estate created hereby or any interest in this Lease or such Leasehold Estate and (ii) the fee estate in the Leased Property or any portion thereof. If Landlord or any Affiliate of Landlord shall purchase any fee or other interest in the Leased Property or any portion thereof that is superior to the interest of Landlord, then the estate of Landlord and such superior interest shall not merge.

ARTICLE XXIX

INTENTIONALLY OMITTED

ARTICLE XXX

QUIET ENJOYMENT

So long as no Tenant Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject (i) to the provisions, terms and conditions of this Lease, and (ii) to all liens and encumbrances existing as of the Commencement Date, or thereafter as provided for in this Lease or consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article XXX.

ARTICLE XXXI

LANDLORD FINANCING

31.1 Landlord’s Financing.

(a) Without the consent of Tenant (but subject to the remainder of this Section 31.1), Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Fee Mortgage upon (i) all of the Leased Property (other than de minimis portions thereof that are not capable of being assigned or transferred) or (ii) all of the Leased Property in respect of any individual Facility (or Facilities) (other than de minimis portions thereof that are not capable of being assigned or transferred) (or upon interests in Landlord which are pledged pursuant to a mezzanine loan or similar financing arrangement). Except with respect to any financing that is not secured by any of Landlord’s assets and with respect to which Landlord is not an obligor, Landlord shall cause all Fee Mortgagees to execute a joinder to the Intercreditor Agreement in a form reasonably acceptable to all parties thereto. This Lease is and at all times shall be subordinate to any Existing Fee Mortgage and any other Fee Mortgage which may hereafter affect the Leased Property or any portion thereof or interest therein and in each case to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, that the subordination of this Lease and Tenant’s leasehold interest hereunder to any new Fee Mortgage hereafter made, shall be conditioned upon the execution and delivery to Tenant by the respective Fee Mortgagee of a commercially reasonable subordination, nondisturbance and attornment agreement, which will bind Tenant and such Fee Mortgagee and its successors and assigns as well as any person who acquires any portion of the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or a successor owner of the Leased Property (each, a “Foreclosure Purchaser”) and which shall provide, among other things, that so long as there is no outstanding and continuing Tenant Event of Default under this Lease (or, if there is a continuing Tenant Event of Default, subject to the rights granted to a Permitted Leasehold Mortgagee as expressly set forth in this Lease), the holder of such Fee Mortgage, and any Foreclosure Purchaser shall not disturb Tenant’s leasehold interest or possession of the Leased Property, subject to and in accordance with the terms hereof, and shall give effect to this Lease, including, but not limited to, the provisions of Article XVII which benefit any Permitted Leasehold Mortgagee (as if such Fee Mortgagee or Foreclosure Purchaser were the landlord under this Lease (it being understood that if a Tenant Event of Default has occurred and is continuing at such time, such parties shall be subject to the terms and provisions hereof concerning the exercise of rights and remedies upon such Tenant Event of Default including the provisions of Articles XVI, XVII and XXVI)). In connection with the foregoing and at the request of Landlord, Tenant shall promptly execute a subordination, nondisturbance and attornment agreement that contains commercially reasonable provisions, terms and conditions, in all events complying with this Section 31.1 (it being understood that a subordination, non-disturbance and attornment agreement substantially in the form, if any, executed by Tenant and the Fee Mortgagee in connection with the Existing Fee Mortgage financing as of the Commencement Date shall be deemed to satisfy this Section). In connection with any subsequent Fee Mortgage, as a condition to the Fee Mortgagee holding any of the Fee Mortgage Reserve Accounts, Tenant and such Fee Mortgagee shall have entered into a subordination, nondisturbance and attornment agreement as provided in this Section 31.1(a).

(b) If, in connection with obtaining any Fee Mortgage or entering into any agreement relating thereto, Landlord shall request in writing (i) reasonable cooperation from Tenant or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Fee Mortgagee, Tenant shall reasonably cooperate with such request, so long as (I) no default in any material respect by Landlord beyond applicable cure periods is continuing, (II) all reasonable documented out-of-pocket costs and expenses incurred by Tenant in connection with such cooperation, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Landlord and (III) any requested action, including any amendments or modification of this Lease, shall not (a) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent, or increase Tenant’s non-monetary obligations under this Lease in any material respect or decrease Landlord’s obligations in any material respect, (b) diminish Tenant’s rights under this Lease in any material respect, (c) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (d) result in this Lease not constituting a “true lease”, or (e) result in a default under any Permitted Leasehold Mortgage. The foregoing is not intended to vitiate or supersede the provisions, terms and conditions of Section 31.1 hereof.

31.2 Attornment. If either (a) Landlord’s interest in the Leased Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise) or (b) equity interests in Landlord are sold or conveyed upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law, then, at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord”.

31.3 Compliance with Fee Mortgagee Documents.

(a) Tenant acknowledges that any Fee Mortgage Documents executed by Landlord or any Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with, or cause the operator and/or lessee of the Leased Property to comply with, certain reasonable covenants contained therein, including, without limitation, covenants relating to (i) the alteration, maintenance, repair and restoration of the Leased Property; (ii) maintenance and submission of financial records and accounts of the operation of the Leased Property and financial and other information regarding the operator and/or lessee of the Leased Property and the Leased Property itself and other portions of the Facilities; (iii) the procurement of insurance policies with respect to the Leased Property; (iv) removal of liens and encumbrances; (v) subleasing, management and related activities; and (vi) without limiting the foregoing, compliance with all applicable Legal Requirements (including Gaming Regulations) relating to the Leased Property and the operation of the business thereon or therein. From and after the date any Fee Mortgage encumbers the Leased Property (or any portion thereof or interest therein) and Landlord has provided Tenant with true and complete copies thereof and, if Landlord elects, of any applicable Fee Mortgage Documents (for informational purposes only, but not for Tenant’s approval), accompanied by a written request for Tenant to comply with the Additional Fee Mortgagee Requirements (hereinafter defined) (which request shall expressly reference this Section 31.3 and expressly identify the Fee Mortgage Documents and sections thereof containing the Additional Fee Mortgagee Requirements), and continuing until the first to occur of (1) such Fee Mortgage Documents ceasing to remain in full force and effect by reason of satisfaction in full of the indebtedness thereunder or foreclosure or similar exercise of remedies or otherwise), (2) the Expiration Date, (3) such time as Tenant’s compliance with the Additional Fee Mortgagee Requirements would constitute or give rise to a breach or violation of (x) this Lease or the MLSA, in either case not waived by Landlord and, if applicable, Manager, (y) Legal Requirements (including Gaming

Regulations and Liquor Laws), or (z) any Permitted Leasehold Mortgage (not waived by the applicable Permitted Leasehold Mortgagee), provided, however, with respect to this clause (z), (I) Tenant shall not be relieved of its obligation to comply with (A) the terms of the Additional Fee Mortgagee Requirements in effect as of the Commencement Date (whether embodied in the Existing Fee Mortgage or related Fee Mortgage Documents or in any future Fee Mortgage or related Fee Mortgage Documents containing the applicable corresponding terms), nor (B) unless the applicable terms of the Permitted Leasehold Mortgage were customary at the time entered into, any Additional Fee Mortgagee Requirements (other than any Additional Fee Mortgagee Requirements covered under the preceding clause (A)) in effect as of the time when the Permitted Leasehold Mortgage was obtained, and (II) such Permitted Leasehold Mortgage shall have been entered into by Tenant without any intent to vitiate or supersede the terms of any applicable Additional Fee Mortgagee Requirements, and (4) Tenant receives written direction from Landlord, any Fee Mortgagee or any governmental authority requesting or instructing Tenant to cease complying with the Additional Fee Mortgagee Requirements, (provided, prior to ceasing compliance with any Additional Fee Mortgagee Requirements under the preceding clauses (3) and (4), Tenant shall first provide Landlord with prior written notice together with, (x) if acting pursuant to clause (3), reasonably detailed materials evidencing that such compliance constitutes such a breach, and (y) if acting pursuant to clause (4), a copy of the applicable communication(s) from such Fee Mortgagee or governmental authority, as applicable, and Tenant shall in such event only cease compliance with the specific Additional Fee Mortgage Requirements in question under clause (3) or that are covered by the written direction under clause (4), as applicable) (such time period, the “Additional Fee Mortgagee Requirements Period”), Tenant covenants and agrees, at its sole cost and expense and for the express benefit of Landlord (and not, for the avoidance of doubt, any Fee Mortgagee, which shall not be construed to be a third-party beneficiary of this Lease, provided, however, this parenthetical provision is not intended to vitiate Tenant’s obligation to perform any or all of the Additional Fee Mortgagee Requirements directly for the benefit of any Fee Mortgagee as and to the extent agreed to by Tenant in an agreement entered into directly between Tenant and such Fee Mortgagee), to operate the Leased Property (or cause the Leased Property to be operated) in compliance with the Additional Fee Mortgagee Requirements of which it has received written notice. For the avoidance of doubt, notwithstanding anything to the contrary herein, Tenant shall not be required to comply with and shall not have any other obligations with respect to any terms or conditions of, or amendments or modifications to, any Fee Mortgage or other Fee Mortgage Documents that do not constitute Additional Fee Mortgagee Requirements; provided, however, that the foregoing shall not be deemed to release Tenant from its obligations under this Lease that do not derive from the Fee Mortgage Documents, whether or not such obligations are duplicative of those set forth in the Fee Mortgage Documents.

(b) As used herein, “Additional Fee Mortgagee Requirements” means those customary requirements as to the operation of the Leased Property and the business thereon or therein which the Fee Mortgage Documents impose (x) directly upon, or require Landlord (or Landlord’s Affiliate borrower thereunder) to impose upon, the tenant(s) and/or operator(s) of the Leased Property or (y) directly upon Landlord, but which, by reason of the nature of the obligation(s) imposed and the nature of Tenant’s occupancy and operation of the Leased Property and the business conducted thereupon, are not reasonably susceptible of being performed by Landlord and are reasonably susceptible of being performed by Tenant (excluding, for the avoidance of doubt, payment of any indebtedness or other obligations evidenced or secured thereby) and, except with respect to the Existing Fee Mortgage (of which Tenant is deemed to have received written notice) of which Tenant has received written notice; provided, however, that, notwithstanding the foregoing, Additional Fee Mortgagee Requirements shall not include or impose on Tenant (and Tenant will not be subject to) obligations which (i) are not customary for the type of financing provided under the applicable Fee Mortgage Documents, (ii) increase Tenant’s monetary obligations under this Lease to more than a de minimis extent (it being agreed that (x) funding and maintaining Fee Mortgage Reserve Accounts in the same amounts (as increased, for purposes of this clause (x), by the Escalator on the first (1st) day of each Lease Year (commencing on the first (1st) day of the second (2nd) Lease Year)) as required pursuant to the Existing Fee Mortgage Documents and (y) making payments otherwise payable to Landlord into a “lockbox” account designated by a Fee Mortgagee shall not be deemed to increase Tenant’s monetary obligations under the Lease), (iii) increase Tenant’s non-monetary obligations under this Lease in any material respect (it being agreed that funding and maintaining Fee Mortgage Reserve Accounts in amounts described in clause (ii)(x) above and making payments otherwise payable to Landlord into a “lockbox” account designated by a Fee Mortgagee shall not be deemed to increase Tenant’s non-monetary obligations under the Lease), or (iv) diminish Tenant’s rights under this Lease in any material respect. Notwithstanding the foregoing, the Parties agree that (A) the Additional Fee Mortgagee Requirements as in effect on the Commencement Date, arising out of the Existing Fee Mortgage and the related Fee Mortgage Documents in each case as in effect on the Commencement Date, shall consist solely of those requirements and obligations set forth on Exhibit K attached hereto, and (B) the Additional Fee Mortgagee Requirements, to the extent arising out of any Fee Mortgage and the related Fee Mortgage Documents, in each case, entered into after the Commencement Date, shall not include any requirements or obligations that arise out of the representations or warranties made under such Fee Mortgage or Fee Mortgage Documents (but, for the avoidance of doubt, this clause (B) is not intended to (i) exclude from the Additional Fee Mortgage Requirements hereunder subsequent to the Commencement Date any such requirements or obligations to the extent arising out of any provisions, terms or conditions of such Fee Mortgage or such Fee Mortgage Documents other than such representations and warranties, or (ii) vitiate or supersede Tenant’s obligation to cooperate with Landlord in connection with Landlord obtaining any Fee Mortgage or entering into any arrangement relating thereto as provided in Section 31.1(b) hereof).

(c) Notwithstanding the foregoing, prior to Tenant being required to fund reserves for taxes and insurance or any other Fee Mortgage Reserve Accounts in accordance with the preceding Section 31.1(b), Tenant shall have received from Landlord and the applicable Fee Mortgagee, an agreement reasonably acceptable to Tenant providing that such sums deposited by Tenant must, unless and until both (x) the Landlord’s Enforcement Condition has occurred and (y) this Lease has been terminated by Landlord pursuant to Section 16.2(x) hereof, be used for the payment, when due and payable, of the actual applicable tax and insurance bills or other applicable amounts for which they were reserved (and may not be used by such Fee Mortgagee (or by Landlord) as collateral for sums due under the applicable Fee Mortgage Documents or for any other purpose). Any proposed implementation of any additional financial covenants (i.e., a requirement that Tenant must meet certain specified performance tests of a financial nature, e.g., meeting a threshold EBITDAR, Net Revenue, financial ratio or similar test) that are imposed on Tenant shall not constitute Additional Fee Mortgagee Requirements (it being understood that Landlord may agree to such financial covenants being imposed in any Fee Mortgage Documents so long as such financial covenants will not impose additional obligations on Tenant to comply therewith). For the avoidance of doubt, Additional Fee Mortgagee Requirements may include (to the extent consistent with the foregoing definition of Additional Fee Mortgagee Requirements) requirements of Tenant to:

(i) fund and maintain reasonably required and customary impound, escrow or other reserve or similar accounts as security for or otherwise relating to any operating expenses of the Leased Property, including any fixture, furniture and equipment, capital repair or replacement reserves and/or impounds or escrow accounts for taxes, ground rent and/or insurance premiums (each a “Fee Mortgage Reserve Account”); provided, however, without Tenant’s prior written consent, the Additional Fee Mortgagee Requirements shall not impose obligations to fund or maintain Fee Mortgage Reserve Accounts in excess of amounts otherwise required to be reserved under the Fee Mortgage Documents as in effect on the Commencement Date; and provided further that (A) any amounts which Tenant is required to fund into a Fee Mortgage Reserve Account pursuant to Additional Fee Mortgagee Requirements shall be credited on a dollar for dollar basis against the respective applicable expenditure obligations of Tenant for the Leased Property under this Lease at such time that such funds are used or (subject to satisfaction of the applicable disbursement conditions in the Fee Mortgage Documents as in effect on the Commencement Date or in any future Fee Mortgage Documents, in each case to the extent Tenant is required to comply therewith pursuant to this Article XXXI) requested by Tenant to be used for their intended purpose (e.g., payment of funds into a Fee Mortgage Reserve Account on account of Impositions shall be deemed satisfaction of Tenant’s obligation under this Lease to pay such amount of Impositions at such time that such funds are used or (subject to satisfaction of the applicable disbursement conditions in the Fee Mortgage Documents as in effect on the Commencement Date or in any future Fee Mortgage Documents, in each case to the extent Tenant is required to comply therewith pursuant to this Article XXXI) requested by Tenant to be used to pay the applicable Impositions (whether such Impositions are paid directly by Tenant or by the Fee Mortgagee in accordance with the terms of the Fee Mortgage Documents)), and (B) unless and until both (x) the Landlord’s Enforcement Condition has occurred and (y) this Lease has been terminated by Landlord pursuant to Section 16.2(x) hereof, (i) Tenant shall, subject to the terms hereof (and, to the extent consisting of Additional Fee Mortgagee Requirements, the terms and conditions applicable to the Fee Mortgage Reserve Accounts under the related Fee Mortgage Documents), have the right to apply or use (including for reimbursement) all amounts held in each such Fee Mortgage Reserve Account for payment or reimbursement of amounts for which such reserve was established, without regard to any default by Landlord under the Fee Mortgage or other condition beyond the control of Tenant, and (ii) such amounts may not be applied against the Fee Mortgage. Landlord hereby further acknowledges that funds deposited by Tenant in any Fee Mortgage Reserve Account are, subject to the applicable provisions, terms and conditions of this Lease, the property of Tenant and accordingly, so long as no Tenant Event of Default is continuing, except as may be agreed to by Tenant in its sole discretion in respect of any other applicable Additional Fee Mortgagee Requirements, the applicable Fee Mortgagee shall agree to return the portion of such funds not previously released to Tenant within fifteen (15) days following the expiration of the Additional Fee Mortgagee Requirements Period and may not apply such funds against the Fee Mortgage.

(ii) make Rent payments into “lockbox accounts” maintained for the benefit of Fee Mortgagee; and/or

(iii) subject to this Section 31.3, perform other actions consistent with the obligations described in the first sentence of this Section 31.3

(d) In the event Tenant breaches its obligations to comply with Additional Fee Mortgagee Requirements as described herein (without regard to any notice or cure period under the Fee Mortgage Documents and without regard to whether a default or event of default has occurred as a result thereof under the Fee Mortgage Documents), Landlord shall have the right, following the failure of Tenant to cure such breach within twenty (20) days from receipt of written notice to Tenant from Landlord of such breach (except to the extent the breach is of a nature such that it is not practicable for Landlord to provide such prior written notice, in which event Landlord shall provide written notice as soon as practicable), to cure such breach, in which event Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in connection with curing such breach.

(e) Landlord and Tenant acknowledge that, in connection with the implementation of the Bankruptcy Plan, CEC and Affiliates of Tenant were involved in the negotiations concerning the Existing Fee Mortgage Documents and reviewed the provisions, terms and conditions of the Existing Fee Mortgage Documents, and, accordingly, Tenant hereby consents and agrees to all provisions, terms and conditions of the Existing Fee Mortgage Documents as in effect as of the date hereof that comprise Additional Fee Mortgagee Requirements and the same are set forth on Exhibit K attached hereto. If Landlord or its Affiliate anticipates entering into new or modified Fee Mortgage Documents that would modify or impose new Additional Fee Mortgagee Requirements, Landlord shall (x) provide copies of the same to Tenant with reasonably sufficient time prior to the execution and delivery thereof by Landlord or any Affiliate of Landlord to enable Tenant to timely comply with any such changes to the, or new, Additional Fee Mortgagee Requirements and (y) promptly upon the execution and delivery thereof by Landlord or any Affiliate of Landlord, deliver to Tenant an updated description thereof in accordance with the second sentence of this Section 31.3.

(f) To the extent of any conflict between the terms and provisions of any agreement to which Landlord, Tenant and Fee Mortgagee are parties and the terms and provisions of this Section 31.3, the terms and provisions of such agreement shall govern and control in accordance with its terms.

(g) Notwithstanding anything otherwise set forth in this Lease, Landlord shall have no obligation or liability to Tenant in connection with any approval, consent or other determination which is to be given by Fee Mortgagee in respect of any Additional Fee Mortgagee Requirements, so agreed to by Tenant, except in any case solely as and to the extent expressly provided in this Lease.

ARTICLE XXXII

ENVIRONMENTAL COMPLIANCE

32.1 Hazardous Substances. Tenant shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or any portion thereof or incorporated into any Facility; provided however that Hazardous Substances may be (i) brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the Leased Property and (ii) disposed of in strict compliance with Legal Requirements (other than Gaming Regulations). Tenant shall not allow the Leased Property or any portion thereof to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements (other than Gaming Regulations).

32.2 Notices. Tenant shall provide to Landlord, as soon as reasonably practicable but in no event later than fifteen (15) days after Tenant’s receipt thereof, a copy of any notice, notification or request for information with respect to, (i) any violation of a Legal Requirement (other than Gaming Regulations) relating to, or Release of, Hazardous Substances located in, on, or under the Leased Property or any portion thereof or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened in writing with respect to the Leased Property or any portion thereof; (iii) any material claim made or threatened in writing by any Person against Tenant or the Leased Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any portion thereof, including any written complaints, notices, warnings or assertions of violations in connection therewith

32.3 Remediation. If Tenant becomes aware of a violation of any Legal Requirement (other than Gaming Regulations) relating to any Hazardous Substance in, on, under or about the Leased Property or any portion thereof or any adjacent property, or if Tenant, Landlord or the Leased Property or any portion thereof becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Tenant shall promptly notify Landlord of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Tenant fails to diligently pursue, implement and complete any such cure, repair, closure, detoxification, decontamination or other remediation, which failure continues after notice and expiration of applicable cure periods, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

32.4 Indemnity. Each of the Persons comprising Tenant shall jointly and severally indemnify, defend, protect, save, hold harmless, and reimburse Landlord for, from and against any and all actual out-of-pocket costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, in each case before or during (but not if first occurring after) the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, Release or other handling or disposition of any Hazardous Substances from, in, on or under the Leased Property or any portion thereof (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on or under the Leased Property and (iii) the violation of any Environmental Law. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, reasonable attorney’s fees, reasonable expert fees, reasonable consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing, as applicable. Tenant’s indemnity hereunder shall survive the termination of this Lease, but in no event shall Tenant’s indemnity apply to Environmental Costs incurred in connection with, arising out of, resulting from or incident to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease.

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under Sections 32.1 through 32.3 that is not cured within any applicable cure period, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with, arising out of, resulting from or incident to (directly or indirectly, before or during (but not if first occurring after) the Term) the following:

(a) investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from or under the Leased Property or any portion thereof;

(b) bringing the Leased Property into compliance with all Legal Requirements, and

(c) removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off-site other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Tenant of written notice thereof and any amount not so paid within such sixty (60) calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.

32.5 Environmental Inspections. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) Business Days written notice to Tenant (except in the case of an emergency of imminent threat to human health or safety or damage to property, in which event Landlord shall undertake reasonable efforts to notify a representative of Tenant as soon as practicable under the circumstances), to conduct an inspection of the Leased Property or any portion thereof (and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) to determine the existence or presence of Hazardous Substances on or about the Leased Property or any portion thereof. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right to enter and inspect the Leased Property or any portion thereof, conduct any testing, sampling and analyses it reasonably deems necessary and shall have the right to inspect materials brought into the Leased Property or any portion thereof. Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith if Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4. All costs and expenses incurred by Landlord under this Section 32.6 shall be the responsibility of Landlord, except solely to the extent Tenant has breached its obligations under Sections 32.1 through 32.5, in which event such reasonable costs and expenses shall be paid by Tenant to Landlord as provided in Section 32.4. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion constitute a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy. Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of this Lease. The obligations set forth in this Article XXXII shall survive the expiration or earlier termination of this Lease but in no event shall Article XXXII apply to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease.

ARTICLE XXXIII

MEMORANDUM OF LEASE

Landlord and Tenant shall, promptly upon the request of either Party, enter into one or more short form memoranda of this Lease, in form suitable for recording in each county or other applicable location in which the Leased Property is located. Each Party shall bear its own costs in negotiating and finalizing such memoranda, but Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the Expiration Date.

ARTICLE XXXIV

DISPUTE RESOLUTION

34.1 Expert Valuation Process. Whenever a determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value is required pursuant to any provision of this Lease, and where Landlord and Tenant have not been able to reach agreement on such Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value either (i) with respect to Fair Market Base Rental Value applicable to a Renewal Term, within three hundred seventy (370) days prior to the commencement date of a Renewal Term or (ii) for all other purposes, after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to seek, upon written notice to the other Party (the “Expert Valuation Notice”), which notice clearly identifies that such Party seeks, to have such Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value determined in accordance with the following Expert Valuation Process:

(a) Within twenty (20) days of the receiving Party’s receipt of the Expert Valuation Notice, Landlord and Tenant shall provide notice to the other Party of the name, address and other pertinent contact information, and qualifications of its selected appraiser (which appraiser must be an independent qualified MAI appraiser (i.e., a Member of the Appraisal Institute)).

(b) As soon as practicable following such notice, and in any event within twenty (20) days following their selection, each appraiser shall prepare a written appraisal of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) as of the relevant date of valuation, and deliver the same to its respective client. Representatives of the Parties shall then meet and simultaneously exchange copies of such appraisals. Following such exchange, the appraisers shall promptly meet and endeavor to agree upon Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) based on a written appraisal made by each of them (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value, as applicable, such agreed amount shall be binding and conclusive upon Landlord and Tenant.

(c) If such two appraisers are unable to agree upon a Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) within five (5) Business Days after the exchange of appraisals as aforesaid, then such appraisers shall advise Landlord and Tenant of the same and, within twenty (20) days of the exchange of appraisals, select a third appraiser (which third appraiser, however selected, must be an independent qualified MAI appraiser) to make the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

(d) If such two appraisers shall be unable to agree upon the designation of a third appraiser within the twenty (20) day period referred to in clause (c) above, or if such third appraiser does not make a determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) within thirty (30) days after his or her selection, then such third appraiser (or a substituted third appraiser, as applicable) shall, at the request of either Party, be appointed by the Appointing Authority and such appointment shall be final and binding on Landlord and Tenant. The determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

(e) If a third appraiser is selected, Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) shall be the average of (x) the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) made by the third appraiser and (y) the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) made by the appraiser (selected pursuant to Section 34.1(b)) whose determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be) is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant as being the Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value (as the case may be).

(f) In determining Fair Market Ownership Value of the Leased Property as a whole or any Facility, the appraisers shall (in addition to taking into account the criteria set forth in the definition of Fair Market Ownership Value), add (i) the present value of the Rent for the remaining Term, assuming the Term has been extended for all Renewal Terms provided herein (with assumed increases in CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the credit worthiness of Tenant and any guarantor of Tenant’s obligations hereunder and (ii) the present value of the Leased Property or Facility as of the end of such Term (assuming the Term has been extended for all Renewal Terms provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that no default exists under any guaranty of Tenant’s obligations hereunder.

(g) In determining Fair Market Base Rental Value, the appraisers shall (in addition to the criteria set forth in the definition thereof and of Fair Market Rental Value) take into account: (i) the age, quality and condition (as required by the Lease) of the Improvements; (ii) that the Leased Property or Facility will be leased as a whole or substantially as a whole to a single user; (iii) when determining the Fair Market Base Rental Value for any Renewal Term, a lease term of five (5) years together with such options to renew as then remains hereunder; (iv) an absolute triple net lease; and (v) such other items that professional real estate appraisers customarily consider.

(h) In determining Fair Market Property Value pursuant to Section 36.3 hereof, each appraiser shall have the right to sub-engage an appraiser or other Person with specialized experience in valuing Intellectual Property assets, to work with such appraiser for purposes of appraising, and assisting with preparation of a written report detailing, such Intellectual Property assets. Notice of any such sub-engagement shall be given to the other Party consistent with the requirements of Section 34.1(a).

(i) If, by virtue of any delay, Fair Market Base Rental Value is not determined by the first (1st) day of the applicable Renewal Term, then until Fair Market Base Rental Value is determined, Tenant shall continue to pay Rent during the succeeding Renewal Term in the same amount which Tenant was obligated to pay prior to the commencement of the Renewal Term. Upon determination of Fair Market Base Rental Value, Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment) within thirty (30) days of the date on which the determination of Fair Market Base Rental Value becomes binding.

(j) The cost of the procedure described in this Section 34.1 shall be borne equally by the Parties and the Parties will reasonably coordinate payment; provided, that if Landlord pays such costs, fifty percent (50%) of such costs shall be Additional Charges hereunder and if Tenant pays such costs, fifty percent (50%) of such costs shall be a credit against the next Rent payment hereunder.

34.2 Arbitration. In the event of a dispute with respect to this Lease pursuant to an Arbitration Provision, or in any case when this Lease expressly provides for the settlement or determination of a dispute or question by an Expert pursuant to this Section 34.2 (in any such case, a “Section 34.2 Dispute”) such dispute shall be determined in accordance with an arbitration proceeding as set forth in this Section 34.2.

(a) Any Section 34.2 Dispute shall be determined by an arbitration panel comprised of three members, each of whom shall be an Expert (the “Arbitration Panel”). No more than one panel member may be with the same firm and no panel member may have an economic interest in the outcome of the arbitration.

The Arbitration Panel shall be selected as set forth in this Section 34.2(b). If a Section 34.2 Dispute arises and if Landlord and Tenant are not able to resolve such dispute after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to submit the dispute to the Arbitration Panel, upon written notice to the other Party (the “Arbitration Notice”). The Arbitration Notice shall identify one member of the Arbitration Panel who meets the criteria of the above paragraph. Within five (5) Business Days after the receipt of the Arbitration Notice, the Party receiving such Arbitration Notice shall respond in writing identifying one member of the Arbitration Panel who meets the criteria of the above paragraph. Such notices shall include the name, address and other pertinent contact information, and qualifications of its member of the Arbitration Panel. If a Party fails to timely select its respective panel member, the other Party may notify such Party in writing of such failure, and if such Party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other Party may select and identify to such Party such panel member on such Party’s behalf. The third member of the Arbitration Panel will be selected by the two (2) members of the Arbitration Panel who were selected by Landlord and Tenant; provided, that if, within five (5) Business Days after they are identified, they fail to select a third member, or if they are unable to agree on such selection, Landlord and Tenant shall cause the third member of the Arbitration Panel to be appointed by the managing officer of the American Arbitration Association.

(b) Within ten (10) Business Days after the selection of the Arbitration Panel, Landlord and Tenant each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Landlord and Tenant may also request an evidentiary hearing on the merits in addition to the submission of written statements. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits. The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to Landlord and Tenant.

(c) The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York unless otherwise mutually agreed by the Parties and the Arbitration Panel.

(d) The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the Commencement Date.

(e) Landlord and Tenant shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 34.2.

ARTICLE XXXV

NOTICES

Any notice, request, demand, consent, approval or other communication required or permitted to be given by either Party hereunder to the other Party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:

To Tenant: CEOC, LLC One Caesars Palace Drive Las Vegas, NV 89109 Attention: General Counsel Email: corplaw@caesars.com	To Landlord: c/o VICI Properties Inc. 8329 West Sunset Road, Suite 210 Las Vegas, NV 89113 Attention: General Counsel Email: corplaw@viciproperties.com or to such other address as either Party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.

ARTICLE XXXVI

END OF TERM SUCCESSOR ASSET TRANSFER

36.1 Transfer of Tenant’s Successor Assets and Operational Control of the Leased Property. Upon the written request of Landlord, upon the Stated Expiration Date (or earlier (x) termination of this Lease in its entirety pursuant to Section 14.2(a) or (y) consensual termination of this Lease) (other than, for the avoidance of doubt, upon an expiration of the Term pursuant to Section 1.5) Landlord and Tenant shall comply with the remainder of this Article XXXVI, pursuant to which, among other things, (i) Tenant (and its Subsidiaries, as applicable) shall transfer (or cause to be transferred), upon the date required under this Article XXXVI, all of Tenant’s Pledged Property, subject to Section 36.2 with respect to Intellectual Property (collectively, the “Successor Assets”), to a successor lessee (or lessees) of the Leased Property (collectively, the “Successor Tenant”) designated by Landlord, in exchange for a sum (the “Successor Assets FMV”) which shall be paid by the Successor Tenant to Tenant and be determined in accordance with the penultimate sentence of this Section 36.1 and/or (ii) Tenant (and its Subsidiaries, as applicable) shall stay in occupancy of the Leased Property following the Expiration Date and continue to operate the Facilities, collect and retain revenue therefrom, and pay Rent, all in the manner required under this Section 36.1, for so long as Landlord is seeking a Successor Tenant in good faith; provided, however, that Tenant shall have no obligation (unless specifically agreed to by Tenant) to operate the Leased Property (or pay any such Rent) under such arrangement for more than two (2) years after the Expiration Date. For purposes of clarification, a termination of this Lease in accordance with Section 16.2 and/or the execution of a New Lease in accordance with Section 17.1(f) hereof shall not trigger the provisions set forth in this Article XXXVI and this Article XXXVI shall not apply in such circumstance. Notwithstanding the occurrence of the Expiration Date, to the extent that this Section 36.1 applies, until such time that Tenant transfers the Successor Assets to a Successor Tenant (or, to the extent applicable pursuant to clause (ii) hereinabove), Tenant shall (or shall cause its Subsidiaries, if applicable, to) continue to possess and operate the Facility (and Landlord shall permit Tenant to maintain possession of the Leased Property (including, if necessary, by means of a written extension of this Lease or license agreement or other written agreement) to the extent necessary to operate the Facility) in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries, if any) had operated the Facility prior to the end of the Term (including, but not limited to, the payment of Rent hereunder which shall be calculated as provided in this Lease, except, that for any period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, the Rent shall be a per annum amount equal to the sum of (A) the amount of the Base Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by the Escalator, and increased on each anniversary of the Expiration Date to be equal to the Rent payable for the immediately preceding year, multiplied by the Escalator, plus (B) the amount of the Variable Rent hereunder during the Lease Year in which the Expiration Date occurs. If Tenant, on the one hand, and Landlord and/or a Successor Tenant designated by Landlord, on the other hand, cannot agree on the Successor Assets FMV within a reasonable time not to exceed thirty (30) days after the delivery of the notice described in the first sentence of this Section 36.1, then such Successor Assets FMV shall be determined, and Tenant’s transfer of the Successor Assets to a Successor Tenant in consideration for a payment in such amount shall be made, in accordance with the provisions of Section 36.3. For avoidance of doubt, it is acknowledged and agreed that if Landlord does not deliver such notice, then from and after the later of (X) the Expiration Date or (Y) when Tenant shall have vacated the Leased Property in accordance with the requirements of this Lease, Landlord shall have no right in or to any of the Successor Assets, and the lien granted to Landlord in Tenant’s Pledged Property pursuant to Section 6.3 of this Lease shall terminate.

36.2 Transfer of Intellectual Property. The Successor Assets shall include the Property Specific IP and Successor Tenant’s access to the System-wide IP, which access shall be governed by the Transition Services Agreement. Without limiting the foregoing, Tenant shall, within thirty (30) days after the occurrence of the notice described in the first sentence of Section 36.1, deliver to Landlord a copy of all Property Specific Guest Data; provided, however, that Tenant shall have the right to retain and use copies of such data as required by Legal Requirements, including applicable Gaming Regulations.

36.3 Determination of Successor Assets FMV. If not effected pursuant to the penultimate sentence of Section 36.1, then the Successor Assets FMV shall be equal to the applicable Fair Market Property Value thereof. Notwithstanding anything in the contrary in this Article XXXVI, the transfer of the Successor Assets will be conditioned upon the approval of the applicable regulatory agencies of the transfer of the Gaming Licenses and any other Gaming assets to the Successor Tenant and/or the issuance of new Gaming Licenses as required by applicable Gaming Regulations and the relevant regulatory agencies both with respect to operating and suitability criteria, as the case may be.

36.4 Operation Transfer. Upon designation of a Successor Tenant by Landlord (pursuant to this Article XXXVI), Tenant shall reasonably cooperate and take all actions reasonably necessary (including providing all reasonable assistance to Successor Tenant) to effectuate the transfer of the Successor Assets and operational control of the Facilities to Successor Tenant in an orderly manner so as to minimize to the maximum extent feasible any disruption to the continued orderly operation of the Facilities for their respective Primary Intended Use. Concurrently with the transfer of the Successor Assets to Successor Tenant, (i) Tenant shall assign to Successor Tenant (and Successor Tenant shall assume) any then-effective Subleases or other agreements (to the extent such other agreements are assignable) relating to the Leased Property, and (ii) Tenant shall vacate and surrender the Leased Property to Landlord and/or Successor Tenant in the condition required under this Lease. Notwithstanding the expiration of the Term and anything to the contrary herein, to the extent that this Article XXXVI applies, unless Landlord consents to the contrary, until such time that Tenant transfers the Successor Assets and operational control of the Facilities to a Successor Tenant in accordance with the provisions of this Article XXXVI, Tenant shall (or shall cause its Subsidiaries to) continue to (and Landlord shall permit Tenant to maintain possession of the Leased Property to the extent necessary to) operate the Facilities in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries) has operated the Facility prior to the end of the Term (including, but not limited to, the payment of Rent hereunder at the rate provided in Section 36.1 (and not subject to Article XIX)); provided, however, that Tenant shall have no obligation (unless specifically agreed to by Tenant) to operate the Facility (or pay any such Rent) under such arrangement for more than two (2) years after the Expiration Date.

ARTICLE XXXVII

ATTORNEYS’ FEES

If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the Party substantially prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable documented outside attorneys’ fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as Additional Charges, all of Landlord’s reasonable documented outside attorneys’ fees incurred in connection with the enforcement of this Lease (except to the extent provided above), including reasonable documented attorneys’ fees incurred in connection with the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection with such enforcement, and the collection of past due Rent.

ARTICLE XXXVIII

BROKERS

Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

ARTICLE XXXIX

ANTI-TERRORISM REPRESENTATIONS

Each Party hereby represents and warrants to the other Party that neither such representing Party nor, to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Each Party hereby represents and warrants to the other Party that no funds tendered to such other Party by such tendering Party under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Neither Party will during the Term of this Lease knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Leased Property.

ARTICLE XL

LANDLORD REIT PROTECTIONS

(a) The Parties intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent.

(b) Anything contained in this Lease to the contrary notwithstanding, Tenant shall not without Landlord’s advance written consent (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord could reasonably be expected to cause any portion of the amounts to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Tenant, Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); or (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to this Lease or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could reasonably be expected to cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto. As of the end of each Fiscal Quarter during the Term, Tenant shall deliver to Landlord a certification, in the form attached hereto as Exhibit G, stating that Tenant has reviewed its transactions during such Fiscal Quarter and certifying that Tenant is in compliance with the provisions of this Article XL. The requirements of this Article XL shall likewise apply to any further sublease, assignment or management arrangement by any subtenant, assignee or manager.

(c) Anything contained in this Lease to the contrary notwithstanding, the Parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto)) in order to maintain Landlord REIT’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto); provided however. Landlord shall be required to (i) comply with any applicable Legal Requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(d) Anything contained in this Lease to the contrary notwithstanding, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and at no cost or expense (other than de minimis cost) to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of Landlord REIT’s “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto) compliance requirements. Anything contained in this Lease to the contrary notwithstanding, Tenant shall take such action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent or (ii) materially increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease.

ARTICLE XLI

MISCELLANEOUS

41.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities, obligations and indemnities of Tenant or Landlord arising or in respect of any period prior to the Expiration Date shall survive the Expiration Date.

41.2 Severability. Subject to Section 1.2, if any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

41.3 Non-Recourse. Tenant specifically agrees to look solely to the Leased Property for recovery of any judgment from Landlord (and Landlord’s liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this Lease shall be had against any other assets of Landlord whatsoever). The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord. In no event shall either Party ever be liable to the other Party for any indirect, consequential, lost profits, punitive, exemplary, statutory or treble damages suffered from whatever cause (other than, as to all such forms of damages, (i) if Landlord has terminated this Lease, any damages with respect to Rent or Additional Charges as provided under Section 16.3(a) hereof, (ii) if Landlord has not terminated this Lease, any damages with respect to Rent or Additional Charges as provided for herein, (iii) any amount of any Required Capital Expenditures not made pursuant to Section 10.5(a)(x) hereof, (iv) damages as provided under Section 16.3(c) hereof, (v) a claim (including an indemnity claim) for recovery of any such forms of damages that the claiming party is required by a court of competent jurisdiction or the expert to pay to a third party (other than any damages under or relating to any Fee Mortgage or Fee Mortgagee Documents (excluding claims under Section 32.4)), and (vi) to the extent expressly provided under Section 32.4), and the Parties acknowledge and agree that the rights and remedies in this Lease, and all other rights and remedies at law and in equity, will be adequate in all circumstances for any claims the parties might have with respect to damages. For the avoidance of doubt, any damages under or relating to any Fee Mortgage or Fee Mortgage Documents shall be deemed to be consequential damages hereunder, provided, however that, notwithstanding the foregoing, it is expressly agreed that the following shall constitute direct damages hereunder: (i) amounts payable by Tenant pursuant to Section 16.7 resulting from the breach by Tenant of any Additional Fee Mortgagee Requirements and (ii) out of pocket costs and expenses (including reasonable legal fees) incurred by a Landlord Indemnified Party (or, to the extent required to be reimbursed by a Landlord Indemnified Party under a Fee Mortgage Document, incurred by or on behalf of any other Person) to defend (but not settle or pay any judgment resulting from) any investigative, administrative or judicial proceeding commenced or threatened as a result of a breach by Tenant of any Additional Fee Mortgagee Requirement; provided that, notwithstanding the foregoing, in no event shall Tenant be required to pay any amounts to repay (or that are applied to reduce) the principal amount of any loan or debt secured by or relating to a Fee Mortgage or any interest or fees on any such loan or debt. It is specifically agreed that no constituent member, partner, owner, director, officer or employee of a Party shall ever be personally liable for any judgment (in respect of obligations under or in connection with this Lease) against, or for the payment of any monetary obligation under or in respect of this Lease, such Party, to the other Party (provided, this sentence shall not limit the obligations of Guarantor expressly set forth in the MLSA).

41.4 Successors and Assigns. This Lease shall be binding upon Landlord and its permitted successors and assigns and, subject to the provisions of Article XXII, upon Tenant and its successors and assigns.

41.5 Governing Law. (a) THIS LEASE WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF THE STATE IN WHICH THE APPLICABLE FACILITY IS LOCATED.

(a) EXCEPT FOR (x) DISPUTES SPECIFICALLY PROVIDED IN THIS LEASE TO BE REFERRED TO AN EXPERT VALUATION PROCESS PURSUANT TO SECTION 34.1 OR ARBITRATION PURSUANT TO SECTION 34.2 AND (y)

PROCEEDINGS PERTAINING TO THE PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND THE EXERCISE OF REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION), ALL CLAIMS, DEMANDS, CONTROVERSIES, DISPUTES, ACTIONS OR CAUSES OF ACTION OF ANY NATURE OR CHARACTER ARISING OUT OF OR IN CONNECTION WITH, OR RELATED TO, THIS LEASE, WHETHER LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE SHALL BE RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THERETO, OR IF FEDERAL JURISDICTION IS LACKING, THEN IN NEW YORK STATE SUPREME COURT, NEW YORK COUNTY (COMMERCIAL DIVISION) AND ANY APPELLATE COURTS THERETO. THE PARTIES AGREE THAT SERVICE OF PROCESS FOR PURPOSES OF ANY SUCH LITIGATION OR LEGAL PROCEEDING NEED NOT BE PERSONALLY SERVED OR SERVED WITHIN THE STATE OF NEW YORK, BUT MAY BE SERVED WITH THE SAME EFFECT AS IF THE PARTY IN QUESTION WERE SERVED WITHIN THE STATE OF NEW YORK, BY GIVING NOTICE CONTAINING SUCH SERVICE TO THE INTENDED RECIPIENT (WITH COPIES TO COUNSEL) IN THE MANNER PROVIDED IN ARTICLE XXXV. THIS PROVISION SHALL SURVIVE AND BE BINDING UPON THE PARTIES AFTER THIS LEASE IS NO LONGER IN EFFECT

41.6 Waiver of Trial by Jury. EACH OF LANDLORD AND TENANT ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF NEW YORK AND THE OTHER STATES IN WHICH THE FACILITIES ARE LOCATED. EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LANDLORD AND TENANT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

41.7 Entire Agreement. This Lease (including the Exhibits and Schedules hereto), together with the other Lease/MLSA Related Agreements, collectively constitute the entire and final agreement of the Parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the Parties. In addition to the foregoing, it is agreed to by the Parties that no modification to this Lease shall be effective without the written consent of (i) any applicable Fee Mortgagee, to the extent that such a modification would adversely affect such Fee Mortgagee and (ii) any applicable Permitted Leasehold Mortgagee, to the extent that such a modification would adversely affect such Permitted Leasehold Mortgagee. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property (other than the other Lease/MLSA Related Agreements) are merged into and revoked by this Lease (together with the related agreements referenced above).

41.8 Headings. All captions, titles and headings to sections, subsections, paragraphs, exhibits or other divisions of this Lease, and the table of contents, are only for the convenience of the Parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs, exhibits or other divisions, such other content being controlling as to the agreement among the Parties.

41.9 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. This Lease may be effectuated by the exchange of electronic copies of signatures (e.g., .pdf), with electronic copies of this executed Lease having the same force and effect as original counterpart signatures hereto for all purposes.

41.10 Interpretation. Both Landlord and Tenant have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

41.11 Deemed Consent. Each request for consent or approval under Sections 9.1, 10.2, 10.3(e), 13.1(a), 13.5, 14.1, 22.1, 22.2 and 22.3 and Article XI of this Lease shall be made in writing to either Tenant or Landlord, as applicable, and shall include all information necessary for Tenant or Landlord, as applicable, to make an informed decision, and shall include the following in capital, bold and block letters: “FIRST NOTICE – THIS IS A REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE (NON-CPLV). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within fifteen (15) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “SECOND NOTICE – THIS IS A SECOND REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE (NON-CPLV). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within five (5) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “FINAL NOTICE—THIS IS A THIRD REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE (NON-CPLV). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS HEREOF WILL BE DEEMED AN APPROVAL OF THE REQUEST.” If the party to whom such a request is sent still does not approve or reject the proposed matter within five (5) Business Days of receipt of such final notice, such party shall be deemed to have approved the proposed matter. Notwithstanding the foregoing, if the MLSA is in effect at the time any such notice is provided to Tenant hereunder, Tenant shall not be deemed to have approved such proposed matter if such notice was not also addressed and delivered to Manager and CEC in accordance with the MLSA.

41.12 Further Assurances. The Parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease. In addition, Landlord agrees to, at Tenant’s sole cost and expense, reasonably cooperate with all applicable Gaming Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over Tenant, Tenant’s direct and indirect parent(s) and their respective Subsidiaries, if any, including the provision of such documents and other information as may be requested by such Gaming Authorities or Liquor Authorities relating to Tenant, Tenant’s direct and indirect parent(s) or any of their respective Subsidiaries, if any, or to this Lease and which are within Landlord’s reasonable control to obtain and provide.

41.13 Gaming Regulations. Notwithstanding anything to the contrary in this Lease, this Lease and any agreement formed pursuant to the terms hereof are subject to all applicable Gaming Regulations and all applicable laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”). Without limiting the foregoing, each of Tenant and Landlord acknowledges that (i) it is subject to being called forward by any applicable Gaming Authority or governmental authority enforcing the Liquor Laws (the “Liquor Authority”) with jurisdiction over this Lease or the Facility, in each of their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Lease and any agreement formed pursuant to the terms hereof, including with respect to the entry into and ownership and operation of a Gaming Facility, and the possession or control of Gaming equipment, alcoholic beverages or a Gaming License or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite governmental authorities.

Notwithstanding anything to the contrary in this Lease or any agreement formed pursuant to the terms hereof, (subject to Section 41.12) each of Tenant, Landlord, and each of Tenant’s or Landlord’s successors and assigns agree to cooperate with each Gaming Authority and each Liquor Authority in connection with the administration of their regulatory jurisdiction over the Parties, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities and/or Liquor Authorities relating to Tenant, Landlord, Tenant’s or Landlord’s successors and assigns or to this Lease or any agreement formed pursuant to the terms hereof. If necessary to comply with Gaming Regulations with respect to a specific Facility (or Facilities), the Parties agree to create a Severance Lease with respect to such Facility (or Facilities) which, for avoidance of doubt, shall be cross-defaulted with this Lease.

If there shall occur a Licensing Event, then the Party with respect to which such Licensing Event occurs shall notify the other Party, as promptly as practicable after becoming aware of such Licensing Event (but in no event later than twenty (20) days after becoming aware of such Licensing Event). In such event, the Party with respect to which such Licensing Event has occurred, shall and shall cause any applicable Affiliates to use commercially reasonable efforts to resolve such Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If the Party with respect to which such Licensing Event has occurred cannot otherwise resolve the Licensing Event within the time period required by the applicable Gaming Authorities and any aspect of such Licensing Event is attributable to any Person(s) other than such Party, then such Party shall disassociate with the applicable Persons to resolve the Licensing Event. It shall be a material breach of this Lease by Landlord if a Licensing Event with respect to Landlord shall occur and is not resolved in accordance with this Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities.

41.14 Certain Provisions of Nevada Law. Landlord shall, pursuant to Section 108.2405(1)(b) of the Nevada Revised Statutes (“NRS”), record a written notice of waiver of Landlord’s rights set forth in NRS 108.234 with the office of the recorder of Clark County, Nevada, before the commencement of construction of each work of improvement with respect to the Leased Property by Tenant or caused by Tenant. Pursuant to NRS 108.2405(2), Landlord shall serve such notice by certified mail, return receipt requested, upon the prime contractor of such work of improvement and all other lien claimants who may give the owner a notice of right to lien pursuant to NRS 108.245, within ten (10) days after Landlord’s receipt of a notice of right to lien or ten (10) days after the date on which the notice of waiver is recorded.

41.15 Certain Provisions of New Jersey Law.

(a) This Lease and the parties hereto, in each case as it relates to the New Jersey Facilities only, are subject to compliance with the requirements of the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., (the “New Jersey Act”), and the regulations promulgated thereunder. In accordance with N.J.S.A. 5:12-82c, this Lease or any further amendments thereto relating to New Jersey Facilities must be filed with the New Jersey Casino Control Commission (the “Commission”) and the New Jersey Division of Gaming Enforcement (the “Division”) and, to the extent that this Lease or any further amendment thereto relates to the New Jersey Facilities, the same shall only be effective as to the New Jersey Facilities once if approved by the Commission.

(b) The parties acknowledge and agree that the Lease and any transfers or assignments under the Lease, in each case to the extent the same relate to the New Jersey Facilities, are subject to the applicable provisions of N.J.S.A. 5:12-82 et. seq. To the extent required by N.J.S.A. 5:12-82c(10), with respect to the New Jersey Facilities only, each party to the Lease is jointly and severally liable for all acts, omissions and violations of the New Jersey Act by any party, regardless of actual knowledge of such act, omission or violation. Notwithstanding the foregoing, the party violating the New Jersey Act shall indemnify the non-violating party for any liability incurred by the non-violating party as a result of any such violation in a manner consistent with Article XXI of this Lease; provided, however, that neither party shall be required to indemnify the other party for any liabilities relating to, arising out of or resulting from any required sale of a New Jersey Facility pursuant to paragraphs (d-g) of this Section 41.15 below (including, without limitation, the payment of the New Jersey Facility Fair Market Value, as finally determined in accordance with this Section 41.15, or any closing costs associated therewith).

(c) Pursuant to the provisions of N.J.S.A. 5:12-104b, this Lease, as it relates to the New Jersey Facilities only, may be terminated by the Division or Commission without liability on the part of Tenant or Landlord, if the Division or Commission disapproves of its terms, including the terms of compensation, or of the qualifications of Landlord or Tenant, their respective owners, officers, directors or employees based on the standards contained in N.J.S.A. 5:12-86.

(d) In accordance with the requirements of N.J.S.A. 5:12-82c(5), if at any time during the Term (so long as a New Jersey Facility remains a Facility under this Lease), Landlord or any person associated with Landlord (other than Tenant or any subtenant thereof), is found by the Director of the Division to be unsuitable to be associated with a casino enterprise in New Jersey, and is not removed from such association in a manner acceptable to the Division, then upon written notice delivered by Tenant to Landlord (the “New Jersey Purchase Notice”), following such final unstayed decision of the Division which provides that a purchase of Landlord’s interest in a New Jersey Facility is required, Tenant may elect either (a) to require Landlord to sell all (but not less than all) of Landlord’s interest in such New Jersey Facility (but no other Facility under the Lease) to a third party pursuant to a Severance Lease; provided, that the Division does not object, or (b) to purchase all (but not less than all) of Landlord’s interest in an applicable New Jersey Facility (but no other Facility under the Lease) for an amount equal to one hundred percent (100%) of the New Jersey Fair Market Value (as finally determined in accordance with paragraph (e) of this Section 14.15 below), which amount shall be payable in cash.

(e) The “New Jersey Fair Market Value” shall be an amount equal to the fair market value of an applicable New Jersey Facility based on the amount that would be paid by a willing purchaser to a willing seller if neither were under any compulsion to buy or sell. If the parties are unable to mutually agree upon the New Jersey Fair Market Value within thirty (30) days after delivery of the New Jersey Purchase Notice, the New Jersey Fair Market Value will be determined by Experts appointed in accordance with Section 34.1 in which case Landlord and Tenant shall each submit to the Experts their respective determinations of the New Jersey Fair Market Value. The Experts may only select either the New Jersey Fair Market Value set forth by Landlord or by Tenant and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their selection of either Tenant’s or Landlord’s determination of the New Jersey Fair Market Value as the conclusive determination of the New Jersey Fair Market Value.

(f) In the event that Tenant has elected to purchase a New Jersey Facility, the closing of the purchase and sale of such New Jersey Facility shall occur not later than ninety (90) days after determination of the New Jersey Fair Market Value, or such other time as may be directed by the New Jersey Gaming Authorities. At such closing, Landlord shall deliver to Tenant all fee and leasehold title to the applicable New Jersey Facility, free and clear of any liens, claims or other encumbrances other than (A) any liens and encumbrances created or in place as of the date of this Lease and (B) any liens and encumbrances caused by Tenant or as permitted by the Lease. Landlord shall use all its commercially reasonable efforts to deliver title to the applicable New Jersey Facility in the condition required in this Section 41.15(f). All closing costs and expenses, including any applicable real property transfer taxes or fees, of conveying a New Jersey Facility to Tenant shall be allocated between Landlord and Tenant in the manner the same are customarily allocated between a seller and buyer of similar real property located in the State of New Jersey. Upon such closing the Lease, as it relates to the applicable New Jersey Facility only, shall automatically terminate and be of no further force and effect, and Rent under the Lease from and after the date of such closing shall be reduced in accordance with the Rent Reduction Amount. Nothing in this Section 41.15 shall be deemed to supersede any provision of the Lease which expressly survives the termination of the Lease, and nothing contained in this Section 41.15 shall be deemed to release either party from any obligation or liability relating to any Facility other than an applicable New Jersey Facility or any obligation or liability relating to such applicable New Jersey Facility which shall have arisen under the Lease prior to the effective date of the sale to Tenant of the applicable New Jersey Facility.

(g) In the event that Tenant has elected to require Landlord to sell a New Jersey Facility to a third-party, in connection with the closing of the purchase and sale of such New Jersey Facility from Landlord to such third-party, Tenant and such third-party shall enter into a Severance Lease and the Lease shall be amended to reflect the removal of the applicable New Jersey Facility from the Lease.

41.16 Savings Clause. If for any reason this Lease is determined by a court of competent jurisdiction to be invalid as to any space that would otherwise be a part of the Leased Property and that is subject to a pre-existing lease as of the Effective Date (between Tenant’s predecessor in interest prior to the Effective Date, as landlord, and a third party as tenant), then Landlord shall be deemed to be the landlord under such pre-existing lease, and the Parties agree that Tenant shall be deemed to be the collection agent for Landlord for purposes of collecting rent and other amounts payable by the tenant under such pre-existing lease and shall remit the applicable collected amounts to Landlord. In such event, the Rent payable hereunder shall be deemed to be reduced by any amounts so collected by Tenant and remitted to Landlord with respect to any such pre-existing lease.

41.17 Integration with Other Documents. Each of Tenant and Landlord acknowledge and agree that certain operating efficiencies and value will be achieved as a result of Tenant’s and Other Tenants’ lease of the Leased Property and the Other Leased Property and the engagement by Tenant and Other Tenants of Manager under the MLSA and “Manager” under and as defined in each Other MLSA and the engagement of Manager and/or its Affiliates to operate and manage the Facilities, the Other Leased Property and the Other Managed Resorts (as defined in each of the MLSA and the Other MLSA) that would not be possible to achieve if unrelated managers were engaged to operate each of the Leased Property, the Other Leased Property and the Other Managed Resorts. Each of Tenant and Landlord acknowledge and agree that the Parties would not enter into this Lease (or the MLSA or the Other MLSA) absent the understanding and agreement of the Parties that the entire ownership, operation, management, lease and lease guaranty relationship with respect to the Leased Property, including (without limitation) the lease of the Leased Property pursuant to this Lease, the use of the Managed Facilities IP (as defined in the MLSA) and the use of the Total Rewards Program, together with the other related intellectual property arrangements contemplated under the MLSA and the other covenants, obligations and agreements of the Parties hereunder and under the MLSA, form part of a single integrated transaction. Accordingly, it is the express intention and agreement of each of Tenant and Landlord that (i) each of the provisions of the MLSA, including the management and lease guaranty rights and obligations thereunder, form part of a single integrated agreement and shall not be or deemed to be separate or severable agreements and (ii) the Parties would not be entering into this Lease without entering into the MLSA (and vice versa) (or into any of the other Lease/MLSA Related Agreements without entering into all of the Lease/MLSA Related Agreements) and in the event of any bankruptcy, insolvency or dissolution proceedings in respect of any Party, no Party will reject, move to reject, or join or support any other Party in attempting to reject any one of this Lease or the MLSA or any other Lease/MLSA Related Agreement without rejecting the other agreement as if each of this Lease and the MLSA and each other Lease/MLSA Related Agreement were one integrated agreement and not separable.

41.18 Manager. Each of Tenant and Landlord acknowledge and agree that Manager may not be terminated as the manager of the Leased Property for any reason except as permitted under the MLSA.

41.19 Non-Consented Lease Termination. Each of Tenant and Landlord acknowledge and agree that in the event of a Non-Consented Lease Termination, Article XXI of the MLSA shall apply and each of the parties shall comply with such Article XXI of the MLSA.

41.20 Certain Provisions of Louisiana Law. Without limiting the choice of law provision set forth in Section 41.5, the following provisions shall apply to the extent that the laws of the State of Louisiana govern the interpretation or enforcement of this Lease with respect to any Leased Property located in the State of Louisiana:

(a) Upon termination of Tenant’s right of occupancy under the terms of this Lease, Landlord or its agent may immediately institute eviction proceedings in accordance with Chapter 2 of Title XI of the Louisiana Code of Civil Procedure. Tenant specifically waives all notices to vacate, including but not limited to the notice to vacate specified in Louisiana Civil Code of Procedure Article 4701, or any successor provision of law.

(b) Except as expressly set forth in Section 10.4 hereof, Tenant waives any and all claims for payment or other compensation, whether during the Term or at the termination of the Lease, for the loss of ownership to Landlord of any property located in or on the Land, including without limitation (i) any buildings, improvements or other constructions, or (ii) any things incorporated in or attached so as to become a component part of the immovable property.

(c) In accordance with La. R.S. 9:3221, Tenant hereby assumes full responsibility for the condition of the Leased Property, all buildings and improvements now or hereafter located thereon and all component parts thereof. Accordingly, except as expressly and specifically set forth herein, Landlord shall have no liability for injury caused by any defect therein to Tenant or anyone on the Leased Property who derives his or her right to be thereon from Tenant.

(d) TENANT ACKNOWLEDGES THAT THE WAIVERS OF WARRANTY IN THIS LEASE HAVE BEEN BROUGHT TO THE ATTENTION OF TENANT AND ARE GRANTED KNOWINGLY AND VOLUNTARILY.

(e) Tenant shall have no authority or power, express or implied, to create or cause any mechanic’s or materialmen’s lien, charge or encumbrance of any kind against the Leased Property or any portion thereof. Neither Landlord’s consent (nor contribution, if any) to the performance, scope or cost of any work to be performed by or on behalf of Tenant shall make Landlord liable for or subject Landlord’s interest in the Leased Property to any claims granted by the provisions of La. R.S. § 9:4801 et seq. (as the same may be amended, revised, recodified, replaced or supplemented from time to time), and Landlord expressly disclaims any such liability or claims.

41.21 Certain Provisions of Indiana Law. Tenant’s obligation to pay rent is without relief from valuation and appraisement laws.

41.22 Confidential Information. Each Party hereby agrees to, and to cause its Representatives to, maintain the confidentiality of all non-public information received pursuant to this Lease; provided that nothing herein shall prevent any Party from disclosing any such non-public information (a) in the case of Landlord, to PropCo 1, PropCo and Landlord REIT and any Affiliate thereof, (b) in the case of Tenant, to CEOC, CEC and any Affiliate thereof, (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Legal Requirements (in which case the disclosing Party shall promptly notify the other Parties, in advance, to the extent permitted by law), (d) upon the request or demand of any regulatory authority having jurisdiction over a Party or its affiliates (in which case the disclosing Party shall, other than with respect to routine, periodic inspections by such regulatory authority, promptly notify the other Parties, in advance, to the extent permitted by law), (e) to its Representatives who are informed of the confidential nature of such information and have agreed to keep such information confidential (and the disclosing Party shall be responsible for such Representatives’ compliance therewith), (f) to the extent any such information becomes publicly available other than by reason of disclosure by the disclosing Party or any of its respective Representatives in breach of this Section 41.22, (g) to the extent that such information is received by such Party from a third party that is not, to such Party’s knowledge, subject to confidentiality obligations owing to the other Parties or any of their respective affiliates or related parties, (h) to the extent that such information is independently developed by such Party or (i) as permitted under the first sentence of Section 23.2(a). Each of the Parties acknowledges that it and its Representatives may receive material non-public information with respect to the other Party and its Affiliates and that each such Party is aware (and will so advise its Representatives) that federal and state securities laws and other applicable laws may impose restrictions on purchasing, selling, engaging in transactions or otherwise trading in securities of the other Party and its Affiliates with respect to which such Party or its Representatives has received material non-public information so long as such information remains material non-public information.

41.23 Time of Essence. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

41.24 Consents, Approvals and Notices.

(a) All consents and approvals that may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by Landlord or Tenant to the performance of any act by Tenant or Landlord requiring the consent or approval of Landlord or Tenant under any of the terms or provisions of this Lease shall relate only to the specified act or acts thereby consented to or approved and, unless otherwise specified, shall not be deemed a waiver of the necessity for such consent or approval for the same or any similar act in the future, and/or the failure on the part of Landlord or Tenant to object to any such action taken by Tenant or Landlord without the consent or approval of the other Party, shall not be deemed a waiver of their right to require such consent or approval for any further similar act; and Tenant hereby expressly covenants and agrees that as to all matters requiring Landlord’s consent or approval under any of the terms of this Lease, Tenant shall secure such consent or approval for each and every happening of the event requiring such consent or approval, and shall not claim any waiver on the part of Landlord of the requirement to secure such consent or approval.

(b) Each Party acknowledges that in granting any consents, approvals or authorizations under this Lease, and in providing any advice, assistance, recommendation or direction under this Lease, neither such Party nor any Affiliates thereof guarantee success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance, recommendation or direction. Accordingly, each Party agrees that neither such Party nor any of its Affiliates shall have any liability whatsoever to any other Party or any third person by reason of: (i) any consent, approval or authorization, or advice, assistance, recommendation or direction, given or withheld; or (ii) any delay or failure to provide any consent, approval or authorization, or advice, assistance, recommendation or direction (except in the event of a breach of a covenant herein not to unreasonably withhold or delay any consent or approval); provided, however, each agrees to act in good faith when dealing with or providing any advice, consent, assistance, recommendation or direction.

(c) Any notice, report or information required to be delivered by Tenant hereunder may be delivered collectively with any other notices, reports or information required to be delivered by Tenant hereunder as part of a single report, notice or communication. Any such notice, report or information may be delivered to Landlord by Tenant providing a representative of Landlord with access to Tenant’s or its Affiliate’s electronic databases or other information systems containing the applicable information and notice that information has been posted on such database or system.

41.25 No Release of Tenant or Guarantor. Notwithstanding anything to the contrary set forth in this Lease, neither Tenant nor Guarantor shall be released from their respective obligations under the MLSA, except as and to the extent expressly provided in the MLSA.

41.26 Tenant and Landlord; Joint and Several. Each applicable fee owning entity that comprises Landlord leases its applicable portion of the Leased Property (as set forth on Exhibit A attached hereto) to the corresponding applicable operating entity that comprises Tenant (as set forth on Exhibit A attached hereto), and, accordingly, each such operating entity or entities shall have exclusive rights to act as Tenant with respect to the applicable portion of the Leased Property leased to such operating entity as set forth on Exhibit A attached hereto. However, all operating entities shall be jointly and severally liable for all of the obligations of all operating entities under this Lease. In addition, all fee owning entities shall be jointly and severally liable for all of the obligations of all fee owning entities under this Lease.

41.27 Suretyship Waivers.

(a) Each applicable entity comprising Tenant that is a party hereto hereby irrevocably waives and agrees not to assert or take advantage of any of the following defenses to any obligation under this Lease or under any other document executed, or to be executed, by it in connection herewith: (i) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or revocation or repudiation hereof by any Person, or the failure of any entity comprising Landlord or Tenant to file or enforce a claim or cause of action against any other Person or the estate (either in administration, bankruptcy, or any other proceeding) of any other Person; (ii) diligence, presentment, notice of acceptance, notice of dishonor, notice of presentment, or demand for payment of or performance of the obligations under this Lease or under any other document executed, or to be executed, in connection herewith and all other suretyship defenses generally; (iii) any defense that may arise by reason of any action required by any statute to be taken against any other entity comprising Tenant; (iv) any defense that may arise by reason of the dissolution or termination of the existence of any other entity comprising Tenant; (v) any defense that may arise by reason of the voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of any other entity comprising Tenant; (vi) any defense that may arise by reason of the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any other entity comprising Tenant, or any of the assets of any other entity comprising Tenant; (vii) any right of subrogation, indemnity or reimbursement against any other entity comprising Tenant at any time during which a Tenant Event of Default has occurred and is continuing or until all obligations to Landlord have been irrevocably paid and satisfied in full; (viii) any and all rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies might impair or destroy any right, if any, of any other entity comprising tenant of subrogation, indemnity or reimbursement; (ix) any defense based upon Landlord’s failure to disclose to any entity comprising Tenant any information concerning any other entity comprising Tenant’s financial condition or any other circumstances bearing on Tenant’s ability to pay all sums payable under or in respect of this Lease or any other document executed, or to be executed, by it in connection herewith; and (x) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal. Additionally, to the extent permitted by Legal Requirements, each entity comprising Tenant waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require foreclosure sales of assets in a particular order, including any rights provided by NRS 100.040 and 100.050, as such sections may be amended or recodified from time to time. Each successor and assign of each entity comprising Tenant agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

(b) Each applicable entity comprising Landlord that is a party hereto hereby irrevocably waives and agrees not to assert or take advantage of any of the following defenses to any obligation under this Lease or under any other document executed, or to be executed, by it in connection herewith: (i) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or revocation or repudiation hereof by any Person, or the failure of any entity comprising Landlord or Tenant to file or enforce a claim or cause of action against any other Person or the estate (either in administration, bankruptcy, or any other proceeding) of any other Person; (ii) diligence, presentment, notice of acceptance, notice of dishonor, notice of presentment, or demand for payment of or performance of the obligations under this Lease or under any other document executed, or to be executed, in connection herewith and all other suretyship defenses generally; (iii) any defense that may arise by reason of any action required by any statute to be taken against any other entity comprising Landlord; (iv) any defense that may arise by reason of the dissolution or termination of the existence of any other entity comprising Landlord; (v) any defense that may arise by reason of the voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of any other entity comprising Landlord; (vi) any defense that may arise by reason of the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any other entity comprising Landlord, or any of the assets of any other entity comprising Landlord; (vii) any right of subrogation, indemnity or reimbursement against any other entity comprising Landlord at any time during which a default hereunder by Landlord has occurred and is continuing or until all obligations to Tenant have been irrevocably paid and satisfied in full; (viii) any and all rights and defenses arising out of an election of remedies by Tenant, even though that election of remedies might impair or destroy any right, if any, of any other entity comprising tenant of subrogation, indemnity or reimbursement; (ix) any defense based upon Tenant’s failure to disclose to any entity comprising Landlord any information concerning any other entity comprising Landlord’s financial condition or any other circumstances bearing on Landlord’s ability to pay all sums payable under or in respect of this Lease or any other document executed, or to be executed, by it in connection herewith; and (x) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal. Each successor and assign of each entity comprising Landlord agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

41.28 Amendments. This Lease may not be amended except by a written agreement executed by all Parties hereto.

SIGNATURES ON FOLLOWING PAGES

IN WITNESS WHEREOF, this Lease (Non-CPLV) has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:

HORSESHOE COUNCIL BLUFFS LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

HARRAH’S COUNCIL BLUFFS LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

HARRAH’S METROPOLIS LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

HORSESHOE SOUTHERN INDIANA LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

NEW HORSESHOE HAMMOND LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

HORSESHOE BOSSIER CITY PROP LLC, a Louisiana limited liability company

By:
Name: John Payne Title: President

HARRAH’S BOSSIER CITY LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

NEW HARRAH’S NORTH KANSAS CITY LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

GRAND BILOXI LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

HORSESHOE TUNICA LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

NEW TUNICA ROADHOUSE LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

CAESARS ATLANTIC CITY LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

BALLY’S ATLANTIC CITY LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

HARRAH’S LAKE TAHOE LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

HARVEY’S LAKE TAHOE LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

HARRAH’S RENO LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

BLUEGRASS DOWNS PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

VEGAS DEVELOPMENT LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

VEGAS OPERATING PROPERTY LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

MISCELLANEOUS LAND LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

PROPCO GULFPORT LLC, a Delaware limited liability company

By:
Name: John Payne Title: President

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

TENANT:

HBR REALTY COMPANY LLC, a Nevada limited liability company

By:
Name: Title:

HARVEYS IOWA MANAGEMENT COMPANY LLC, a Nevada limited liability company

By:
Name: Title:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., a Delaware corporation

By:
Name: Title:

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES LLC, an Illinois limited liability company

By:
Name: Title:

CAESARS RIVERBOAT CASINO, LLC, an Indiana limited liability company

By:
Name: Title:

ROMAN HOLDING COMPANY OF INDIANA LLC, an Indiana limited liability company

By:
Name: Title:

HORSESHOE HAMMOND, LLC, an Indiana limited liability company

By:
Name: Title:

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

HORSESHOE ENTERTAINMENT, a Louisiana limited partnership

By:	New Gaming Capital Partnership, a Nevada limited partnership Its general partner

By:	Horseshoe GP, LLC, a Nevada limited liability company Its general partner

By:
Name: Title:

HARRAH’S BOSSIER CITY INVESTMENT COMPANY, L.L.C., a Louisiana limited liability company

By:
Name: Title:

HARRAH’S NORTH KANSAS CITY LLC, a Missouri limited liability company

By:
Name: Title:

GRAND CASINOS OF BILOXI, LLC, a Minnesota limited liability company

By:
Name: Title:

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

ROBINSON PROPERTY GROUP LLC, a Mississippi limited liability company

By:
Name: Title:

TUNICA ROADHOUSE LLC, a Delaware limited liability company

By:
Name: Title:

BOARDWALK REGENCY LLC, a New Jersey limited liability company

By:
Name: Title:

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

CAESARS NEW JERSEY LLC, a New Jersey limited liability company

By:
Name: Title:

BALLY’S PARK PLACE LLC, a New Jersey limited liability company

By:
Name: Title:

HARVEYS TAHOE MANAGEMENT COMPANY LLC, a Nevada limited liability company

By:
Name: Title:

HOLE IN THE WALL, LLC, a Nevada limited liability company

By:
Name: Title:

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

CASINO COMPUTER PROGRAMMING, INC., an Indiana corporation

By:
Name: Title:

HARVEYS BR MANAGEMENT COMPANY, INC., a Nevada corporation

By:
Name: Title:

[Signatures continue on following pages]

Signature Page to Lease (Non-CPLV)

CEOC, LLC, a Delaware limited liability company

By:
Name: Title:

[Signatures continue on following page]

Signature Page to Lease (Non-CPLV)

The undersigned has executed this Lease (Non-CPLV) solely for the purpose of acknowledging and agreeing to be bound by the penultimate paragraph of Section 1.1 hereof.

PROPCO TRS: Propco TRS LLC

By:
Name: John Payne Title: President

Signature Page to Lease (Non-CPLV)

EXHIBIT A

FACILITIES

No.	Property	State	Fee Owner	Operating Entity

1.	Horseshoe Council Bluffs	Iowa	Horseshoe Council Bluffs LLC	HBR Realty Company LLC

2.	Harrah’s Council Bluffs	Iowa	Harrah’s Council Bluffs LLC	Harveys Iowa Management Company LLC CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc. Harveys BR Management Company, Inc.

3.	Harrah’s Metropolis	Illinois	Harrah’s Metropolis LLC	Southern Illinois Riverboat/Casino Cruises LLC

4.	Horseshoe Southern Indiana	Indiana	Horseshoe Southern Indiana LLC	Caesars Riverboat Casino, LLC Roman Holding Company of Indiana LLC

5.	Horseshoe Hammond	Indiana	New Horseshoe Hammond LLC	Horseshoe Hammond, LLC

6.	Horseshoe Bossier City	Louisiana	Horseshoe Bossier City Prop LLC	Horseshoe Entertainment

7.	Harrah’s Bossier City (Louisiana Downs)	Louisiana	Harrah’s Bossier City LLC	Harrah’s Bossier City Investment Company, L.L.C.

8.	Harrah’s North Kansas City	Missouri	New Harrah’s North Kansas City LLC	Harrah’s North Kansas City LLC CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

9.	Grand Biloxi Casino Hotel (a/k/a Harrah’s Gulf Coast) and Biloxi Land	Mississippi	Grand Biloxi LLC	Grand Casinos of Biloxi, LLC Casino Computer Programming, Inc.

No.	Property	State	Fee Owner	Operating Entity

10.	Horseshoe Tunica	Mississippi and Arkansas	Horseshoe Tunica LLC	Robinson Property Group LLC

11.	Tunica Roadhouse	Mississippi	New Tunica Roadhouse LLC	Tunica Roadhouse LLC

12.	Caesars Atlantic City	New Jersey	Caesars Atlantic City LLC	Boardwalk Regency LLC Caesars New Jersey LLC

13.	Bally’s Atlantic City and Schiff Parcel	New Jersey	Bally’s Atlantic City LLC	Bally’s Park Place LLC

14.	Harrah’s Lake Tahoe	Nevada	Harrah’s Lake Tahoe LLC	Harveys Tahoe Management Company LLC CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

15.	Harvey’s Lake Tahoe	Nevada and California	Harvey’s Lake Tahoe LLC	Harveys Tahoe Management Company LLC

16.	Harrah’s Reno	Nevada	Harrah’s Reno LLC	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

17.	Bluegrass Downs	Kentucky	Bluegrass Downs Property Owner LLC	Players Bluegrass Downs LLC

18.	Las Vegas Land Assemblage Properties	Nevada	Vegas Development LLC	Hole in the Wall, LLC CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

19.	Harrah’s Airplane Hangar	Nevada	Vegas Operating Property LLC	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

No.	Property	State	Fee Owner	Operating Entity

20.	Vacant Land in Missouri	Missouri	Miscellaneous Land LLC	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

21.	Land Leftover from Harrah’s Gulfport	Mississippi	Propco Gulfport LLC	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

22.	Vacant Land in Splendora, TX	Texas	Miscellaneous Land LLC	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

23.	Vacant Land at Turfway Park	Kentucky	Miscellaneous Land LLC	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

EXHIBIT B

LEGAL DESCRIPTION OF LAND

[SEE ATTACHED]

EXHIBIT C

CAPITAL EXPENDITURES REPORT

[SEE ATTACHED]

EXHIBIT D

FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF

ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY

DISPOSAL REPORT

Company Code	System Number	Ext	Asset ID	Asset Description	Class	In Svc Date	Disposal Date	DM	Acquired Value	Current Accum	Net Proceeds	Gain/Loss Adjustment	Realized Gain/Loss	GL

ADDITIONS REPORT

Project/Job Number	System Number	GL Asset Account	Asset ID	Accounting Location	Asset Description	PIS Date	Enter Date	Est Life	Acq Value	Current Accum

NOTES

EXHIBIT E

GROUND LEASED PROPERTY

BLUEGRASS DOWNS – TRACT 3

TRACT 3:

(Map Number 095-10-00-014.01)

Being Parcel B, containing 9.480 acres more or less, as shown on Waiver of Subdivision, Plat of Survey for Harrah’s Entertainment recorded on January 11, 2000 in Plat Section L, Page 404, McCracken County Clerk’s Office, and being more particularly described as follows:

Being a tract of land located North of U.S. Highway 60 or Park Avenue and West of Metcalf Lane in the City of Paducah, McCracken County, Kentucky, more particularly described as follows: Beginning at a steel rod,  1⁄2 inch in diameter by 30 inches line with a plastic cap stamped “KRLS 1842” (hereinafter referred to as a steel rod and cap) set at the Southeasterly corner of the herein described property, said steel rod and cap being located North 02° 25’ 25” East, a distance of 714.83 feet from a mag nail set on the Northerly right of way line of U.S. Highway 60, with said mag nail being located North 87° 08’ 15” West, a distance of 307.10 feet from a concrete right of way marker located at the intersection of said Northerly right of way line with the Westerly right of way line of Metcalf Lane; thence from said point of beginning proceed North 86° 34’ 29” West along and with the Southerly line of the herein described parcel 328.86 feet to a rebar with a metal cap found at the Southwesterly corner of the subject site herein described; thence North 02° 31’ 05” East, along and with the Westerly line of said site, 1,259.80 feet to a one inch diameter iron pipe found; the Northwesterly corner of the herein descried tract; thence South 86° 34’ 19” East, a distance of 326.78 feet to a steel rod and cap set at the Northeasterly corner of the subject site; thence South 02° 25’ 25” West, a distance of 1,259.82 feet to the point of beginning.

Together with a non-exclusive 40 foot wide easement for ingress and egress set forth in Agreement by and among Inez Johnson, Wayne Simpson and Players Bluegrass Downs, Inc. dated December 16, 1999 recorded Deed Book 929, Page 367, and as shown on as shown on Waiver of Subdivision, Plat of Survey for Harrah’s Entertainment recorded on January 11, 2000 in Plat Section L, Page 404, both in the McCracken County Clerk’s office.

Being the same property leased to by unrecorded lease dated May 22, 1987, by and between Inez Johnson and Coy Stacey and Bobby Dextor, the Original Lessees, and subsequently assigned to Bluegrass Downs of Paducah, Ltd., (“Successor Lessee”) by an unrecorded Assignment of Lease dated June 1, 1987, all as evidenced of record by Memorandum of Lease dated June 1, 1987, of record in Deed Book 703, page 373. Said Successor Lessee having assigned all of its right, title and interest in and to said Lease to Players Bluegrass Downs, Inc., a Kentucky corporation, by Assignment of Lease dated November 22, 1993, as evidenced of record by memorandum thereof recorded in Deed Book 801, page 405, and as further affected by Agreement between Inez Johnson and Players Bluegrass Downs, Inc., dated December 16, 1999, recorded in Deed Book 929, page 367, all in the aforesaid clerk’s office.

BLUEGRASS DOWNS – TRACT 4

TRACT 4:

(A part of Map Number 095-10-00-014)

Being Parcel A, containing 1.950 acres more or less, as shown on Waiver of Subdivision, Plat of Survey for Harrah’s Entertainment recorded on January 11, 2000 in Plat Section L, Page 404, McCracken County Clerk’s Office, and being more particularly described as follows:

Being a parcel of land located North of U.S. Highway 60 or Park Avenue and West of Metcalf Lane in the City of Paducah, McCracken County, Kentucky, more particularly described as follows:

Beginning at a steel rod,  1⁄2” diameter by 30” long with a plastic cap stamped “KRLS 1842” set at the time of this survey (hereinafter referred to as a steel rod and cap) at the Southeasterly corner of the herein described property, said steel rod and cap being located N. 02°-25’-25” E., a distance of 229.35 feet from a mag. Nail set on the Northwesterly right-of-way line of U.S. Highway 60 with said Mag. Nail being located N. 87°-08’-15” W., as distance of 307.10 feet from a concrete right-of-way marker located at the intersection of said Northerly right-of-way line with the Westerly right-of-way line of Metcalf Lane; thence from said point of beginning proceed N. 87°-55’-41” W. along and with the Southwestly line of the herein described parcel and with an existing six foot high chain link fence, 167.45 feet to a steel rod and cap set at the Southwesterly corner of the herein described property; thence N 25°-31’-05” W. and continuing along and with said chain-link fence, a distance of 20.17 feet to a steel rod and cap set on the Westerly line of the herein described parcel of land, thence N 03°03’-47” E. along and with the Westerly line aforesaid and continuing along and with the chain-link fence aforesaid, 471.72 feet to a steel road and cap set, the Northwesterly corner of the subject property; thence S 86°-34’-29” E. along and with the Northerly line of said subject site, 171.66 feet to a steel rod and cap set, the Northeasterly corner of said site; thence S 02°-25’-25” W. along and with an existing six foot high chain-link fence, 485.48 feet to the point of beginning.

Together with a non-exclusive 40 foot wide easement for ingress and egress set forth in Agreement by and among Inez Johnson, Wayne Simpson and Players Bluegrass Downs, Inc. dated December 16, 1999 recorded Deed Book 929, Page 367, and as shown on as shown on Waiver of Subdivision, Plat of Survey for Harrah’s Entertainment recorded on January 11, 2000 in Plat Section L, Page 404, both in the Office aforesaid.

Being the same property leased to Wayne Simpson and Gloria Simpson from Inez Johnson, by unrecorded lease dated July 31, 1987, and assigned to Players Bluegrass Downs, Inc., by Assignment of Lease dated June 13, 1994, of record in Deed Book 805, Page 423, in the office aforesaid, and as amended by Agreement between Inez Johnson, Wayne Simpson and Gloria Simpson, husband and wife, and Players Bluegrass Downs, Inc., dated December 16, 1999, recorded in Deed Book 929, Page 343, all in the office aforesaid.

GRAND BILOXI – TIDELANDS LEASE

Tidelands Parcel 1:

A parcel of land (submerged lands and tidelands) located in Claim Section 34, Township 7 South, Range 9 West, City of Biloxi, Second Judicial District of Harrison County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the intersection of the east margin (right-of-way) of Oak Street with the south margin (right-of-way) of U.S. Highway 90, also known as Beach Boulevard, said point having the following State Plane Coordinates, N.A.D. 1983, Mississippi East Zone in feet, North 324439.35 and East 973456.36; said point also being the northwest corner of that certain tract of land described by a Boundary Agreement and being recorded in Warranty Deed Book 338, Pages 283-290; thence South 00 degrees 24 minutes 55 seconds East 350.00 feet along said east margin (right-of-way) of Oak Street to the Point of Beginning, said point also being located at the southwest corner of a certain tract of land per the aforesaid Boundary Agreement; thence southeasterly along the southerly line of the aforesaid Boundary Agreement the following twelve courses, South 60 degrees 02 minutes 16 seconds East 20.04 feet, South 81 degrees 37 minutes 19 seconds East 11.55 feet, South 58 degrees 56 minutes 29 seconds East 18.04 feet, South 73 degrees 16 minutes 20 seconds East 25.87 feet, South 66 degrees 03 minutes 59 seconds East 65.07 feet, South 41 degrees 27 minutes 45 seconds East 12.31 feet, South 66 degrees 12 minutes 50 seconds East 18.62 feet, South 77 degrees 21 minutes 47 seconds East 19.55 feet, South 64 degrees 14 minutes 00 seconds East 35.62 feet, South 64 degrees 36 minutes 48 seconds East 33.61 feet, South 73 degrees 01 minutes 45 seconds East 9.53 feet, South 64 degrees 30 minutes 28 seconds East 13.99 feet; thence South 88 degrees 36 minutes 20 seconds West 256.14 feet to a point on the southerly projection of the east margin (right-of-way) of Oak Street; thence North 00 degrees 24 minutes 55 seconds West 120.78 feet along said southerly projection of the east margin (right-of-way) of Oak Street to the said Point of Beginning. Said parcel of land (submerged lands and tidelands) contains 15,525 square feet or 0.356 acres, more or less.

Tidelands Parcel 2:

A certain parcel of land (submerged lands and tidelands) located in Claim Section 34,

Township 7 South, Range 9 West, City of Biloxi, Second Judicial District of Harrison County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the intersection of the east margin (right-of-way) of

Oak Street with the south margin (right-of-way) of U.S. Highway 90, also known as Beach Boulevard, said point having the following State Plane Coordinates, N.A.D. 1983, Mississippi East Zone in feet, North 324439.35 and East 973456.36; said point also being the northwest corner of that certain tract of land described by a Boundary Agreement and being recorded in Warranty Deed Book 338, Pages 283-290; thence easterly along said south margin (right-of- way) of U.S. Highway 90 the following three courses, South 89 degrees 28 minutes 50 seconds East 230.94 feet, North 88 degrees 36 minutes 20 seconds East 605.66 feet, North 88 degrees 55 minutes 15 seconds East 181.31 feet to the northeast corner of that certain tract of land per the aforesaid Boundary Agreement; thence South 00 degrees 11 minutes 55 seconds East 427.16 feet to the Point of Beginning, said point also being located at the most southeasterly corner of that certain tract of land per the aforesaid Boundary Agreement; thence continue South 00 degrees 11 minutes 55 seconds East 34.95 feet; thence South 88 degrees 36 minutes 20 seconds West 200.00 feet to a point located on the line of that certain tract of land per the aforesaid Boundary Agreement; thence along the line of that certain tract of land per the aforesaid Boundary agreement the following twenty two courses, North 01 degrees 23 minutes 40 seconds West 26.00 feet, South 88 degrees 36 minutes 20 seconds West 4.98 feet, North 01 degrees 23 minutes 40 seconds West 23.20 feet, South 60 degrees 12 minutes 52 seconds East 18.40 feet; thence South 64 degrees 25 minutes 17 seconds East 17.16 feet. South 53 degrees 31 minutes 41 seconds East 6.34 feet, South 61 degrees 44 minutes 07 seconds East 12.64 feet, South 58 degrees 19 minutes 04 seconds East 10.95 feet, South 72 degrees 15 minutes 59 seconds East 7.21 feet, North 87 degrees 19 minutes 59 seconds East 6.26 feet, North 69 degrees 43 minutes 30 seconds East 5.58 feet, North 55 degrees 09 minutes 10 seconds East 28.03 feet, North 51 degrees 12 minutes 32 seconds East 20.66 feet, North 64 degrees 38 minutes 59 seconds East 9.51 feet, North 69 degrees 37 minutes 40 seconds East 21.27 feet, North 68 degrees 12 minutes 05 seconds East 7.38 feet, North 84 degrees 51 minutes 18 seconds East 9.84 feet, South 86 degrees 12 minutes 06 seconds East 5.33 feet, South 78 degrees 09 minutes 28 seconds East 5.62 feet, South 79 degrees 24 minutes 04 seconds East 13.16 feet, South 68 degrees 06 minutes 53 seconds East 13.84 feet, South 38 degrees 38 minutes 16 seconds East 15.61 feet to the Point of Beginning. Said parcel of land (submerged land and tidelands) contains 7,797 square feet or 0.179 acres, more or less.

GRAND BILOXI – GROUND LEASE

Parcel 30 (Tax Parcel Nos. 1410I-02-032.000; 1410I-02-032.001-Vacated street; 1510L-02-136.000; 1510M-01-025.000; 1510M-01-025.003; and 1410P-01-004.000-leased portion for theatre)

That certain real property situated in Blocks 1 and 2, Summerville Addition, and other lands lying south of U.S. Highway 90, City of Biloxi, Second Judicial District of Harrison County, Mississippi, being described more in particular as follows, to-wit:

Beginning at an iron pipe marking the Southwest corner of the intersection of U.S. Highway 90 and Pine Street if said were extended Southward and run S 00º11’55” E a distance of 397.19 feet along said West margin to an iron pin set at the apparent mean high water line of the Mississippi Sound, thence run Westerly along the meanderings of said apparent mean high water line to a point on a timber bulkhead that lies S 83º23’05” W a distance of 283.50 feet from the last mentioned point, thence run S 03º04’55” E along said timber bulkhead a distance of 150.00 feet to a point, thence follow the meanderings of the apparent mean high water line Southwesterly to a point on a timber bulkhead that lies S 64º48’05” W a distance of 89.10 feet from the last mentioned point, thence run S 03º16’05” W along said bulkhead a distance of 133.30 feet to a point on a pier, thence run S 87º19’05” W along said pier a distance of 78.30 Feet to a point, thence run N 02º51’05” E along the same pier a distance of 262.80 feet to a point, thence N 89º07’55” W along the same pier a distance of 336.70 feet, thence run Northwesterly along the apparent mean high water line to a point on the East margin of Oak Street that lies N 64º29’40” W a distance of 280.27 feet from the last mentioned point, thence run N 00º24’55” W along said East margin a distance of 350.00 feet to an iron pipe in concrete on the South margin of U.S. Highway 90, thence follow said South margin S 89º28’50” E a distance of 230.94 feet to an iron pin, thence continue along said South margin N 88º36’20” E a distance of 605.66 feet to a concrete right-of-way monument, thence continue along said South margin N 88º55’15” E a distance of 181.31 feet to the point of beginning, together with all riparian or other rights thereunto appertaining. (Tax Parcel Nos. 1410P-01- 004.000, 1510M-01-025.000, & 1510M-01-025.003).

Physical address: 285 Beach Blvd, Biloxi, MS 39533

AND

All of Lots 1 through 10 inclusive, Block 2, Summerville Addition, City of Biloxi, Second Judicial District of Harrison County, Mississippi, being described more in particular as follows, to-wit:

Beginning at an iron pipe marking the Northwest corner of said Block 2, Summerville Addition, and run N 89º45’15” E along the South margin of First Street a distance of 480.00 feet to an iron pin marking the Northeast corner of said Block 2; thence run S 00º11’55” E along the West margin of Pine Street a distance of 365.29 feet to a point on the North margin of the North Service Drive of U. S. Highway 90; thence run S 89º23’18” W along said North margin a distance of 480.57 feet to the East margin of Maple Street; thence run N 00º06’40” W along the East margin of Maple Street a distance of 368.36 feet to the point of beginning. (Tax Parcel No. 1510L-02-136.000) AND

All of Lots 3-8 inclusive, Block 1, Summerville Addition, plus the East 20 feet of Lot 2 and the East 10 feet of Lot 9, Block 1, Summerville Addition, City of Biloxi, Second Judicial District, Harrison County, Mississippi, being described more in particular as follows, to-wit:

Beginning at an iron pipe marking the Northeast corner of said Block 1 and run South 00°03’09” East along the West margin of Maple Street a distance of 366.93 feet to a point on the North margin or the North Service Drive of U.S. Highway 90; thence run Southwesterly along said North margin to a point that lies South 89°06’54” West a distance of 340.17 feet from the last mentioned point; thence run North 00°06’31” East a distance of 171.02 feet to a point; thence run North 89°49’51” East a distance of 169.68 feet to a point; thence run North 00°03’40” West a distance of 199.93 feet to the South margin of First Street; thence run North 89°45’15” East along said South margin of First Street a distance of 170.00 feet to the point of beginning. (Tax Parcel No. 1410I-02- 032.000)

Physical address: Beach Blvd, Biloxi, MS

AND All that part of vacated and abandoned Maple Street lying North of the South right-of-way line of U.S. Highway 90 and South of the South line of First Street being that portion of maple street vacated pursuant to Resolution No. 601-96 of the City of Biloxi, located in Section 34, Township 7 South, Range 9 West, City of Biloxi, Second Judicial District of Harrison County, Mississippi. Also known as (Tax Parcel No. 1410I-02-032.001)

Note: Parcel No. 1510M-01-025.002 is no longer a tax parcel

HARRAH’S AIRPLANE HANGAR

That potion of the North Half (N  1⁄2) of Section 28, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:

Commencing at the Center Quarter Corner (C  1⁄4) of Section 28, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada; thence North 00°37’41” West, along the East line of the Northwest Quarter (NW  1⁄4) of said Section 28, 14.05 feet to the point of beginning.

Thence North 89°21’35” West, departing said point of beginning 102.28 feet; thence North 00°38’25” East, 215.00 feet; thence South 89°21’35” East, 450.66 feet, to the beginning of a tangent curve concave southwesterly having a radius of 25.00 feet and a central angle of 114°00’00”; thence along the arc of said curve to the right, a distance of 49.76 feet to a point of tangency; thence South 24°40’16” West, 202.36 feet; thence North 89°21’35” West, 176.08 feet; thence North 00°38’25” East, 5.00 feet; thence North 89°21’35” West, 112.72 feet to the point of beginning.

Said legal description attached to that certain Second Amendment to Imperial Palace Lease Agreement dated October 7, 2003

HARRAH’S COUNCIL BLUFFS

Part of accretions to Government Lots 1, 2, 3 and 4, together with riparian rights in Section 33, part of said accretions are located in part of the protraction of Section 32, (according to the Plat of the Original Government Survey, said Section 32 did not exist), Township 75 North, Range 44 West of the 5th Principal Meridian, Pottawattamie County, Council Bluffs, Iowa, more particularly described as follows:

Commencing at the Southwest corner of the Northwest Quarter of the Northwest Quarter of said Section 33; thence North 0 degrees 24 minutes 40 seconds West along the West line of said Northwest Quarter of the Northwest Quarter, a distance of 291.10 feet to a point 240.00 feet normally distant Southerly from the centerline of the Aksarben Bridge as formerly established; thence South 79 degrees 56 minutes 00 seconds West and parallel with the centerline of said Aksarben Bridge as formerly established, a distance of 64.21 feet to a point on the Westerly right-of-way line of the Council Bluffs Missouri River levee and Point of Beginning; thence Southerly along the Westerly right-of-way line of said Council Bluffs Missouri River levee with the following courses: South 18 degrees 02 minutes 16 seconds West, 249.43 feet; thence South 17 degrees 23 minutes 41 seconds West, 236.29 feet; thence South 11 degrees 50 minutes 08 seconds East, 296.56 feet; thence South 23 degrees 33 minutes 45 seconds East, 585.38 feet; thence South 27 degrees 10 minutes 18 seconds East, 1068.68 feet; thence South 17 degrees 04 minutes 16 seconds East, 289.85 feet; thence South 16 degrees 39 minutes 05 seconds East, 523.36 feet; thence South 36 degrees 23 minutes 31 seconds East, 32.65 feet to a point on the Northerly right-of-way line of the Union Pacific Railroad Company, said point being 150.00 feet distant North from the centerline of said Union Pacific Railroad Company measured at right angles thereto; thence leaving the Westerly right-of-way line of said Council Bluffs Missouri River levee South 88 degrees 50 minutes 40 seconds West along the Northerly right-of-way line of said Union Pacific Railroad Company and parallel with said centerline, a distance of 377.39 feet to the top of bank of the Missouri River; thence Northerly along said top of bank with the following courses: North 20 degrees 33 minutes 51 seconds West, 209.65 feet; thence North 1 degree 53 minutes 51 seconds West, 141.85 feet; thence North 21 degrees 26 minutes 59 seconds West, 70.05 feet; thence North 48 degrees 45 minutes 58 seconds West, 53.20 feet; thence North 22 degrees 07 minutes 51 seconds West, 200.15 feet; thence North 27 degrees 37 minutes 58 seconds West, 119.29 feet; thence North 34 degrees 14 minutes 25 seconds West, 70.52 feet; thence North 15 degrees 29 minutes 39 seconds West, 110.90 feet; thence North 25 degrees 39 minutes 20 seconds West, 334.98 feet; thence North 5 degrees 52 minutes 48 seconds West, 93.47 feet; thence North 7 degrees 30 minutes 55 seconds East, 62.78 feet; thence North 8 degrees 06 minutes 51 seconds West, 87.65 feet; thence North 34 degrees 10 minutes 59 seconds West, 100.89 feet; thence North 16 degrees 18 minutes 02 seconds West, 275.25 feet; thence North 32 degrees 43 minutes 12 seconds West, 154.20 feet; thence North 18 degrees 33 minutes 34 seconds West, 220.22 feet; thence North 8 degrees 07 minutes 54 seconds East, 76.37 feet; thence North 11 degrees 46 minutes 28 seconds West, 55.22 feet; thence North 22 degrees 29 minutes 02 seconds West, 90.48 feet; thence North 13 degrees 57 minutes 21 seconds West, 78.61 feet; thence North 21 degrees 55 minutes 58 seconds West, 510.98 feet; thence North 2 degrees 16 minutes 52 seconds East, 72.13 feet to a point 240.00 feet normally distant Southerly from the centerline of said Aksarben Bridge as formerly established; thence leaving said top of bank North 79 degrees 56 minutes 00 seconds East and parallel with the centerline of Aksarben Bridge as formerly established, a distance of 528.21 feet to the Point of Beginning. The Westerly line of said parcel, being the top of bank of the Missouri River, is subject to change due to natural causes and may not represent the actual location of the limit of title, pursuant to Management Agreement dated August 8, 1994, recorded September 9, 1994 in Book 95, Page 6368 and Sublease Agreement dated March 1, 1995, recorded March 10, 1995 in Book 95, Page 21438;

EXCEPT river front roadway as described in Quit Claim Deed at Book 2011, Page 5606 and as shown in Acquisition Plat recorded in Book 2011, Page 5607 and described as follows: A parcel of land being a portion of accretions to Government Lots 1, 2, and 3 in Section 33, Township 75 North, Range 44 West of the 5th Principle Meridian, Council Bluffs, Pottawattamie County, Iowa, being more fully described as follows: Commencing at the Northwest corner of said Section 33; thence along the West line of said Section 33, South 01 degrees 35 minutes 39 seconds West, 1034.31 feet; thence South 81 degrees 54 minutes 47 seconds West, 347.63 feet to the true point of beginning, said point being on a non-tangent curve, concave Easterly, to which point a radial line bears South 86 degrees 32 minutes 43 seconds West, 456.50 feet; thence Southerly along said curve, through a central angle of 25 degrees 46 minutes 30 seconds, 205.36 feet to the beginning of a reverse curve concave Westerly, having a radius of 543.50 feet; thence Southerly along said reverse curve, through a central angle of 22 degrees 45 minutes 28 seconds, 215.88 feet to a point on the Westerly right-of-way line of the Council Bluffs Missouri River Levee; thence along said Westerly right-of-way line the following five (5) courses: 1) South 19 degrees 22 minutes 23 seconds West, 18.95 feet; 2) South 09 degrees 51 minutes 26 seconds East, 296.56 feet; 3) South 21 degrees 35 minutes 03 seconds East, 585.38 feet; 4) South 25 degrees 11 minutes 36 seconds East, 1068.68 feet; 5) South 15 degrees 05 minutes 34 seconds

East, 44.04 feet to a point on a non-tangent curve, concave Northeasterly, to which point a radial line bears South 29 degrees 29 minutes 49 seconds West, 183.00 feet; thence Northwesterly along said curve, through a central angle of 35 degrees 24 minutes 31 seconds, 113.09 feet; thence North 25 degrees 05 minutes 40 seconds West, 1560.17 feet to the beginning of a curve, concave Easterly, having a radius of 482.50 feet; thence Northerly along said curve, through a central angle of 19 degrees 09 minutes 21 seconds, 161.32 feet; hence North 05 degrees 56 minutes 19 seconds West, 202.85 feet to the beginning of a curve, concave Westerly, having a radius of 467.50 feet; thence Northerly along said curve, through a central angle of 23 degrees 17 minutes 28 seconds, 190.04 feet to the beginning of a reverse curve concave Easterly, having a radius of 532.50 feet; thence Northerly along said curve, through a central angle of 25 degrees 06 minutes 46 seconds, 233.39 feet; thence North 81 degrees 54 minutes 49 seconds East, 76.21 feet to the true point of beginning. Said parcel contains an area of 134,229 square feet (3.081 acres), more or less.

HARRAH’S METROPOLIS

TRACT 6:

THE ESTATE OR INTEREST IN THE LAND DESCRIBED BELOW AND COVERED HEREIN IS: THE LEASEHOLD ESTATE, CREATED BY THE INSTRUMENT HEREIN REFERRED TO AS THE LEASE (FIRST LANDING LEASE), EXECUTED BY CITY OF METROPOLIS, AS LESSOR, AND P.C.I., INC., AS LESSEE, DATED DECEMBER 10, 1990 (LEASE DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED MAY 26, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED JULY 13, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT AND ASSIGNMENT OF LEASE, DATED AUGUST 25, 1995, FILED AUGUST 31, 1995, IN BOOK 399 PAGE 10, IN WHICH P.C.I., INC. ASSIGNS ALL RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE LEASE TO SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC., AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 26, 2001, FILED APRIL 11, 2001, IN BOOK 568 PAGE 69, AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 9, 2004, FILED JULY 9, 2004, IN BOOK 708 PAGE 79, AND AMENDMENT TO LEASE AGREEMENT, DATED SEPTEMBER 13, 2004, FILED OCTOBER 19, 2004, IN BOOK 719 PAGE 180, WHICH LEASE DEMISES THE FOLLOWING DESCRIBED LAND FOR A TERM OF YEARS BEGINNING JANUARY 1, 1992, AND ENDING DECEMBER 31, 2019:

ALL OF THAT PROPERTY LOCATED IN THE FRACTIONAL SECTION 11 AND SECTION 2, TOWNSHIP 16 SOUTH, RANGE 4 EAST OF THE THIRD PRINCIPAL MERIDIAN AND IN THE CITY OF METROPOLIS, MASSAC COUNTY, STATE OF ILLINOIS, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT IN THE EAST LINE OF METROPOLIS STREET, EXTENDED, AT THE POINT WHERE IT INTERSECTS THE LOW WATER MARK OF THE OHIO RIVER, THENCE WESTERLY ALONG THE LOW WATER MARK OF THE OHIO RIVER TO THE POINT WHERE IT INTERSECTS THE WEST LINE OF BROADWAY STREET, EXTENDED TO THE POINT WHERE IT INTERSECTS THE LOW WATER MARK OF THE OHIO RIVER; THENCE

NORTHERLY ALONG THE WEST LINE OF BROADWAY STREET, EXTENDED, TO THE SOUTH LINE OF FRONT STREET; THENCE EASTERLY ALONG THE SOUTH LINE OF SAID FRONT STREET TO THE EAST LINE OF METROPOLIS STREET, EXTENDED, TO THE POINT WHERE IT INTERSECTS WITH THE EAST LINE OF METROPOLIS STREET; THENCE SOUTHERLY ALONG THE EAST LINE OF METROPOLIS STREET, EXTENDED, TO THE POINT WHERE IT INTERSECTS THE LOW WATER MARK OF THE OHIO RIVER, TO THE POINT OF BEGINNING.

TOGETHER WITH THAT PROPERTY BEING THE BED AND BOTTOM OF THE OHIO RIVER IMMEDIATELY ADJACENT TO THE UPLANDS LOCATED IN THE CITY OF METROPOLIS, MASSAC COUNTY, STATE OF ILLINOIS, DESCRIBED AS FOLLOWS: BEGINNING AT THE POINT IN THE EAST LINE OF METROPOLIS STREET, EXTENDED, AT THE POINT WHERE IT INTERSECTS THE LOW WATER MARK OF THE OHIO RIVER; THENCE SOUTHERLY ALONG THE EAST LINE OF METROPOLIS STREET TO THE POINT IN THE OHIO RIVER WHERE IT INTERSECTS THE ILLINOIS/KENTUCKY STATE LINE; THENCE WESTERLY ALONG THE ILLINOIS/KENTUCKY STATE LINE TO THE POINT WHERE IT INTERSECTS THE WEST LINE OF BROADWAY STREET, EXTENDED, AT THE POINT WHERE IT INTERSECTS THE ILLINOIS/KENTUCKY STATE LINE; THENCE NORTHERLY ALONG THE WEST LINE OF BROADWAY STREET TO THE POINT IN THE WEST LINE OF BROADWAY STREET, EXTENDED, AT THE POINT WHERE IT INTERSECTS THE LOW WATER MARK OF THE OHIO RIVER; THENCE EASTERLY ALONG THE LOW WATER MARK OF THE OHIO RIVER, TO THE POINT OF BEGINNING.

ALSO BEING FURTHER DESCRIBED AS:

A PARCEL OF LAND LOCATED IN FRACTIONAL SECTIONS 2 AND 11, TOWNSHIP 16 SOUTH RANGE 4 EAST OF THE THIRD PRINCIPAL MERIDIAN, SITUATED IN THE CITY OF METROPOLIS, MASSAC COUNTY, ILLINOIS, AS SHOWN ON PLAT RECORDED IN DEED BOOK N, PAGE 375, IN THE MASSAC COUNTY CLERK’S OFFICE, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT LOCATED AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF METROPOLIS STREET EXTENDED AND THE PROPOSED SOUTH LINE OF FRONT STREET, SAID POINT BEING 55 FEET FROM THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF METROPOLIS STREET AND THE NORTH RIGHT OF WAY LINE OF FRONT STREET; THENCE ALONG THE EAST LINE OF METROPOLIS STREET EXTENDED SOUTH 34 DEGREES 47 MINUTES 46 SECONDS WEST, 559.55 FEET TO THE STATE LINE DIVIDING ILLINOIS AND KENTUCKY, SAID STATE LINE BASED UPON U.S. SUPREME COURT CASE “ILLINOIS V. KENTUCKY, NO. 106 ORIGINAL” WITH FINAL DECREE ENTERED ON DECEMBER 2, 1994; THENCE ALONG SAID STATE LINE THE FOLLOWING 30 CALLS: NORTH 62 DEGREES 15 MINUTES 33 SECONDS WEST, 29.38 FEET; NORTH 59 DEGREES 03 MINUTES 18 SECONDS WEST, 78.88 FEET; NORTH 66 DEGREES 32 MINUTES 08 SECONDS WEST, 33.40 FEET; NORTH 56 DEGREES 02 MINUTES 07 SECONDS WEST, 69.41 FEET; NORTH 51 DEGREES 31 MINUTES 59 SECONDS WEST, 65.88 FEET; NORTH 54

DEGREES 59 MINUTES 52 SECONDS WEST, 77.88 FEET; NORTH 56 DEGREES 01 MINUTES 50 SECONDS WEST, 34.70 FEET; NORTH 55 DEGREES 49 MINUTES 17 SECONDS WEST, 62.14 FEET; NORTH 55 DEGREES 05 MINUTES 08 SECONDS WEST, 67.76 FEET; NORTH 53 DEGREES 27 MINUTES 45 SECONDS WEST, 58.96 FEET; NORTH 56 DEGREES 01 MINUTES 56 SECONDS WEST, 104.13 FEET; NORTH 62 DEGREES 01 MINUTES 40 SECONDS WEST, 69.57 FEET; NORTH 70 DEGREES 19 MINUTES 24 SECONDS WEST, 38.97 FEET; NORTH 48 DEGREES 25 MINUTES 01 SECONDS WEST, 44.25 FEET; NORTH 62 DEGREES 30 MINUTES 34 SECONDS WEST, 62.30 FEET; NORTH 57 DEGREES 52 MINUTES 50 SECONDS WEST, 65.47 FEET; NORTH 46 DEGREES 34 MINUTES 06 SECONDS WEST, 68.47 FEET; NORTH 45 DEGREES 47 MINUTES 17 SECONDS WEST, 54.49 FEET; NORTH 53 DEGREES 41 MINUTES 19 SECONDS WEST, 66.89 FEET; NORTH 64 DEGREES 12 MINUTES 40 SECONDS WEST, 47.88 FEET; NORTH 57 DEGREES 26 MINUTES 17 SECONDS WEST, 104.53 FEET; NORTH 58 DEGREES 32 MINUTES 43 SECONDS WEST, 139.93 FEET; NORTH 48 DEGREES 32 MINUTES 35 SECONDS WEST, 120.37 FEET;NORTH 51 DEGREES 34 MINUTES 37 SECONDS WEST, 59.33 FEET; NORTH 50 DEGREES 23 MINUTES 14 SECONDS WEST, 31.18 FEET; NORTH 48 DEGREES 32 MINUTES 11 SECONDS WEST, 60.18 FEET; NORTH 43 DEGREES 45 MINUTES 32 SECONDS WEST, 63.33 FEET; NORTH 52 DEGREES 27 MINUTES 33 SECONDS WEST, 60.46 FEET; NORTH 48 DEGREES 43 MINUTES 04 SECONDS WEST, 28.03 FEET; NORTH 55 DEGREES 33 MINUTES 40 SECONDS WEST, 21.14 FEET TO A POINT ON THE WEST LINE OF BROADWAY STREET EXTENDED; THENCE LEAVING SAID STATE LINE AND ALONG THE WEST LINE OF BROADWAY STREET EXTENDED, NORTH 34 DEGREES 47 MINUTES 46 SECONDS EAST 275.84 FEET TO A HALF INCH REBAR WITH PLASTIC CAP SET; THENCE CONTINUING ALONG SAID WEST LINE OF BROADWAY STREET EXTENDED, NORTH 34 DEGREES 47 MINUTES 46 SECONDS EAST, 273.56 FEET TO A HALF INCH REBAR WITH PLASTIC CAP SET ON THE PROPOSED SOUTH LINE OF FRONT STREET, SAID REBAR LOCATED 55 FEET FROM THE INTERSECTION OF THE WEST RIGHT OF WAY LINE OF BROADWAY STREET AND THE NORTH RIGHT OF WAY LINE OF FRONT STREET; THENCE ALONG THE PROPOSED SOUTH LINE OF FRONT STREET, SOUTH 55 DEGREES 12 MINUTES 14 SECONDS EAST, 1879.91 FEET TO THE POINT OF BEGINNING.

TRACT 7:

THE ESTATE OR INTEREST IN THE LAND DESCRIBED BELOW AND COVERED HEREIN IS: THE LEASEHOLD ESTATE (SAID LEASEHOLD ESTATE BEING DEFINED AS THE RIGHT OF POSSESSION GRANTED IN THE LEASE FOR THE LEASE TERM), CREATED BY THE INSTRUMENT HEREIN REFERRED TO AS THE LEASE (SECOND LANDING LEASE), EXECUTED BY CITY OF METROPOLIS, AS LESSOR, AND SOUTHERN ILLINOIS RIVERBOAT CASINO CRUISES, INC., AS LESSEE, DATED OCTOBER 1, 2015 FOR A PERIOD OF TEN (10) YEARS WITH TWO (2) OPTIONS TO RENEW FOR A PERIOD OF FIVE (5) YEARS EACH AND APPROVED BY ORDINANCE 2015-17 ON SEPTEMBER 14, 2015 BY THE CITY OF METROPOLIS FILED SEPTEMBER

18, 2017 IN BOOK 879, PAGES 952-971 IN THE MASSAC COUNTY RECORDER’S OFFICE WHICH LEASE DEMISES THE FOLLOWING DESCRIBED LAND:

ALL OF THAT PROPERTY LOCATED IN THE FRACTIONAL SECTION 11, TOWNSHIP 16 SOUTH, RANGE 4 EAST OF THE THIRD PRINCIPAL MERIDIAN AND IN THE CITY OF METROPOLIS, MASSAC COUNTY, STATE OF ILLINOIS, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT IN THE EAST LINE OF METROPOLIS STREET, EXTENDED, AT THE POINT WHERE IT INTERSECTS THE MODERN LOW WATER MARK OF THE OHIO RIVER; THENCE EASTERLY ALONG THE SAID LOW WATER MARK OF THE OHIO RIVER TO THE POINT WHERE IT INTERSECTS THE EAST LINE OF GIRARD STREET, EXTENDED, TO THE POINT WHERE IT INTERSECTS THE SAID MODERN LOW WATER MARK ON THE OHIO RIVER; THENCE NORTHERLY ALONG THE EAST LINE OF GIRARD STREET, EXTENDED, TO THE SOUTH R.O.W. LINE OF FRONT STREET; THENCE WESTERLY ALONG THE SOUTH R.O.W. LINE OF SAID FRONT STREET TO THE EAST LINE OF METROPOLIS STREET AT THE POINT WHERE IT INTERSECTS WITH THE EAST LINE OF METROPOLIS STREET; THENCE SOUTHERLY ALONG THE EAST LINE OF METROPOLIS STREET, EXTENDED, TO THE POINT WHERE IT INTERSECTS THE MODERN LOW WATER MARK OF THE OHIO RIVER, BEING THE POINT OF BEGINNING.

TRACT 8:

THE ESTATE OR INTEREST IN THE LAND DESCRIBED BELOW AND COVERED HEREIN IS THE LEASEHOLD ESTATE, CREATED BY THE INSTRUMENT HEREIN REFERRED TO AS THE LEASE (FIRST LANDING LEASE), EXECUTED BY CITY OF METROPOLIS, AS LESSOR, AND P.C.I., INC., AS LESSEE, DATED DECEMBER 10, 1990 (LEASE DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED MAY 26, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED JULY 13, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT AND ASSIGNMENT OF LEASE, DATED AUGUST 25, 1995, FILED AUGUST 31, 1995, IN BOOK 399 PAGE 10, IN WHICH P.C.I., INC. ASSIGNS ALL RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE LEASE TO SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC., AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 26, 2001, FILED APRIL 11, 2001, IN BOOK 568 PAGE 69, AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 9, 2004, FILED JULY 9, 2004, IN BOOK 708 PAGE 79, AND AMENDMENT TO LEASE AGREEMENT, DATED SEPTEMBER 13, 2004, FILED OCTOBER 19, 2004, IN BOOK 719 PAGE 180, WHICH LEASE DEMISES THE FOLLOWING DESCRIBED LAND FOR A TERM OF YEARS BEGINNING JANUARY 1, 1992, AND ENDING DECEMBER 31, 2019:

LOTS 28 AND 466 IN BLOCK NO. 4, OF THE ORIGINAL PLAT OF THE CITY OF METROPOLIS, ILLINOIS.

TRACT 9:

THE ESTATE OR INTEREST IN THE LAND DESCRIBED BELOW AND COVERED HEREIN IS: THE LEASEHOLD ESTATE, CREATED BY THE INSTRUMENT HEREIN

REFERRED TO AS THE LEASE (FIRST LANDING LEASE), EXECUTED BY CITY OF METROPOLIS, AS LESSOR, AND P.C.I., INC., AS LESSEE, DATED DECEMBER 10, 1990 (LEASE DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED MAY 26, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED JULY 13, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT AND ASSIGNMENT OF LEASE, DATED AUGUST 25, 1995, FILED AUGUST 31, 1995, IN BOOK 399 PAGE 10, IN WHICH P.C.I., INC. ASSIGNS ALL RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE LEASE TO SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC., AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 26, 2001, FILED APRIL 11, 2001, IN BOOK 568 PAGE 69, AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 9, 2004, FILED JULY 9, 2004, IN BOOK 708 PAGE 79, AND AMENDMENT TO LEASE AGREEMENT, DATED SEPTEMBER 13, 2004, FILED OCTOBER 19, 2004, IN BOOK 719 PAGE 180, WHICH LEASE DEMISES THE FOLLOWING DESCRIBED LAND FOR A TERM OF YEARS BEGINNING JANUARY 1, 1992, AND ENDING DECEMBER 31, 2019:

A PARCEL OF LAND LOCATED IN FRACTIONAL SECTION 2 OF TOWNSHIP 16 SOUTH, RANGE 4 EAST OF THE THIRD PRINCIPAL MERIDIAN IN THE CITY OF METROPOLIS, MASSAC COUNTY, ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A ONE-HALF INCH DIAMETER REBAR AND PLASTIC CAP SET WHERE THE NORTHEASTERLY RIGHT OF WAY LINE OF FRONT STREET INTERSECTS THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF MARKET STREET, SAID POINT BEING THE WESTERLY MOST CORNER OF THE AFORESAID BLOCK 4, THENCE FROM SAID POINT OF BEGINNING PROCEED SOUTH 55 DEGREES 12 MINUTES 14 SECONDS EAST WITH THE NORTHEASTERLY RIGHT OF WAY LINE OF FRONT STREET 359.98 FEET TO THE POINT OF INTERSECTION WITH THE NORTHWESTERLY RIGHT OF WAY LINE OF FERRY STREET AT THE SOUTHERLY MOST CORNER OF THE AFORESAID BLOCK 4; THENCE SOUTH 34 DEGREES 47 MINUTES 46 SECONDS WEST WITH A PROJECTION OF SAID NORTHWESTERLY RIGHT OF WAY LINE 55.00 FEET TO THE INTERSECTION WITH THE SOUTHWESTERLY RIGHT OF WAY LINE OF FRONT STREET, SAID SOUTHWESTERLY RIGHT OF WAY LINE BEING REFERRED TO AS “PROPOSED SOUTH LINE OF FRONT STREET” AS CITED IN THE BOUNDARY LOCATION AGREEMENT BETWEEN THE CITY OF METROPOLIS AND SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC. OF RECORD IN VOLUME 535, PAGES 42 THROUGH 46 OF THE MASSAC COUNTY RECORDER’S OFFICE; THENCE NORTH 55 DEGREES 12 MINUTES 14 SECONDS WEST ALONG AND WITH SAID SOUTHWESTERLY LINE 359.98 FEET TO THE INTERSECTION WITH THE SOUTHEASTERLY RIGHT OF WAY LINE OF MARKET STREET IF PROJECTED IN A SOUTHWESTERLY DIRECTION FROM THE WESTERLY MOST CORNER OF THE AFORESAID BLOCK 4; THENCE NORTH 34 DEGREES 47 MINUTES 46 SECONDS EAST ALONG AND WITH SAID PROJECTED LINE 55.00 FEET TO THE POINT OF BEGINNING. A/K/A PORTION OF VACATED FRONT STREET BETWEEN MARKET AND FERRY STREETS;

TRACT 10:

THE ESTATE OR INTEREST IN THE LAND DESCRIBED BELOW AND COVERED HEREIN IS:THE LEASEHOLD ESTATE, CREATED BY THE INSTRUMENT HEREIN REFERRED TO AS THE LEASE (FIRST LANDING LEASE), EXECUTED BY CITY OF METROPOLIS, AS LESSOR, AND P.C.I., INC., AS LESSEE, DATED DECEMBER 10, 1990 (LEASE DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED MAY 26, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT TO LEASE, DATED JULY 13, 1992 (AMENDMENT DOES NOT APPEAR OF RECORD), AND AMENDMENT AND ASSIGNMENT OF LEASE, DATED AUGUST 25, 1995, FILED AUGUST 31, 1995, IN BOOK 399 PAGE 10, IN WHICH P.C.I., INC. ASSIGNS ALL RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE LEASE TO SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC., AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 26, 2001, FILED APRIL 11, 2001, IN BOOK 568 PAGE 69, AND AMENDMENT TO LEASE AGREEMENT, DATED MARCH 9, 2004, FILED JULY 9, 2004, IN BOOK 708 PAGE 79, AND AMENDMENT TO LEASE AGREEMENT, DATED SEPTEMBER 13, 2004, FILED OCTOBER 19, 2004, IN BOOK 719 PAGE 180, WHICH LEASE DEMISES THE FOLLOWING DESCRIBED LAND FOR A TERM OF YEARS BEGINNING JANUARY 1, 1992, AND ENDING DECEMBER 31, 2019:

A PARCEL OF LAND LOCATED IN FRACTIONAL SECTION 2 OF TOWNSHIP 16 SOUTH, RANGE 4 EAST OF THE THIRD PRINCIPAL MERIDIAN IN THE CITY OF METROPOLIS, MASSAC COUNTY, ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A ONE HALF INCH DIAMETER REBAR AND PLASTIC CAP SET WHERE THE SOUTHWESTERLY RIGHT OF WAY LINE OF FIRST STREET INTERSECTS THE SOUTHEASTERLY RIGHT OF WAY LINE OF MARKET STREET, SAID POINT BEING THE NORTHERLY MOST CORNER OF THE AFORESAID BLOCK 4; THENCE FROM SAID POINT OF BEGINNING PROCEED NORTH 34 DEGREES 47 MINUTES 46 SECONDS EAST WITH THE SOUTHEASTERLY RIGHT OF WAY LINE OF MARKET STREET, IF PROJECTED, 70.00 FEET TO THE POINT OF INTERSECTION WITH THE NORTHEASTERLY RIGHT OF WAY LINE OF FIRST STREET AT THE WESTERLY MOST CORNER OF BLOCK 11 AFORESAID; THENCE SOUTH 55 DEGREES 12 MINUTES 14 SECONDS EAST ALONG AND WITH SAID NORTHEASTERLY RIGHT OF WAY LINE, THE SAME BEING THE SOUTHWESTERLY LINE OF SAID BLOCK 11, A DISTANCE OF 359.98 FEET TO THE POINT OF INTERSECTION WITH THE NORTHWESTERLY RIGHT OF WAY LINE OF FERRY STREET AT THE SOUTHERLY MOST CORNER OF SAID BLOCK 11; THENCE SOUTH 34 DEGREES 47 MINUTES 46 SECONDS WEST ALONG AND WITH A PROJECTION OF THE NORTHWESTERLY RIGHT OF WAY LINE OF FERRY STREET, 70.00 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF FIRST STREET AT THE EASTERLY MOST CORNER OF BLOCK 4 AFORESAID; THENCE NORTH 55 DEGREES 12 MINUTES 14 SECONDS WEST ALONG AND WITH SAID RIGHT OF WAY LINE, 359.98 FEET TO THE POINT OF BEGINNING. A/K/A PORTION OF VACATED FIRST STREET BETWEEN MARKET AND FERRY STREETS;

AND

THE ENTIRE SOUTHERLY ONE-HALF OF THE FOLLOWING DESCRIBED REAL PROPERTY:

PORTION OF FRONT STREET RIGHT-OF-WAY BETWEEN FERRY STREET AND METROPOLIS STREET TO BE CLOSED AND VACATED. BEING A PORTION OF THE FRONT STREET RIGHT-OF-WAY LOCATED EAST OF FERRY STREET AND WEST OF METROPOLIS STREET IN THE CITY OF METROPOLIS, MASSAC COUNTY, ILLINOIS, SAID PROPERTY BEING LOCATED IN FRACTIONAL SECTION 11, TOWNSHIP 16 SOUTH, RANGE 4 EAST OF THE THIRD PRINCIPAL MERIDIAN, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A STEEL ROD, ONE-HALF INCH IN DIAMETER, TWENTY-FOUR INCHES LONG WITH A YELLOW PLASTIC CAP STAMPED “FMT ENGRS L.R.L.S. 2651” SET AT THE SOUTHWESTERLY CORNER OF LOT NO. 27, BLOCK NO. 3 OF THE PLAT OF METROPOLIS CITY OF RECORD IN DEED BOOK “N”, PAGES 375 THROUGH 378 OF THE MASSAC COUNTY CLERK’S OFFICE, SAID POINT BEING LOCATED AT THE SOUTHWESTERLY CORNER OF DOROTHY MILLER PARK WHERE THE EASTERLY RIGHT-OF-WAY LINE OF FERRY STREET INTERSECTS THE NORTHERLY RIGHT-OF-WAY LINE OF FRONT STREET; THENCE FROM SAID POINT OF BEGINNING PROCEED S. 55 DEGREES 12’14” E. ALONG AND WITH THE SOUTHERLY LINE OF THE AFORESAID BLOCK NO. 3 AND THE NORTHERLY LINE OF SAID FRONT STREET, 359.97 FEET TO A MAGNETIC NAIL SET NEAR THE BACK OF A CONCRETE WALK AT THE SOUTHEASTERLY CORNER OF SAID DOROTHY MILLER PARK, SAID NAIL BEING LOCATED AT THE SOUTHEASTERLY CORNER OF LOT NO. 19, BLOCK NO. 3 OF THE AFORESAID PLAT OF METROPOLIS CITY AND ON THE WESTERLY RIGHT-OF-WAY LINE OF METROPOLIS STREET; THENCE PROCEED S. 34 DEGREES 47’46” W, ALONG AND WITH THE PROJECTED WESTERLY RIGHT-OF-WAY LINE OF SAID METROPOLIS STREET 55.00 FEET TO A MAGNETIC NAIL WITH A YELLOW PLASTIC CAP STAMPED “FMT ENGRS I.L.R.S. 2651” SET ON THE NORTHERLY LINE OF TRACT 9 AS DESCRIBED IN BOUNDARY LOCATION AGREEMENT BETWEEN THE CITY OF METROPOLIS AND SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC., RECORDED IN VOLUME 535 AT PAGES 41 THROUGH 46 OF RECORDS IN THE MASSAC COUNTY CLERK’S OFFICE, SAID MARKER ALSO BEING LOCATED ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID FRONT STREET; THENCE PROCEED N. 55 DEGREES 12’14” W. ALONG AND WITH SAID RIGHT-OF-WAY LINE AND THE LINE OF SAID TRACT 9, A DISTANCE OF 359.97 FEET TO A MAGNETIC NAIL WITH A YELLOW PLASTIC CAP AS HERETOFORE DESCRIBED SET AT THE INTERSECTION WITH THE PROJECTED EASTERLY RIGHT-OF-WAY LINE OF THE AFORESAID FERRY STREET; THENCE PROCEED N. 34 DEGREES 47’46” E. ALONG AND WITH SAID PROJECTED LINE, 55.00 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PROPERTY.

HARVEY’S LAKE TAHOE (NEVADA)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF DOUGLAS, STATE OF NEVADA AND IS DESCRIBED AS FOLLOWS:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF DOUGLAS, STATE OF NEVADA AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

A parcel of land located within a portion of Section 27, Township 13 North, Range 10 East, MDB&M, Douglas County, Nevada, being more particularly described as follows:

COMMENCING at a point lying at the intersection of the California-Nevada state line and the Westerly right-of-way line at U.S. Highway 50;

Thence N. 48°42’34” W., 990.12 feet along the California-Nevada state line to the POINT OF BEGINNING;

Thence N. 48°42’34” W., 117.90 feet along the California-Nevada state line;

Thence N. 30°18’30” E., 172.01 feet;

Thence N. 70°15’01” W., 157.23 feet;

Thence N. 29°43’25” W., 86.29 feet;

Thence N. 00°50’44” E., 33.27 feet;

Thence N. 62°26’55” W., 72.14 feet to a point on the Easterly right-of-way line of Stateline Loop Road;

Thence N. 23°57’13” E., 121.09 feet along said Easterly right-of-way line;

Thence along said Easterly right-of-way line 144.33 feet along the arc of a curve to the right having a central angle of

07°04’04” and a radius of 1170.00 feet (chord bears N. 27°29’15” E., 144.24 feet);

Thence S. 62°03’50” E., 1396.61 feet to a point on the Westerly right-of-way line of U.S. Highway 50;

Thence S. 27°57’22” W., 296.01 feet along the Westerly right-of-way of U.S. Highway 50;

Thence N. 62°02’38” W., 289.93 feet;

Thence N. 80°14-14” W., 709.00 feet to the POINT OF BEGINNING

Document No. 434235 is provided pursuant to the requirements of Section 6.NRS 111.312.

PARCEL 2:

A parcel of land located within a portion of Section 27, Township 13 North, Range 18 East, M.D.B.&M., Douglas County, Nevada, being more particularly described us follows:

COMMENCING at a point lying at the intersection of the California-Nevada state line and the Westerly right-of-way line of U.S. Highway 50;

Thence N. 48°42’34” W., 1108.02 feet along the California -Nevada state line to the POINT OF BEGINNING;

Thence N. 48°42’34” W., 306.26 feet along the California-Nevada state line to a point on the Easterly right-or-way line of Stateline Loop Road;

Thence N. 23°57’13” E., 154.41 feet along the Easterly right-of-way line of Stateline Loop Road;

Thence S. 62°26’55” E., 72.14 feet;

Thence S. 00°50’44” W., 33.27 feet;

Thence S. 29°43’25” E., 86.29 feet;

Thence S. 70°15’01” E., 157.23 feet;

Thence S. 30°18’30” W., 172.01 feet to the POINT OF BEGINNING.

Document No. 434233 is provided pursuant to the requirements of Section 6.NRS 111.312.

The above Parcel 1 and 2 is also described as a whole parcel by that certain legal description contained in the Boundary Line Adjustment Grant Bargain, Sale Deed recorded March 8, 2013 as Document No. 819513 as follows:

A parcel of land located within Section 27, Township 13 North, Range 18 East, M.D.B.&M., Douglas County, Nevada, being more particularly described as follows:

BEGINNING at a point being the intersection the Easterly right-of-way line of Lake Parkway and the California-Nevada State Line which bears S. 50°37’18” W., 3759.09 feet from the Northeast corner of said Section 27;

Thence N. 23°59’13” E., along said Easterly right-of-way line, 275.26 feet;

Thence, continuing along said Easterly right-of-way line, 144.26 feet along the arc of a curve to the right having a central angle of 07°03’ 51” and a radius of 1,170.00 feet, (chord bears N. 27°31’09” E., 144.16 feet);

Thence S. 62°01 ‘24” E., 293.17 to a brass cap at the Southwesterly corner of the 20.836 acre Park Cattle Company parcel as shown on the Record of Survey Supporting a Boundary Line Adjustment for Park Cattle Co., Document No. 274260, of the Douglas County Recorder’s office;

Thence S. 62°01’24” E., along the Southwesterly line of said parcel, 1105.54 to the Northwesterly right-of-way line of U.S. Highway 50;

Thence S. 27°59’57” W., along said right-of-way line, 296.01 feet to the Northeasterly corner of the Harvey’s Tahoe Management Company, Inc. parcel as described in the deed, Document No. 723806, of the Douglas County Recorder’s office;

Thence along the Northerly line of said Harvey’s parcel the following four courses;

N. 62°00’03” W., 289.93 feet;

N. 80°11’39” W., 613.21 feet;

S. 48°39’46” E., 11.05 feet;

N. 80°11’39” W., 95.61 feet to a point on the California-Nevada State Line;

Thence N. 48°39’46” W., along said State Line, 12.93 feet to a G.L.O. brass cap State Line monument as shown on said Record of Survey, Document No. 274260;

Thence N. 48°42’34” W., continuing along said State Line, 424.48 feet to the POINT OF BEGINNING.

Said land is also shown on the Record of Survey to Support a Boundary Line Adjustment for Edgewood Companies, F.K.A. Park Cattle Company, according to the map thereof, filed in the office of the County Recorder of Douglas County, State of Nevada on March 8, 2013, in Book 313, Page 1687, as File No. 819512, Official Records.

APN: 1318-27-001-013

Document No. 819513 is provided pursuant to the requirements of Section 6.NRS 111.312.

HARVEY’S LAKE TAHOE (CALIFORNIA)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SOUTH LAKE TAHOE, COUNTY OF EL DORADO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

A parcel of land located within a portion of Section 27, Township 13 North, Range 18 East, M.D.B.&M., El Dorado County, California, being more particularly described as follows:

Commencing at a point lying at the intersection of the California-Nevada State Line and the westerly right of way line of U.S. Highway 50; Thence North 48° 42’ 34” West, 1104.38 feet along the California-Nevada State Line to the point of beginning; thence South 88° 32’ 23” West, 290.89 feet along the Northerly right of way line of Stateline Avenue; thence along the Easterly right of way line of Stateline Loop Road, 37.84 feet along the arc of a curve to the right having a central angle of 108° 24’ 37” and a radius of 20.00 feet (chord bears North 37° 15’ 44” West, 32.44 feet); thence continuing along the Easterly right of way line of Stateline Loop Road, 75.86 feet along the arc of a non-tangent compound curve having a central angle of 07° 00’ 36” and a radius of 620.00 feet (chord bears North 20° 26’ 55” East, 75.81 feet); thence North 23° 57’ 13” East, 125.90 feet to a point on the California-Nevada State Line; thence departing said Easterly right of way line of Stateline Loop Road, South 48° 42’ 34” East, 309.89 feet along the California-Nevada State Line to the point of beginning.

HORSESHOE BOSSIER – WATER BOTTOM

TRACT 3: (APN: N/A)

PROPERTY “Z”

Fee Simple: State of Louisiana, State Land Office

Leasehold: Horseshoe Entertainment

That certain leasehold estate created by the Lease affecting the following described property:

A tract of land located adjacent to Section 29, 30 and 32, Township 18 North, Range 13 West, Bossier City, Bossier Parish, Louisiana, being more fully described as follows:

Commencing at the Southwest corner of Lot 81, of the Corrected Map of East Shreveport Subdivision, as recorded in Book 60, page 17 of the Records of Bossier Parish, Louisiana; run thence along the line which is an extension of the Northerly right of way line of Rush Street South 50°23’52” West a distance of 46.12 feet to a point on the Westerly toe of the Levee; run thence along said toe South 50°18’57” East a distance of 555.42 feet to a point on the Northerly right of way line of the East approach to the Traffic Street Bridge as recorded in Book 35, page 169 of the Records of Bossier Parish, Louisiana; run thence along said Northerly right of way line South 49°05’52” West a distance of 563.81 feet to a point on the Easterly Bank of Red River; run thence along said bank the following courses and distances: North 24°04’48” West a distance of 121.67 feet; North 21°19’14” West a distance of 100.63 feet; North 17°23’06” East a distance of 22.62 feet; thence leaving said bank run South 62°39’42” West a distance of 65.10 feet more or less to the mean low water level of Red River, SAID POINT BEING THE POINT OF BEGINNING of tract herein described:

Continue thence South 62°39’42” West a distance of 163.93 feet into Red River; run thence North 27°49’38” West a distance of 400.00 feet; run thence North 62°39’42” East a distance of 193.18 feet more or less to the mean low water level of the River; run thence with the mean low water level South 27°20’18” East a distance of 370.60 feet more or less and South 13°58’04” West a distance of 39.13 feet more or less to the Point of Beginning of tract, containing 1.75 acres, more or less.

HORSESHOE BOSSIER – BONOMO

TRACT 2: (APN: 124188)

Fee Simple:	Bonomo Investment Company, LLC & except as to the West 30 feet of the East 40 feet of Lot 41 which is vested in Johnny Bonomo, Jr. and Mary Cordaro Bonomo

Leasehold:	Horseshoe Entertainment

Lease affecting Lots 37, 38, 39, and the East 55 feet of Lot 40, and the East 40 feet of Lot 41, Corrected Map of East Shreveport, a subdivision of the City of Bossier City, as per plat recorded in Book 60, page 17 of the Conveyance Records of Bossier Parish, Louisiana.

HORSESHOE HAMMOND – NATIONAL RAILROAD

Parcel 1:

All of that certain premises as demised and depicted on an Exhibit to that Memorandum of Lease by and between National Railroad Passenger Corporation (Landlord) and Horseshoe Hammond, LLC (Tenant) dated                     , 2017, defined as being a 78,805 S.F./1.809 acre leased area and also a leased 25’ non-exclusive roadway, being a portion of that parcel described herein below:

ALL THAT PARCEL of land situate in the City of Hammond, County of Lake and State of Indiana, being part of Section 6, Township 37 North, Range 9 West, of the Second Principal Meridian, bounded and described according to a plan of survey made by Plumb, Tuckett and Hubbard, Inc., Consulting Engineers, dated November 8, 1978, as follows, viz: COMMENCING at the Southwest corner of said Section 6; thence extending North 0 degrees 41 minutes 54 seconds East, along the West line of said Section 6, said West line being coincident with the centerline of Calumet Avenue, 3,406.41 feet to a P.K. nail marking the true point of beginning for the parcel of land being described; EXTENDING from said true point of beginning the following five courses and distances: (1) North 0 degrees 41 minutes 54 seconds East, continuing along said West line of Section 6 and centerline of Calumet Avenue, 168.76 feet to a P.K. nail in the southwesterly line of land now or formerly of Baltimore and Ohio Railroad; thence (2) Southeastwardly, by said last mentioned land, on a curve to the left having a radius of 11,277.44 feet, the chord of which bears South 50 degrees 40 minutes 32 seconds East, for a length of 914.78 feet, the arc distance of 915.03 feet to a point of tangent marked by an iron pin; thence (3) South 53 degrees 00 minutes East, still by the last mentioned land, 328.30 feet to a P.K. nail in the centerline of Lake Avenue; thence (4) South 0 degrees 42 minutes 48 seconds West, along said centerline of Lake Avenue, 220.32 feet to a P.K. nail; thence (5) North 49 degrees 27 minutes 36 seconds West, 1275.61 feet to the place of beginning. CONTAINING 178,997.73 square feet, more or less, or 4.109 acres, more or less.

HORSESHOE HAMMOND – WATERWORKS

PARCEL 4: (1001 Calumet Avenue)

A 32.00 foot-wide strip of land being a part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana, the centerline of which is described as follows:

Commencing at the Southeast corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,091.63 feet along the East line of said Section 1 and along the West line of Section 6, Township 37 North, Range 9 West to a point on a non-tangent curve concave to the northeast, said point being South 38 degrees 59 minutes 01 second West 1,637.02 feet from the radius point of said curve; thence southeasterly 62.23 feet along said curve to its point of tangency, said point of tangency being South 36 degrees 48 minutes 21 seconds West 1,637.02 feet from the radius point of said curve; thence South 53 degrees 11 minutes 39 seconds East 650.47 feet to the point of curvature of a curve to the left, said point of curvature being South 36 degrees 48 minutes 21 seconds West 2,864.79 feet from the radius point of said curve; thence southeasterly 84.09 feet along said curve to its point of tangency, said point of tangency being South 35 degrees 07 minutes 27 seconds West 2,864.79 feet from the radius point of said curve; thence South 54 degrees 52 minutes 33 seconds East 325.80 feet to the point of curvature of a curve to the left, said point of curvature being South 35 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence Southeasterly, Easterly, Northeasterly, Northerly, and Northwesterly 142.07 feet along said curve to its point of tangency being North 67 degrees 07 minutes 27 seconds East 55.00 feet from the radius point of said curve; thence North 22 degrees 52 minutes 33 seconds West 53.74 feet to the point of curvature of a curve to the right, said point of curvature being South 67 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence Northwesterly, Northerly and Northeasterly 56.62 feet along said curve to its point of tangency, said point of tangency being North 53 degrees 53 minutes 40 seconds West 55.00 feet from the radius point of said curve; thence North 36 degrees 06 minutes 20 seconds East 15.67 feet to the POINT OF BEGINNING of this centerline description; thence North 36 degrees 06 minutes 20 seconds East 254.64 feet to the point of curvature of a curve left, said point of curvature being South 53 degrees 53 minutes 40 seconds East 40.00 feet from the radius point of said curve; thence Northeasterly, Northerly, and Northwesterly 63.49 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 09 minutes 56 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 50 minutes 04 seconds West 117.95 feet to the point of curvature of a curve to the right, said point of curvature being South 35 degrees 09 minutes 56 seconds West 40.00 feet from the radius point of said curve; thence Northwesterly, Northerly, and Northeasterly 60.84 feet along said curve to its point of tangency, said point of tangency being North 57 degrees 40 minutes 52 seconds West 40.00 feet from the radius point of said curve; thence North 32 degrees 19 minutes 08 seconds East 330.68 feet to the point of curvature of a curve to the left, said point of curvature being South 57 degrees 40 minutes 52 seconds East 40.00 feet from the radius point of said curve; thence Northeasterly, Northerly and Northwesterly 60.76 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 17 minutes 10 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 42 minutes 50 seconds West 227.88 feet to the terminus of this centerline description.

HORSESHOE HAMMOND – CITY OF HAMMOND, DEPARTMENT OF REDEVELOPMENT

PARCEL 2: (825 Empress Drive)

A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana, being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,209.68 feet along the East line of said Section 1 and along the West line of Section 6, Township 37 North, Range 9 West; thence South 41 degrees 13 minutes 34 seconds East 61.96 feet; thence South 41 degrees 13 minutes 34 seconds East 90.30 feet to the point of curvature of a curve to the left, said point of curvature being South 48 degrees 46 minutes 26 seconds West 2,814.93 feet from the radius point of said curve; thence southeasterly 229.77 feet along said curve to a point being South 44 degrees 05 minutes 50 seconds West 2,814.93 feet from the radius point of said curve; thence North 35 degrees 17 minutes 10 seconds East 17.84 feet to the Point of Beginning of this description; thence North 35 degrees 17 minutes 10 seconds East 813.45 feet; thence North 79 degrees 22 minutes 58 seconds East 71.38 feet; thence South 54 degrees 36 minutes 55 seconds East 100.48 feet; thence South 35 degrees 23 minutes 05 seconds West 90.00 feet; thence North 54 degrees 36 minutes 55 seconds West 110.00 feet; thence South 35 degrees 17 minutes 10 seconds West 780.38 feet; thence North 46 degrees 40 minutes 28 seconds West 40.40 feet to the Point of Beginning.

PARCEL 3: (1001 Calumet Avenue)

A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West, located in North Township, Lake County, Indiana, being bounded as follows:

Commencing at the Southeast corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,209.68 feet along the East line of said Section 1 and along the West line of Section 6, Township 37 North, Range 9 West; thence South 41 degrees 13 minutes 34 seconds East 61.96 feet; thence South 41 degrees 13 minutes 34 seconds East 90.30 feet to the point of curvature of a curve to the left, said point of curvature being South 48 degrees 46 minutes 26 seconds West 2,814.93 feet from the radius point of said curve; thence southeasterly 229.76 feet along said curve to a point being South 44 degrees 05 minutes 50 seconds West 2,814.93 feet from the radius point of said curve; thence North 35 degrees 17 minutes 10 seconds East 831.29 feet; thence North 79 degrees 22 minutes 58 seconds East 71.38 feet; thence South 54 degrees 36 minutes 55 seconds East 100.48 feet to the Point of Beginning of this description; thence continuing South 54 degrees 36 minutes 55 seconds East 146.67 feet; thence South 35 degrees 16 minutes 41 seconds West 523.46 feet; thence North 54 degrees 35 minutes 11 seconds West 236.35 feet; thence South 35 degrees 15 minutes 53 seconds West 349.92 feet; thence North 46 degrees 40 minutes 28 seconds West 20.88 feet; thence North 35 degrees 17 minutes 10 seconds East 780.38 feet; thence South 54 degrees 36 minutes 55 seconds East 110.00 feet; thence North 35 degrees 23 minutes 05 seconds East 90.00 feet to the Point of Beginning.

PARCEL 5: (1002 Calumet Avenue)

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West located in North Township, Lake County, Indiana, being bounded as follows:

Commencing at the Southeast corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minutes 03 seconds West (assumed bearing) 2,195.00 feet along the East line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 176.71 feet along said curve to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of said curve and to the Point of Beginning of this description; thence North 48 degrees 49 minutes 21 seconds East 35.00 feet; thence South 41 degrees 10 minutes 39 seconds East 625.56 feet; thence South 41 degrees 14 minutes 09 seconds East 34.87 feet to a point on a non-tangent curve concave to the northeast (said curve hereinafter referred to as “Curve #1”), said point of curvature being South 48 degrees 38 minutes 51 seconds West 5,682.15 feet from the radius point of said curve; thence southeasterly 150.03 feet along Curve #1 to a point being South 47 degrees 08 minutes 05 seconds West 5,682.15 feet from the radius point of Curve #1; thence North 48 degrees 45 minutes 56 seconds East 96.78 feet; thence South 41 degrees 14 minutes 04 seconds East 100.00 feet; thence South 48 degrees 45 minutes 56 seconds West 128.09 feet to a point on a non-tangent curve concave to the northeast (said curve is concentric with Curve #1), said point being South 46 degrees 08 minutes 30 seconds West 5,717.15 feet from the radius point of said curve; thence North 41 degrees 14 minutes 09 seconds West 34.96 feet; thence North 41 degrees 10 minutes 39 seconds West 625.58 feet to the Point of Beginning.

PARCEL 6: (1001 Calumet Avenue)

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County, Indiana, being bounded as follows:

Commencing at the Southeast corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 118.22 feet along said curve to the southwestern boundary of the 21.255 acre tract of land described in the Quitclaim Deed recorded as instrument #91018107 on April 17, 1991, in the Office of the Recorder of Lake County, Indiana, said point being North 15 degrees 15 minutes 10 seconds West 326.48 feet from the radius point of said curve, the next seven (7) courses are along the boundary of said 21.255 acre tract of land; 1) thence North 41 degrees 15 minutes 08 seconds West 1,700.29 feet to the Point of Beginning of this description; 2) thence North 41 degrees 15 minutes 08 seconds West 1,539.62 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 44 minutes 52 seconds West 24,828.52 feet from the radius point of said curve; 3) thence northwesterly 281.79 feet along said curve to its point of tangency, said point of tangency being South 49 degrees 23 minutes 53 seconds West 24,828.52 feet from the radius point of said curve; 4) thence North 40 degrees 36 minutes 07 seconds West 1,474.75 feet to the Indiana/Illinois State Line; 5) thence North 00 degrees 52 minutes 04 seconds West 138.52 feet along the Indiana/Illinois State Line; 6) thence South 48 degrees 50 minutes 29 seconds East 279.19 feet; 7) thence South 41 degrees 14 minutes 04 seconds East 2,051.13 feet to the northwestern corner of the tract of land described in the Quitclaim Deed recorded in Deed Record 1219, page 31, on November 5, 1962, in said Recorder’s Office, said corner being on “Eggers Fence Line”; thence South 87 degrees 40 minutes 04 seconds East 11.27 feet along the northern boundary of said tract of land which is also along “Eggers Fence Line”; thence South 41 degrees 12 minutes 09 seconds East 139.21 feet; thence South 40 degrees 14 minutes 07 seconds East 154.35 feet to a point on a non-tangent curve concave to the southwest, said point being North 51 degrees 42 minutes 18 seconds East 1,514.88 feet from the radius point of said curve;

thence southeasterly 141.95 feet along said curve to a point being North 57 degrees 04 minutes 25 seconds East 1,514.88 feet from the radius point of said curve; thence South 30 degrees 59 minutes 10 seconds East 154.35 feet; thence South 30 degrees 01 minute 09 seconds East 186.88 feet; thence South 30 degrees 59 minutes 24 seconds East 155.62 feet to a point on a non-tangent curve concave to the northeast, said point being South 57 degrees 04 minutes 25 seconds West 1,539.88 feet from the radius point of said curve; thence southeasterly 143.63 feet to a point being South 51 degrees 43 minutes 47 seconds West 1,539.88 feet from the radius point of said curve; thence South 48 degrees 44 minutes 52 seconds West 29.89 feet to the Point of Beginning;

ALSO, a part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County, Indiana, being bounded as follows:

Commencing at the Southeast corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of

Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right (said curve hereinafter referred to as “Curve #1), said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of Curve #1; thence northeasterly and easterly 176.71 feet along Curve #1 to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of Curve #1 and to the Point of Beginning of this description; thence North 41 degrees 10 minutes 39 seconds West 1,372.17 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 49 minutes 21 seconds West 474.78 feet from the radius point of said curve; thence northwesterly 58.94 feet along said curve to its point of tangency, said point of tangency being South 55 degrees 56 minutes 06 seconds West 474.78 feet from the radius point of said curve; thence North 34 degrees 03 minutes 54 seconds West 45.58 feet to point of curvature of curve to the left, said point of curvature being North 55 degrees 56 minutes 06 seconds East 729.28 feet from the radius point of said curve; thence northwesterly 90.62 feet along said curve to its point of tangency, said point of tangency being North 48 degrees 48 minutes 55 seconds East 729.28 feet from the radius point of said curve; thence North 41 degrees 11 minutes 05 seconds West 8.90 feet; thence North 40 degrees 12 minutes 29 seconds West 154.34 feet to a point on a non-tangent curve concave to the northeast, said point being South 51 degrees 45 minutes 03 seconds West 1,500.05 feet from the radius point of said curve; thence northwesterly 138.44 feet along said curve to a point being South 57 degrees 02 minutes 18 seconds West 1,500.05 feet from the radius point of said curve; thence North 31 degrees 00 minutes 10 seconds West 154.34 feet; thence North 30 degrees 01 minute 34 seconds West 170.82 feet to the point of curvature of a curve to the right, said point of curvature being South 59 degrees 58 minutes 26 seconds West 1,420.19 feet from the radius point of said curve; thence northwesterly and northerly 273.83 feet along said curve to its point of tangency, said point of tangency being South 71 degrees 01 minute 16 seconds West 1,420.10 feet from the radius point of said curve; thence North 18 degrees 58 minutes 44 seconds West 56.31 feet to a point on the northwesterly extension of the southwestern boundary of the 16.039 acre tract of land described in the Warranty Deed recorded in Deed Record 1218, page 592, on November 9, 1962, in the Office of the Recorder of Lake County, Indiana; thence South 41 degrees 14 minutes 04 seconds East 2,501.08 feet along the northwesterly extension of the southwestern boundary of said 16.039 acre tract of land and along the southwestern boundary of said 16.039 acre tract of land to a point being North 48 degrees 49 minutes 21 seconds East of the point of beginning; thence South 48 degrees 49 minutes 21 seconds West 193.47 feet to the Point of Beginning.

EXCEPTING AND EXCLUDING the following from the above-described parcels:

A parcel of real estate that is two hundred (200) feet wide (measured from east to west) and fifty (50) feet in depth (measured from north to south) and located in the northeasternmost corner of the above-described parcels.

PARCEL 7:

A 32.00 foot-wide strip of land being a part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana, the centerline of which is described as follows:

Commencing at the Southeast corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,091.63 feet along the East line of said Section 1 and along the West line of Section 6, Township 37 North, Range 9 West to a point on a non-tangent curve concave to the northeast, said point being South 38 degrees 59 minutes 01 second West 1,637.02 feet from the radius point of said curve; thence southeasterly 62.23 feet along said curve to its point of tangency, said point of tangency being South 36 degrees 48 minutes 21 seconds West 1,637.02 feet from the radius point of said curve; thence South 53 degrees 11 minutes 39 seconds East 650.47 feet to the point of curvature of a curve to the left, said point of curvature being South 36 degrees 48 minutes 21 seconds West 2,864.79 feet from the radius point of said curve; thence southeasterly 84.09 feet along said curve to its point of tangency, said point of tangency being South 35 degrees 07 minutes 27 seconds West 2,864.79 feet from the radius point of said curve; thence South 54 degrees 52 minutes 33 seconds East 325.80 feet to the point of curvature of a curve to the left, and to the point of beginning of this description, said point of curvature being South 35 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence Southeasterly, Easterly, Northeasterly, Northerly, and Northwesterly 142.07 feet along said curve to its point of tangency, said point of tangency being North 67 degrees 07 minutes 27 seconds East 55.00 feet from the radius point of said curve; thence North 22 degrees 52 minutes 33 seconds West 53.74 feet to the point of curvature of a curve to the right, said point of curvature being South 67 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence Northwesterly, Northerly and Northeasterly 56.62 feet along said curve to its point of tangency, said point of tangency being North 53 degrees 53 minutes 40 seconds West 55.00 feet from the radius point of said curve; thence North 36 degrees 06 minutes 20 seconds East 270.31 feet to the point of curvature of a curve left, said point of curvature being South 53 degrees 53 minutes 40 seconds East 40.00 feet from the radius point of said curve; thence Northeasterly, Northerly, and Northwesterly 63.49 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 09 minutes 56 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 50 minutes 04 seconds West 117.95 feet to the point of curvature of a curve to the right, said point of curvature being South 35 degrees 09 minutes 56 seconds West 40.00 feet from the radius point of said curve; thence Northwesterly, Northerly, and Northeasterly 60.84 feet along said curve to its point of tangency, said point of tangency being North 57 degrees 40 minutes 52 seconds West 40.00 feet from the radius point of said curve; thence North 32 degrees 19 minutes 08 seconds East 330.68 feet to the point of curvature of a curve to the left, said point of curvature being South 57 degrees 40 minutes 52 seconds East 40.00 feet from the radius point of said curve; thence Northeasterly, Northerly and Northwesterly 60.76 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 17 minutes 10 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 42 minutes 50 seconds West 227.88 feet to the terminus of this centerline description.

EXCEPTING THEREFROM THE PROPERTY DESCRIBED AS FOLLOWS:

A 32 foot-wide strip of land being a part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana the centerline of which is described as follows:

Commencing at the Southeast corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degrees 01 minutes 03 seconds West (assumed bearing) 4,091.63 feet along the East line of said Section 1 and along the West line of Section 6, Township 37 North, Range 9 West to a point on a non-tangent curve concave to the Northeast, said point being South 38 degrees 59 minutes 01 seconds West, 1637.02 feet from the radius point of said curve; thence Southeasterly 62.23 feet along said curve to its point of tangency, said point of tangency being South 36 degrees 43 minutes 21 seconds West, 1637.02 feet from the radius point of said curve; thence South 53 degrees 11 minutes 39 seconds East, 650.47 feet to the point of a curvature of a curve to the left, said point of curvature being South 36 degrees 48 minutes 21 seconds West, 2864.79 feet from the radius point of said curve; thence Southeasterly 84.09 feet along said curve to its point of tangency, said point of tangency being South 35 degrees 07 minutes 27 seconds West 2864.79 feet from the radius point of said curve; thence South 54 degrees 52 minutes 33 seconds East 325.80 feet to the point of curvature of a curve to the left, said point of curvature being South 35 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence Southeasterly, Easterly, Northeasterly, Northerly, and Northwesterly 142.07 feet along said curve to its point of tangency, said point of tangency being North 67 degrees 07 minutes 27 seconds East 55.00 feet from the radius point of said curve; thence North 22 degrees 52 minutes 33 seconds West 53.74 feet to the point of curvature of a curve to the right, said point of curvature being South 67 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence Northwesterly, Northerly, and Northeasterly 56.62 feet along said curve to its point of tangency, said point of tangency being North 53 degrees 53 minutes 40 seconds West 55.00 feet from the radius point of said curve; thence North 36 degrees 06 minutes 20 seconds East 15.67 feet to the Point of Beginning of this centerline description; thence North 36 degrees 06 minutes 20 seconds East 254.64 feet to the point of curvature of a curve left, said point of curvature being South 53 degrees 53 minutes 40 seconds East 40.00 feet from the radius point of said curve; thence Northeasterly, Northerly, and Northwesterly 63.49 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 09 minutes 56 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 50 minutes 04 seconds West 117.95 feet to the point of curvature of a curve to the right, said point of curvatures being South 35 degrees 09 minutes 56 seconds West 40.00 feet from the radius point of said curve; thence Northwesterly, Northerly, and Northeasterly 60.84 feet along said curve to its point of tangency, said point of tangencey being North 57 degrees 40 minutes 52 seconds West 40.00 minutes 52 seconds West 40.00 feet from the radius point of said curve; thence North 32 degrees 19 minutes 08 seconds East 330.68 feet to the point of curvature of a curve to the left, said point of curvature being South 57 degrees 40 minutes 52 seconds East 40.00 feet from the radius point of said curve; thence Northeasterly, Northerly, and Northwesterly 60.76 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 17 minutes 10 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 42 minutes 50 seconds West 227.88 feet to the TERMINUS of this centerline description.

PARCEL 8:

A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West, and part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West, more particularly described as follows:

Commencing at the intersection of the East line of said Section 1 and the Northerly line of the Baltimore and Ohio Railroad right-of-way, said point being North 00 degrees 28 minutes 23 seconds East (basis of bearings is Indiana State Plane NAD 83 Grid Bearing-West Zone) 4054.75 feet by direct line from the Southeast corner of said Section 1; thence along the East line of said Section 1 North 00 degrees 27 minutes 13 seconds East 92.96 feet to the point of beginning and a point on the South line of land described in Instrument No. 2000-054153, said point being 40 feet from the Northerly right of way of the Elgin Joliet and Eastern Railroad (the next 4 courses are along the Southerly, Easterly, and Northerly lines of said instrument); (1) thence South 39 degrees 44 minutes 48 seconds East 105.61 feet to a curve having a radius of 2637.78 feet, the radius point of which bears North 50 degrees 15 minutes 13 seconds East; (2) thence Southeasterly along said curve 238.83 feet to a point which bears South 45 degrees 03 minutes 57 seconds West from said radius point, said point being on the Southerly extension of the lakeside face of the sheet piling wall; (3) thence along said wall North 36 degrees 47 minutes 33 seconds East 315.53 feet to a point on the present shoreline of Lake Michigan; (4) thence Northwesterly along the present shoreline of Lake Michigan 462 feet more or less; thence South 38 degrees 37 minutes 30 seconds West 102.49 feet; thence South 73 degrees 07 minutes 56 seconds West 43.25 feet; thence North 51 degrees 22 minutes 29 seconds West 41.88 feet; thence South 47 degrees 41 minutes 38 seconds West 41.79 feet; thence North 42 degrees 09 minutes 44 seconds West 16.98 feet; thence South 51 degrees 16 minutes 43 seconds West 105.38 feet to a point on a non-tangent curve, the radius point of which bears North 48 degrees 44 minutes 26 seconds East, said point also being on the Northerly line of land described in Instrument No. 97014032; thence along said Northerly line and Southeasterly along said curve a distance of 213.39 feet to a point which bears South 43 degrees 21 minutes 29 seconds West from said radius point, and the point of beginning.

PARCEL 9:

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West, more particularly described as follows:

Commencing at the intersection of the East line of said Section 1 and the Northerly line of the Baltimore and Ohio Railroad right of way, said point being North 00 degrees 28 minutes 23 seconds East (basis of bearing is Indiana State Plane NAD 83 Grid Bearing—West Zone) 4054.75 feet by direct line from the Southeast corner of said Section 1; thence along the East line of said Section 1 North 00 degrees 27 minutes 13 seconds East 92.96 feet to a point on the North line of land described in Instrument No. 97014032, (the next 3 courses are along the Northerly line of said instrument), said point being on a non-tangent curve, the radius point of which bears North 43 degrees 21 minutes 29 seconds East; (1) thence Northwesterly along said curve a distance of 213.39 feet to a point which bears South 48 degrees 44 minutes 26 seconds West from said radius point, said point also being the Point of Beginning; (2) thence continuing along said curve a distance of 23.47 feet to a point which bears South 49 degrees 19 minutes 57 seconds East from said radius point; (3) thence North 40 degrees 40 minutes 03 seconds West 105.47 feet; thence North 48 degrees 34 minutes 46 seconds East 147.21 feet; thence South 22 degrees 59 minutes 46 seconds East 57.77 feet; thence South 51 degrees 22 minutes 29 seconds East 96.88 feet; thence South 47 degrees 41 minutes 38 seconds West 41.79 feet; thence North 42 degrees 09 minutes 44 seconds West 16.98 feet; thence South 51 degrees 16 minutes 43 seconds West 105.38 feet; to the Point of Beginning.

HARRAH’S NORTH KANSAS CITY

TRACT 1:

LEASED PARCELS:

Leasehold Interest created by the Ground Lease described in and disclosed by that certain Short Form Lease between the City of North Kansas City, Missouri, a Missouri municipal corporation, lessor, and Harrah’s—North Kansas City Corporation, a Nevada corporation, lessee, dated July 12, 1993, recorded July 28, 1993, as Document No. L-81751, in Book 2252 at Page 712, demising and leasing Leased Parcels I through X of Tract 1 for a term of ten (10) years, with the option to extend the term for four (4) consecutive periods of five (5) years each. As amended by the First Amendment to Ground Lease dated November 22, 1994, recorded December 21, 1995, as Document No. M-80946, in Book 2512 at Page 434. As further amended by the Second Amendment to Ground Lease dated December 19, 1995, recorded December 21, 1995, as Document No. M-80947, in Book 2512 at Page 447. And as further amended by the Third Amendment to Ground Lease dated December 22, 1998, recorded February 10, 1999 as Document No. P-34397, in Book 2959 at Page 305.

LEASED PARCEL I:

All that part of Fractional Section 18, Township 50, Range 32, in North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 46 minutes 41 seconds West (South 0 degrees 50 minutes 07 seconds West Deed) along the West line of said Fractional Section 18, a distance of 2045.58 feet (2044.65 feet Deed) to a point on the South Right of Way line of the Norfolk and Western Railway; thence North 85 degrees 21 minutes 52 seconds East (North 85 degrees 30 minutes 00 seconds East Deed) along said South Right of Way line, a distance of 402.11 feet; thence South 0 degrees 33 minutes 52 seconds West (South 0 degrees 42 minutes 00 seconds West Deed), 364.36 feet to the point of intersection of the East Right of Way line of the North Kansas City Levee District with the South Right of Way line of the Rock Creek Drainage Channel Right of Way, as established by Circuit Court Case No. 19715 on April 30, 1951, and the Point of Beginning of the tract of land to be herein described; thence South 78 degrees 04 minutes 35 seconds East (South 77 degrees 56 minutes 27 seconds East Deed) along said South Right of Way line, a distance of 2243.66 feet (2248.55 feet Deed) to a point on the high bank of the Missouri River as described in Document No. D 46601 in Book 1257 at Page 928; thence the following courses along said high bank; thence South 47 degrees 12 minutes 35 seconds West (South 47 minutes 20 minutes 42 seconds West Deed), 139.61 feet (137.34 feet Deed); thence South 41 degrees 53 minutes 52 seconds West (South 42 degrees 02 minutes 00 seconds West Deed), 200.01 feet; thence South 42 degrees 28 minutes 15 seconds

West (South 42 degrees 36 minutes 23 seconds West Deed), 200.04 feet; thence South 39 degrees 19 minutes 14 seconds West (South 39 degrees 27 minutes 22 seconds West Deed), 200.12 feet; thence South 36 degrees 38 minutes 04 seconds West (South 36 degrees 46 minutes 12 seconds West Deed), 203 feet; thence South 36 degrees 17 minutes 41 seconds West (South 36 degrees 25 minutes 49 seconds West Deed), 200.56 feet; thence South 30 degrees 51 minutes 35 seconds West (South 30 minutes 59 minutes 42 seconds West Deed), 200.04 feet; thence South 29 degrees 04 minutes 00 seconds West (South 29 degrees 12 minutes 08 seconds West Deed), 214.28 feet; thence South 35 degrees 27 minutes 41 seconds West (South 35 degrees 35 minutes 49 seconds West Deed), 200.36 feet; thence South 27 degrees 19 minutes 16 seconds West (South 27 degrees 27 minutes 24 seconds West Deed), 31.65 feet; thence North 62 degrees 40 minutes 44 seconds West and no longer along said high bank, a distance of 351.28 feet; thence North 54 degrees 50 minutes 21 seconds West, 98.13 feet; thence North 83 degrees 56 minutes 57 seconds West, 128.58 feet; thence North 71 degrees 03 minutes 12 seconds West, 216.78 feet; thence North 89 degrees 26 minutes 08 seconds West, 410.40 feet to a point on the East right-of-way line of said North Kansas City Levee; thence North 0 degrees 33 minutes 52 seconds East along said East Right of Way line, a distance of 1578.87 feet to the Point of Beginning; including all lands lying between the high bank of said Missouri River and the low water line of said Missouri River, as measured at right angles to the thread of the Missouri River from the Northeast corner of the above described tract Southwesterly to the Southeast corner of the above described tract, Subject to Accretions and/or Reliction.

LEASED PARCEL II:

All that part of Fractional Section 18, and or land accreted thereto, Township 50 North, Range 32 West, in North Kansas City, Clay County, Missouri, described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 50 minutes 07 seconds West along the West line of said Fractional Section 18 and the Southerly prolongation thereof, 2,044.65 feet, more or less to the intersection of said line with the South Right of Way line of the Wabash Railroad Company; thence the following courses along said Right of Way line; thence North 85 degrees 30 minutes 00 seconds East, 905.10 feet; thence in an Easterly direction along a curve to the left having a radius of 5,765.65 feet and tangent to the last described course, an arc distance of 244.87 feet; thence North 83 degrees 04 minutes 00 seconds East, 301.60 feet; thence in an Easterly direction along a curve to the right having a radius of 1,874.08 feet and tangent to the last described course, an arc distance of 283.48 feet; thence South 88 degrees 16 minutes 00 seconds East, 296.00 feet; thence in an Easterly direction along a curve to the left having a radius of 1,673.28 feet and tangent to the last described course, an arc distance of 225.36 feet; thence North 84 degrees 01 minutes 00 seconds East, 190.60 feet; thence in an Easterly direction along a curve to the right having a radius of 1,874.08 feet and tangent to the last described course, an arc distance of 399.82 feet to the Northeast corner of a tract of land conveyed to Kansas City, Missouri by deed recorded in Book 579 at Page 87, as Document No. A-77137 and the True Point of Beginning; thence in an Easterly direction continuing along the last described curve, an arc distance of 68.46 feet; thence South 81 degrees 40 minutes 00 seconds East, 305.90 feet; thence in an Easterly direction along a curve to the left having a radius of 1,309.57 feet and tangent to the last described course, an arc distance of 601.88 feet; thence North 72 degrees 00 minutes 00 seconds East, 107.00 feet; thence departing from said Right of Way line, South 21 degrees 55 minutes 00 seconds East, 56.00 feet to a point in the Northerly high bank of the Missouri River; thence along said high bank the following courses; South 63 degrees 27 minutes 03 seconds West, 345.38 feet; thence South 58 degrees 04 minutes 01 seconds West, 195.97 feet; thence South 57 minutes 40 minutes 09 seconds West, 202.69 feet; thence South 56 degrees 31 minutes 17 seconds West, 200.02 feet; thence South 52 degrees 25 minutes 26 seconds West, 86.06 feet to a point in the Easterly line of the tract of land conveyed to Kansas City, Missouri, in said Document Number A-77137; thence departing from said high bank, North 20 degrees 31 minutes 14 seconds West along the Easterly line of said Kansas City, Missouri tract, 588.20 feet to the True Point of Beginning, including all lands lying between the high bank of said Missouri River and the low water line of said Missouri River, as measured at right angles to the thread of the Missouri River from the Southwest corner of said Tract, Northeasterly to the Southeast corner thereof, Subject to accretion and/or reliction.

LEASED PARCEL III:

Part of Section 13, Township 50 Range 33, and part of Fractional Section 18, Township 50, Range 32 in the City of North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 41 seconds West along the West line of said Fractional Section 18, a distance of 2045.58 feet to a point on the South Right of Way line of the Norfolk and Western Railway Company; thence North 85 degrees 21 minutes 52 seconds East along said South Right of Way line, a distance of 402.11 feet to a point; thence South 0 degrees 33 minutes 52 seconds West, 364.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City as described in Document No. D-46601 in Book 1257 at Page 930; thence continuing South 0 degrees 33 minutes 52 seconds West along the West line of said North Kansas City tract a distance of 454.25 feet to a point on the East line of that certain existing Right of Way granted for ingress and egress to North Kansas City by Document E-37416 in Book 1457 at Page 413 and the Point of Beginning of the centerline to be herein described; thence Westerly along a curve to the left, having an initial tangent bearing of North 89 degrees 53 minutes 20 seconds West, a radius of 300 feet and a central angle of 4 degrees 19 minutes 20 seconds, an arc distance of 22.63 feet; thence South 85 degrees 47 minutes 20 seconds West, tangent to the last described curve, 120.26 feet to a point on the West line of said certain ingress and egress Right of Way and a point at which said strip of land now lies 60 feet on each side of the following described centerline; thence continuing South 85 degrees 47 minutes 20 seconds West, 461.89 feet to a point at which said strip of land now lies 30 feet on each side of the following described centerline; thence Westerly and Southwesterly along a curve to the left, tangent to the last described course, having a radius of 150 feet and a central angle of 55 degrees 51 minutes 23 seconds, an arc distance of 146.23 feet; thence South 29 degrees 55 minutes 57 seconds West, tangent to the last described curve, a distance of 100.74 feet, more or less to a point on the centerline for a 60 foot wide ingress and egress easement established by several Documents with the latest being recorded as Document No. D-18113 in Book 1195 at Page 921, thence Northwesterly along a curve to the left, having an initial tangent bearing of North 60 degrees 23 minutes 38 seconds West, a radius of 115 feet and a central angle of 29 degrees 14 minutes 18 seconds, an arc distance of 58.68 feet; thence North 89 degrees 37 minutes 56 seconds West, tangent to the last described curve,

226.43 feet; thence Westerly along a curve to the left, tangent to the last described course, having a radius of 359.265 feet and a central angle of 10 degrees 51 minutes 39 seconds, an arc distance of 68.1 feet, more or less to a point on the East Right of Way line of Bedford Avenue as established by QCD Document No. D-18113 in Book 1195 at Page 921 and the Point of Termination.

THAT LIES WITHIN THE FOLLOWING DESCRIBED AREA:

Those parts of the Southeast Quarter (SE 1/4) of Section 13, Township 50 North, Range 33 West, and of Fractional Section 18, Township 50 North, Range 32 West, of the Fifth Principal Meridian, North Kansas City, Clay County, Missouri, being more particularly described as follows: Commencing at the Northwest corner of Fractional Section 24, Township and Range aforesaid; thence South 0 degrees 09 minutes 42 seconds West along the West line of said Fractional Section 24, 2,444.25 feet to a point on the Southeasterly line of the Right of Way of the Norfolk & Western Railroad Company, which is also the Northwesterly line of land owned by the Burlington Northern Railroad Company; thence North 46 degrees 50 minutes 10 seconds East along said Southeasterly line of the Right of Way of the Norfolk & Western Railway Company, 3,552.07 feet to an angle point; thence North 38 degrees 22 minutes 23 seconds East continuing along said Southeasterly line of the Right of Way of the Norfolk & Western Railway Company, 2,873.49 feet to a True Point of Beginning; thence from said True Point of Beginning, continuing North 38 degrees 22 minutes 23 seconds East along the railroad Right of Way line aforesaid, 786.71 feet to a point; thence to the right along the arc of a circular curve, which is concave Southeasterly, has a radius of 819.02 feet, a long chord of 626.83 feet in length that bears North 60 degrees 56 minutes 26 seconds East, and a central angle of 44 degrees 59 minutes 54 seconds, 643.23 feet to a point on the Westerly line of the existing Right of Way for the Levee of the North Kansas City Levee District; thence South 3 degrees 12 minutes 40 seconds East along said Levee Right of Way line 235.02 feet to an angle point; thence North 86 degrees 47 minutes 20 seconds East continuing along the Right of Way line for said Levee, 35.00 feet to an angle point; thence South 3 degrees 12 minutes 40 seconds East continuing still along the Right of Way line for said Levee, 248.78 feet to an angle point; thence South 7 degrees 33 minutes 01 seconds East continuing still along the Right of Way line for said Levee, 202.08 feet to an angle point; thence South 0 degrees 42 minutes 00 seconds West continuing still along the Right of Way for said Levee 247.03 feet to a point; thence North 89 degrees 37 minutes 56 seconds West, 1,121.91 feet to the True Point of Beginning aforesaid. (For the purpose of the bearings in the calls hereinabove given, the West line of said Fractional Section 24, is taken as bearing South 0 degrees 09 minutes 42 seconds West; and are on United States Engineers Datum.)

LEASED PARCEL IV:

All that part of Fractional Section 18, Township 50, Range 32 in the City of North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 41 seconds West along the West line of said Fractional Section 18, a distance of 2045.58 feet to a point on the South Right of Way line for the Norfolk & Western Railway Company;

thence North 85 degrees 21 minutes 52 seconds East along said South Right of Way line, 402.11 feet to a point; thence South 0 degrees 33 minutes 52 seconds West, 364.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City as described in Document No. D-46601 in Book 1257 at Page 930, being also a point on the Southwesterly line of the Rock Creek Drainage Right of Way line, as established by Circuit Court Case No. 19715, Cause No. 6422 in Book 83 at Page 566; dated April 30, 1951; thence South 78 degrees 04 minutes 35 seconds East along said Southwesterly Right of Way line and along the Northeasterly line of said North Kansas City tract, a distance of 2063.66 feet; thence North 52 degrees 40 minutes 25 seconds East, 325 feet; thence Northeasterly along a curve to the left, tangent to the last described course, having a radius of 520.87 feet a central angle of 28 degrees 01 minutes 39 seconds, an arc distance of 254.79 feet; thence North 24 degrees 38 minutes 46 seconds East, tangent to the last described curve, 657.31 feet to a point on the North Right of Way line of the Burlington Northern Railroad Company, being also a point on the South line of a tract of land conveyed to Northtown Devco by Quit Claim Deed recorded in Book 1649 at Page 889 and the POINT OF BEGINNING of the tract of land to be herein described; thence North 81 degrees 48 minutes 08 seconds West along said South line and along said North Right of Way line, a distance of 166.83 feet; thence Easterly along a curve to the left, tangent to the last described course, having a radius of 1974.08 feet and a central angle of 0 degrees 09 minutes 15 seconds, an arc distance of 5.22 feet; thence North 24 degrees 38 minutes 46 seconds East, 77.06 feet; thence North 83 degrees 28 minutes 14 seconds West, 162.29 feet; thence North 37 degrees 50 minutes 22 seconds East, 133.67 feet; thence North 39 degrees 02 minutes 48 seconds West, 59.17 feet; thence North 1 degrees 53 minutes 20 seconds West, 73.39 feet; thence Northeasterly along a curve to the right, having an initial tangent bearing of North 29 degrees 16 minutes 58 seconds East, a radius of 895.87 feet and a central angle of 41 degrees 34 minutes 36 seconds, an arc distance of 650.09 feet; thence South 72 degrees 47 minutes 34 seconds East, 197.30 feet; thence South 16 degrees 17 minutes 31 seconds East, 220.88 feet; thence North 73 degrees 12 minutes 46 seconds East, perpendicular to the last described course, 413.51 feet, more or less, to a point on the West Right of Way line of Missouri State Highway Route No. 269 (Chouteau Trafficway), as now established; thence South 21 degrees 05 minutes 05 seconds East along said West Right of Way, 150.42 feet, more or less, to a point; thence South 73 degrees 12 minutes 46 seconds West, 453.93 feet, more or less, to a point; thence South 16 degrees 47 minutes 14 seconds East, perpendicular to the last described course, 75 feet; thence South 73 degrees 12 minutes 46 seconds West, perpendicular to the last described course, 120 feet; thence Southwesterly along a curve to the left, tangent to the last described course, having a radius of 370 feet and a central angle of 48 degrees 34 minutes 00 seconds, an arc distance of 313.63 feet; thence South 24 degrees 38 minutes 46 seconds West, tangent to the last described curve, 43.27 feet, more or less, to a point on the North Right of Way line of said Burlington Northern Railroad; thence Northwesterly along a curve to the right and along said North Right of Way line, having a radius of 1209.57 feet and a central angle of 1 degrees 52 minutes 23 seconds, an arc distance of 39.54 feet; thence North 81 degrees 48 minutes 08 seconds West, tangent to the last described curve and along said North Right of Way line, 117.06 feet to the POINT OF BEGINNING; LESS AND EXCEPT THAT PART, IF ANY, OF THE ABOVE-DESCRIBED PARCEL OF LAND WITHIN MISSOURI STATE HIGHWAY ROUTE NO. 210.

LEASED PARCEL V:

A tract of land in Fractional Section 18, Township 50, Range 32 in the City of North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 41 seconds West along the West line of said Fractional Section 18, a distance of 2045.58 feet; thence North 85 degrees 21 minutes 52 seconds East, 402.11 feet to a point; thence South 0 degrees 33 minutes 52 seconds West, 364.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City by an instrument filed as Document No. D-46601 in Book 1257 at Page 930, being also a point on the Southerly line of the Rock Creek Drainage Channel Right of Way line, as established by Circuit Court Case No. 19715, Cause No. 6422 in Book 83 at Page 566, dated April 30, 1951; thence South 78 degrees 04 minutes 35 seconds East along said Southerly Right of Way line and along the Northerly line of said North Kansas City tract, a distance of 2063.66 feet; thence North 52 degrees 40 minutes 25 seconds East, 315.37 feet to a point on the Northerly line of said Rock Creek Drainage Channel, being also a point on the Southerly line of a tract of land conveyed to Kansas City, Missouri, by Document No. A-77137 in Book 579 at Page 87 and the POINT OF BEGINNING of the strip of land to be herein described; thence North 89 degrees 15 minutes 11 seconds West along the Northerly line of said Channel 145.94 feet; thence North 52 degrees 40 minutes 25 seconds East, 124.52 feet; thence Northeasterly along a curve to the left, tangent to the last described course, having a radius of 430.87 feet and a central angle of 14 degrees 33 minutes 47 seconds, an arc distance of 109.52 feet; thence North 18 degrees 03 minutes 07 seconds East, 201.66 feet; thence North 65 degrees 21 minutes 14 seconds West, 25 feet; thence North 24 degrees 38 minutes 46 seconds East, perpendicular to the last course, 319.73 feet to a point on the Northeasterly line of the tract of land conveyed to said Kansas City, Missouri; thence South 20 degrees 32 minutes 48 seconds East along said Northeasterly line, 422.84 feet to a point; thence South 24 degrees 38 minutes 46 seconds West, 21.74 feet; thence North 65 degrees 21 minutes 14 seconds West, perpendicular to the last described course, 15 feet; thence South 41 degrees 20 minutes 43 seconds West, 104.40 feet; thence Southwesterly along a curve to the right, having an initial tangent bearing of South 24 degrees 38 minutes 46 seconds West, a radius of 625.87 feet and a central angle of 17 degrees 45 minutes 19 seconds, an arc distance of 193.95 feet to a point on the South line of said Kansas City, Missouri tract; thence North 89 degrees 15 minutes 11 seconds West along said South line, 154 feet to the POINT OF BEGINNING.

LEASED PARCEL VI:

A strip of land, being part of Fractional Section 18, Township 50, Range 32 in the City of North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 41 seconds West along the West line of said Fractional Section 18, a distance of 2045.58 feet to a point on the South Right of Way line for the Norfolk & Western Railway Company; thence North 85 degrees 21 minutes 52 seconds East along said South Right of Way line, 402.11 feet to a point; thence South 0 degrees 33 minutes 52 seconds West, 364.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City as described in Document No. D-46601 in Book 1257 at Page 930, being also a point on the Southwesterly line of the Rock Creek Drainage Channel Right of Way line, as established by Circuit Court Case No. 19715, Cause No.

6422 in Book 83 at Page 566, dated April 30, 1951; thence South 78 degrees 04 minutes 35 seconds East along said Southwesterly Right of Way line and along the Northeasterly line of said North Kansas City tract, a distance of 2063.66 feet to the POINT OF BEGINNING of the strip of land to be herein described; thence North 78 degrees 04 minutes 35 seconds West along said Southwesterly line, 99 feet; thence North 52 degrees 40 minutes 25 seconds East, 293.88 feet to a point on the Northeasterly Right of Way line of said Rock Creek Drainage Channel Right of Way, being also a point on the South line of a parcel of land conveyed to Kansas City, Missouri, by Document No. A-77137 in Book 579 at Page 87; thence South 89 degrees 15 minutes 11 seconds East along said South line and said Northeasterly Right of Way line, 232.77 feet; thence Southwesterly along a curve to the right, having an initial tangent bearing of South 44 degrees 13 minutes 47 seconds West, a radius of 595.87 feet and a central angle of 8 degrees 26 minutes 38 seconds, an arc distance of 87.82 feet; thence South 52 degrees 40 minutes 26 seconds West, tangent to the last described curve, 260.38 feet to a point on the Southwesterly line of the Rock Creek Drainage Channel Right of Way; thence North 78 degrees 04 minutes 35 seconds West along said Southwesterly Right of Way line, 99 feet to the POINT OF BEGINNING.

LEASED PARCEL VII:

A strip of land, being part of the Burlington Northern Railroad Right of Way, situate in Fractional Section 18, Township 50, Range 32 in the City of North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 41 seconds West along the West line of said Fractional Section 18, a distance of 2045.58 feet to a point on the South Right of Way line for the Norfolk & Western Railway Company; thence North 85 degrees 21 minutes 52 seconds East along said South Right of Way line, 402.11 feet to a point; thence South 0 degrees 33 minutes 52 seconds West, 364.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City as described in Document No. D-46601 in Book 1257 at Page 930, being also a point on the Southeasterly line of the Rock Creek Drainage Channel Right of Way line, as established by Circuit Court Case No. 19715, Cause No. 6422 in Book 83 at Page 566, dated April 30, 1951; thence South 78 degrees 04 minutes 35 seconds East along said Southeasterly Right of Way line and along the Northeasterly line of said North Kansas City tract, a distance of 2063.66 feet to a point; thence North 52 degrees 40 minutes 25 seconds East, 325 feet; thence Northeasterly along a curve to the left, tangent to the last described course, having a radius of 520.87 feet and central angle of 28 degrees 01 minutes 39 seconds, an arc distance of 254.79 feet; thence North 24 degrees 38 minutes 46 seconds East, tangent to the last described curve, 597.88 feet to a point on the South Right of Way line of said Burlington Northern Railroad and the POINT OF BEGINNING of said strip of land to be herein described; thence North 81 degrees 48 minutes 08 seconds West along said South Right of Way line, 156.40 feet; thence North 24 degrees 38 minutes 46 seconds East, 59.43 feet to a point on the North Right of Way line of said Burlington Northern Railroad Company; thence South 81 degrees 48 minutes 08 seconds East along said North Right of Way line, 273.46 feet; thence generally Easterly along a curve to the left and along said North Right of Way line, tangent to the last described course, having a radius of 1209.57 feet and a central angle of 1 degrees 52 minutes 23 seconds, an arc distance of 39.54 feet; thence South 24 degrees 38 minutes 46 seconds West, 59.90 feet to a point on said South Right of Way line; thence Westerly along a curve to the right and along said South Right of Way line, having an initial tangent bearing of North 82 degrees 49 minutes 25 seconds West, a radius of 1266.57 feet and a central angle of 1 degrees 01 minutes 16 seconds, an arc distance of 22.57 feet; thence North 81 degrees 48 minutes 08 seconds West, tangent to the last described curve, 133.89 feet to the POINT OF BEGINNING.

LEASED PARCEL VIII:

A strip of land, being part of the Norfolk & Western Railway Company Right of Way situate in Fractional Section 18, Township 50, Range 32 in the City of North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 41 seconds West along the West along the West line of said Fractional Section 18, a distance of 2045.58 feet to a point on the South Right of Way line for the Norfolk & Western Railway Company; thence North 85 degrees 21 minutes 52 seconds East along said South Right of Way line, 402.11 feet to a point; thence South 0 degrees 33 minutes 52 seconds West, 364.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City as described in Document No. D-46601 in Book 1257 at Page 930, being also a point on the Southwesterly line of the Rock Creek Drainage Channel Right of Way line, as established by Circuit Court Case No. 19715, Cause No. 6422 in Book 83 at Page 566, dated April 30, 1951; thence South 78 degrees 04 minutes 35 seconds East along said Southeasterly Right of Way line and along the Northeasterly line of said North Kansas City tract, a distance of 2063.66 feet to a point; thence North 52 degrees 40 minutes 25 seconds East, 325 feet; thence Northeasterly along a curve to the left, tangent to the last described course, having a radius of 520.87 feet and central angle of 28 degrees 01 minutes 39 seconds, an arc distance of 254.79 feet; thence North 24 degrees 38 minutes 46 seconds East, tangent to the last described curve, 553.04 feet to a point on the South Right of Way line of said Norfolk & Western Railway Company and the POINT OF BEGINNING of the strip of land to be herein described; thence North 81 degrees 48 minutes 08 seconds West along said South Right of Way 156.40 feet; thence North 24 degrees 38 minutes 46 seconds East, 44.83 feet to a point on the North Right of Way line of said Norfolk & Western Railway Company; thence South 81 degrees 48 minutes 08 seconds East along said North Right of Way line, 290.29 feet; thence Easterly along a curve to the left, tangent to the last described course and along said North Right of Way line, having a radius of 1266.57 feet and a central angle of 1 degrees 01 minutes 17 seconds, an arc distance of 22.58 feet; thence South 24 degrees 38 minutes 46 seconds West, 45.01 feet to a point on said South Right of Way line; thence Westerly along a curve to the left, having an initial tangent bearing of North 82 degrees 13 minutes 57 seconds West, a radius of 1309.57 feet and a central angle of 0 degrees 25 minutes 49 seconds, an arc distance of 9.83 feet; thence North 81 degrees 48 minutes 08 seconds West along said South Right of Way line, tangent to the last described curve, 146.58 feet to the POINT OF BEGINNING.

LEASED PARCEL IX:

All that part of Fractional Section 18, Township 50, Range 32 in North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 41 seconds West along the West line of said Fractional Section 18, a distance of 2045.58 feet to a point on the South Right of Way line of the Norfolk & Western Railway Co.; thence North 85 degrees 21 minutes 52 seconds East along said South Right of Way line, 402.11 feet; thence South 0 degrees 33 minutes 52 seconds West, 364.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City by Document No. D-46601 in Book 1257 at Page 930; thence continuing South 0 degrees 33 minutes 52 seconds West along the West line of said North Kansas City tract, a distance of 302.82 feet to the Northeast corner of Tract 1 of a Non-Exclusive Easement for Ingress & Egress granted by the document recorded as Document No. E-37416 in Book 1457 at Page 413 and the POINT OF BEGINNING of the tract of land to be herein described; thence continuing South 0 degrees 33 minutes 52 seconds West along said West line and the East line of said Non-Exclusive Easement, a distance of 210.78 feet to the Southeast corner of said Easement; thence South 86 degrees 25 minutes 36 seconds West along the South line of said Easement, 120.31 feet, more or less, to a point on the West line of a tract of land conveyed to Northtown Devco by deed recorded as Document F-23163 in Book 1649 at Page 889; thence North 0 degrees 33 minutes 53 seconds East along said West line, 147.93 feet to a point on the Northwesterly line of said Non-Exclusive Easement; thence North 59 degrees 45 minutes 51 seconds East along said Northeasterly line, 139.70 feet to a point on the West line of said tract of land conveyed to North Kansas City and the POINT OF BEGINNING.

LEASED PARCEL X:

All that part of the Fractional Section 18, Township 50, Range 32 in North Kansas City, Clay County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of said Fractional Section 18; thence South 0 degrees 48 minutes 14 seconds West along the West line of said Fractional Section 18, a distance of 2045.58 feet to a point on the South Right of Way line of the Norfolk and Western Railway Company; thence North 85 degrees 21 minutes 52 seconds East along said South Right of Way line, 402.11 feet; thence South 0 degrees 33 minutes 52 seconds West, 346.36 feet to the Northwest corner of a tract of land conveyed to North Kansas City by Document No. D-46601 in Book 1257 at Page 930; thence continuing South 0 degrees 33 minutes 52 seconds West along the West line of said North Kansas City tract, a distance of 302.82 feet to the Northeast corner of Tract 1 of a Non-Exclusive Easement for Ingress & Egress as recorded by Document No. E-37416 in Book 1547 at Page 413; thence continuing South 0 degrees 33 minutes 52 seconds West along said West line and the East line of said Non-Exclusive Easement, a distance of 210.78 feet to the Southeast corner of said Non-Exclusive Easement; thence South 86 degrees 25 minutes 36 seconds West along the South line of said Easement, 120.31 feet to a point on East line of a tract of land conveyed to Burlington Northern Railroad Company by Special Warranty Deed recorded in Book 419 at Page 2 and filed on June 5, 1947 and the POINT OF BEGINNING of the tract of land to be herein described; thence continuing South 86 degrees 25 minutes 36 seconds West along the South line of said Non-Exclusive Easement, a distance of 26.57 feet, more or less to a point on the East line of a tract of land conveyed to North Kansas City by Document No. B-62254 in Book 773 at Page 685; thence North 0 degrees 22 minutes 45 seconds East along said East line, being also the West line of said Non-Exclusive Easement, a distance of 133.78 feet, more or less to the Northwest corner of said Easement; thence North 59 degrees 45 minutes 47 seconds East along the Northwesterly line of said Easement 31.36 feet, more or less to a point on the East line of said Burlington Northern Railroad Company tract; thence South 0 degrees 33 minutes 52 seconds West along said East line, 147.92 feet; more or less to the POINT OF BEGINNING.

EXHIBIT F

LEGAL DESCRIPTION OF LAS VEGAS LAND ASSEMBLAGE

PARCEL 17: (APN 162-16-410-033)

Lots 79 and 80 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

PARCEL 18: (APN 162-16-410-036)

Lots 84 and 85 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Excepting therefrom that portion thereof conveyed to the County of Clark by that Grant Deed recorded November 19, 1958, in Book 178 as Document No. 145336, of Official Records.

PARCEL 19: (APN 162-16-410-037)

Lots 86 and 87 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Excepting therefrom that portion thereof conveyed to the County of Clark by that Grant Deed recorded November 19, 1958, in Book 178 as Document No. 145336, of Official Records.

PARCEL 20: (APN 162-16-410-038)

Lots 88 and 89 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Excepting therefrom that portion thereof conveyed to the County of Clark by that Grant Deed recorded November 19, 1958, in Book 178 as Document No. 145336, of Official Records.

PARCEL 11: (APN 162-16-410-050)

That portion of the North Half (N  1⁄2) of Section 21, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:

Lot Three (3) as shown on file in File 62 of Parcel Maps, Page 64 in the office of the County Recorder, Clark County, Nevada.

AND (APN 162-21-110-001)

Lots One (1) and Two (2) in Block One (1) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the office of the County Recorder, Clark County, Nevada.

Excepting therefrom that portion as conveyed to Clark County by Deed recorded June 8, 1983, in Book 1747 as Document No. 1706535, of Official Records.

Further Excepting therefrom that portion as conveyed to Clark County by Deed recorded February 24, 1994, in Book 940224 as Document No. 00525, of Official Records.

Further Excepting therefrom that portion as relinquished to Clark County by that certain Resolution of Relinquishment of a portion of State Highway Right of Way recorded December 3, 2002, in Book 20021203 as Document No. 01508, of Official Records.

PARCEL 12: (APN 162-16-410-059)

PARCEL 12-1:

The South 160 feet measured along the West line of Lot 113 in Block 5 of FLAMINGO ESTATES SUBDIVISION, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

PARCEL 12-2:

The East 35 feet of the South 160 feet, measured along the East line of Lot 112 in Block 5 FLAMINGO ESTATES SUBDIVISION, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

EXCEPTING from Parcels 1 and 2, that portion of land lying Southerly of the left or Northerly right-of-way line of SR-592 (Flamingo Road) and Easterly of the Westerly right-of-way line of Koval Lane; Said Northerly right-of-way line of SR-592 (Flamingo Road) and said Westerly right-of-way line of Koval Lane being more fully described as follows, to wit;

BEGINNING at the intersection of the left or Northerly right-of-way line of SR-592 (Flamingo Road) with the Westerly boundary line of the East 35 feet of the South 160 feet, measured along the East line of Lot 112 in Block 5 of FLAMING ESTATE SUBDIVISION, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada, 61.64 feet left of and at right angles to Highway Engineer’s Station “GCW” 75+76.36 P.O.T.; Said Point of Beginning further described as bearing South 55°32’42” West, a distance of 235.20 feet from the North Quarter Corner of Section 21, Township 21 South, Range 61 East, M.D.M.; Thence from a tangent which bears North 89°59’03” East, curving to the right along said Northerly right-of way line, with a radius of 4,306 feet, through an angle of 1°06’38”, an arc distance of 83.46 feet to a point of reverse curvature; Thence from a tangent which bears South 88°54’19” East, curving to the left along said Northerly right-of-way line, with a radius of 54 feet, through an angle of 89°41’20”, an arc distance of 84.53 feet to a point, the last 7.76 feet being along the Westerly line of Koval Lane; Thence North 1°24’21” East, along said Westerly right of way line of Koval Lane, a distance of 74.85 feet to a point; Thence from a tangent which bears the last described course, curving to the right along said Westerly right-of-way line, with a radius of 106 feet, through an angle of 4°14’19”, an arc distance of 7.84 feet to an intersection with the North line of said Section 21, the Point of Ending 200.00 feet left of and at right angles to the centerline of SR-592 (Flamingo Road) at Highway Engineer’s Station “GCW” 77+13.39

P.O.T.; Said Point of Ending further described as bearing North 88°25’16” West, a distance of 53.17 feet from the North Quarter Corner of said Section 21.

(Deed Reference 20060602-0004546)

PARCEL 10: (APN 162-16-410-063)

Lots 25 and 26 in Block Two (2) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 9: (APN 162-16-410-067, 068, 069, 077, 078, 079, 082, 085 and 086)

Lots 33, 34, 35, 43, 44, 45, 46, 47, 48, 49, 50 and 55 in Block Three (3); and Lots 59, 60, 61 and 62 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Road, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

AND (APN 162-16-410-073)

Lot 39 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Westerly of and adjacent to the West line of said Lot 39, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

AND (APN 162-16-410-074)

Lot 40 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Easterly of and adjacent to the East line of said Lot 40, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

AND (APN 162-16-410-081)

Lots 52, 53 and 54 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that certain vacated walkway 10 feet wide adjoining Lot 52 on the West boundary, as disclosed by an Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Winnick Road and the alley vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

AND (APN 162-16-410-035)

Lot 83 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that certain vacated walkway 10 feet wide adjoining said Land on the West boundary, as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

AND (APN 162-16-410-034)

Lots 81 and 82 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH the Westerly portion of the 20 foot walkway 10 feet wide lying Easterly of Lot 82, as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

PARCEL 13: (APN 162-21-102-006)

That portion of the Northwest Quarter (NW 1/4) of Section 21, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada, being more particularly described as follows:

COMMENCING at the Northeast corner of the Northwest Quarter (NW 1/4) of said Section 21 as delineated on that certain recorded Parcel Map performed by Ralph L. Kraemer at the instance of Richard Tam, et al, dated December 3, 1973 as Document No. 343769 in File 1 of Parcel Maps, Page 35 of Official Records, Clark County, Nevada;

THENCE South 0°20’17” East along the East line of the Northwest Quarter NW (1/4) of said Section 21 a distance of 250.20 feet to a point; THENCE North 88°01’45” West a distance of 40.03 feet to a point being the intersection of the South right of way line of Flamingo Road (Proposed 100.00 feet wide) and the West right of way line of Koval Lane (Present alignment 80.00 feet wide);

THENCE South 0°20’17: East along the West right of way line of said Koval Lane a distance of 710.58 feet to a point being the Northeast corner of Lot 2 as delineated on the aforementioned Ralph L. Kraemer Parcel Map; said point also being the TRUE POINT OF BEGINNING; THENCE continuing South 0°20’17” East a distance of 450.00 feet to a point;

THENCE North 88°01’45” West a distance of 453.25 feet to a point in the West line of said Lot 2; THENCE North 0°09’35” West along said West line a distance of 449.95 feet to a point being the Northwest corner of said Lot 2; THENCE South 88°01’45” East along the North line thereof a distance of 451.85 feet to the TRUE POINT OF BEGINNING.

(Deed reference 20041221-03152).

PARCEL 14: (APN 162-21-202-006)

THAT PORTION OF THE SOUTHEAST QUARTER (SE  1⁄4) OF THE NORTHWEST QUARTER (NW  1⁄4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

LOT TWO (2) AS SHOWN BY MAP THEREOF IN FILE 1 OF PARCEL MAPS, PAGE 35, RECORDED DECEMBER 3, 1973 IN BOOK 384 AS DOCUMENT NO. 343769 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

ALSO EXCEPTING THEREFROM THAT CERTAIN SPANDREL AREA DEDICATED BY INSTRUMENT NO. 343769, RECORDED DECEMBER 3, 1973, AS FILE 1 OF PARCEL MAPS, PAGE 35, IN OFFICIAL RECORDS BOOK NO. 384 OF CLARK COUNTY, NEVADA RECORDS, SAID SPANDREL AREA BEING BOUNDED AS FOLLOWS:

ON THE SOUTH BY THE NORTH LINE OF THE SOUTH 40 FEET OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21;

ON THE EAST BY THE WEST LINE OF THE EAST 40 FEET OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21; AND

ON THE NORTHWEST BY THE ARC OF A CURVE HAVING A RADIUS OF 20.00 FEET, CONCAVE NORTHWESTERLY, BEING TANGENT TO THE NORTH LINE OF SAID SOUTH 40 FEET AND TO THE WEST LINE OF SAID EAST 40 FEET.

FURTHER EXCEPTING THEREFROM THAT PORTION OF THE NORTHWEST QUARTER (NW  1⁄4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST (NE) CORNER OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21 AS DELINEATED ON THAT CERTAIN RECORDED PARCEL MAP PERFORMED BY RALPH L. KRAEMER AT THE INSTANCE OF RICHARD TAM, ET AL, DATED DECEMBER 3, 1973 AS DOCUMENT NO. 343769 IN FILE 1 OF PARCEL MAPS, PAGE 35, OFFICIAL RECORDS, CLARK COUNTY, NEVADA;

THENCE SOUTH 0°20’17” EAST ALONG THE EAST LINE OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21 A DISTANCE OF 250.20 FEET TO A POINT;

THENCE NORTH 88°01’45” WEST A DISTANCE OF 40.03 FEET TO A POINT BEING THE INTERSECTION OF THE SOUTH RIGHT OF WAY LINE OF FLAMINGO ROAD (PURPOSED 100.00 FEET WIDE) AND THE WEST RIGHT OF WAY LINE OF KOVAL LANE (PRESENT ALIGNMENT 80.00 FEET WIDE);

THENCE SOUTH 0°20’17” EAST ALONG THE WEST RIGHT OF WAY LINE OF SAID KOVAL LANE A DISTANCE OF 710.58 FEET TO A POINT BEING THE NORTHEAST CORNER (NE COR.) OF LOT TWO (2) AS DELINEATED ON THE AFOREMENTIONED RALPH L. KRAEMER PARCEL MAP;

SAID POINT ALSO BEING THE TRUE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 0°20’17” EAST A DISTANCE OF 450.00 FEET TO A POINT;

THENCE NORTH 88°01’45” WEST A DISTANCE OF 453.25 FEET TO A POINT IN THE WEST LINE OF SAID LOT TWO (2);

THENCE NORTH 0°09’35” WEST ALONG SAID WEST LINE A DISTANCE OF 449.95 FEET TO A POINT BEING THE NORTHWEST CORNER (NW COR.) OF SAID LOT TWO (2);

THENCE SOUTH 88°01’45” EAST ALONG THE NORTH LINE THEREOF A DISTANCE OF 451.85 FEET TO THE TRUE POINT OF BEGINNING.

AND FURTHER EXCEPTING THEREFROM:

THAT PORTION OF THE EAST HALF (E  1⁄2) OF THE NORTHWEST QUARTER (NW  1⁄4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., IN THE COUNTY OF CLARK, STATE OF NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21, SAID SOUTHEAST CORNER BEING THE TRUE POINT OF BEGINNING;

THENCE NORTH 00°20’17” WEST ALONG THE EAST LINE OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21 A DISTANCE OF 708.19 FEET TO A POINT IN THE EASTERLY PROLONGATION OF THE NORTH LINE OF THE SOUTH 7.00 ACRES OF THAT CERTAIN PARCEL OF LAND SHOWN AS PARCEL TWO (2) (AFTER DEDICATION OF THE SPANDREL AREA) ON THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS AT PAGE 35, IN THE OFFICIAL RECORDS BOOK NO. 384, CLARK COUNTY, NEVADA RECORDS;

THENCE NORTH 89°50’36” WEST ALONG SAID EASTERLY PROLONGATION AND SAID NORTH LINE, BEING PARALLEL WITH THE SOUTH LINE OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21, A DISTANCE OF 494.29 FEET TO A POINT IN THE WEST LINE OF SAID PARCEL TWO (2);

THENCE SOUTH 00°09’35” EAST ALONG THE WEST LINE OF SAID PARCEL TWO (2) AND ITS SOUTHERLY PROLONGATION A DISTANCE OF 708.18 FEET TO THE SOUTH LINE OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21;

THENCE SOUTH 89°50’36” EAST ALONG SAID SOUTH LINE A DISTANCE OF 496.49 FEET TO THE TRUE POINT OF BEGINNING.

AND FURTHER EXCEPTING THEREFROM THAT PORTION OF THE NORTHWEST QUARTER (NW  1⁄4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., ACCORDING TO THE OFFICIAL PLAT OF SAID LAND, ON FILE IN THE OFFICE OF THE BUREAU OF LAND MANAGEMENT, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST (NE) CORNER OF PARCEL NO. TWO (2) OF THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS, PAGE 35, OFFICIAL RECORDS, CLARK COUNTY RECORDER’S OFFICE;

THENCE SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 450 FEET TO THE TRUE POINT OF BEGINNING AND BEING THE SOUTHEAST (SE) CORNER OF THE LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, BY LEASE RECORDED DECEMBER 15, 1977 AS DOCUMENT NO. 782567 OF OFFICIAL RECORDS;

THENCE CONTINUING SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 425 FEET;

THENCE NORTH 88°01’45” WEST A DISTANCE OF 160 FEET;

THENCE NORTH 0°20’17” WEST A DISTANCE OF 425 FEET TO A POINT IN THE SOUTH LINE OF THE LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, REFERRED TO ABOVE;

THENCE SOUTH 88°01’45” EAST ON SAID SOUTH LINE A DISTANCE OF 160 FEET TO THE TRUE POINT OF BEGINNING.

(Deed reference 20060802-05266).

PARCEL 15: (APN 162-21-202-003)

THAT PORTION OF THE NORTHWEST QUARTER (NW  1⁄4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., ACCORDING TO THE OFFICIAL PLAT OF SAID LAND, ON FILE IN THE OFFICE OF THE BUREAU OF LAND MANAGEMENT, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST (NE) CORNER OF PARCEL NO. TWO (2) OF THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS, PAGE 35, OFFICIAL RECORDS, CLARK COUNTY RECORDER’S OFFICE;

THENCE SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 450 FEET TO THE TRUE POINT OF BEGINNING AND BEING THE SOUTHEAST (SE) CORNER OF SAID LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, BY LEASE RECORDED DECEMBER 15, 1977 AS DOCUMENT NO. 782567 OF OFFICIAL RECORDS;

THENCE CONTINUING SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 425 FEET;

THENCE NORTH 88°01’45” WEST A DISTANCE OF 160 FEET;

THENCE NORTH 0°20’17” WEST A DISTANCE OF 425 FEET TO A POINT IN THE SOUTH LINE OF THE LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, REFERRED TO ABOVE;

THENCE SOUTH 88°01’45” EAST ON SAID SOUTH LINE A DISTANCE OF 160 FEET TO THE TRUE POINT OF BEGINNING.

(Deed reference 20060802-05266).

PARCEL 16: (APN 162-21-202-007)

THAT PORTION OF THE EAST HALF (E  1⁄2) OF THE NORTHWEST QUARTER (NW  1⁄4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., IN THE COUNTY OF CLARK, STATE OF NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21, SAID SOUTHEAST CORNER BEING THE TRUE POINT OF BEGINNING;

THENCE NORTH 00°20’17” WEST ALONG THE EAST LINE OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21 A DISTANCE OF 708.19 FEET TO A POINT IN THE EASTERLY PROLONGATION OF THE NORTH LINE OF THE SOUTH 7.00 ACRES OF THAT CERTAIN PARCEL OF LAND SHOWN AS PARCEL TWO (2) (AFTER DEDICATION OF THE SPANDREL AREA) ON THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS AT PAGE 35, IN THE OFFICIAL RECORDS BOOK NO. 384, CLARK COUNTY, NEVADA RECORDS;

THENCE NORTH 89°50’36” WEST ALONG SAID EASTERLY PROLONGATION AND SAID NORTH LINE, BEING PARALLEL WITH THE SOUTH LINE OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21, A DISTANCE OF 494.29 FEET TO A POINT IN THE WEST LINE OF SAID PARCEL TWO (2);

THENCE SOUTH 00°09’35” EAST ALONG THE WEST LINE OF SAID PARCEL TWO (2) AND ITS SOUTHERLY PROLONGATION A DISTANCE OF 708.18 FEET TO THE SOUTH LINE OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21;

THENCE SOUTH 89°50’36” EAST ALONG SAID SOUTH LINE A DISTANCE OF 496.49 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT THE EAST 40 FEET AND THE SOUTH 40 FEET THEREOF CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES.

ALSO EXCEPT THEREFROM THAT CERTAIN SPANDREL AREA DEDICATED BY INSTRUMENT NO. 343769 RECORDED DECEMBER 3, 1973 AS FILE 1 OF PARCEL MAPS, PAGE 35 IN OFFICIAL RECORDS BOOK NO. 384 OF CLARK COUNTY, NEVADA RECORDS, SAID SPANDREL AREA BEING BOUNDED AS FOLLOWS:

ON THE SOUTH BY THE NORTH LINE OF THE SOUTH 40 FEET OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21;

ON THE EAST BY THE WEST LINE OF THE EAST 40 FEET OF THE NORTHWEST QUARTER (NW  1⁄4) OF SAID SECTION 21; AND

ON THE NORTHWEST BY THE ARC OF A CURVE HAVING A RADIUS OF 20.00 FEET, CONCAVE NORTHWESTERLY, BEING TANGENT TO THE NORTH LINE OF SAID SOUTH 40 FEET AND TO THE WEST LINE OF SAID EAST 40 FEET.

(Deed reference 20060802-05266).

PARCEL 8: (APN 162-16-410-042, 046, 047 and 090)

Lots 94, 95, 100, 101, 102 and 103 in Block Five (5) and Lots 75 and 76 in Block Four (4) of Flamingo Estates, as shown by map there on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada

Together with those portions of Albert Avenue and Audrie Street as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

Together with those portions Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

AND (APN 162-16-410-048)

Lot 105 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

Excepting therefrom the South 10 feet as conveyed to Clark County, Nevada by deed recorded January 21, 1977 in Book 699 as Document No. 658664, of Official Records, Clark County, Nevada.

And further excepting therefrom that portion of said parcel as conveyed to the State of Nevada by document recorded October 10, 1995 in Book 951010 as Document No. 00032, of Official Records, Clark County, Nevada.

Together with the following described parcel:

Lot 104 in Block Five (5) of Flamingo Estates as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

Excepting therefrom that portion as conveyed to Clark County by Deed recorded December 31, 1973, in Book 391 as Document No. 350018, of Official Records, further described as follows:

The South Ten feet (10.00’) of Lot One Hundred Four (104) in Block Five (5) of Flamingo Estates as shown by map on file in Book 5, of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada; together with that certain spandrel or radius in the Southwest corner of said Lot One Hundred Four (104); Bounded on the Northeasterly side by a curve concave to the Northeast having a radius of 22.00 feet that is tangent at its Easterly extremity to a line parallel with and distant North 10.00 feet from the South line of said Lot One Hundred Four (104) and tangent at its Northerly extremity to the West line of said Lot One Hundred Four (104); bounded on the South side by the North line of the South 10.00 feet of said Lot One Hundred Four (104) and bounded on the West side by the West line of said Lot One Hundred Four (104). Excepting that portion previously conveyed by Flamingo estates above mentioned.

Also excepting therefrom that portion of said parcels as conveyed to the State of Nevada by documents October 10, 1995 in Book 951010 as Document No. 00032, of Official Records, Clark County, Nevada.

Together with that portion of Audrie Street as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

Also together with the following described parcel:

Lot One Hundred Six (106) in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

Excepting therefrom the Easterly 14 feet.

Further excepting therefrom the Westerly 20 feet of the Easterly 34 feet, not including the Southerly 135.50 feet.

Further excepting therefrom the South 10 feet of said Lot One Hundred Six (106), excepting the East 14 feet thereof, as conveyed to Clark County, Nevada by deed recorded January 21, 1977 in Book 699 as Document No. 658664, of Official Records, Clark County, Nevada.

Also excepting therefrom that portion of said parcel as conveyed to the State of Nevada by document recorded October 10, 1995 in Book 951010 as Document No. 00032, of Official Records, Clark County, Nevada.

AND (APN 162-16-410-043)

Lot 96 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

Together with that portion of the vacated alley lying adjacent to said lots as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, of Official Records, Clark County, Nevada, further described as follows:

A portion of the Southeast Quarter (SE  1⁄4) of the Southwest Quarter (SW  1⁄4) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:

Commencing at the centerline intersection of Audrie Street and Albert Avenue; thence South 88°23’26” East along the centerline of said Albert Street, 661.56 feet; thence South 01°36’34” West, departing said centerline, 30.00 feet to a point of the Southerly right-of-way line of Albert Avenue, said point also being the Point of Beginning; thence continuing South 01°36’34” West, 145.00 feet; thence North 88°23’26” West, 170.00 feet; thence North 01°36’34” East, 145.00 feet; thence South 88°23’26” East, 170.00 feet to the Point of Beginning.

Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

AND (APN 162-16-410-044)

Lot 97 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

Together with that portion of the vacated alley lying adjacent to said lots as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, of Official Records, Clark County, Nevada.

Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

AND (APN 162-16-410-045)

Lots 98 and 99 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada, said land being further described as follows:

A portion of the Southeast Quarter (SE  1⁄4) of the Southwest Quarter (SW  1⁄4) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the centerline intersection of Audrie Street and Albert Avenue; Thence South 88°23’26” East along the centerline of said Albert Street, 491.56 feet; Thence South 01°36’34” West, departing said centerline, 30.00 feet to a point on the Southerly right-of-way line of Albert Avenue, said point also being the Point of Beginning; Thence continuing South 01°36’34” West, 145.00 feet; Thence North 88°23’26” West, 150.00 feet; Thence North 01°36’34” East, 145.00 feet; Thence South 88°23’26” East, 150.00 feet to the Point of Beginning.

Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

AND (APN 162-16-410-091)

Lots 77 and 78 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada, further described as follows:

A portion of the Southeast Quarter (SE  1⁄4) of the Southwest Quarter (SW  1⁄4) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:

Commencing at the centerline intersection of Audrie Street and Albert Avenue; thence South 88°23’26” East along the centerline of said Albert Street, 146.56 feet; thence North 01°36’34” East, departing said centerline, 30.00 feet to a point on the Northerly right-of-way line of Albert Avenue, said point also being the Point of Beginning. Thence South 88°23’26” East along said right-of-way line 140.00 feet; thence North 01°36’34” East, departing said right-of-way, 145.00 feet; thence North 88°23’26” West, 140.00 feet; thence South 01°36’34” West, 145.00 feet to the Point of Beginning.

Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.

Together with that portion of the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 1: (TOWERS) (APN 162-16-410-060)

Lots 16 through 20 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 2: (TERRACES) (APN 162-16-410-061 and 062)

Lots 21 through 24 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 3: (TERRACES FOUR) (APN 162-16-410-064, 065 and 066)

Lots 27 through 32 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 4: (WINNICK) (APN 162-16-410-080)

Lot 51 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with the West 10 Feet of that certain pedestrian walkway abutting the Easterly line of said Lot by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Together with those portions of Winnick Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 5: (FOUNTAINS) (APN 162-16-410-070, 071, 072, 075, 076, 083 and 084)

Lots 36 through 38, 41, 42 and 56 through 58 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 6: (PLAZA) (APN 162-16-410-087)

Lots 63 and 64 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with that portion of Winnick Avenue as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 7: (SUITES) (APN 162-16-410-088 and 089)

That portion of the Southwest Quarter (SW  1⁄4) of Section 16, Township 21 South, Range 61 East M.D.M., being a portion of Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada described as follows:

Lots 1 and 2 of that certain Parcel Map on file in File 70 of Parcel Maps, Page 30, recorded September 19, 1991 as Document No. 00581 in Book 910919, of Official Records. in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue, Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

EXHIBIT G

FORM OF REIT COMPLIANCE CERTIFICATE

REIT COMPLIANCE CERTIFICATE

Date:                     , 20

This REIT Compliance Certificate (this “Certificate”) is given by Tenant (as defined in that certain Lease (Non-CPLV) (the “Lease”) dated as of [                    , 2017], by and among the entities listed on Schedule A attached thereto (collectively, and together with their respective successors and assigns, “Landlord”), and Caesars Entertainment Operating Company, Inc., a Delaware corporation, and the entities listed on Schedule B attached thereto (collectively, and together with their respective successors and assigns, “Tenant”), pursuant to Article XL of the Lease. Capitalized terms used herein without definition shall have the meanings set forth in the Lease.

By executing this Certificate, Tenant hereby certifies to Landlord that Tenant has reviewed its transactions during the Fiscal Quarter ending [             ] and for such Fiscal Quarter Tenant is in compliance with the provisions of Article XL of the Lease. Without limiting the generality of the foregoing, Tenant hereby certifies that for such Fiscal Quarter, Tenant has not, without Landlord’s advance written consent:

(i)	sublet, assigned or entered into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord could reasonably be expected to cause any portion of the amounts to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto;

(ii)	furnished or rendered any services to the subtenant, assignee or manager or managed or operated the Leased Property so subleased, assigned or managed;

(iii)	sublet or assigned to, or entered into a management arrangement for the Leased Property with any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Tenant, Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); or

(iv)	sublet, assigned or entered into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to the Lease or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could reasonably be expected to cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Certificate has been executed by Tenant on      day of                     , 20    .

[ ]

Name:

Title:

EXHIBIT H

PROPERTY-SPECIFIC IP

[SEE ATTACHED]

EXHIBIT I

FORM OF PACE REPORT

[SEE ATTACHED]

EXHIBIT J

DESCRIPTION OF TITLE POLICIES

Site & State	Chicago Title Insurance Company Policy Number	Policy Amount
Horseshoe Council Bluffs, IA	236557	$600,000,000
Harrah’s Council Bluffs, IA	236558	$180,000,000
Harrah’s Metropolis, IL	1401-8976520	$160,000,000
Horseshoe Southern Indiana, IN	484962A	$535,000,000
Horseshoe Hammond, IN	484963A	$820,000,000
Horseshoe Bossier City, LA	7230618-212263586	$210,000,000
Harrah’s Bossier City (Louisiana Downs), LA	7230618-212264031	$15,000,000
Vacant Land in Maryland Heights, MO	L20153989	$5,800,000
Harrah’s North Kansas City, MO	L20153988	$420,000,000
Grand Biloxi, MS	MS 01-306-17-6406	$100,000,000
Horseshoe Tunica, MS	MS 01-306-14-5534A	$379,950,000
Tunica Roadhouse, MS	MS 01-306-15-5842C	$30,000,000
Land Leftover from Harrah’s Gulfport, MS	MS 01-306-17-6405	$940,000
Horseshoe Tunica, AR	74306-212267738	$50,000
Caesar’s Atlantic City, NJ	2015-80317	$280,000,000
Bally’s Atlantic City and Schiff Parcel. NJ	2014-80746	$75,000,000
Harrah’s Lake Tahoe, NV	7230628-1-17-01404635	$230,000,000
Harvey’s Lake Tahoe, NV	7230628-1-17-01502209	$149,910,000
Harvey’s Lake Tahoe, CA	FSJP-CTO1500740	$90,000
Harrah’s Reno , NV	7230628-1-17-01504907	$20,000,000
Las Vegas Land Assemblage, NV	7230628-1-17-15013291	$130,560,000
Harrah’s Airplane, NV	7230628-1-17-15013112 (LS)	$3,240,000
Bluegrass Downs Racing, KY	3035/4658A	$760,000
Vacant Land at Turfway Park, KY	C1503144LKY	$4,470,000
Land in Splendora, TX	TX- 3710001776-O	$16,000

EXHIBIT K

ADDITIONAL FEE MORTGAGEE REQUIREMENTS FOR EXISTING FEE MORTGAGE

In this Schedule, all references to the Landlord Debt Documents (as defined below) or any provision thereof shall mean such documents or provisions as in effect on the date hereof, regardless of any amendment or modification to such documents or provisions, or any defined terms used in the applicable provisions.

REPRESENTATIONS

Tenant represents and warrants to Landlord that as of the Commencement Date:

1.	None of the Leased Properties is in violation of (nor will the continued operation of the Leased Properties as currently conducted violate) any law (including the USA PATRIOT Act), rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to paragraph 2 below) or any restriction of record or agreement affecting any Leased Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below).

2.	Except as provided on Schedule 3.16 to the Landlord Credit Agreement or to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i)there are no judicial, administrative or other actions, suits or proceedings pending which allege a violation of any Environmental Laws at the Leased Properties; and (ii) each of the Tenant and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations at the Leased Properties to comply with all Environmental Laws and is in compliance with the terms of such permits, licenses and other approvals and with all other Environmental Laws.

3.	Each Documented Vessel is insured in accordance with the provisions of the Ship Mortgage on such Documented Vessel (or to be recorded on such Documented Vessel in accordance herewith) and the requirements thereof in respect of such insurance will have been complied with.

4.	Each Documented Vessel has been issued a certificate of documentation with such endorsements as shall qualify the Documented Vessel for participation in the trades and services to which it may be dedicated from time to time.

5.	The Tenant and each of its Subsidiaries are in compliance with all Gaming Laws that are applicable to them and their businesses and the failure to comply with which would result in Landlord or its Subsidiaries failing to comply with Gaming Laws applicable to them or their businesses, except where a failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect under and as defined in the Landlord Credit Agreement.

6.	There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against the Leased Properties which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.	All written information (other than the Projections, estimates, budgets, forward-looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Tenant, its Subsidiaries, or their businesses conducted at the Leased Properties that was (i) prepared by or on behalf of the foregoing or their representatives, (ii) made available to the Landlord and (iii) incorporated into, or used to form the basis of, information regarding Landlord’s or its Subsidiaries’ businesses that was delivered to the Collateral Agent, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Landlord and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (in each case giving effect to all supplements and updates provided thereto).

8.	The Projections prepared by or on behalf of the Tenant or any of its Representatives and that have been made available to the Landlord have been prepared in good faith based upon assumptions believed by the Tenant to be reasonable as of the date thereof (it being understood such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, that no assurances can be given that the projected results will be realized and that such Projections are not a guaranty of performance), as of the date such Projections were furnished to the Landlord.

COVENANTS

1.	Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, Tenant shall do or cause to be done all things necessary to at all times maintain and preserve all tangible property necessary to the normal conduct of its business at the Leased Properties and keep the Leased Properties in good repair, working order and condition (ordinary wear and tear, casualty and condemnation or as otherwise permitted excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Lease).

2.

Tenant and its Subsidiaries shall maintain, with financially sound and reputable insurance companies (as determined in good faith by Tenant), insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily and reasonably maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (as determined in good faith by Tenant). Notwithstanding the foregoing, the Tenant and its Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure (as determined in good faith by the Tenant).

3.	With respect to the Leased Properties, if at any time the area in which the Leased Properties are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) such Leased Property shall be insured to the extent required to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

4.	Each Documented Vessel shall be insured in accordance with the provisions of the Ship Mortgage on such Documented Vessel (or to be recorded on such Documented Vessel in accordance herewith).

5.	Within 30 days of the Commencement Date (or such later date agreed by Landlord), Tenant shall provide Landlord endorsements satisfying the requirements of clause (a) of Section 5.02 of the Landlord Credit Agreement.

6.	Tenant shall comply with all laws, rules, regulations and orders of any Governmental Authority applicable to the Leased Properties, including all Gaming Regulations and the Economic Sanction Laws, except that the Tenant and its Subsidiaries need not comply with any laws, rules, regulations and orders of any Governmental Authority then being contested by any of them in good faith by appropriate proceedings, and except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this paragraph 6 shall not apply to Environmental Laws, which are the subject of paragraph 7 below, or to laws related to Taxes.

7.	Tenant shall permit any Persons designated by the Landlord to visit and inspect the Leased Properties at reasonable times, upon reasonable prior notice to the Tenant, and as often as reasonably requested.

8.	Tenant shall comply with all Environmental Laws applicable to the Leased Properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for the Leased Properties, in each case in accordance with Environmental Laws; except, in each case with respect to this paragraph 7, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

9.	After the occurrence of a default by Tenant under the Lease that gives rise to an Event of Default under the Landlord Credit Agreement and during the continuance of such Event of Default, and upon five (5) Business Days prior written notice from Landlord, the Tenant shall grant Landlord access to the Leased Properties and its records and business so that Landlord may verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Leased Properties. The Landlord shall have the right to share any information it gains from such inspection or verification with any of its creditors.

10.	Tenant covenants that it shall not cause or permit any Vessel to be operated in any manner contrary to law and shall not engage in any unlawful trade or violate any law that will expose any Vessel to penalty, forfeiture or capture in a manner reasonably expected to cause a Material Adverse Effect.

11.	Tenant shall pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on any Vessel if the non-payment of same could reasonably be expected to result in the imposition of an encumbrances which is not a Permitted Encumbrance or could otherwise reasonably be expected to cause a Material Adverse Effect.

12.	Tenant shall place or cause to be placed, and at all times and places shall retain or cause to be retained, a properly certified copy of each Ship Mortgage on board each applicable Vessel with her papers and shall cause such certified copy and such papers to be exhibited to any and all Persons having business therewith that might give rise to any Lien thereon other than Liens for crew’s wages and salvage, or other Permitted Encumbrances, and to any representative of Landlord; and shall place or cause to be placed and keep prominently displayed or cause to be prominently displayed in the chart room, in the Master’s cabin, or principal operations office of each Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

This Vessel is documented in the name of [    ] and is covered by a FIRST PREFERRED SHIP MORTGAGE to WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT, under authority of the United States Ship Mortgage Act of 1920, as amended, recodified at 46 U.S.C. § 31301 et seq., as amended. Under the terms of said Mortgage, neither the Shipowner, nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage and other Permitted Liens.”

13.	The Tenant shall at all times and without cost or expense to Landlord maintain and preserve, or cause to be maintained and preserved, each Vessel in good running order and repair, so that each Vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and in good operating condition for its intended use, except in any such case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Tenant covenants that it shall, at all times comply with all applicable laws, treaties and conventions of the United States, and the rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith to the extent non-compliance is reasonably expected to cause a Material Adverse Effect. The Tenant shall not make, or permit to be made, any substantial change in the structure, type or speed of any Vessel to the extent such changes would result in a need to redocument such Vessel with the National Vessel Documentation Center, without the prior written consent of Landlord, which consent shall not unreasonably be refused or denied so long as the applicable Ship Mortgage is preserved as a first preferred mortgage.

14.	With reasonable prior notice, Tenant shall at all times afford the Landlord or its authorized representatives, at the risk and expense of the Tenant, full and complete access to the Vessel at any and from time to time during normal business hours for the purpose of inspecting the same.

15.	Tenant shall not transfer or change the flag of any Vessel without the written consent of the Landlord first had and obtained, and any such written consent to any one transfer or change of flag shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag.

16.	Tenant shall, at its expense, when and so long as any Ship Mortgage shall be outstanding, insure the applicable Vessel and keep such Vessel insured, in lawful money of the United States, for an amount not less than the full commercial value of such Vessel. Such Vessel shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine policies. Such insurance shall cover marine perils, on hull and machinery, and shall be maintained in the broadest forms available in the American or British insurance markets or such other markets as may be satisfactory to Landlord. Such Vessel shall not operate in or carry any cargoes or proceed into any area then excluded by trading warranties under its marine policies (including protection and indemnity) without obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to Landlord.

17.

The policy or policies of insurance shall be issued by responsible underwriters of recognized standing, shall contain customary conditions, terms, stipulations and shall be kept in full force and effect by Tenant so long as the applicable Ship Mortgage shall be outstanding. All such policies, binders, cover notes and other interim insurance contracts shall be executed and issued in the name of Tenant and shall, to the extent that the Landlord Credit Agreement shall require, provide that loss be payable to the Collateral Agent for distribution in accordance with the terms of the Lease and shall provide for at least thirty days’ prior notice to be given the Collateral Agent by the broker and/or underwriters in the event of cancellation. The Collateral Agent (and such other Persons as the Collateral Agent may designate from time to time) shall be named as additional insured or lenders loss payee, as applicable, on all such policies, cover notes and insurance contracts but without liability of the Collateral Agent or any such other Person for premiums or calls. All such cover notes, and if requested by the Collateral Agent at any time and from time to time all such policies, binders and other interim insurance contracts, shall be deposited with the Collateral Agent. Tenant shall furnish or cause to be furnished to the Collateral Agent annually a detailed report signed by a firm or firms of marine insurance brokers satisfactory to the Collateral Agent as to the insurance maintained in respect of the applicable Vessel, as to their opinion that such insurances are at least comparable to that which is customarily maintained for properties of a similar character employed under similar conditions of operation by prudent companies engaged in a similar business and as to compliance with the provisions of this paragraph 16. In addition, Tenant shall maintain or cause to be maintained protection and indemnity insurance and coverage that is carried and maintained for properties of a similar character employed under similar conditions of operation by prudent companies engaged in a similar business and in the maximum available amount on commercially reasonable terms against pollution liability, through underwriters or associations of recognized standing on commercially reasonable terms with respect to coverage other than pollution liability that is carried and maintained for properties of a similar character employed under similar conditions of operation by prudent companies engaged in a similar business. Such insurance policies shall provide for at least thirty days’ prior notice to be given to the Collateral Agent by the underwriters or association or insurance broker in the event of cancellation and at least ten days prior notice to be given to the Collateral Agent by the underwriters or association or insurance broker in the event of the failure of Tenant to pay any premium or call that would suspend coverage under the policy or the payment of a claim thereunder. Upon request, Tenant shall furnish a copy of each insurance policy with respect to any Vessel to the Collateral Agent.

Any loss under any insurance on any Vessel with respect to protection and indemnity risks shall be paid to the Person to whom any liability covered by such insurance has been incurred. Any loss under any insurance with respect to any Vessel involving any damage to such Vessel (other than a loss under any insurance on such Vessel with respect to protection and indemnity risks), shall be paid directly to the repairer or, if Tenant repaired the damage to such Vessel and the cost thereof, then to Tenant in reimbursement thereof.

18.	Tenant shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on Tenant or the applicable Vessel with respect to pollution including, without limitation, the U.S. Water Pollution Control Act, as amended by the Water Pollution Control Act Amendment of 1972 and as it may be further amended, the Oil Pollution Act of 1990 as amended from time to time, and the Hazardous Materials Transportation Act as amended from time to time, and shall maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which such Vessel from time to time is engaged and the cargoes carried by it, except in each case to the extent the failure to comply would not reasonably be expected to have a Material Adverse Effect.

19.	All hull and machinery Insurances relating to the Vessel shall contain a lenders loss payee and mortgagee interests and obligations endorsement in the form of Exhibit 1 hereto or in such other form as the Assignee may reasonably agree.

20.	All entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to the Vessel shall contain a lenders loss payee and mortgagee interests and obligations endorsement in the form of Exhibit 1 hereto or in such other form as the Assignee may agree, and the proceeds of such protection and indemnity entries or insurance coverages in lieu thereof shall be paid on behalf of the Assignor for any sums which the Assignor, as owner of the Vessel, shall become liable to pay, in respect of any casualty or occurrence during the currency of such entries or insurances but only in respect of the matters covered thereby.

21.	All hull and machinery Insurances (as defined in the Insurance Assignment) relating to any Vessel shall contain a lenders loss payee and mortgagee interests and obligations endorsement in the form of Exhibit 1 hereto or in such other form as the Collateral Agent may reasonably agree.

22.	All entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to any Vessel shall contain a lenders loss payee and mortgagee interests and obligations endorsement in the form of Exhibit 1 hereto or in such other form as the Collateral Agent may agree, and the proceeds of such protection and indemnity entries or insurance coverages in lieu thereof shall be paid on behalf of Tenant for any sums which Tenant, as tenant of the Vessel, shall become liable to pay, in respect of any casualty or occurrence during the currency of such entries or insurances but only in respect of the matters covered thereby.

Exhibit 1

LENDERS LOSS PAYEE AND MORTGAGEE INTERESTS AND OBLIGATIONS

All third parties having an interest in property insured by this Policy, as required by lease, contract or agreement, shall automatically be Additional Insureds hereunder.

All other third parties including, but not limited to, Loss Payees and Mortgagees who have an interest in the property insured by this Policy shall be automatically named as Loss Payees or Mortgagees, and loss, if any, under this Policy shall be adjusted with the Insured and payable to the Insured and the Additional Insureds, Loss Payees or Mortgagees according to their respective insurable interests.

A.	The Insurer will pay for loss to specified property insured under this Policy to each Lender Loss Payee (hereinafter referred to as Lender) as its interest may appear, and to each specified Mortgagee as its interest may appear, under all present or future mortgages upon such property, in order of precedence of the mortgages.

B.	The interest of the Lender or Mortgagee (as the case may be) in property insured under this Policy will not be invalidated by:

1)	any act or neglect of the debtor, mortgagor, or owner (as the case may be) of the property.

2)	foreclosure, notice of sale, or similar proceedings with respect to the property.

3)	change in the title or ownership of the property.

4)	change to a more hazardous occupancy.

The Lender or Mortgagee will notify the Insurer of any known change in ownership, occupancy, or hazard and, within 10 days of written request by the Insurer, may pay the increased premium associated with such known change. If the Lender or Mortgagee fails to pay the increased premium, all insurance under this Policy will cease.

C.	If this Policy is cancelled at the request of the Insured or its agent, the insurance for the interest of the Lender or Mortgagee will terminate 10 days after the Insurer sends to the Lender or Mortgagee written notice of cancellation, unless:

1)	sooner terminated by authorization, consent, approval, acceptance, or ratification of the Insured’s action by the Lender or Mortgagee, or its agent.

2)	this Policy is replaced by the Insured, with a policy providing insurance for the interest of the Lender or Mortgagee, in which event insurance under this Policy with respect to such interest will terminate as of the effective date of the replacement policy, notwithstanding any other provision of this Policy.

D.	The Insurer may cancel this Policy and/or the interest of the Lender or Mortgagee under this Policy, by giving the Lender or Mortgagee written notice 60 days prior to the effective date of cancellation, if cancellation is for any reason other than non-payment. If the debtor, mortgagor, or owner has failed to pay any premium due under this Policy, the Insurer may cancel this Policy for such non-payment, but will give the Lender or Mortgagee written notice 10 days prior to the effective date of cancellation. If the Lender or Mortgagee fails to pay the premium due by the specified cancellation date, all insurance under this Policy will cease.

E.	If the Insurer pays the Lender or Mortgagee for any loss, and denies payment to the debtor, mortgagor or owner, the Insurer will, to the extent of the payment made to the Lender or Mortgagee be subrogated to the rights of the Lender or Mortgagee under all securities held as collateral to the debt or mortgage. No subrogation will impair the right of the Lender or Mortgagee to sue or reinsure the full amount of its claim. At its option, the Insurer may pay to the Lender or Mortgagee the whole principal due on the debt or mortgage plus any accrued interest. In this event, all rights and securities will be assigned and transferred from the Lender or Mortgagee to the Insurer, and the remaining debt or mortgage will be paid to the Insurer.

F.	If the Insured fails to render proof of loss, the Lender or Mortgagee, upon notice of the Insured’s failure to do so, will render proof of loss within 60 days of notice and will be subject to the provisions of this Policy relating to Appraisal, Settlement of Claims, and Suit Against the Insurer.

G.	Other provisions relating to the interests and obligations of the Lender or Mortgagee may be added to this Policy by agreement in writing.

DEFINITIONS

All capitalized terms used in this Schedule shall have the meanings set forth in the Lease and, if not defined therein, then the following meanings:

“Closing Date” shall mean the “Closing Date” referred to in the Landlord Credit Agreement.

“Collateral Agent” has the meaning given to such term in the Landlord Credit Agreement.

“Documented Vessel” shall mean any Vessel which has a current and valid certificate of documentation issued by the NVDC.

“Economic Sanctions Laws” means (i) the Trading with the Enemy Act (50 U.S.C. App. §§ 5(b) and 16, as amended, modified, or supplemented from time to time), the International Emergency Economic Powers Act, (50 U.S.C. §§ 1701-1706, as amended, modified, or supplemented from time to time), Executive Order 13224 (effective September 24, 2001), as amended, modified, or supplemented from time to time and any successor thereto, and the regulations administered and enforced by OFAC and (ii) any and all other laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to Tenant, its Subsidiaries or Affiliates relating to economic sanctions and terrorism financing.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to the protection of human health and safety (to the extent relating to the protection of the environment or exposure to or management of Hazardous Materials).

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body (including any supra-natural bodies such as the European Union or the European Central Bank).

“Hazardous Materials” shall mean all pollutants, contaminants, and toxic or hazardous wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Insurance Assignment” has the meaning given to such term in the Landlord Credit Agreement.

“Landlord Credit Agreement” shall mean that certain First Lien Credit Agreement, dated as of [●], 2017, among [Merger Newco], a Delaware corporation, VICI Properties 1 LLC, a Delaware limited liability company, the lenders and other parties from time to time party thereto and [●], as administrative agent.

“Landlord Debt Documents” shall mean the Landlord Credit Agreement, the Loan Documents (as defined in the Landlord Credit Agreement), the Landlord First Lien Indenture, the Notes (as defined in the Landlord First Lien Indenture), the Security Documents (as defined in the Landlord First Lien Indenture), the Landlord Second Lien Indenture, the Notes (as defined in the Landlord Second Lien Indenture) and the Security Documents (as defined in the Landlord Second Lien Indenture).

“Landlord First Lien Indenture” shall mean that certain Indenture, dated as of [●], 2017, among VICI Properties 1 LLC, a Delaware limited liability company, VICI FC Inc., a Delaware corporation, VICI NC LLC, a Delaware limited liability company, the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, for the First-Priority Senior Secured Floating Rate Notes due 2022.

“Landlord Second Lien Indenture” shall mean that certain Indenture, dated as of [●], 2017, among VICI Properties 1 LLC, a Delaware limited liability company, VICI FC Inc., a Delaware corporation, VICI NC LLC, a Delaware limited liability company, the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, for the 8.0% Second-Priority Senior Secured Notes due 2023.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease, the Lease Agreements, the Management and Lease Support Agreement (in each case as defined in the Landlord Credit Agreement), or an agreement to sell be deemed to constitute a Lien.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Tenant and the Subsidiaries, taken as a whole, as relates to the Leased Property.

“NVDC” shall mean the United States Coast Guard’s National Vessel Documentation Center or any successor entity.

“Other First Lien Landlord Agreement” shall have the meaning given to the term “Other First Lien Agreement” in the Collateral Agreement referred to in the Landlord Credit Agreement.

“Permitted Lien” has the meaning given to such term in the Landlord Credit Agreement.

“Projections” shall mean the projections of the Tenant and its Subsidiaries and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Landlord prior to the Closing Date.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or depositing in, into, or onto the environment.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Ship Mortgage” has the meaning given to such term in the Landlord Credit Agreement.

“Vessel” shall mean (i) any vessel, boat, ship, catamaran, riverboat, or barge of any kind or nature whatsoever, whether or not temporarily or permanently moored or affixed to any real property, and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid, (ii) any improvement to real property which is used or susceptible of use as a dockside, riverboat or water-based venue for business operations, (iii) any property which is a vessel within the meaning given to that term in 1 U.S.C. § 3, and (iv) any property which would be a vessel within the meaning of that term as defined in 1 U.S.C. § 3 but for its removal from navigation for use in gaming or other business operations and/or any modifications made thereto to facilitate dockside gaming or other business operations which may affect its seaworthiness, and, in each case, all appurtenances thereof.

SCHEDULE A

LANDLORD ENTITIES

Horseshoe Council Bluffs LLC

Harrah’s Council Bluffs LLC

Harrah’s Metropolis LLC

Horseshoe Southern Indiana LLC

New Horseshoe Hammond LLC

Horseshoe Bossier City Prop LLC

Harrah’s Bossier City LLC

New Harrah’s North Kansas City LLC

Grand Biloxi LLC

Horseshoe Tunica LLC

New Tunica Roadhouse LLC

Caesars Atlantic City LLC

Bally’s Atlantic City LLC

Harrah’s Lake Tahoe LLC

Harvey’s Lake Tahoe LLC

Harrah’s Reno LLC

Bluegrass Downs Property Owner LLC

Vegas Development LLC

Vegas Operating Property LLC

Miscellaneous Land LLC

Propco Gulfport LLC

SCHEDULE B

TENANT ENTITIES

CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.

Caesars Entertainment Operating Company, Inc.

HBR Realty Company LLC

Harveys Iowa Management Company LLC

Southern Illinois Riverboat/Casino Cruises LLC

Caesars Riverboat Casino, LLC

Roman Holding Company of Indiana LLC

Horseshoe Hammond, LLC

Horseshoe Entertainment

Harrah’s Bossier City Investment Company, L.L.C.

Harrah’s North Kansas City LLC

Grand Casinos of Biloxi, LLC

Robinson Property Group LLC

Tunica Roadhouse LLC

Boardwalk Regency LLC

Caesars New Jersey LLC

Bally’s Park Place LLC

Harveys Tahoe Management Company LLC

Players Bluegrass Downs LLC

Hole in the Wall, LLC

Casino Computer Programming, Inc.

Harveys BR Management Company, Inc.

SCHEDULE 1

GAMING LICENSES

Unique ID	Legal Entity Name	License Category	Type of License	Issuing Agency	State	Description of License
294	Bally’s Park Place LLC	Gaming	Lottery License	State of NJ, Lottery Commission	New Jersey	Bally’s Atlantic City

446	Bally’s Park Place LLC	Gaming	Gaming License	State of New Jersey, New Jersey Casino Commission	New Jersey	Bally’s Atlantic City

447	Boardwalk Regency LLC	Gaming	Gaming License	State of New Jersey, New Jersey Casino Commission	New Jersey	Caesars Atlantic City

451	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Gaming	Gaming License	State of Nevada, Nevada Gaming Commission	Nevada	Harrah’s Reno

458	Caesars Riverboat Casino, LLC	Gaming	Gaming License	State of Indiana, Indiana Gaming Commission	Indiana	Horseshoe Southern Indiana

192	Casino Computer Programming, Inc.	Gaming	Mississippi Gaming Commission Gaming license	State of Mississippi, Mississippi Gaming Commission	Mississippi	0822 (allows us to be Manufacturer/Distributor)

461	Grand Casinos of Biloxi, LLC	Gaming	Gaming License	State of Mississippi, Mississippi Gaming Commission	Mississippi	Harrah’s Gulf Coast

463	Harrah’s Bossier City Investment Company, L.L.C.	Gaming	Gaming License	State of Louisiana, Louisiana Gaming Control Board	Louisiana	Louisiana Downs

452	Harrah’s North Kansas City LLC	Gaming	Gaming License	State of Missouri, Missouri Gaming Commission	Missouri	Harrah’s North Kansas City

Unique ID	Legal Entity Name	License Category	Type of License	Issuing Agency	State	Description of License
456	Harveys BR Management Company, Inc.	Gaming	Gaming License	State of Iowa, Iowa Racing and Gaming Commission	Iowa	Horseshoe Council Bluffs

455	Harveys Iowa Management Company LLC	Gaming	Gaming License	State of Iowa, Iowa Racing and Gaming Commission	Iowa	Harrah’s Council Bluffs

449	Harveys Tahoe Management Company LLC	Gaming	Gaming License	State of Nevada, Nevada Gaming Commission	Nevada	Harveys Lake Tahoe

450	Harveys Tahoe Management Company LLC	Gaming	Gaming License	State of Nevada, Nevada Gaming Commission	Nevada	Harrah’s Lake Tahoe

457	Horseshoe Hammond, LLC	Gaming	Gaming License	State of Indiana, Indiana Gaming Commission	Indiana	Horseshoe Hammond

462	Horseshoe Entertainment	Gaming	Gaming License	State of Louisiana, Louisiana Gaming Control Board	Louisiana	Horseshoe Bossier City

201	Players Bluegrass Downs LLC	Gaming	Business Registration Race Track	City of Paducah	Kentucky	Annual License Tax

209	Players Bluegrass Downs LLC	Gaming	Horse Racing License	Kentucky Horse Racing Commission	Kentucky	Horse Racing License

459	Robinson Property Group LLC	Gaming	Gaming License	State of Mississippi, Mississippi Gaming Commission	Mississippi	Horseshoe Tunica

121	Roman Holding Company of Indiana LLC	Gaming	Certificate of Documentation	United States Coast Guard	Indiana	Permits operation of riverboat

454	Southern Illinois Riverboat/Casino Cruises LLC	Gaming	Gaming License	State of Illinois, Illinois Gaming Board	Illinois	Harrah’s Metropolis

Unique ID	Legal Entity Name	License Category	Type of License	Issuing Agency	State	Description of License
460	Tunica Roadhouse LLC	Gaming	Gaming License	State of Mississippi, Mississippi Gaming Commission	Mississippi	Tunica Roadhouse

SCHEDULE 2

GROUND LEASES

Bluegrass Downs

Lease Agreement dated as of May 22, 1987, by and between the Inez Johnson, as landlord, and Coy Stacey and Bobby Dexter, as tenant, as assigned to Bluegrass Downs of Paducah, LTD, as of June 1, 1987, as further assigned to Players Bluegrass Downs, Inc. as of November 22, 1993

Leases dated as of July 31, 1987, by and between the Inez Johnson, as landlord, and Wayne and Gloria Simpson, as tenant, as assigned to Players Bluegrass Downs Inc., as of December 16, 1999, and as extended by that certain Extension of Lease Agreement dated as of September 8, 2017

Grand Biloxi

Public Trust Tidelands Lease dated November 16, 2015, and recorded December 1, 2015, by and between Secretary of State, for and on behalf of the State of Mississippi, as lessor, and Grand Casinos of Biloxi, LLC, as tenant

Ground Lease, dated June 23, 1992 , recorded on June 25, 1992 in Book 244 at Page 309, as amended by (i) that certain First Amendment to Ground Lease, dated November 9, 1992, evidenced of record by that Memorandum of First Amendment to Lease, dated February 1, 1993, recorded on February 5, 1993 in Deed Book 251 at Page 385, (ii) that certain Second Amendment to Lease Agreement, dated as of February 1, 1993, and recorded February 5, 1993, in Deed Book 251 at Page 593, and re-recorded [ ] in Deed Book 253 at Page 385, (iii) that certain Third Amendment to Ground Lease, dated as of July 31, 1998, and recorded August 7, 1998, at Deed Book 328, at Page 253, and (iv) that certain Addendum to Ground Lease, dated September 29, 2005, by and between Mavar, Inc. as landlord, and Grand Casinos of Biloxi, LLC, successor in interest to Grand Casinos of Mississippi, Inc. – Biloxi, as tenant

Harrah’s Airplane Hangar

Lease Agreement dated May 19, 1998, as amended pursuant to that certain First Amendment to Imperial Place Air, Ltd. Lease Agreement, dated September 21, 1999, and that certain Second Amendment to Imperial Palace Lease Agreement dated October 7, 2003, and as assigned pursuant to that certain Assignment and Assumption of Agreement dated December 12, 2005, and as further amended pursuant to that Third Amendment to Lease Agreement dated October 2, 2007, by and between the County of Clark, as lessor, and Caesar’s Entertainment Operating Company, Inc., successor in interest to Harrah’s Operating Company, Inc., successor in interest to Sunrise Hangar, LLC, as lessee

Harrah’s Council Bluffs

Sublease Agreement filed of record in Book 95 Page 21438 of the Pottawattamie County records, and later amended by First Amendment to Sublease Agreement filed of record May 4, 2011 in Book 2011 Page 5607 of the Pottawattamie County, Iowa

Harrah’s Metropolis

Lease, dated as of October 9, 1995, by and between the City of Metropolis, as landlord, and Southern Illinois Riverboat/Casino Cruises, Inc., as tenant, as amended by that certain First Amendment to Lease Agreement dated March 26, 2001, and that certain Second Amendment to Lease Agreement dated March 9, 2004

Lease, dated as of December 10, 1990, by and between the City of Metropolis as landlord, and Southern Illinois Riverboat/Casino Cruises, Inc. (as successor in interest to P.C.I., Inc., a Nevada corporation), as tenant as amended by that certain Amendment to Lease dated May 26, 1992, Amendment to Lease dated July 13, 1992, Amendment to Lease dated August 25, 1995, Amendment to Lease dated March 26, 2001, Amendment to Lease dated March 9, 2004 and Amendment to Lease dated September 13, 2004

Harrah’s North Kansas City

Ground Lease between Harrah’s North Kansas City LLC, a Missouri limited liability company, as successor-by-merger to Harrah’s North Kansas City Corporation, a Nevada corporation, as Lessee, and The City of North Kansas City, Missouri, as Lessor, dated July 12, 1993, as amended by that certain First Amendment to Ground Lease dated November 22, 1994, that certain Second Amendment to Ground Lease dated as of December 19, 1995, that certain Third Amendment to Ground Lease dated December 22, 1998, that certain Fourth Amendment to Ground Lease dated June 28, 2005, that certain Letter Re: Extension of that certain Ground Lease dated July 12, 1993, dated February 11, 2010, and that certain Letter Re: Extension of that certain Ground Lease dated July 12, 1993, dated October 14, 2014, and as evidenced by that certain Short Form Lease recorded July 28, 1993, in Book 2252, Page 712, of the Office of the Recorder of Deeds for Clay County, Missouri

Harvey’s Lake Tahoe

Douglas County, Parcel 1: Unrecorded Lease, dated July 9, 1973, by and between Park Cattle Co., a Nevada Corporation, as Lessor and Harvey’s Wagon Wheel, Inc., a Nevada corporation, as Lessee dated February 28, 1985 as disclosed by a Memorandum of Lease, recorded March 18, 1985, in Book 385, Page 1631, as Document No. 114959, and by an unrecorded Modification of Lease dated April 27, 1979, an unrecorded Second Amendment to Lease dated February 28, 1985 and by a unrecorded Third Amendment to the Parking Lease and Assignment of Leases dated June 1, 1997, as disclosed by a Memorandum of Lease recorded March 6, 1998 in Book 398, Page 1298, as Document No. 434235, where Harvey’s Casino Resorts, a Nevada corporation, formerly known as Harvey’s Wagon Wheel, Inc., a Nevada corporation assigned to Harvey’s Tahoe Management Company, INC., a Nevada corporation and by Assignment And Assumption Of Leases recorded January 21, 2008, in Book 108, Page 5387, as Document No. 716866 where Harvey’s Tahoe Management Company, Inc., a Nevada corporation assigned to

Tahoe Propco, LLC, a Delaware limited liability company and by Assignment And Assumption Of Leases recorded January 21, 2008, in Book 108, Page 5393, as Document No. 716867 where Tahoe Propco, LLC, a Delaware limited liability company assigned to Tahoe Garage Propco, LLC, a Delaware limited liability Company

Douglas County, Parcel 2: Unrecorded Lease, dated July 9, 1973, by and between Park Cattle Co., a Nevada Corporation, as Lessor and Harvey’s Wagon Wheel, Inc., a Nevada corporation, as Lessee and by an unrecorded Modification of Lease dated February 28, 1985, as disclosed by a Memorandum Of Lease, recorded March 18, 1985, in Book 385, Page 1636, as Document No. 114960, and by a unrecorded First Amendment to the Douglas County Greenbelt Lease dated June 1, 1997, as disclosed by a Memorandum Of Lease recorded March 6, 1998 in Book 398, Page 1288, as Document No. 434233, where Harvey’s Casino Resorts, a Nevada corporation, formerly known as Harvey’s Wagon Wheel, Inc., a Nevada corporation assigned to Harvey’s Tahoe Management Company, Inc., a Nevada corporation and by Assignment and Assumption of Leases recorded January 21, 2008, in Book 108, Page 5387, as Document No. 716866 where Harvey’s Tahoe Management Company, Inc., a Nevada corporation assigned to Tahoe Propco, LLC, a Delaware limited liability company and by Assignment and Assumption Of Leases recorded January 21, 2008, in Book 108, Page 5393, as Document No. 716867 where Tahoe Propco, LLC, a Delaware limited liability company assigned to Tahoe Garage Propco, LLC, a Delaware limited liability company

Net Lease Agreement (El Dorado, California Property), dated as of February 28, 1985, by and between Park Cattle Co., a Nevada corporation, as landlord, and Harvey’s Wagon Wheel, Inc., a Nevada corporation, as tenant, as referenced in that certain Memorandum of Lease recorded March 18, 1985 at Book 2410, Page 354 of the Official Records, as amended by that certain First Amendment to Lease Agreement dated June 1, 1997, between Park Cattle Co., as landlord, and Harveys Casino Resorts, f/k/a Harvey’s Wagon Wheel, Inc., as tenant, as assigned pursuant to that certain Assignment of Leases dated June 1, 1997, by and among Harveys Casino Resorts, Harveys Tahoe Management Company, Inc., and Park Cattle Co., and that certain Assignment and Assumption of Leases dated January 30, 2008, by and between Harveys Tahoe Management Company, Inc., and Tahoe Propco, LLC, recorded as Instrument No. 2008-0005109-00, and that certain Assignment and Assumption of Leases dated January 30, 2008, by and between Tahoe Propco, LLC, and Tahoe Garage Propco, LLC

Horseshoe Bossier City

State of Louisiana Commercial Lease by and between State of Louisiana, State Land Office and Horseshoe Entertainment, a Louisiana Ltd. Partnership, dated July 6, 1994, as extended by that certain Letter RE: Renewal of Commercial Water Bottom Lease Contract No. 3000, dated June 30, 2014

Lease Agreement by and between Johnny Bonomo, Jr., and Mary C. Bonomo, and Horseshoe Entertainment, dated February 8, 1996

Horseshoe Hammond

Lease Agreement dated April 16, 2002, by and between the National Railroad Passenger Corporation (aka Amtrak), as landlord, and Horseshoe Hammond, LLC, as tenant, as extended by that certain Letter Re: Renewal of Lease Agreement, dated September 11, 2008, as amended pursuant to that certain First Amendment to Lease Agreement dated April 13, 2012, as amended pursuant to that certain Letter Re: Renewal of Lease Agreement dated January 10, 2017

License Agreement dated June 19, 1996, by and between the Department of Waterworks of the City of Hammond and the City of Hammond, Indiana, by and through its Department of Waterworks, as landlord, and Horseshoe Hammond, LLC, as tenant, as amended pursuant to that certain First Amendment to Lease, dated April [    ], 2007

Lease (Casino and Parking) dated June 19, 1996, by and between City of Hammond, Department of Redevelopment, as landlord, and Horseshoe Hammond, LLC, as tenant, as amended pursuant to that certain undated Amendment to Lease, that certain Second Amendment to Lease dated December 5, 2002, that certain Third Amendment to Lease dated December 5, 2006

SCHEDULE 3

MAXIMUM FIXED RENT TERM

Property Name	City, State	Maximum Fixed Rent Term
Harrah’s Lake Tahoe	Stateline, NV	25
Harvey’s Lake Tahoe	Stateline, NV	25
Harrah’s Reno	Reno, NV	30
Bally’s Atlantic City	Atlantic City, NJ	25
Caesars Atlantic City	Atlantic City, NJ	25
Horseshoe Hammond	Hammond, IN	25
Horseshoe Southern Indiana	Elizabeth, IN	30
Harrah’s Metropolis	Metropolis, IL	35
Harrah’s North Kansas City	North Kansas City, MO	30
Harrah’s Council Bluffs	Council Bluffs, IA	30
Horseshoe Council Bluffs	Council Bluffs, IA	20
Grand Biloxi Casino Hotel (a/k/a Harrah’s Gulf Coast)	Biloxi, MS	30
Horseshoe Tunica	Tunica Resorts, MS	30
Tunica Roadhouse	Tunica Resorts, MS	30
Harrah’s Bossier City (Louisiana Downs)	Bossier City, LA	20
Horseshoe Bossier City	Bossier City, LA	30

SCHEDULE 4

SPECIFIED SUBLEASES

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
N/A	Bally’s Park Place LLC	Bally’s Atlantic City	Best Buy kiosk	NewZoom, Inc. d/b/a ZoomSystems	REVOCABLE LICENSE AGREEMENT	10/1/2010	Zoom.pdf

8171	Bally’s Park Place LLC	Bally’s Atlantic City	Buca Di Beppo	Buca di Beppo (USA), LLC	BUCA DI BEPPO – RESTAURANT FRANCHISE AGREEMENT – BALLY’S ATLANTIC CITY, NEW JERSEY	5/15/2014	9500 BAC Buca Franchise Agreement Fully Executed-2.pdf

8197	Bally’s Park Place LLC	Bally’s Atlantic City	Fralinger’s Taffy	Fralinger’s Inc.	FRALINGER’S SALT WATER TAFFY LEASE AGREEMENT	12/1/2014	Fralingers Salt Water Taffy Lease.pdf

8167	Bally’s Park Place LLC	Bally’s Atlantic City	Guy Fieri Barrels & Chops	GRF Enterprises, LLC	RESTAURANT LICENSE AGREEMENT	5/15/2014	9019 – Guy Fieri Barrels Chops – Restaurant License Agreement – Fully Executed.pdf

14871	Bally’s Park Place LLC	Bally’s Atlantic City	Guy Fieri Barrels & Chops	GRF Enterprises, LLC	FIRST AMENDMENT TO THE RESTAURANT LICENSE AGREEMENT	7/1/2015	BAC Fieri Barrel and Chops 1st Am Fully Executed.pdf

N/A	Bally’s Park Place LLC	Bally’s Atlantic City	Guy’s Bar-B-Que Joint	GRF Enterprises, LLC	RESTAURANT LICENSE AGREEMENT	12/22/2015	BAC Guy Fieri BBQ Restaurant License Agreement Fully Executed.pdf

8178	Bally’s Park Place LLC	Bally’s Atlantic City	Harry’s Oyster Bar	Harry’s Oyster Bar, LLC.	LEASE AGREEMENT	8/30/2010	BAC Harry_s Bar_(34186698_1).PDF

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
8208	Bally’s Park Place LLC	Bally’s Atlantic City	Johnny Rockets	J. Rockets Development – Atlantic City, LLC d/b/a Johnny Rockets	ADDENDUM TO LEASE AGREEMENT	8/22/2003	Johnny Rockets – Lease Addendum 8-22-03.pdf

8209	Bally’s Park Place LLC	Bally’s Atlantic City	Johnny Rockets	J. Rockets Development – Atlantic City, LLC d/b/a Johnny Rockets	LEASE EXTENSION AGREEMENT	10/1/2009	Johnny Rockets – Lease Extension 10-09.pdf

8207	Bally’s Park Place LLC	Bally’s Atlantic City	Johnny Rockets	J. Rockets Development, LLC	LEASE AGREEMENT	10/1/2003	Johnny Rockets – Lease 8-22-03.pdf

N/A	Bally’s Park Place LLC	Bally’s Atlantic City	Landau	NLH – Short Hills Ltd., Inc.	RETAIL LEASE AGREEMENT	8/5/2004	Landau (Lease).pdf

N/A	Bally’s Park Place LLC	Bally’s Atlantic City	Landau	NLH – Short Hills Ltd., Inc.	ASSIGNMENT AND ASSUMPTION AND FIRST AMENDMENT TO THE RETAIL LEASE AGREEMENT	9/1/2014	Landau Assignment Assumption First Amendment Final.pdf

8215	Bally’s Park Place LLC	Bally’s Atlantic City	Sack O’ Subs	Sacko – AC LLC d/b/a Sack O’Subs	LEASE AGREEMENT	5/19/2010	Sacko-AC LLC LEASE (04-29-10).pdf

N/A	Bally’s Park Place LLC	Bally’s Atlantic City	Walt’s Original Primo Pizza	Phanie M, LLC	LEASE AGREEMENT	4/29/2010	Phanie Pizza Lease.pdf

N/A	Bally’s Park Place LLC	Bally’s Atlantic City	Walt’s Original Primo Pizza	Phanie M, LLC	RENEWAL LETTER	4/25/2016	Phanie Pizza Renewal.pdf

N/A	Boardwalk Regency LLC	Caesars Atlantic City	Best Buy kiosk	NewZoom, Inc. d/b/a ZoomSystems	REVOCABLE LICENSE AGREEMENT	11/1/2010	Zoom2.pdf

8337	Boardwalk Regency LLC	Caesars Atlantic City	Café Tazza	Caffe Mille Luci, LLC	LEASE AGREEMENT	9/8/2010	Caffe Mille Luci- Lease.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
8339	Boardwalk Regency LLC	Caesars Atlantic City	Dusk Nightclub	AC NIGHTLIFE, LLC	LEASE AGREEMENT	1/19/2009	Dusk Lease_(34245171_1).PDF

8288	Boardwalk Regency LLC	Caesars Atlantic City	Dusk Nightclub	AC NIGHTLIFE, LLC D/B/A DUSK	FIRST ADDENDUM TO LEASE AGREEMENT	6/25/2009	3002 – AC Nightlife – Addendum.pdf

8308	Boardwalk Regency LLC	Caesars Atlantic City	Gordon Ramsay Pub	Gordon Ramsay Holdings Limited	DEVELOPMENT, OPERATION AND LICENSE AGREEMENT AMONG GORDON RAMSAY, GORDON RAMSAY HOLDINGS LIMITED AND BOARDWALK REGENCY CORPORATION DBA CAESARS ATLANTIC CITY	5/16/2014	7348 CAC – Gordon GR PUB Development Operation License Agreement – Fully Executed.pdf

8277	Boardwalk Regency LLC	Caesars Atlantic City	Health care provider facility	Shore Health Enterprises, Inc.	AMENDMENT TO OFFICE LEASE AGREEMENT	6/11/2013	12 – Shore Health Lease Amendment_(34170339_1).PDF

8360	Boardwalk Regency LLC	Caesars Atlantic City	Health care provider facility	Shore Health Enterprises, Inc.	OFFICE LEASE AGREEMENT	3/28/2013	Shore Crucial Care Lease fully exec.pdf

8289	Boardwalk Regency LLC	Caesars Atlantic City	Morton’s Steakhouse	MORTON’S OF CHICAGO/ ATLANTIC CITY LLC	LEASE AGREEMENT	8/16/2004	3005 – Morton’s – Lease.pdf

8333	Boardwalk Regency LLC	Caesars Atlantic City	Morton’s Steakhouse	Morton’s of Chicago/ Atlantic City, LLC	FIRST AMENDMENT TO LEASE AGREEMENT	7/10/2009	CAC Mortons 1st Am_(34186679_1).PDF

8348	Boardwalk Regency LLC	Caesars Atlantic City	Office space	Parker McCay, P.A.	OFFICE LEASE AGREEMENT	3/13/2012	Parker McCay PA – Office Lease_(34245176_1).PDF

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
N/A	Boardwalk Regency LLC	Caesars Atlantic City	The Pier	Pier Renaissance	CONSENT TO ASSIGNMENT OF LEASE AND THIRD AMENDMENT TO LEASE	4/1/2015	Pier.pdf

15084	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Corporate/ Other	Hertz	The Hertz Corporation	FINANCIAL GUARANTEE AGREEMENT	12/20/2013	FIN The Hertz Corporation Master 2016-12-31.pdf

15085	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Corporate/ Other	Hertz	The Hertz Corporation	FIRST AMENDMENT TO THE FINANCIAL GUARANTEE AGREEMENT	10/1/2014	Hertz Amendment.pdf

9686	190 Flamingo, LLC, as assigned to CEOC, LLC, interest by merger to Caesars Entertainment Operating Company, Inc.	Corporate/ Other	Jay’s Market	Twobohn II, LLC	LEASE AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT, CONSENT OF LANDLORD	11/6/2006	Jays Market Assign of Lease_(34229214_1).PDF

7221	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Corporate/ Other	Starbucks	Starbucks Corporation	STARBUCKS CORPORATION FIRST AMENDMENT TO MASTER LICENSING AGREEMENT	12/21/2011	7924 SBUX 1st Am 12-21-11 Fully Executed.pdf

14899	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Corporate/ Other	Starbucks	Starbucks Corporation	MASTER LICENSING AGREEMENT	9/12/2011	1078 Executed Starbucks MLA 9-12-2011.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
14900	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Corporate/ Other	Starbucks	Starbucks Corporation	SECOND AMENDMENT TO THE MASTER LICENSING AGREEMENT	9/13/2013	Final Executed Second Amendment (Rincon).pdf

9336	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Council Bluffs	Harrah’s Council Bluffs Ground Lease	Harveys Iowa Management Company, Inc.	GROUND LEASE AGREEMENT	3/27/2002	5106-Harrah’s Operating Company, Inc.-Ground Lease- Executed.pdf

9409	Grand Casinos of Biloxi, LLC	Harrah’s Gulf Coast	Grand Crowne Resorts	Surrey Vacation Resorts, Inc. d/b/a Grand Crowne Resorts Ocean View Vacation Villas	SECOND AMENDMENT TO LEASE AGREEMENT	11/10/2012	6958 – Surrey Vacation Resorts, Inc. – Second Am Ex_(34263062_1).PDF

9416	Grand Casinos of Biloxi, LLC	Harrah’s Gulf Coast	Steak’n Shake	Biloxi Coast Management, Inc.	BILOXI COAST MANAGEMENT, INC. DBA STEAK’N SHAKE LEASE AGREEMENT	1/16/2014	8672 – Grand Biloxi – Steak N Shake Restaurant Lease – Fully executed.pdf

9435	Grand Casinos of Biloxi, LLC	Harrah’s Gulf Coast	Steak’n Shake	STEAK N SHAKE ENTERPRISES, INC.	ADDENDUM TO LEASE AGREEMENT	1/21/2014	Steak N Shake Executed 2014 Addendum to Lease Agreement.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
9417	Grand Casinos of Biloxi, LLC	Harrah’s Gulf Coast	The Magnolia House	LAGNIAPPE CONSULTING, LLC	RESTAURANT LICENSE AGREEMENT	12/23/2013	8897 – Grand Biloxi – Lagniappe Consulting - Restaurant License Agreement Fully Executed.pdf

9388	Harrah’s Bossier City Investment Company, L.L.C.	Harrah’s Louisiana Downs	Fuddrucker’s*	CASINO BOSSIER, INC. D/B/A FUDDRUCKER’S RESTAURANT	Lease Agreement	6/8/2007	Fuddrucker’s – LA Downs.pdf

N/A	Harrah’s North Kansas City, LLC	Harrah’s North Kansas City	Randolph parking lot	CASECO Truck Body & Equipment Sales	LEASE AGREEMENT	1/5/2016	Caseco Lease Agreement.pdf

7721	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Hash House a Go Go	Reno Run LLC	FIRST AMENDMENT TO THE LEASE AGREEMENT	1/4/2012	Harrahs Reno Hash House 1st Am_(34186744_1).PDF

14991	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Hash House a Go Go	Reno Run LLC	LEASE AGREEMENT	1/7/2011	DOC.PDF

14992	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Hash House a Go Go	Reno Run LLC	SECOND AMENDMENT TO THE LEASE AGREEMENT	1/1/2015	img-208061832- 0001.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
15086	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Hertz	The Hertz Corporation	CONCESSION AGREEMENT	12/20/2013	Executed Hertz – Harrah’s Reno Concession Agmt.pdf

9761	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Ichiban Japanese Steakhouse	Karma Restaurants, Inc.	LEASE AGREEMENT	5/1/2005	Asset 17 REN Ichiban Lease_(34263177_1).PDF

N/A	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Ichiban Japanese Steakhouse	Karma Restaurants, Inc.	EXTENSION LETTER	2/20/2015	Ichibans Extension Letter.pdf

7724	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Landau	Landau Casino Inc	RETAIL LEASE AGREEMENT	11/1/2011	Harrahs Reno Landau_(34186748_1).PDF

N/A	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Landau	Landau Casino Inc	RENEWAL LETTER	11/6/2015	Landau Renewal Letter.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
7001	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Quiznos	JASVIR AND RUBY SINGH	THIRD AMENDMENT TO THE LICENSE AGREEMENT	10/27/2011	3938-Quiznos-Third Amendment- Executed.pdf

7142	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Quiznos	Jasvir and Ruby Singh	FOURTH AMENDMENT	10/18/2012	6978-Jasvir & Ruby Singh-Fourth Amendment- Final.pdf

7333	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Quiznos	Jasvir and Ruby Singh	FIFTH AMENDMENT TO THE LICENSE AGREEMENT	10/30/2013	8924-Jasvir Ruby Singh-Fifth Amendment- Executed final.pdf

14922	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Quiznos	Jasvir and Ruby Singh	LICENSE AGREEMENT	8/13/2004	Quiznos Reno License Agreement.PDF

14923	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Quiznos	Jasvir and Ruby Singh	FIRST AMENDMENT TO LICENSE AGREEMENT	8/5/2009	Quiznos 1st Am ex.pdf

14924	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Quiznos	Jasvir and Ruby Singh	SECOND AMENDMENT TO LICENSE AGREEMENT	9/3/2010	Quiznos Reno 2nd Am ex.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
14925	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.	Harrah’s Reno	Quiznos	Jasvir and Ruby Singh	SIXTH AMENDMENT TO LICENSE AGREEMENT	12/1/2014	98-LG – Jasvir Ruby Singh – Sixth Amendment – Final.pdf

9052	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Cabo Wabo Cantina	Cabo Wabo Enterprises (“CWE”)	MARCH 2005 AMENDMENT TO LICENSE AGREEMENT	5/1/2004	March 2005 Cabo Wabo Amendment to License Agreement.pdf

14873	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Cabo Wabo Cantina	Red Head, Inc.	FOURTH AMENDMENT TO THE LICENSE AGREEMENT	7/1/2015	Harvey’s Fourth Amendment to License Agreement 2015.pdf

9056	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Cabo Wabo Cantina	Red Head, Inc. d/b/a Cabo Wabo Enterprises	THIRD AMENDMENT TO LICENSE AGREEMENT	7/1/2011	NewThird Amendment to License Agreement FINA-2012L.pdf

14874	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Cabo Wabo Cantina	Red Head, Inc. d/b/a Cabo Wabo Enterprises	LICENSE AGREEMENT	7/1/2011	Cabo Wabo HLT License Agmt and Amendments.pdf

9016	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Cinnabon	Partridge Enterprises, Inc.	LEASE AGREEMENT	8/12/2005	cinnabon lease rider 1 letter.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
9002	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Cinnabon	Partridge Enterprises, Inc.	FIRST AMENDMENT TO LEASE AGREEMENT	6/1/2010	Cinnabon 1st Amendment_(34263213_1).PDF

N/A	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Cinnabon	Partridge Enterprises, Inc.	SECOND AMENDMENT TO LEASE AGREEMENT	6/1/2015	Cinnabon Second Amendment.pdf

8942	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	CV Sports	Sunrise Sports, Inc., d/ b/a CV Sports	RETAIL LEASE AGREEMENT	9/25/2014	10113 – Sunrise Sports – Retail Lease – Fully Executed.pdf

9771	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Fatburger/ Thai-Asian/ Tahoe Italian Pizza	FST TAHOE PARTNERS, LLC	LEASE AGREEMENT	3/31/2005	2995 – FST Tahoe – executed.pdf

14888	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Fatburger/ Thai-Asian/ Tahoe Italian Pizza	FST Tahoe Partners, LLC	FIRST AMENDMENT TO LEASE AGREEMENT	4/17/2015	Fatburger First Amendment 4-17-15 doc.pdf

9033	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Hard Rock Café	Hard Rock Cafe International (USA), Inc	ADDENDUM TO AGREEMENT	12/17/1999	Harveys Tahoe Hard Rock Addendum 12-17-99_(34186715_1).PDF

9034	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Hard Rock Café	Hard Rock Cafe International (USA), Inc.	AMENDMENT TO LEASE AGREEMENT	1/17/1998	Harveys Tahoe Hard Rock Am 2004_(34186717_1).PDF

9035	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Hard Rock Café	Hard Rock Cafe International (USA), Inc.,	LEASE AGREEMENT	9/16/1998	Harveys Tahoe Hard Rock Lease_(34186720_1).PDF

9026	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Hard Rock Café	Hard Rock Cafe International, Inc.	NOTICE OF EXTENSION OF LEASE AGREEMENT	9/25/2012	Hard Rock 5 year lease extension request.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
9036	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Hard Rock Café	Hard Rock Cafe, International (USA), Inc.	LETTER AMENDMENT	10/29/2007	Harveys Tahoe Hard Rock Letter Am_(34186721_1).PDF

9029	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Hertz	The Hertz Corporation	CONCESSION AGREEMENT	12/20/2013	Harrahs Tahoe Hertz Concession Agmt_(34186707_1).PDF

15087	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Hertz	The Hertz Corporation	CONCESSION AGREEMENT	12/20/2013	Executed Hertz – Harvey’s Resort Lake Tahoe Concession Agmt.pdf

8941	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	J. Boutique	J Boutique LLC	J BOUTIQUE – RETAIL LEASE AGREEMENT	7/4/2014	10081 -J Boutique – Retail Lease – Fully Executed.pdf

9047	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Landau	THE HYMAN COMPANIES, INC.	RETAIL LEASE AGREEMENT	11/10/2003	Landau Agreement.pdf

15223	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Landau	THE HYMAN COMPANIES, INC.	RETAIL LEASE AGREEMENT	11/10/2003	img-718101734- 0001.pdf

9756	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Lulu	Nicole Robbins, Diana Knowlton, and Mary Lou Montonya	LICENSE AGREEMENT AND FIRST, SECOND AND THIRD AMENDMENTS	1/21/2001	img-909164344- 0001.pdf

N/A	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Promenade Deck	Linda Addi	LINDA ADDI D/B/A PROMENADE DECK FASHIONS LEASE	4/1/2015	New Lease Promenade Deck.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
9040	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Straw Hat Pizza	Nevada Pizza Restaurant	SECOND AMENDMENT TO THE LEASE AGREEMENT	6/10/2013	Harveys Tahoe Straw Hat 2nd Am_(34186725_1).PDF

9064	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Straw Hat Pizza	NEVADA PIZZA RESTAURANT, INC.	AMENDMENT TO THE LEASE AGREEMENT	12/1/2010	Straw Hat Amendment.pdf

9065	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Straw Hat Pizza	NEVADA PIZZA RESTAURANTS, INC.	LEASE AGREEMENT	11/1/2010	Straw Hat Lease.pdf

9066	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Straw Hat Pizza	NEVADA PIZZA RESTAURANTS, INC.	SECOND AMENDMENT TO THE LEASE AGREEMENT	6/10/2013	Straw Hat Second Amendment (Deli).pdf

N/A	Harveys Tahoe Management Company LLC.	Harveys/ Harrah’s Lake Tahoe	Upper Deck Emporium	Linda Addi	UPPER DECK EMPORIUM LEASE	2/1/2016	HLT Upper Deck Lease.pdf

N/A	Harveys Tahoe Management Company LLC	Harveys/ Harrah’s Lake Tahoe	Wedding chapel	Destination Tahoe Weddings and Events, LLC	LEASE AGREEMENT	10/1/2015	HLT Destination Tahoe Weddings Lease Fully Executed.pdf

9143	Horseshoe Entertainment	Horseshoe Bossier City	8 OZ. Steakhouse	NR Restaurant Group Inc.	AMENDMENT 1 TO THE LEASE AGREEMENT	8/16/2010	8 Oz 1st Amendment_(34245121_1).PDF

9144	Horseshoe Entertainment	Horseshoe Bossier City	8 OZ. Steakhouse	NR Restaurant Group, Inc.	LEASE AGREEMENT	4/23/2010	8 Oz Burger Lease_(34245123_1).PDF

N/A	Horseshoe Entertainment	Horseshoe Bossier City	LA Chocolatiers	LA Chocolatiers, LLC	LEASE AGREEMENT	1/22/2015	106 SE – HBC LA Chocolatiers Lease.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
10109	CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc. Harveys BR Management Company, Inc.	Horseshoe Council Bluffs	Hilton Garden Inn	23RD STREET HOTEL ASSOCIATES, LLC	GROUND LEASE AGREEMENT	2/29/2008	Doc265798567.pdf

9351	HBR Realty Company LLC	Horseshoe Council Bluffs	Pari-mutuel dog racetrack	IOWA WEST RACING ASSOCIATION	LEASE AGREEMENT	10/5/1999	5107-Iowa West Racing Association- Ground Lease- Executed.pdf

N/A	Horseshoe Hammond, LLC	Horseshoe Hammond	Touch of Luck	DP3 Massage, LLC dba A Touch of Luck	REVOCABLE ROVING CHAIR LICENSE AGREEMENT	3/1/2014	Touch of Luck Executed Contract.pdf

N/A	Horseshoe Hammond, LLC	Horseshoe Hammond	Touch of Luck	DP3 Massage, LLC dba A Touch of Luck	FIRST AMENDMENT TO REVOCABLE ROVING CHAIR LICENSE AGREEMENT	8/1/2015	UHA DP3 Touch of Luck 1st Am Final.pdf

8804	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Graeter’s Ice Cream	Tedesco, LLC d/b/a Graeter’s Ice Cream	LEASE AGREEMENT	3/1/2009	2009 – Tedesco, LLC dba Graeter’s Ice Cream – Lease Agmt (fully- executed, part 1).pdf

14892	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Graeter’s Ice Cream	Tedesco, LLC d/b/a Graeter’s Ice Cream	RENEWAL LETTER	7/29/2015	2015 Tedesco – Horseshoe Southern Indiana and Graeter’s Lease Renewal.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
8891	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Indulge Spa	Pampering People LLC	FIRST AMENDMENT TO THE LEASE AGREEMENT	8/14/2012	Spa – crime insurance document, August 2012.pdf

8892	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Indulge Spa	Pampering People LLC	LEASE AGREEMENT	6/4/2012	Spa, June 2012.pdf

14839	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Indulge Spa	The Pampering People, LLC	LEASE AGREEMENT	5/22/2015	Spa, Jun 2015 Executed-Second Amendment to Lease.pdf

14840	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Indulge Spa	The Pampering People, LLC	SECOND AMENDMENT TO LEASE AGREEMENT	7/1/2015	Spa 2015-07-The Pampering People- Rent Abatement- Second Amendment-f.pdf

15228	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Indulge Spa	The Pampering People, LLC	THIRD AMENDMENT TO LEASE AGREEMENT	1/1/2016	img-718101415- 0001.pdf

14893	Caesars Riverboat Casino, LLC	Horseshoe Southern Indiana	Indulge Spa	The Pampering People, LLC	LICENSE AGREEMENT	7/2/2013	Spa-The Pampering People, LLC dba Indulge Spa – Rev Roving Massage License Agmt – Final. pdf

9576	Robinson Property Group LLC	Horseshoe Tunica	8 OZ. Burger Bar	TUNICA RESTAURANT GROUP, INC.	LEASE AGREEMENT	8/31/2011	5112-Tunica Restaurant Group, Inc.-Restarurant Lease-Executed.pdf

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name
9607	Robinson Property Group LLC	Horseshoe Tunica	8 OZ. Burger Bar	TUNICA RESTAURANT GROUP, INC.	FIRST AMENDMENT TO THE LEASE AGREEMENT	4/17/2013	7907 – First Amendment to the Lease Agreement – Final.pdf

N/A	Robinson Property Group LLC	Horseshoe Tunica	Landau	NAT Landau Hyman Jewels, Ltd., Inc.	LEASE AGREEMENT	10/12/2015	Landau.pdf

N/A	Robinson Property Group LLC	Horseshoe Tunica	Lucky 8 Asian Bistro	Lucky 8 Inc.	LUCKY 8 ASIAN BISTRO LEASE	4/18/2016	UTU Lucky 8 (King Chow) Lease Fully Executed.pdf

SCHEDULE 5

RENT ALLOCATION

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period
Oct-17	$36,108,333	0	0	(36,108,333)	(90,271)	(36,108,333)

Nov-17	36,108,333	0	0	(36,108,333)	(180,767)	(72,306,938)

Dec-17	36,108,333	0	0	(36,108,333)	(271,490)	(108,596,038)

Jan-18	36,108,333	36,946,471	37,196,975	1,088,642	(362,440)	(144,975,862)

Feb-18	36,108,333	36,946,471	37,196,975	1,088,642	(360,624)	(144,249,659)

Mar-18	36,108,333	36,946,471	37,196,975	1,088,642	(358,804)	(143,521,642)

Apr-18	36,108,333	36,946,471	37,196,975	1,088,642	(356,980)	(142,791,804)

May-18	36,108,333	36,946,471	37,196,975	1,088,642	(355,150)	(142,060,142)

Jun-18	36,108,333	36,946,471	37,196,975	1,088,642	(353,317)	(141,326,651)

Jul-18	36,108,333	36,946,471	37,196,975	1,088,642	(351,478)	(140,591,325)

Aug-18	36,108,333	36,946,471	37,196,975	1,088,642	(349,635)	(139,854,162)

Sep-18	36,108,333	36,946,471	37,196,975	1,088,642	(347,788)	(139,115,156)

Oct-18	36,108,333	36,946,471	37,196,975	1,088,642	(345,936)	(138,374,302)

Nov-18	36,108,333	36,946,471	37,196,975	1,088,642	(344,079)	(137,631,596)

Dec-18	36,108,333	36,946,471	37,196,975	1,088,642	(342,218)	(136,887,033)

Jan-19	36,108,333	36,946,471	37,196,975	1,088,642	(340,352)	(136,140,609)

Feb-19	36,108,333	36,946,471	37,196,975	1,088,642	(338,481)	(135,392,318)

Mar-19	36,108,333	36,946,471	37,196,975	1,088,642	(336,605)	(134,642,157)

Apr-19	36,108,333	36,946,471	37,196,975	1,088,642	(334,725)	(133,890,121)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

May-19	36,108,333	36,946,471	37,196,975	1,088,642	(332,841)	(133,136,205)

Jun-19	36,108,333	36,946,471	37,196,975	1,088,642	(330,951)	(132,380,403)

Jul-19	36,108,333	36,946,471	37,196,975	1,088,642	(329,057)	(131,622,713)

Aug-19	36,108,333	36,946,471	37,196,975	1,088,642	(327,158)	(130,863,128)

Sep-19	36,108,333	36,946,471	37,196,975	1,088,642	(325,254)	(130,101,644)

Oct-19	36,108,333	36,946,471	37,196,975	1,088,642	(323,346)	(129,338,256)

Nov-19	36,108,333	36,946,471	37,196,975	1,088,642	(321,432)	(128,572,960)

Dec-19	36,108,333	36,946,471	37,196,975	1,088,642	(319,514)	(127,805,751)

Jan-20	36,108,333	36,946,471	37,196,975	1,088,642	(317,592)	(127,036,623)

Feb-20	36,108,333	36,946,471	37,196,975	1,088,642	(315,664)	(126,265,573)

Mar-20	36,108,333	36,946,471	37,196,975	1,088,642	(313,731)	(125,492,595)

Apr-20	36,108,333	36,946,471	37,196,975	1,088,642	(311,794)	(124,717,685)

May-20	36,108,333	36,946,471	37,196,975	1,088,642	(309,852)	(123,940,837)

Jun-20	36,108,333	36,946,471	37,196,975	1,088,642	(307,905)	(123,162,048)

Jul-20	36,108,333	36,946,471	37,196,975	1,088,642	(305,953)	(122,381,311)

Aug-20	36,108,333	36,946,471	37,196,975	1,088,642	(303,997)	(121,598,622)

Sep-20	36,108,333	36,946,471	37,196,975	1,088,642	(302,035)	(120,813,977)

Oct-20	36,108,333	36,946,471	37,196,975	1,088,642	(300,068)	(120,027,370)

Nov-20	36,108,333	36,946,471	37,196,975	1,088,642	(298,097)	(119,238,797)

Dec-20	36,108,333	36,946,471	37,196,975	1,088,642	(296,121)	(118,448,252)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

Jan-21	36,108,333	36,946,471	37,196,975	1,088,642	(294,139)	(117,655,731)

Feb-21	36,108,333	36,946,471	37,196,975	1,088,642	(292,153)	(116,861,229)

Mar-21	36,108,333	36,946,471	37,196,975	1,088,642	(290,162)	(116,064,740)

Apr-21	36,108,333	36,946,471	37,196,975	1,088,642	(288,166)	(115,266,260)

May-21	36,108,333	36,946,471	37,196,975	1,088,642	(286,164)	(114,465,784)

Jun-21	36,108,333	36,946,471	37,196,975	1,088,642	(284,158)	(113,663,307)

Jul-21	36,108,333	36,946,471	37,196,975	1,088,642	(282,147)	(112,858,823)

Aug-21	36,108,333	36,946,471	37,196,975	1,088,642	(280,131)	(112,052,328)

Sep-21	36,108,333	36,946,471	37,196,975	1,088,642	(278,110)	(111,243,817)

Oct-21	36,108,333	36,946,471	37,196,975	1,088,642	(276,083)	(110,433,285)

Nov-21	36,108,333	36,946,471	37,196,975	1,088,642	(274,052)	(109,620,727)

Dec-21	36,108,333	36,946,471	37,196,975	1,088,642	(272,015)	(108,806,137)

Jan-22	36,108,333	36,946,471	37,196,975	1,088,642	(269,974)	(107,989,510)

Feb-22	36,108,333	36,946,471	37,196,975	1,088,642	(267,927)	(107,170,842)

Mar-22	36,108,333	36,946,471	37,196,975	1,088,642	(265,875)	(106,350,128)

Apr-22	36,108,333	36,946,471	37,196,975	1,088,642	(263,818)	(105,527,361)

May-22	36,108,333	36,946,471	37,196,975	1,088,642	(261,756)	(104,702,538)

Jun-22	36,108,333	36,946,471	37,196,975	1,088,642	(259,689)	(103,875,652)

Jul-22	36,108,333	36,946,471	37,196,975	1,088,642	(257,617)	(103,046,700)

Aug-22	36,108,333	36,946,471	37,196,975	1,088,642	(255,539)	(102,215,675)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

Sep-22	36,108,333	36,946,471	37,196,975	1,088,642	(253,456)	(101,382,572)

Oct-22	36,830,500	36,946,471	37,196,975	366,475	(253,174)	(101,269,553)

Nov-22	36,830,500	36,946,471	37,196,975	366,475	(252,891)	(101,156,252)

Dec-22	36,830,500	36,946,471	37,196,975	366,475	(252,607)	(101,042,668)

Jan-23	36,830,500	36,946,471	37,196,975	366,475	(252,322)	(100,928,799)

Feb-23	36,830,500	36,946,471	37,196,975	366,475	(252,037)	(100,814,646)

Mar-23	36,830,500	36,946,471	37,196,975	366,475	(251,751)	(100,700,208)

Apr-23	36,830,500	36,946,471	37,196,975	366,475	(251,464)	(100,585,483)

May-23	36,830,500	36,946,471	37,196,975	366,475	(251,176)	(100,470,472)

Jun-23	36,830,500	36,946,471	37,196,975	366,475	(250,888)	(100,355,173)

Jul-23	36,830,500	36,946,471	37,196,975	366,475	(250,599)	(100,239,586)

Aug-23	36,830,500	36,946,471	37,196,975	366,475	(250,309)	(100,123,710)

Sep-23	36,830,500	36,946,471	37,196,975	366,475	(250,019)	(100,007,544)

Oct-23	37,567,110	36,946,471	37,196,975	(370,135)	(251,569)	(100,627,697)

Nov-23	37,567,110	36,946,471	37,196,975	(370,135)	(253,124)	(101,249,402)

Dec-23	37,567,110	36,946,471	37,196,975	(370,135)	(254,682)	(101,872,660)

Jan-24	37,567,110	36,946,471	37,196,975	(370,135)	(256,244)	(102,497,477)

Feb-24	37,567,110	36,946,471	37,196,975	(370,135)	(257,810)	(103,123,855)

Mar-24	37,567,110	36,946,471	37,196,975	(370,135)	(259,379)	(103,751,800)

Apr-24	37,567,110	36,946,471	37,196,975	(370,135)	(260,953)	(104,381,314)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

May-24	37,567,110	36,946,471	37,196,975	(370,135)	(262,531)	(105,012,402)

Jun-24	37,567,110	36,946,471	37,196,975	(370,135)	(264,113)	(105,645,068)

Jul-24	37,567,110	36,946,471	37,196,975	(370,135)	(265,698)	(106,279,316)

Aug-24	37,567,110	36,946,471	37,196,975	(370,135)	(267,288)	(106,915,149)

Sep-24	37,567,110	36,946,471	37,196,975	(370,135)	(268,881)	(107,552,572)

Oct-24	26,822,917	36,946,471	37,196,975	10,374,059	(243,618)	(97,447,395)

Nov-24	26,822,917	36,946,471	37,196,975	10,374,059	(218,292)	(87,316,954)

Dec-24	26,822,917	36,946,471	37,196,975	10,374,059	(192,903)	(77,161,188)

Jan-25	26,822,917	27,308,261	27,493,416	670,500	(167,450)	(66,980,033)

Feb-25	26,822,917	27,308,261	27,493,416	670,500	(166,192)	(66,476,983)

Mar-25	26,822,917	27,308,261	27,493,416	670,500	(164,932)	(65,972,676)

Apr-25	26,822,917	27,308,261	27,493,416	670,500	(163,668)	(65,467,107)

May-25	26,822,917	27,308,261	27,493,416	670,500	(162,401)	(64,960,275)

Jun-25	26,822,917	27,308,261	27,493,416	670,500	(161,130)	(64,452,176)

Jul-25	26,822,917	27,308,261	27,493,416	670,500	(159,857)	(63,942,807)

Aug-25	26,822,917	27,308,261	27,493,416	670,500	(158,580)	(63,432,164)

Sep-25	26,822,917	27,308,261	27,493,416	670,500	(157,301)	(62,920,245)

Oct-25	27,359,375	27,308,261	27,493,416	134,042	(157,359)	(62,943,504)

Nov-25	27,359,375	27,308,261	27,493,416	134,042	(157,417)	(62,966,821)

Dec-25	27,359,375	27,308,261	27,493,416	134,042	(157,475)	(62,990,196)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

Jan-26	27,359,375	27,308,261	27,493,416	134,042	(157,534)	(63,013,630)

Feb-26	27,359,375	27,308,261	27,493,416	134,042	(157,593)	(63,037,123)

Mar-26	27,359,375	27,308,261	27,493,416	134,042	(157,652)	(63,060,674)

Apr-26	27,359,375	27,308,261	27,493,416	134,042	(157,711)	(63,084,284)

May-26	27,359,375	27,308,261	27,493,416	134,042	(157,770)	(63,107,954)

Jun-26	27,359,375	27,308,261	27,493,416	134,042	(157,829)	(63,131,682)

Jul-26	27,359,375	27,308,261	27,493,416	134,042	(157,889)	(63,155,470)

Aug-26	27,359,375	27,308,261	27,493,416	134,042	(157,948)	(63,179,317)

Sep-26	27,359,375	27,308,261	27,493,416	134,042	(158,008)	(63,203,224)

Oct-26	27,906,562	27,308,261	27,493,416	(413,146)	(159,436)	(63,774,378)

Nov-26	27,906,562	27,308,261	27,493,416	(413,146)	(160,867)	(64,346,960)

Dec-26	27,906,562	27,308,261	27,493,416	(413,146)	(162,302)	(64,920,973)

Jan-27	27,906,562	27,308,261	27,493,416	(413,146)	(163,741)	(65,496,421)

Feb-27	27,906,562	27,308,261	27,493,416	(413,146)	(165,183)	(66,073,308)

Mar-27	27,906,562	27,308,261	27,493,416	(413,146)	(166,629)	(66,651,638)

Apr-27	27,906,562	27,308,261	27,493,416	(413,146)	(168,079)	(67,231,413)

May-27	27,906,562	27,308,261	27,493,416	(413,146)	(169,532)	(67,812,637)

Jun-27	27,906,562	27,308,261	27,493,416	(413,146)	(170,988)	(68,395,315)

Jul-27	27,906,562	27,308,261	27,493,416	(413,146)	(172,449)	(68,979,449)

Aug-27	27,906,562	27,308,261	27,493,416	(413,146)	(173,913)	(69,565,044)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

Sep-27	27,906,562	27,308,261	27,493,416	(413,146)	(175,380)	(70,152,102)

Oct-27	26,296,977	27,308,261	27,493,416	1,196,439	(172,828)	(69,131,043)

Nov-27	26,296,977	27,308,261	27,493,416	1,196,439	(170,269)	(68,107,432)

Dec-27	26,296,977	27,308,261	27,493,416	1,196,439	(167,703)	(67,081,261)

Jan-28	26,296,977	27,308,261	27,493,416	1,196,439	(165,131)	(66,052,524)

Feb-28	26,296,977	27,308,261	27,493,416	1,196,439	(162,553)	(65,021,216)

Mar-28	26,296,977	27,308,261	27,493,416	1,196,439	(159,968)	(63,987,330)

Apr-28	26,296,977	27,308,261	27,493,416	1,196,439	(157,377)	(62,950,859)

May-28	26,296,977	27,308,261	27,493,416	1,196,439	(154,779)	(61,911,797)

Jun-28	26,296,977	27,308,261	27,493,416	1,196,439	(152,175)	(60,870,137)

Jul-28	26,296,977	27,308,261	27,493,416	1,196,439	(149,565)	(59,825,873)

Aug-28	26,296,977	27,308,261	27,493,416	1,196,439	(146,947)	(58,778,998)

Sep-28	26,296,977	27,308,261	27,493,416	1,196,439	(144,324)	(57,729,506)

Oct-28	26,822,917	27,308,261	27,493,416	670,500	(143,008)	(57,203,330)

Nov-28	26,822,917	27,308,261	27,493,416	670,500	(141,690)	(56,675,839)

Dec-28	26,822,917	27,308,261	27,493,416	670,500	(140,368)	(56,147,028)

Jan-29	26,822,917	27,308,261	27,493,416	670,500	(139,042)	(55,616,896)

Feb-29	26,822,917	27,308,261	27,493,416	670,500	(137,714)	(55,085,439)

Mar-29	26,822,917	27,308,261	27,493,416	670,500	(136,382)	(54,552,652)

Apr-29	26,822,917	27,308,261	27,493,416	670,500	(135,046)	(54,018,534)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

May-29	26,822,917	27,308,261	27,493,416	670,500	(133,708)	(53,483,081)

Jun-29	26,822,917	27,308,261	27,493,416	670,500	(132,366)	(52,946,288)

Jul-29	26,822,917	27,308,261	27,493,416	670,500	(131,020)	(52,408,154)

Aug-29	26,822,917	27,308,261	27,493,416	670,500	(129,672)	(51,868,675)

Sep-29	26,822,917	27,308,261	27,493,416	670,500	(128,320)	(51,327,847)

Oct-29	27,359,375	27,308,261	27,493,416	134,042	(128,305)	(51,322,125)

Nov-29	27,359,375	27,308,261	27,493,416	134,042	(128,291)	(51,316,389)

Dec-29	27,359,375	27,308,261	27,493,416	134,042	(128,277)	(51,310,638)

Jan-30	27,359,375	27,308,261	27,493,416	134,042	(128,262)	(51,304,873)

Feb-30	27,359,375	27,308,261	27,493,416	134,042	(128,248)	(51,299,094)

Mar-30	27,359,375	27,308,261	27,493,416	134,042	(128,233)	(51,293,300)

Apr-30	27,359,375	27,308,261	27,493,416	134,042	(128,219)	(51,287,492)

May-30	27,359,375	27,308,261	27,493,416	134,042	(128,204)	(51,281,669)

Jun-30	27,359,375	27,308,261	27,493,416	134,042	(128,190)	(51,275,832)

Jul-30	27,359,375	27,308,261	27,493,416	134,042	(128,175)	(51,269,980)

Aug-30	27,359,375	27,308,261	27,493,416	134,042	(128,160)	(51,264,113)

Sep-30	27,359,375	27,308,261	27,493,416	134,042	(128,146)	(51,258,232)

Oct-30	27,906,562	27,308,261	27,493,416	(413,146)	(129,499)	(51,799,524)

Nov-30	27,906,562	27,308,261	27,493,416	(413,146)	(130,855)	(52,342,168)

Dec-30	27,906,562	27,308,261	27,493,416	(413,146)	(132,215)	(52,886,170)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

Jan-31	27,906,562	27,308,261	27,493,416	(413,146)	(133,579)	(53,431,531)

Feb-31	27,906,562	27,308,261	27,493,416	(413,146)	(134,946)	(53,978,256)

Mar-31	27,906,562	27,308,261	27,493,416	(413,146)	(136,316)	(54,526,348)

Apr-31	27,906,562	27,308,261	27,493,416	(413,146)	(137,690)	(55,075,809)

May-31	27,906,562	27,308,261	27,493,416	(413,146)	(139,067)	(55,626,645)

Jun-31	27,906,562	27,308,261	27,493,416	(413,146)	(140,447)	(56,178,858)

Jul-31	27,906,562	27,308,261	27,493,416	(413,146)	(141,831)	(56,732,451)

Aug-31	27,906,562	27,308,261	27,493,416	(413,146)	(143,219)	(57,287,428)

Sep-31	27,906,562	27,308,261	27,493,416	(413,146)	(144,609)	(57,843,792)

Oct-31	28,464,694	27,308,261	27,493,416	(971,277)	(147,399)	(58,959,679)

Nov-31	28,464,694	27,308,261	27,493,416	(971,277)	(150,196)	(60,078,356)

Dec-31	28,464,694	27,308,261	27,493,416	(971,277)	(153,000)	(61,199,829)

Jan-32	28,464,694	32,127,366	32,345,196	3,880,502	(155,810)	(62,324,105)

Feb-32	28,464,694	32,127,366	32,345,196	3,880,502	(146,499)	(58,599,414)

Mar-32	28,464,694	32,127,366	32,345,196	3,880,502	(137,164)	(54,865,410)

Apr-32	28,464,694	32,127,366	32,345,196	3,880,502	(127,805)	(51,122,071)

May-32	28,464,694	32,127,366	32,345,196	3,880,502	(118,423)	(47,369,374)

Jun-32	28,464,694	32,127,366	32,345,196	3,880,502	(109,018)	(43,607,296)

Jul-32	28,464,694	32,127,366	32,345,196	3,880,502	(99,590)	(39,835,812)

Aug-32	28,464,694	32,127,366	32,345,196	3,880,502	(90,137)	(36,054,899)

Period	Original Agreement Rent/Base Rent (w/ minimum Escalator)	Rent Allocation	467 Rent	467 Rent Adjustment	467 Interest	467 Loan Balance Beginning of Period

Sep-32	28,464,694	32,127,366	32,345,196	3,880,502	(80,661)	(32,264,534)

						(0)

SCHEDULE 5-A

PROPERTY-SPECIFIC RENT ALLOCATION

Leased Property	Allocated Annual Initial Rent
Horseshoe Bossier:	$417,673.63
Horseshoe Southern Indiana:	$3,221,235.00

SCHEDULE 6

LONDON CLUBS

Property	Address
Golden Nugget (01120)	22 Shaftesbury Avenue, London W1D 7EJ

Sportsman (01110)	Old Quebec Street, London W1H 7AF

The Playboy Club/10 Brick Street (01140)	14 Old Park Lane, London W1K 1ND

Leicester Square (01180)	5-6 Leicester Square, London WC2H 7NA

Southend (01210)	Eastern Esplanade, Southend on Sea, Essex SS1 2ZG

Brighton (01220)	Brighton Marina Village, Brighton, Sussex BN2 5UT

Manchester (01240)	The Great Northern, Watson Street, Manchester M3 4LP

Nottingham (01270)	108 Upper Parliament Street, Nottingham NG1 6LF

Glasgow (01250)	Springfield Quay, Paisley Road, Glasgow G5 8NP

Leeds (01280)	4 The Boulevard, Clarence Dock, Leeds LS10 1PZ

SCHEDULE 7

PERMITTED PROPERTY SALES

[SEE ATTACHED]

54